                                  SCHEDULE 14A
                                   (RULE 14a)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            BROUGHTON FOODS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        common stock, par value $1.00 per share
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        5,774,335
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       $16.50, per specified cash purchase price in agreement of merger with respect to 3,774,335 shares; and $12.50 with respect to 2,000,000 shares per stock purchase agreement.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        $87,276,527
--------------------------------------------------------------------------------

     (5) Total fee paid:

        $17,455
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        $17,455
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

        Schedule 14A
--------------------------------------------------------------------------------

     (3) Filing party:

        Broughton Foods Company
--------------------------------------------------------------------------------

     (4) Date filed:

        May 7, 1999
--------------------------------------------------------------------------------

                            BROUGHTON FOODS COMPANY
                            210 NORTH SEVENTH STREET
                              MARIETTA, OHIO 45750

Dear Fellow Shareholders:

     You are cordially invited to attend a second special meeting (the "Special Meeting") of Shareholders of Broughton Foods Company (the "Company") on June 10, 1999 at 10:00 a.m. local time, at the Lafayette Hotel, located at 101 Front Street, Marietta, Ohio 45750.

     At the Special Meeting, shareholders will be asked to vote upon a proposal whereby the Company will be merged with and into Suiza Foods Acquisition Corp., an Ohio corporation ("Merger Sub"). Merger Sub is a wholly owned subsidiary of Suiza Foods Corporation, a Delaware corporation ("Suiza"). If the merger is approved by the Company's shareholders, at the effective time (the "Effective Time") of the merger: (i) Merger Sub will be merged with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Suiza and (ii) each share (a "Share") of common stock of the Company (the "Common Stock") (the holders of the Shares being hereinafter referred to as "Shareholders") that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $16.50 in cash, without interest thereon (the "Merger Consideration"), except that with respect to 2,000,000 Shares of Common Stock held by 8 shareholders, all of whom are either Company directors or their related parties (the "Inside Shareholders"), each of those 2,000,000 Shares will be purchased by Suiza for $11.25 in cash, without interest thereon, plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied, and except further that those Shares owned by shareholders, if any, who properly exercise their dissenters' rights will not be so converted.

     In the material accompanying this letter, you will find a formal Notice of Special Meeting of Shareholders, a Proxy Statement relating to the actions to be taken by shareholders at the Special Meeting and a proxy card. The Proxy Statement more fully describes the Agreement and Plan of Merger dated as of September 10, 1998 among Suiza, Merger Sub and Company (the "Merger Agreement") as well as Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Merger (the "Amended Merger Agreement"), the proposed Merger and includes information about the Company, Suiza and the reasons for the Merger.

     The Amended Merger Agreement amends the Merger Agreement to provide, among other things, (i) that the Merger Consideration to be received by all shareholders other than Inside Shareholders be reduced from $19.00 cash, as provided in the Merger Agreement, to $16.50 cash; (ii) that no change in the financial operating performance of Company from June 30, 1998 to March 31, 1999 shall constitute a basis for Suiza and Merger Sub to terminate the Amended Merger Agreement so long as the Company's average monthly operating income for any calendar month after March 31, 1999 is not less than the average monthly operating income for the 3 months ended March 31, 1999; (iii) that a stipulation and order and proposed final judgment in a lawsuit filed by the United States Department of Justice Antitrust Division ("DOJ") seeking to enjoin the Merger must have been filed with the court prior to the closing of the Merger (the stipulation and order and proposed final judgment were filed with the court on April 29, 1999); and (iv) the Amended Merger Agreement may be terminated by either party if the Merger is not consummated by June 30, 1999. The Merger Agreement was approved by Company shareholders at a special meeting held December 4, 1998. On April 28, 1999 the DOJ, Suiza and Company announced that they had reached an agreement to settle the lawsuit brought by DOJ to enjoin the Merger. The Merger Agreement and state law require that the amendments effected by the Amended Merger Agreement be submitted to Company shareholders for their consideration and approval.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS APPROVED THE AMENDED MERGER AGREEMENT AND THE MERGER BY A UNANIMOUS VOTE OF THE DIRECTORS AND HAS CONCLUDED THAT THE TERMS OF THE AMENDED MERGER

AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED MERGER AGREEMENT AND THE MERGER.

     Your Board of Directors has retained as financial advisor Chaffe & Associates, Inc. ("Chaffe"), which has delivered to the Board of Directors its written opinion, dated April 29, 1999, to the effect that the Merger Consideration is fair from a financial point of view to holders of the Company's Common Stock other than the Inside Shareholders. A copy of the Chaffe opinion letter, which sets forth, among other things, the assumptions made, general procedures followed, matters considered and the scope of review undertaken in connection therewith, is attached as Appendix B-2 to the accompanying Proxy Statement and should be read carefully in its entirety.

     Your vote is important, regardless of the number of shares you own. Approval and adoption of the Amended Merger Agreement and the Merger requires an affirmative vote of holders of two thirds of the outstanding Shares of Company Common Stock. The directors and certain officers of the Company, who beneficially own 2,521,612 Shares, constituting 43.67 percent of the outstanding Common Stock of the Company, have executed an Inducement Agreement and an amendment thereto with Suiza, granting Suiza an irrevocable proxy to vote their Shares with respect to and in favor of the Amended Merger Agreement and the Merger. Accordingly, another 23.03 percent of Company Shares must be voted in favor of the Amended Merger Agreement and the Merger to attain the required two-thirds vote. Under Ohio law, the shareholders are entitled to appraisal rights with respect to the Merger. See "THE SPECIAL MEETING -- Dissenting Shareholders' Rights".

     I RESPECTFULLY URGE YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Executed but unmarked proxies will be voted in favor of the Amended Merger Agreement and the Merger. Signing and returning a proxy card will not prevent you from attending the Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. You may revoke your proxy at any time before it is voted by submitting to the Company a written notice of revocation or a new proxy with a later date or by voting your shares in person at the Special Meeting. See "THE SPECIAL MEETING -- Vote Required; Revocability of Proxies."

     If your Shares of Company Common Stock are held of record by a broker, bank, or other nominee and you wish to attend and to vote your Shares at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

     If you have any questions or require additional information with respect to the proposed transaction, please contact Philip E. Cline at (740-373-4121)

     On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval of the Amended Merger Agreement and the Merger.

                                          Sincerely,
                                          /s/ MARSHALL T. REYNOLDS

                                          MARSHALL T. REYNOLDS
                                          Chairman of the Board of Directors

                            BROUGHTON FOODS COMPANY
                            210 NORTH SEVENTH STREET
                              MARIETTA, OHIO 45750

                 NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

To All Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of Broughton Foods Company will be held on June 10, 1999 at 10:00 a.m. local time, at the Lafayette Hotel, located at 101 Front Street, Marietta, Ohio 45750, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 10, 1998, among Suiza Foods Corporation, a Delaware corporation ("Suiza"), Suiza Foods Acquisition Corp., an Ohio corporation ("Merger Sub"), and Broughton Foods Company, an Ohio corporation ("Broughton" or the "Company"), as amended by Amendment No. 2 to Agreement and Plan of Merger dated as of April 28, 1999, among Suiza, Merger Sub and the Company (the "Amended Merger Agreement"). A copy of the Amended Merger Agreement is attached to the accompanying Proxy Statement as Appendix A. If the Amended Merger Agreement is approved and adopted by the Company's shareholders, at the effective time (the "Effective Time") of the merger contemplated thereby: (i) Merger Sub will be merged with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Suiza and (ii) each share (a "Share") of common stock, $1.00 par value, of the Company (the "Common Stock") (the holders of the Shares being hereinafter referred to as "shareholders") that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $16.50 in cash (without interest thereon), except that with respect to 2,000,000 Shares of Common Stock held by 8 shareholders, all of whom are either Company directors or their related parties (the "Inside Shareholders"), each of those 2,000,000 Shares will be purchased by Suiza for $11.25 in cash, without interest thereon, plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied, and except further that those Shares owned by shareholders, if any, who properly exercise their dissenters' rights will not be so converted.

          2. To transact such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

     The close of business on April 29, 1999 has been fixed as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof.

     The affirmative vote of two-thirds of the outstanding Shares of Company Common Stock is required to approve and adopt the Amended Merger Agreement and the transactions contemplated thereby. Holders of Company Common Stock have rights of appraisal in connection with the Merger. See "THE SPECIAL
MEETING -- Dissenting Shareholders' Rights."

     Shareholders are invited to attend the Special Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Executed but unmarked proxies will be voted in favor of the Merger. Signing and returning a proxy card will not prevent you from attending the Special Meeting or voting in person, but will ensure that your vote is counted if you are unable to attend the Special Meeting. You may revoke your proxy at any time before it is voted by submitting to the Company a written notice of revocation or a new proxy with a later date or by voting your Shares in person at the Special Meeting. See "THE SPECIAL MEETING -- Vote Required; Revocability of Proxies."

     If your Shares of Company Common Stock are held of record by a broker, bank, or other nominee and you wish to attend and to vote your Shares at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

                                          For the Board of Directors
                                          /s/ MARSHALL T. REYNOLDS

                                          MARSHALL T. REYNOLDS
                                          Chairman of the Board of Directors

May 20, 1999

     PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING.

                            BROUGHTON FOODS COMPANY
                            210 NORTH SEVENTH STREET
                              MARIETTA, OHIO 45750

                                  MAY 20, 1999

                                PROXY STATEMENT

GENERAL MATTERS

     The accompanying proxy is solicited by the Board of Directors of the Company for the Special Meeting of shareholders of the Company to be held at the Lafayette Hotel, located at 101 Front Street, Marietta, Ohio 45750 on June 10, 1999 at 10:00 a.m. local time and at any adjournments or postponements thereof. This proxy statement and the enclosed form of proxy were first mailed, sent or given to shareholders on or about May 20, 1999.

     The cost of soliciting proxies will be borne by the Company. Solicitation of proxies other than by mail may be made by officers or by regular employees of the Company for no additional compensation. The Company has engaged the services of Wachovia Shareholder Services, for the purpose of assisting in the solicitation of proxies, at a cost of $1,300, plus the reimbursement of certain expenses. Proxies may be solicited personally, by telephone, by telegram or other electronic means.

     Only shareholders of record at the close of business on April 29, 1999, will be entitled to notice of and to vote at the Special Meeting and at all adjournments thereof (the "Record Date"). At the close of business on the Record Date, the Company had outstanding 5,774,335 Shares, held by approximately 309 shareholders of record. Each Share will be entitled to one vote on the Merger and on any other matter presented to shareholders at the Special Meeting.

     The affirmative vote of two-thirds of the outstanding Shares of Company Common Stock is required to approve and adopt the Amended Merger Agreement and the transactions contemplated thereby. Holders of Company Common Stock have rights of appraisal in connection with the Merger. See "THE SPECIAL
MEETING -- Dissenting Shareholders' Rights."

     Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on issues or matters as to which the abstention is applicable. Shares held by brokers that are not voted, although present for the purpose of determining a quorum for the meeting, will not be counted for any other purposes. Because the affirmative vote of two-thirds of the outstanding Shares is required to approve and adopt the Amended Merger Agreement and the Merger, abstentions and broker non-votes will have the same effect as a vote against the Amended Merger Agreement and the Merger.

     The persons named in the proxy will vote all Shares in accordance with the instructions given by the shareholders in their respective proxies, returned, duly executed and received by the Company on or prior to 10:00 a.m. on June 10, 1999. Any shareholder giving a proxy has the right to revoke it any time before it is voted by giving notice to the Company in writing or at the Special Meeting.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY OF PROXY STATEMENT..................................     1
THE SPECIAL MEETING.........................................     9
     Introduction...........................................     9
     Matters to be Considered at the Special Meeting........     9
     Record Date and Voting.................................     9
     Vote Required; Revocability of Proxies.................    10
     Dissenting Shareholders' Rights........................    11
PARTIES TO THE MERGER.......................................    13
CERTAIN INFORMATION CONCERNING THE COMPANY..................    13
     Business...............................................    13
     General................................................    13
     Raw Materials and Supply...............................    15
     Competition............................................    16
     Risk Factors...........................................    16
     Employees..............................................    21
     Properties.............................................    21
     Legal Proceedings......................................    22
CERTAIN INFORMATION CONCERNING SUIZA AND MERGER SUB.........    24
     Suiza..................................................    24
     Merger Sub.............................................    24
THE MERGER..................................................    25
     Background of and Reasons for the Merger...............    25
     Opinion of Financial Advisor...........................    28
     Accounting Treatment of the Merger.....................    33
     Regulatory Requirements Applicable to the Merger.......    33
     Interests of Certain Persons in the Merger.............    34
THE AMENDED MERGER AGREEMENT................................    34
     The Merger.............................................    34
     Effective Time.........................................    35
     Directors and Officers.................................    35
     Exchange Procedures....................................    35
     Representations and Warranties.........................    35
     Conduct of Business by the Company Pending the
      Merger................................................    36
     Employee Matters.......................................    37
     Indemnification........................................    37
     No Solicitation........................................    38
     Investigation; Confidentiality.........................    39
     Conditions Precedent...................................    39
     Termination............................................    40
     Termination Fee........................................    40
     Fees and Expenses......................................    41
     Amendment, Extension and Waiver........................    41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.......    41
SELECTED FINANCIAL DATA.....................................    42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS (ANNUAL)........................    43

                                                              PAGE
                                                              ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS (QUARTERLY).....................    51
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS.......    54
PRICE RANGE OF THE SHARES...................................    57
DIVIDENDS...................................................    57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    58
INDEPENDENT AUDITORS........................................    59
SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING...............    59
OTHER MATTERS...............................................    59
ADDITIONAL INFORMATION......................................    59
FINANCIAL STATEMENTS
     Audited Year End Consolidated Financial
      Statements -- Company.................................   F-1
     Quarterly Consolidated Financial
      Statements -- Company.................................  F-21
     Consolidated Financial Statements -- LFD...............  F-31
     Consolidated Financial Statements -- Southern Belle....  F-41

APPENDICES

  I. Appendix A Agreement and Plan of Merger Dated as of September 10, 1998 among Suiza, Merger Sub and Company, as amended by Amendment No. 2 dated as of April 28, 1999

 II. Appendix B-1 Opinion of Chaffe & Associates, Inc. Dated September 9, 1998

III. Appendix B-2 Opinion of Chaffe & Associates, Inc. Dated April 29, 1999

 IV. Appendix C Sections 1701.84 and 1701.85 of the Ohio General Corporation Law

 V. Appendix D Stock Purchase Agreement Dated as of January 18, 1999, as amended by Amendment to Stock Purchase Agreement dated as of April 28, 1999

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Proxy Statement. It is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, including the Appendices hereto, which are a part of this Proxy Statement. Shareholders are encouraged to read carefully all of the information contained in this Proxy Statement, including the Appendices hereto, and the documents incorporated by reference herein in their entirety.

                                  THE COMPANY

Broughton Foods Company      The Company is a leading manufacturer and
                             distributor of fresh milk and dairy products in Ohio, West Virginia, Kentucky, Tennessee, Michigan and parts of the eastern United States. The Company was organized in 1933 as an Ohio corporation. The principal executive offices of the Company are located at 210 North Seventh Street, Marietta, Ohio
                             45750 and its telephone number is (740) 373-4121.
                             See "PARTIES TO THE MERGER -- Certain Information
                             Concerning the Company."

Market Price Data            The Shares are listed and traded on the Nasdaq
                             Stock Market National Market System ("NASDAQ") under the symbol "MILK." The closing price of the Shares on September 10, 1998, the last day on which trading in the Shares occurred prior to the initial public announcement of the execution of the initial
                             Merger Agreement, as reported by NASDAQ, was $17.25 per share.

                             The closing price of the Shares on April 27, 1999, the last day on which trading in the shares occurred prior to the public announcement of the resolution of the DOJ's lawsuit seeking to enjoin the Merger and the execution of the Amended Merger Agreement, as reported by NASDAQ, was $13.875 per share. See "PRICE RANGE OF THE SHARES."

                              THE SPECIAL MEETING

Time, Date and Place         The Special Meeting will be held on June 10, 1999,
                             at 10:00 a.m., local time, at the Lafayette Hotel, located at 101 Front Street, Marietta, Ohio 45750.

Purpose The purpose of the Special Meeting is for holders of Shares to: (i) consider and vote upon a proposal to approve and adopt the Amended Merger Agreement among Suiza, Merger Sub and the Company, the form of which is attached hereto as Appendix A, and the transactions contemplated thereby, which agreement provides, among other things, that each Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $16.50 in cash (without interest thereon), except that pursuant to a Stock Purchase Agreement dated January 18, 1999 and an Amendment to Stock Purchase Agreement dated April 28, 1999 (collectively the "Amended Stock Purchase Agreement") with respect to 2,000,000 Shares of Common Stock held by 8 shareholders, all of whom are either Company directors or their related parties (the "Inside Shareholders"), each of those 2,000,000 Shares will be purchased by Suiza for $11.25 in cash, without interest thereon, plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied, and except further that Shares owned by the Company and by a subsidiary of the Company, and those Shares owned by shareholders, if any, who properly exercise their dissenters' rights will not be so converted; and (ii) transact such other business as may properly come before the Special Meeting and at any and all adjournments and postponements thereof. See "THE SPECIAL MEETING -- Matters to be Considered at the Meeting."

Record Date                  Only shareholders of record of Common Stock at the
                             close of business on April 29, 1999 are entitled to notice of and to vote at the Special Meeting. On such date, there were outstanding 5,774,335 Shares held by approximately 309 holders of record. See
                             "THE SPECIAL MEETING -- Record Date and Voting."

Voting Rights                Each Share is entitled to one vote with respect to
                             the Amended Merger Agreement and the transactions contemplated thereby.

Quorum; Votes Required       The presence, in person or by proxy, at the Special
                             Meeting of the holders of a majority of the aggregate number of Shares outstanding as of the Record Date will be necessary to constitute a quorum. The affirmative vote of the holders of two-thirds of the outstanding Shares will be required to approve and adopt the Amended Merger
                             Agreement and the transactions contemplated thereby. The directors and certain officers of the Company, who beneficially own 2,521,612 Shares, constituting 43.67 percent of the outstanding
                             Common Stock of the Company, have executed an Inducement Agreement with Suiza, granting Suiza an irrevocable proxy to vote their Shares with respect to and in favor of the Amended Merger Agreement and the Merger. Accordingly, another 23.03 percent of the outstanding Shares of Common Stock must be voted in favor of the Amended Merger Agreement and the Merger to attain the required two-thirds vote.
                             See "THE SPECIAL MEETING -- Vote Required;
                             Revocability of Proxies."

Revocability of Proxy        Any shareholder who executes and returns a proxy
                             may revoke such proxy at any time before it is voted by (i) notifying in writing or in person the Corporate Secretary of the Company at the principal executive offices of the Company, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. A holder of Shares will find enclosed a form of proxy for such Shares and should sign and return such proxy. See
                             "THE SPECIAL MEETING -- Vote Required; Revocability of Proxies."

Dissenters' Rights           Shareholders who do not vote to approve and adopt
                             the Amended Merger Agreement and who exercise their dissenters' rights afforded by Section 1701.84 of the Ohio General Corporation Law (the "OGCL") in accordance with the procedures set forth in Section
                             1701.85 of the OGCL, a copy of which sections are attached hereto as Appendix C, will be entitled to receive fair value, as determined pursuant to such statutory procedures, for their Shares in lieu of the merger consideration of $16.50 per Share. See
                             "THE SPECIAL MEETING -- Dissenting Shareholders'
                             Rights."

                                     SUIZA

Description of Suiza and
Merger Sub                   Suiza is a leading manufacturer and distributor of
                             fresh milk and related dairy products, shelf-stable and plastic packaging in the United States. Suiza also manufactures, distributes and markets refrigerated, shelf-stable and frozen food products. Each of Suiza's operating subsidiaries is a strong competitor with an established reputation for customer service and product quality. Suiza's dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. Suiza's customers in the plastic packaging business include regional dairy manufacturers, bottled water processors, other beverage manufacturers and consumer and industrial products companies. Suiza has grown primarily through a successful acquisition strategy. As a result of this strategy, Suiza increased net sales from $579.3 million in 1993 to $3,321 million in 1998.

                             Merger Sub is a newly formed Ohio corporation and a wholly owned subsidiary of Suiza. Merger Sub was organized for the purpose of effecting the Merger pursuant to the Merger Agreement. Merger Sub has no material assets and has not engaged in any activities except in connection with the Merger and pursuant to the Merger Agreement.

                             The principal executive offices of Suiza and Merger Sub are located at 2515 McKinney Ave., Suite 1200, Dallas, Texas 75201, telephone number: (214) 303-3400. See "PARTIES TO THE MERGER -- Certain Information Concerning Suiza and Merger Sub."

                                   THE MERGER

Merger Consideration         $16.50 cash per Share (without interest thereon)
                             (the "Merger Consideration") to be received by all shareholders except the Inside Shareholders, who shall receive $11.25 cash per Share (without interest thereon) plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied.

Opinion of Financial
Advisor; Recommendation of
  the Board of Directors     The Company's Board of Directors has reviewed the
                             Amended Merger Agreement and the transactions contemplated thereby, and Chaffe & Associates, Inc.
                             ("Chaffe"), financial advisor to the Company, has delivered its written opinion (the "Opinion") dated
                             April 29, 1999 to the Board of Directors to the effect that, based upon and subject to the certain matters stated therein, as of the date of such Opinion, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, other than the Inside Shareholders. The full text of the Opinion, which sets forth, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Chaffe, is attached to this Proxy Statement as Appendix B-2 and should be read carefully in its entirety. The
                             Board of Directors has reviewed the terms and conditions of the Amended Merger Agreement and considered a range of factors, including the Opinion of Chaffe. After consideration of these factors, the Board of Directors unanimously concluded that the Amended Merger Agreement and the

                             Merger are fair to and in the best interests of the shareholders and unanimously approved the Amended Merger Agreement and the transactions contemplated thereby. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. See "THE MERGER -- Background of and Reasons for the Merger."

Conditions to Consummation
of the Merger                The obligations of the Company, Suiza and Merger
                             Sub to effect the Merger are subject, among other things, to the satisfaction or, where permissible, waiver of certain conditions, including, but not limited to, the following: (a) approval and adoption of the Amended Merger Agreement and transactions contemplated thereby by the requisite vote of the Company shareholders; (b) the filing of a stipulation and order and proposed final judgment in the lawsuit brought by the United States
                             Department of Justice Antitrust Division (the
                             "DOJ") seeking to prevent the Merger, (which were filed April 29, 1999, and will require Suiza's divestiture of the Company's Southern Belle
                             Division after the Effective Time of the Merger);
                             (c) there not having been issued or in effect any injunction or order of a court or governmental agency preventing consummation of the Merger; (d) each of the parties having performed all of their respective agreements under the Amended Merger
                             Agreement and their representations and warranties thereunder being true and correct; (e) there not being or having been any material adverse change in the Company's business, assets, operations or financial condition (Suiza has agreed that no change in the financial operating performance of the Company from June 30, 1998 to March 31, 1999 shall constitute a material adverse effect so long as the Company's average monthly operating income for any calendar month after March 31, 1999 is not less than the average monthly operating income for the 3 months ended March 31, 1999); (f) the Company not having taken any action or agreed to any resolution of the currently pending suspension, proposed debarment and related proceedings before the United States Department of Agriculture (the
                             "USDA") without Suiza's prior written consent, and there being no other similar proceedings pending against the Company or any of its subsidiaries; (g) there being not more than 5% of the outstanding
                             Shares which have dissented from the Merger and preserved their appraisal rights in accordance with the OGCL; and (h) Suiza's review of surveys and title commitments having revealed nothing that may adversely affect the value or use of the real estate of the Company or any of its subsidiaries.
                             See "THE AMENDED MERGER AGREEMENT -- Conditions
                             Precedent;" see "CERTAIN INFORMATION CONCERNING THE
                             COMPANY -- Legal Proceedings."

No Solicitation              The Company has agreed in the Amended Merger
                             Agreement that it will not initiate, solicit or encourage any inquiries or proposals for the acquisition of the Company other than the Merger, except under certain circumstances in which the Board of Directors, in its good faith judgment, believes that an unsolicited alternative proposal is more favorable to the Company's shareholders and is reasonably likely to be consummated, and, following consultation with its legal advisors, determines that failure to pursue such alternative transaction would constitute a breach of its fiduciary duties under law. See "THE AMENDED MERGER AGREEMENT -- No
                             Solicitation."

Termination of the Amended
  Merger Agreement           The Amended Merger Agreement may be terminated
                             under certain circumstances including, but not limited to: (a) by the mutual consent of the Company and Suiza, before or after Company shareholder approval; (b) by the Company or Suiza if (i) the Effective Time of the Merger has not occurred by June 30, 1999, (ii) Company shareholders do not approve and adopt the Amended
                             Merger Agreement, or (iii) a court or government agency has issued an order preventing the Merger;
                             (c) by Suiza if the Company's Board of Directors withdraws its recommendation of the Amended Merger
                             Agreement and the Merger or recommends an alternative proposal to Company shareholders; or
                             (d) by the Company, if the Board of Directors, in compliance with the Amended Merger Agreement, withdraws its recommendation of the Amended Merger
                             Agreement and the Merger or recommends an alternative proposal to Company shareholders. See
                             "THE AMENDED MERGER AGREEMENT -- Termination."

Termination Fee              The Company has agreed to: (a) pay Suiza a
                             termination fee of $1 million payable in immediately available funds and (b) reimburse Suiza for its costs and expenses in connection with the Merger, up to an aggregate of $400,000, in the event that either Suiza or the Company terminates the Amended Merger Agreement due to the Company's
                             Board of Directors withdrawal or modification of its recommendation in favor of the Amended Merger
                             Agreement and the Merger or its recommendation of another person's tender or exchange offer. See "THE
                             AMENDED MERGER AGREEMENT -- Termination Fee."

Regulatory Requirements      On April 28, 1999, DOJ, Company and Suiza announced
                             that they had reached an agreement to settle the civil antitrust lawsuit brought by DOJ against Suiza and Company in March 1999 to enjoin the Merger. The proposed settlement, which is subject to court approval, will allow Suiza to complete the Merger, conditioned upon Suiza's agreement to later sell the business conducted at Company's Southern
                             Belle Dairy based in Pulaski County, Kentucky. The proposed settlement is subject to approval by the U.S. District Judge for the Eastern District of
                             Kentucky London Division where the DOJ's antitrust lawsuit is currently pending. Before the settlement is approved by the court, it must be submitted for public comment for a period of 60 days, but the parties may close the Merger prior to final approval of the settlement. Pursuant to the proposed settlement, Suiza will agree to sell the Southern Belle Dairy to a buyer acceptable to the DOJ within six months after the settlement agreement is filed with the court, or five days after entry by the court of the final judgment, whichever is later. See "THE MERGER -- Regulatory
                             Requirements Applicable to the Merger."

Certain Federal Income Tax
  Consequences of the
  Merger Receipt of cash by a holder of Shares pursuant to the terms of the Amended Merger Agreement, or by a dissenting Company shareholder who exercises appraisal rights pursuant to the OGCL, is a taxable transaction and will result in the recognition of gain or loss for federal income tax purposes to the extent that the amount received is greater or less than the shareholder's basis in his stock. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE MERGER. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

Effective Time of the
Merger The Merger shall become effective at the time a properly executed certificate of merger is filed with the Secretary of State of the State of Ohio (the "Effective Time"). The Certificate of Merger will be filed as soon as practicable following the fulfillment of the conditions set forth in the Amended Merger Agreement. See "THE AMENDED MERGER AGREEMENT -- Effective Time."

Effect of the Merger on the
  Company's Current
  Shareholders               As a result of the Merger, the Company will become
                             a wholly owned subsidiary of Suiza, and the current shareholders of the Company will have no ownership interest in either the Company or Suiza.

Events Since the
Announcement of the Merger
  Agreement                  On September 11, 1998, the Company announced that
                             it had executed the Merger Agreement with Suiza and Merger Sub dated September 10, 1998 (the "Merger
                             Agreement"), providing for the merger of the Company with Merger Sub, with each Company Share being exchanged for the sum of $19.00 cash. The
                             Merger Agreement was approved by Company shareholders at a special meeting held on December
                             4, 1998.

                             On January 18, 1999 the Company announced that Suiza and the Company had executed an Amendment No. 1 to the Merger Agreement.

                             That Amendment No. 1 to the Merger Agreement, dated January 18, 1999, extended from December 31, 1998 to April 15, 1999 the date on which either party could terminate the Merger Agreement (as amended) if the Merger had not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, the Company and the Inside Shareholders provided that at completion of the Merger, those Inside Shareholders would sell Two Million (2,000,000) Company Shares to Suiza, and would receive, in lieu of the $19.00 per Share cash merger consideration, the cash sum of $10.00 per Share, without interest, plus the right to receive up to an additional $9.00 per share if certain earnings and performance goals were met between the date of the Merger and March 31, 2000. The Inside Shareholders, all of whom are either Company directors or related parties, proposed this arrangement in response to Suiza's concern with Broughton's financial performance since the September 11, 1998 announcement of the proposed Merger, in an effort to ensure performance and consummation of the Merger Agreement by Suiza.

                             Subject to satisfaction of all conditions contained in the Merger Agreement, as amended, and the Stock Purchase Agreement, the parties agreed to complete the Merger on March 31, 1999.

                             On March 18, 1999 the DOJ filed a Motion for
                             Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in the United States District Court for the Eastern District of Kentucky, London Division, seeking to enjoin the proposed acquisition of the

                             Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction. On March 18, 1999 the court entered a TRO enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, the proposed Merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control.

                             Suiza and the Company independently concluded and agreed not to contest the motion for TRO.

                             On April 7, 1999, the United States Department of Agriculture ("USDA") advised that it had debarred the Southern Belle Division of the Company from federal procurement and non-procurement programs for a period of three years, effective from December 31, 1997. During the period of debarment, Southern Belle is excluded generally from engaging in contracts and other transactions involving federal procurement and federal non-procurement programs governmentwide, unless an agency head or other authorized designee grants an exception with respect to a particular transaction.

                             The USDA also notified the Company on April 7, 1999, by notice dated and effective March 31, 1999, that the USDA had suspended the Company, and is proposing to debar the Company from engaging in contracts and other transactions involving federal non-procurement transactions, with the effect that the Company is excluded generally from engaging in contracts and other transactions involving both federal non-procurement and federal procurement programs governmentwide during the period of the suspension. The proposed debarment of the Company, if ordered, would remain in effect for a period commensurate with the USDA's determination of the seriousness of the alleged cause, generally by regulation not to exceed three years. The suspension and proposed debarment is based upon the Company's delivery to several schools of half-pint containers of fluid milk which allegedly failed to contain the minimum required quantities of fluid milk, and the alleged failure of such containers of milk to meet net content labeling or contract requirements.

                             The Company intends to oppose the suspension and proposed debarment of the Company through the administrative process. The Company's management is unable at this time to predict the outcome of the USDA proceedings or their effect on the Company's financial position and results of operations. However, neither the Southern Belle Division debarment nor the Company suspension preclude the performance of contracts existing at the time of debarment or suspension. Further, under existing USDA regulations, neither debarment nor suspension preclude the Southern Belle Division or the Company from obtaining and performing contracts awarded under federal non-procurement programs administered by the USDA Food and Nutrition Service and valued under $100,000.

                             On April 28, 1999, Suiza, Broughton and DOJ entered into a stipulation and a proposed consent decree that resolves DOJ's lawsuit seeking to prevent the Merger, which requires Suiza's divestiture of the Company's

                             Southern Belle Division within six months of the filing of the proposed decree or five days after entry by the court of the Final Judgment, whichever is later.

                             Suiza and the Company negotiated and executed the Amended Merger Agreement and Amended Stock Purchase Agreement in light of the changed circumstances resulting from (i) the resolution of the DOJ lawsuit enjoining the Merger, (ii) the USDA's debarment of the Southern Belle Division and suspension and proposed debarment of the Company, and (iii) the Company's financial performance since the September 11, 1998 announcement of the proposed Merger. The revised Merger Consideration reflects
                             (i) the divestiture by Suiza of the Southern Belle Division required to resolve the DOJ lawsuit, thus depriving Suiza of anticipated revenues from that unit and anticipated economies of scale projected from incorporating the Southern Belle Division into its operations, (ii) the anticipated expense of contesting the USDA proceedings and loss of revenue resulting from the suspension and proposed debarment of Company, and (iii) the financial performance of the Company since the September 11, 1998 announcement of the Merger Agreement.

     CAUTIONARY STATEMENT FOR "SAFE HARBOR" PURPOSES UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are statements focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements are subject to risks and uncertainties that are difficult to predict and could cause actual results of the Company to differ materially from those matters expressed or implied by such forward-looking statements. Among the key risk factors that may have a direct bearing on whether the Company's forward-looking statements materialize are (i) risks associated with the Company's ability to satisfy closing conditions contained in the Amended Merger Agreement, including approval of the Amended Merger Agreement by Company stockholders; (ii) risks relating to approval of the proposed settlement with DOJ by the court. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this Proxy Statement. The parties expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based. (See "CERTAIN INFORMATION CONCERNING THE COMPANY -- RISK FACTORS")

                              THE SPECIAL MEETING

INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of the Company, an Ohio corporation, in connection with the Special Meeting to be held on June 10, 1999 at 10:00 a.m. at the Lafayette Hotel, located at 101 Front Street, Marietta, Ohio 45750.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     Each copy of this Proxy Statement mailed, sent or given to shareholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting. At the Special Meeting, shareholders will consider and vote on:

          1. A proposal to approve and adopt the Amended Merger Agreement among Suiza, Merger Sub and the Company and the transactions contemplated thereby. A copy of the Amended Merger Agreement is attached to this Proxy Statement as Appendix A. If the Amended Merger Agreement is approved and adopted by the Company's shareholders, at the Effective Time: (i) Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Suiza and (ii) each Share that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $16.50 in cash (without interest thereon), except that pursuant to an Amended Stock Purchase Agreement with respect to 2,000,000 Shares of Common Stock held by the Inside Shareholders, all of whom are either Company directors or their related parties, each of those 2,000,000 Shares will be purchased by Suiza for $11.25 in cash, without interest thereon, plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied, and except further that those Shares owned by shareholders, if any, who properly exercise their dissenters' rights will not be so converted.

          2. Such other business as may properly come before the Special Meeting and at any and all adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND THE MERGER, AND HAS DETERMINED THAT THE AMENDED MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES "FOR" AN APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. FAILURE TO RETURN THE PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE AND VOTING

     The Board of Directors has fixed the close of business on April 29, 1999 as the Record Date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting and at all adjournments and postponements thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting and at all adjournments and postponements thereof. At the close of business on the Record Date, there were 5,774,335 Shares outstanding and entitled to vote at the Special Meeting, held by approximately 309 shareholders of record.

     Each shareholder on the Record Date will be entitled to one vote for each Share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares is necessary to constitute a quorum at the Special Meeting. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Special Meeting but with respect to which the broker or nominee is not empowered to vote) will be counted for purposes of determining whether there is a quorum at the Special

Meeting. Abstentions will also be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

     In accordance with NASDAQ rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Amended Merger Agreement and thus, absent specific instructions from the beneficial owner of such Shares, are not empowered to vote such Shares with respect to approval and adoption of the Amended Merger Agreement. Because the affirmative vote of holders of two-thirds of the outstanding Shares is required to approve and adopt the Amended Merger Agreement, an abstention, a "broker non-vote" or the failure to be present in person or by proxy at the Special Meeting will have the same effect as a vote AGAINST approval and adoption of the Amended Merger Agreement and the transactions contemplated thereby. If a Shareholder was a record holder of Shares as of the close of business on the Record Date, such Shareholder may elect to grant a proxy in favor of or against or abstain with respect to the Amended Merger Agreement proposal by marking the "FOR," "AGAINST" or "ABSTAIN" box, as applicable, underneath such Amended Merger Agreement proposal on the accompanying proxy card and signing, dating and returning it promptly in the enclosed post-paid envelope.

     If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Amended Merger Agreement.

     The cost of soliciting proxies will be borne by the Company. Solicitation of proxies other than by mail may be made by officers or by regular employees of the Company for no additional compensation. The Company has engaged the services of Wachovia Shareholder Services, for the purpose of assisting in the solicitation of proxies, at a cost of $1,300, plus the reimbursement of certain expenses. Proxies may be solicited personally, by telephone, by telegram or other electronic means.

     The Board of Directors is not aware of any matters other than those set forth in the Notice of Special Meeting of shareholders (which has been mailed to shareholders along with this Proxy Statement) that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters, in their discretion, except that Shares represented by proxies which have been voted "AGAINST" the Amended Merger Agreement will not be used to vote "FOR" postponement or adjournment of the Special Meeting for the purposes of allowing additional time for soliciting additional votes "FOR" the Amended Merger Agreement. See " -- Vote Required; Revocability of Proxies."

     Shareholders should not forward any certificates for Shares with their proxy cards. If the Merger is consummated, certificates for Shares should be delivered in accordance with instructions set forth in a letter of transmittal, which will be sent to shareholders as soon as reasonably practicable after the Effective Time by Wachovia Shareholder Services, in its capacity as the exchange agent and paying agent in connection with the Merger (the "Exchange Agent").

VOTE REQUIRED; REVOCABILITY OF PROXIES

     The affirmative vote of holders of two-thirds of the outstanding Shares is required to approve and adopt the Amended Merger Agreement. Each Share entitles the record holder thereof as of the Record Date to one vote on the Amended Merger Agreement. Because the vote of shareholders required to approve and adopt the Amended Merger Agreement is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a shareholder (including broker non-votes) will have the same effect as a vote cast "AGAINST" the approval and adoption of the Amended Merger Agreement and the transactions contemplated thereby.

     The directors and certain officers of the Company, who beneficially own 2,521,612 Shares, constituting 43.67 percent of the outstanding Common Stock of the Company, have executed an Inducement Agreement with Suiza, granting Suiza an irrevocable proxy to vote their Shares with respect to and in favor of the Merger Agreement and the transactions contemplated thereby. Accordingly, another
23.03 percent of Company

Shares must be voted in favor of the Merger Agreement and the transactions contemplated thereby to attain the required two-thirds vote.

     A shareholder may vote his or her Shares at the Special Meeting in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing and dating a proxy appointment form, either personally or by his or her attorney-in-fact. An appointment of proxy is effective when received by the Corporate Secretary. The appointment of a proxy under the OGCL is valid for eleven months, unless a longer period is expressly provided in the appointment form.

     The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to the Corporate Secretary of the Company a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

DISSENTING SHAREHOLDERS' RIGHTS

     Section 1701.84 of the OGCL provides that all Company shareholders entitled to vote on the Amended Merger Agreement and the transactions contemplated thereby may exercise dissenters' rights with respect to the Amended Merger Agreement and the transactions contemplated thereby. The following is a summary of the principal steps that a Company shareholder must take in accordance with
Section 1701.85 of the OGCL in order to perfect his or her dissenters' rights. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the OGCL, a copy of which is attached as Appendix C to this Proxy Statement. Any Company shareholder contemplating the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if strict compliance with the procedural requirements set forth in Section 1701.85 of the OGCL is not achieved. To perfect dissenters' rights, a Company shareholder must satisfy each of the following conditions:

          (i) No Vote in Favor of the Merger Proposal. Shares of Company Common Stock held by a dissenting shareholder (a "Dissenting Company shareholder") must not be voted at the Special Meeting in favor of the Merger. See "THE SPECIAL MEETING -- Matters to be Considered at the Special Meeting." This requirement will be satisfied if a proxy is signed and returned with instructions to vote against approval and adoption of the Amended Merger Agreement or to abstain from such vote, if no proxy is returned and no vote is cast at the Special Meeting in favor of the Amended Merger Agreement, or, if the Dissenting Company shareholder revokes a proxy, and thereafter abstains from voting with respect to the Amended Merger Agreement or votes against the Amended Merger Agreement at the Special Meeting. A vote in favor of the Amended Merger Agreement at the Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of approval and adoption of the Amended Merger Agreement and will constitute a waiver of dissenters' rights. A Dissenting Company shareholder may revoke his or her proxy at any time before its exercise by filing with the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy in open meeting (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). See "The Special Meeting -- Vote Required; Revocability of Proxies."

          (ii) Filing Written Demand. Not later than ten days after the taking of the vote on the Merger, a Dissenting Company shareholder must deliver to the Company a written demand (the "Company Demand") for payment of the fair cash value of such shareholder's dissenting Shares. The Company Demand should be delivered to the Company at 210 North Seventh Street, Marietta, Ohio 45750, Attention: Corporate Secretary. It is recommended, although not required, that the Company Demand be sent by registered or certified mail, return receipt requested. Voting against the Amended Merger Agreement will not itself constitute a Company Demand. The Company will not send any further notice to Company shareholders as to the date on which such ten-day period expires.

          The Company Demand must identify the name and address of the holder of record of the dissenting Shares covered thereby, the number of dissenting Shares covered thereby and the amount claimed as the fair cash value thereof. A beneficial owner of dissenting Shares must, in all cases, have the record holder submit the Company Demand in respect of such owner's dissenting Shares. The Company Demand must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of the Company. A Company Demand with respect to dissenting Shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a Company Demand on behalf of a partnership or corporation or in any other representative capacity (such as attorney-in-fact, executor, administrator, trustee, or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

          Because only Company shareholders of record on the Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the dissenting Shares to satisfy the conditions outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section, "Dissenting Shareholders' Rights," the statutory dissenters' rights attributable to all of the Shares held by that shareholder will be lost.

          From the time the Company Demand is given until either the termination of the rights and obligations arising from such Company Demand or the purchase of the dissenting Shares related thereto by Company, all rights accruing to the holder of the dissenting Shares, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid in money on Shares of Company Common Stock during the suspension, an amount equal to the dividend or distribution which would have been payable on dissenting Shares, but for such suspension, shall be paid to the holder of record of the dissenting Shares as a credit upon the fair cash value thereof. If the statutory right to receive the fair cash value is terminated otherwise than by the purchase of the dissenting Shares by Company, all rights will be restored to the Dissenting Company shareholder and any distribution that would have been made to the holder of record of the dissenting Shares, but for the suspension, will be made at the time of the termination.

          (iii) Petitions to Be Filed in Court. Within three months after the service of the Company Demand, if the Company and the Dissenting Company shareholder do not reach an agreement on the fair cash value of such shareholder's dissenting Shares, the Dissenting Company shareholder or the Company may file a complaint in the Court of Common Pleas of Washington County, Ohio (the "Common Pleas Court"), or join or be joined in an action similarly brought by another Dissenting Company shareholder, for a judicial determination of the fair cash value (as defined herein) of such shareholder's dissenting Shares. The Company does not intend to file any complaint for a judicial determination of the fair cash value of any dissenting Shares.

     Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the Dissenting Company shareholder is entitled to be paid the fair cash value of such shareholder's dissenting Shares. If the Common Pleas Court finds that the Dissenting Company shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Common Pleas Court is required to make a finding as to the fair cash value of the dissenting Shares and to render a judgment against the Company for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the dissenting Shares that is agreed upon by the Company and the Dissenting Company shareholder or that is determined by the Common Pleas Court, as the case may be, is required to be made within 30 days after the date of final determination of such value or the Effective Date, whichever is later, but in any event only upon surrender to Company of the certificates representing the dissenting Shares for which payment is made.

     "Fair cash value" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Company Demand. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger Agreement. In computing this value, any appreciation or depreciation in the market value of the dissenting Shares resulting from the Merger is excluded.

     The dissenters' rights of any Dissenting Company shareholder will terminate if, among other things, (i) such Dissenting Company shareholder has not strictly complied with Section 1701.85 of the OGCL (unless the Board of Directors waives compliance), (ii) the Amended Merger Agreement is terminated or the Merger is not consummated, (iii) such Dissenting Company shareholder withdraws his or her Company Demand with the consent of the Board of Directors, or (iv) no agreement has been reached between Company and the Dissenting Company shareholder with respect to the fair cash value of such shareholder's dissenting Shares, and the Dissenting Company shareholder fails to timely file a complaint in the Common Pleas Court.

     Under the terms of the Amended Merger Agreement, it is a condition to the obligation of Suiza and Merger Sub to consummate the Merger that dissenters' appraisal rights not be perfected with respect to more than five percent of the outstanding Shares of Common Stock. See "THE MERGER AGREEMENT -- Conditions Precedent."

                             PARTIES TO THE MERGER

                   CERTAIN INFORMATION CONCERNING THE COMPANY

BUSINESS

GENERAL

     Broughton was incorporated under the laws of the State of Ohio in 1933. On December 12, 1997, the Company completed its initial public offering (the "Offering") of 1.3 million shares of Common Stock.

     The Company is a leading manufacturer and distributor of fresh milk and dairy products in Ohio, West Virginia, Kentucky, Tennessee, Michigan and parts of the eastern United States. The Company has grown primarily through internal growth and strategic acquisitions. Through such growth, the Company has realized regional economies of scale and operational efficiencies. The Company operates through four (4) divisions -- the Dairy Division (based in Marietta, Ohio), the Southern Belle Division (based in Somerset, Kentucky), the London's Farm Division (based in Port Huron, Michigan) and the Foods Division (based in Charleston, West Virginia). The Dairy Division, with its raw milk processing plant based in Marietta, Ohio, manufactures and distributes a full line of fresh milk and related products and also distributes brand name dairy and non-dairy foods. The Dairy Division processes whole milk, reduced-fat milk, low-fat milk, and fat-free milk and manufactures buttermilk, cottage cheese, chocolate milk, eggnog, iced tea, ice cream mix, fruit drink, yogurt mix and ice cream under its own Broughton or Dairylane label and under various private labels. The Southern Belle Division is primarily a fluid milk producer with a raw milk processing plant based in Somerset, Kentucky. Other product lines produced at the Southern Belle Division include orange juice and flavored drinks. Products are manufactured by the Company under the Southern Belle brand name and other private labels. The London's Farm Division, with its raw milk processing plant in Port Huron, Michigan, manufactures and distributes a full line of fresh milk and other products, while its Burton, Michigan plant produces a variety of ice cream products. The Foods Division, with a UHT plant based in Charleston, West Virginia, manufactures a variety of extended life products, including half-and-half, sour cream, dips, dressings, aerosol toppings, whipped cream, coffee cream, table cream, non-dairy creamers and whipped toppings. The Foods Division also distributes various lines of branded refrigerated food products manufactured by third parties. The Company also operates one dairy store, which is managed by the Dairy Division.

     The Company acquired Johnson's All-Star Dairy ("Johnson") in May 1997. Johnson sold dairy products in West Virginia, eastern Kentucky and southeastern Ohio. Since its acquisition of Johnson, the Company has consolidated all of Johnson's production into existing facilities, has reduced costs associated with Johnson's former manufacturing facility and has eliminated duplicative delivery and administrative expenses.

     On December 12, 1997, the Company merged with Southern Belle Dairy Company, with the Company as the surviving entity, and paid the shareholders of Southern Belle a combined total of $5.0 million in cash and shares of Common Stock of the Company. The transaction was completed concurrent with the closing of the Offering. Although not a separate corporate entity from the Company, the former Southern Belle Dairy Company is maintained as a separate division of the Company (collectively referred to as the "Southern Belle Division" or "Southern Belle").

     The Company completed an acquisition of LFD Holding Corp. and its wholly owned subsidiary, London's Farm Dairy, Inc. (collectively referred to as "London's", "London's Farm Division" or "London's Farm Dairy"), on May 29, 1998, pursuant to which LFD Holding Corp. became a subsidiary of the Company. The London's Farm Division operates an ice cream plant in Burton, Michigan and a raw milk processing facility in Port Huron, Michigan.

     On September 11, 1998, the Company announced that it had executed the Merger Agreement, providing for the merger of the Company with Merger Sub, with each Company Share being exchanged for the sum of Nineteen Dollars ($19.00) cash. Consummation of the Merger was conditioned upon satisfaction of all conditions contained in the Agreement. On September 10, 1998, 5,774,335 Shares of Company common stock were issued and outstanding. The Merger Agreement was approved by Company shareholders at a special meeting held on December 4, 1998.

     On January 18, 1999 the Company announced that Suiza and the Company had executed an Amendment No. 1 to the Merger Agreement.

     Amendment No. 1 to the Merger Agreement extended from December 31, 1998 to April 15, 1999 the date on which either party could terminate the Merger Agreement (as amended) if the Merger had not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, the Company and the Inside Shareholders provided that at completion of the Merger, those Inside Shareholders would sell Two Million (2,000,000) Company Shares to Suiza, and would receive, in lieu of the $19.00 per Share cash merger consideration, the cash sum of $10.00 per Share, without interest, plus the right to receive up to an additional $9.00 per Share if certain earnings and performance goals were met between the date of the Merger and March 31, 2000. The Inside Shareholders, all of whom are either Company directors or related parties, proposed this arrangement in response to Suiza's concern with Broughton's financial performance since the September 11, 1998 announcement of the proposed Merger, in an effort to ensure performance and consummation of the Merger Agreement by Suiza.

     Subject to satisfaction of all conditions contained in the Merger Agreement, as amended, and the Stock Purchase Agreement, the parties agreed to complete the Merger on March 31, 1999.

     On March 18, 1999 the United States Department of Justice Antitrust Division ("DOJ") filed a Motion for Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in the United States District Court for the Eastern District of Kentucky, London Division, seeking to enjoin the proposed acquisition of the Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction. Suiza and the Company independently concluded and agreed not to contest the motion for TRO. On March 18, 1999 the court entered a TRO enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, the proposed Merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control. By terms of the Court's order, the TRO remained in effect until such time as the Court addresses the DOJ's Motion for Preliminary Injunction.

     On April 28, 1999, Suiza, Broughton and DOJ entered into a stipulation and a proposed consent decree, subject to court approval, that resolves DOJ's lawsuit seeking to prevent the Merger, which lifts the TRO and permits consummation of the Merger, but requires Suiza's divestiture of the Company's Southern Belle Division within six months of the filing of the proposed decree or five days after entry by the court of the Final Judgment, whichever is later.

     Suiza and the Company negotiated and executed the Amended Merger Agreement in light of the changed circumstances resulting from (i) the DOJ lawsuit enjoining the Merger, (ii) the USDA's debarment of the Southern Belle Division and suspension and proposed debarment of the Company, and (iii) the Company's financial performance since the September 11, 1998 announcement of the proposed Merger. The revised Merger Consideration (from $19 per Share to $16.50 per Share for all shareholders other than Inside Shareholders), and the $11.25 per Share revised purchase price plus $1.25 per Share contingent price to Inside Shareholders, reflects (i) the divestiture by Suiza of the Southern Belle Division required to resolve the DOJ lawsuit, thus depriving Suiza of anticipated revenues from that unit and anticipated economies of scale projected from incorporating the Southern Belle Division into its operations, (ii) the anticipated expense of contesting the USDA proceedings and loss of revenue resulting from the suspension and proposed debarment of the Company, and (iii) the financial performance of the Company since the September 11, 1998 announcement of the Merger Agreement.

     The complete mailing address for the Company's principal executive office is 210 North Seventh Street, P.O. Box 656, Marietta, Ohio 45750. The Company's telephone number is (740) 373-4121.

RAW MATERIALS AND SUPPLY

  Dairy, Southern Belle and London's Farm Divisions

     The Company's Marietta facility receives approximately 70,000 gallons of raw Grade A milk daily from over 170 dairy farms in Ohio and West Virginia; the Southern Belle facility receives approximately 66,000 gallons of raw milk daily, principally from Southeastern Graded Milk Producers Association ("SEGMPA"), representing approximately 280 dairy farms in Kentucky; and the London's Farm Division receives approximately 53,500 gallons of raw milk daily, principally from Michigan Milk Producers Association.

     To ensure a constant supply of raw milk meeting Company standards, a full-time field department is maintained at the Company's Southern Belle and Dairy Divisions. Inspectors visit each dairy farm and work with farmers on product quality assurance. Over 450 farmers in Ohio, West Virginia and Kentucky and the farmers of Michigan Milk Producers Association produce Grade A milk for the Company. Contract haulers check the quality of raw milk and transport the milk from the farms to the plant. Fresh, raw milk is received and processed (pasteurized) every day of the year. In order to monitor product quality, the Company maintains its own laboratories. The laboratories are staffed by trained technicians who are certified by state authorities at the Company's Dairy and Southern Belle Divisions. The supply of raw milk in the United States is influenced by many factors, including seasonality and government regulation, and is therefore variable.

     Certain other raw materials used by the Company, including milk powder, cocoa powder, sugar, flavorings, fruits, nuts and packaging supplies are generally available from numerous third party sources. The Company's Dairy, Southern Belle and London's Farm Divisions are not dependent upon any single supplier for these materials, and management believes that any supplier could be replaced in the ordinary course of business.

  Foods Division

     The Foods Division receives its primary supply of pasteurized milk and butterfat from the Company's Dairy and Southern Belle Divisions, and it is anticipated that the London's Farm Division will provide additional butterfat during certain peak periods of the year. Additional cream is purchased from numerous other suppliers. The Southern Belle Division provides the Company with a stable source of butterfat, an integral raw material required in the production of the Foods Division products.

     Other raw materials used in the Foods Division's production processes, including sugar, flavorings, seasonings and packaging supplies, are generally available from various third party sources. The Foods Division is not dependent upon any single supplier for these materials and management believes that any supplier could be replaced in the ordinary course of business.

COMPETITION

     The Company's business is highly competitive. The Company has a number of competitors in each of its major products, services and geographic areas, and many of these competitors are larger, more established and better capitalized than the Company.

  Dairy Division, Southern Belle Division and London's Farm Division

     Due to the perishability concerns and costs associated with transporting fresh milk, competition in the fluid dairy business tends to be regional rather than national, with strong brand identity, flexibility of service, price, breadth of product line and quality as the primary competitive factors. The Company competes primarily on the basis of quality, service, brand recognition, breadth of product line and price. Because of its size, the quality of its manufacturing facilities, the efficiency of its work force, the strength of its distribution network and the strength of its brand name, management believes the Company can continue to compete effectively within the regions currently served by the Company's dairy business.

     The Dairy, Southern Belle and London's Farm Divisions' competitors include other large, independent dairy processing companies and dairy processors owned by grocery chains, many of which are larger and better capitalized than the Company.

     In the manufacturing and distribution of ice cream, the Company competes with large integrated dairy and ice cream manufacturing companies and independent distributors of national ice cream brands. Because the Company offers brands manufactured by third parties as well as its own brand of ice cream products, it is able to compete effectively in this market by offering convenience stores and other small retailers a broad line of ice cream products and frozen novelties.

  Foods Division

     Although a pioneer in UHT processing, the Company now competes against larger, integrated dairies and UHT manufacturing companies which are better capitalized. Consequently, the Company only has a small percentage of the market share in the eastern United States.

RISK FACTORS

     The following risk factors are applicable to the Company's business and operations and should be considered carefully. The applicability of certain of these risk factors, such as Risks Related to an Acquisition Strategy; Management of Growth, Risks Related to Acquisition and Other Financing, Dependence on Certain Customers, Dependence on Key Personnel and Control by Principal Shareholders are dependent upon whether or not the Company's Merger with Suiza is consummated.

  Risks Related to Operating and Internal Growth

     The Company's ability to increase the net sales of its existing operations and any acquired businesses would be affected by various factors, including demand for its products, the cost of expanding and upgrading its facilities, the Company's ability to expand the range of products offered to customers, its success in implementing strategies necessary to attract new customers and attract and retain necessary personnel and its ability to obtain necessary financing. Many of these factors are beyond the Company's control, and there can be no assurance that operating and internal growth would be successful or that the Company would be able to generate cash flow adequate for its operations and to support internal growth.

  Risks Related to an Acquisition Strategy; Management of Growth

     There can be no assurance that the Company would be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into the Company without substantial costs, delays or other operational or financial problems. In addition, increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, risks related to having adequate corporate and financial controls and procedures to manage and monitor the Company's operations as they expand, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations, particularly in the fiscal quarters immediately following the consummation of such transactions. Customer dissatisfaction or performance problems at a single acquired Company could also have an adverse effect on the reputation of the Company. There also can be no assurance that a business acquired in the future would achieve anticipated revenues and earnings.

     In addition, growth also could impose significant added responsibilities on members of senior management, resulting in the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management could be identified and retained by the Company. To the extent that the Company would be unable to manage its growth efficiently and effectively, or would be unable to attract and retain additional qualified management, the Company's business, financial condition and results of operations and the market price of the Common Stock could be materially adversely affected.

  Risks Related to Acquisition and Other Financing

     The timing, size and success of any acquisition efforts and the associated capital commitments cannot be readily predicted. The Company would finance future acquisitions by using shares of its Common Stock for all or a significant portion of the consideration to be paid. If the Common Stock did not maintain a sufficient market value, or if potential acquisition candidates would be unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company would be required to utilize more of its cash resources, if available, in order to initiate and maintain an acquisition program. If the Company did not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings.

     In the future, the Company would require significant amounts of additional capital to fund the internal expansion of its operations, the acquisition of businesses and its working capital. The exact amount of the Company's future capital requirements, however, would depend upon many factors, including the cost, timing and extent of any upgrade or expansion of its operations, the Company's ability to penetrate new markets, regulatory changes, the status of competing businesses, the magnitude of potential acquisitions and the Company's results of operations. Individually or collectively, variances in these and other factors could cause material changes in the Company's actual capital requirements.

     New sources of capital could include public and private equity and debt financings by the Company. The incurrence of additional indebtedness could subject the Company to expanded or more restrictive financial covenants. There can be no assurance that additional financing would be available on acceptable terms or at all. To the extent unplanned expenditures arise or the Company's estimates of its capital requirements prove to be inaccurate, the Company could require such additional financing sooner than anticipated and in amounts greater than current expectations. If such funds were not available or were available on terms that the Company viewed as unfavorable, the Company would be required to limit or abandon certain of its expansion strategies. The delay or abandonment of some or all of the Company's development and expansion plans or the incurrence by the Company of additional debt could have a material adverse effect on the business, financial condition and results of operations of the Company and on the market price of the Common Stock.

  Risks Associated with Perishable Food Production

     The food manufacturing and distribution industry is subject to varying degrees of risk. In particular, dairy products are highly perishable and must be transported timely and efficiently within a precise temperature range. As a result, the Company is always subject to risk of spoilage or contamination of its dairy products. In addition, food producers, such as the Company, may be subject to claims for damages if contaminated food causes injury to consumers.

     The food products sold by the Company include dairy products and other perishable goods with a limited shelf life. Because it is not practicable to hold excess inventory of perishable products, the Company's results of operations are partly dependent on its ability to accurately forecast its near-term sales in order to adjust its supply of perishable items accordingly. Historically, forecasting product demand has been difficult and the Company expects it to be an ongoing challenge. Failure to accurately forecast product demand could result in the Company either being unable to meet higher than anticipated demand or producing excess inventory that cannot be profitably sold. In addition, certain of the Company's trade customers have the right to return any products that are not sold by their expiration date. The inability of the Company to meet higher than anticipated demand, excess production or significant amounts of product returns could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

  Product Liability Risks

     The Company may be subject to significant liability should the consumption of any of its products cause injury, illness or death. There can be no assurance that product liability claims will not be asserted against the Company or that the Company will not be obligated to recall its products. The Company has an umbrella insurance policy and carries product liability insurance and product withdrawal expense insurance. The Company's umbrella insurance policy supplements the underlying general liability and product liability and withdrawal expense insurance. There can be no assurance that this insurance would be adequate to protect the Company against product liability claims, or that such insurance will continue to be available to the Company on reasonable terms. A product recall or a product liability judgment against the Company (regardless of whether covered by insurance) could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

  Government Regulation; Regulatory Uncertainty

     The manufacturing, processing, packaging, storage, distribution, licensing and labeling of food products are subject to extensive federal, state and local regulations. The Company's business is subject to regulation through inspection by the FDA, the USDA, and local and state health agencies. This comprehensive regulatory program establishes, among other things, the manufacturing, composition and ingredients (the "standards of identity"), labeling, packaging and safety of food and pricing of certain raw materials. For example, the FDA regulates manufacturing practices for foods through its "current good manufacturing practices" regulations, and specifies the standards of identity for certain foods. In addition, the Nutrition Labeling and Education Act of 1990, as amended, prescribes the format and content of certain nutrient information required to appear on the labels of and in health claims regarding food products. The FDA has proposed rules to amend the regulations that govern the standards of identity and the labeling of certain products eventually manufactured by the Company. No assurance can be made that such proposed FDA rules, in the form adopted, would not impose additional costs on the production of the Company's products which could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

     Enforcement actions for violations of federal, state and local regulations may include condemnation of violative products following product seizures, cease and desist orders, injunctions precluding the manufacture and shipment of products and/or monetary penalties and criminal sanctions. Noncompliance in manufacturing processes can result in warning letters from regulatory agencies and requests that the Company voluntarily recall violative products. In addition, federal and other regulators may issue adverse publicity or other product advisories against consumption of the Company's products if they believe that public health risks exist. Any of these regulatory actions could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock. There can be no assurance that the Company's facilities and practices are sufficient to maintain compliance with applicable government regulations.

     Like many other businesses, the Company is subject to a full range of federal, state and local laws and regulations pertaining to the environment, including the discharge of materials into the environment and the handling and disposal of wastes (including solid and hazardous wastes). No assurance can be made that the Company is in compliance with all applicable environmental laws and regulations governing its business or that the Company's costs of compliance with, or any liability under, such environmental laws and regulations would not have a material adverse effect on its business, financial condition and results of operations and on the market price of the Common Stock.

  Dependence on Certain Customers

     Direct sales of products to the ten largest customers represented approximately 24.8% of the Company's total net sales in 1998. A loss of any of these customers or any significant reduction in sales to them could adversely affect the Company's business, financial condition and results of operations and the market price of the Common Stock.

     A number of the Company's customers, such as public schools and penitentiaries, are acquired pursuant to government bid contracts. Such public sector customers have considerable ability to force the renegotiation of the terms of a contract upon the Company and frequently are significantly slower in paying outstanding accounts than are private sector entities. Termination or forced renegotiation of contracts with the Company's public sector customers or delays in payments from public sector entities could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

  Risks of Government Contracting

     The Company faces the risks associated with government contracting, which may include substantial administrative, civil and criminal fines and penalties for, among other matters, non-compliance with federal procurement laws and regulations, employing improper billing practices, receiving or paying kickbacks or filing false claims. Government contracting requirements are complex, highly technical and subject to varying interpretation and changing government enforcement priorities and practices. As a result of its government contracts, the Company has been, is and expects in the future to be the subject of audits and investigations by government agencies. In addition to potential damage to the Company's business reputation, the failure to comply with the terms of one or more of its government contracts could also result in the Company's suspension or debarment from future government contracting and subcontracting for a significant period of time. The fines and penalties that could result from noncompliance with applicable laws and regulations, as well as the Company's suspension or debarment, could have a material adverse effect on the Company's business, financial condition and results of operations and the market price of the Common Stock. See "Legal Proceedings".

  Risks Relating to Antitrust Laws

     The dairy industry is subject to various federal and state antitrust laws which prohibit anticompetitive conduct, including price fixing, bidrigging, concerted refusals to deal and divisions of markets. The dairy industry has been in the past, and may be in the future, subject to government investigation and/or enforcement action with respect to such antitrust laws.

     The Company and certain other dairy companies were the subject of civil litigation initiated by the State of Ohio relating to the pricing of contracts to supply school milk. On September 12, 1997, the Company settled the civil litigation initiated by the State of Ohio by agreeing to supply approximately $30,000 of the Company's product to certain school systems and paying approximately $20,000.

     The Southern Belle Division and the Company are currently the subject of suspension and debarment proceedings proposed by the U.S. Department of Agriculture ("USDA"). See "Legal Proceedings".

     Additionally, the DOJ filed suit in U.S. District Court for the Eastern District of Kentucky seeking to enjoin Suiza's proposed acquisition of the Company. DOJ, Company and Suiza have now entered into a proposed settlement of that suit. The final order effecting the proposed settlement is subject to approval by the court. See "Legal Proceedings"; "THE MERGER -- Regulatory Requirements Applicable to the Merger."

  Dependence on Certain Suppliers

     Raw milk is the primary raw material of the Company. The Dairy Division purchases some of its raw milk from dairy cooperatives but buys substantially all of its raw milk, on a noncontractual, non-exclusive basis, from dairy farms throughout Ohio and West Virginia. Substantially all of the Southern Belle Division's raw milk is supplied, on a contractual, exclusive basis, by SEGMPA, a milk farm cooperative based in Somerset, Kentucky. Substantially all of the London's Farm Division's raw milk is supplied by the Michigan Milk Producers Association. If for any reason SEGMPA was unable or unwilling to continue supplying the operations of the Southern Belle Division, or the Michigan Milk Producers Association was unable or unwilling to continue supplying the operations of the London's Farm Division, the Company could incur substantial costs and delays in the growth and expansion of its business. See
"Business -- Raw Materials and Supply."

  Possible Volatility of Raw Material and Transportation Costs

     U.S. dairy policy since the mid-1980s has focused on gradually reducing federal government involvement in the dairy industry and moving the industry in a more market oriented direction. In order to accomplish these goals, the federal government has targeted the federal milk marketing order system and the milk price support program for reform. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand of the market.

     Changes in U.S. dairy policy could increase the risk for price volatility in the dairy industry. There can be no assurance that a material volatility in milk prices will not occur or that any such volatility would not have a material adverse effect on the Company's business, financial condition and results of operations and the market price of the Common Stock.

     Independent of changes in U.S. dairy policy, the Company has experienced increased costs in butterfat, a raw material required in the production of many items by the Foods Division and in ice cream production during 1998 and increases in raw milk costs in 1998 and the first quarter of 1999. See "Business -- Raw Materials and Supply."

     The Company's earnings are especially sensitive to transportation costs, an important component of which is the cost of diesel fuel. Petroleum product prices continue to be subject to unpredictable economic, political and market factors. Accordingly, the price and availability of diesel fuel continue to be unpredictable. Increases in the price of diesel fuel translate into increases in the Company's annual transportation costs. Because transportation costs constitute a major expenditure for the Company, significant increases in diesel fuel costs could have a material adverse effect on the Company's business, financial condition and results of operations and the market price of the Common Stock.

  Dependence on Key Personnel

     The future success of the Company's business operations is dependent in part on the efforts and skills of certain key members of management, including Marshall T. Reynolds, Chairman of the Company's Board of Directors, and Philip
E. Cline, President and Chief Executive Officer. The loss of any of its key members of management could have an adverse effect on the Company.

  Risks Related to Changing Industry Environment

     The dairy industry is undergoing accelerated change and consolidation as producers, manufacturers, distributors and retailers seek to lower costs and increase services in an increasingly competitive environment of relatively static overall demand. The Company believes that these changes have led to reduced sales, reduced margins and lower profitability throughout the industry. Failure to develop a successful response to such changed market conditions, including relatively little growth in demand over the long term and reduced profitability, could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

  Seasonality and Quarterly Fluctuations

     The Company's results have been subject to quarterly fluctuations caused primarily by the seasonal variations in demand for its milk and dairy products. For example, the Company experiences a decrease in sales to schools during months when schools close for vacation during the third quarter of each fiscal year. In addition, the Company traditionally experiences peak demand for its ice cream products during the summer months. Because the Company's results of operations from its ice cream business depend significantly on sales generated during its peak season, adverse weather during this season (such as an unusually mild or rainy period) could have a disproportionate impact on the Company's results of operations for the full year. Unexpected variations in quarterly results could have a material adverse effect on the Company's business, financial condition and results of operations and on the market price of the Common Stock.

  Risks Related to Labor Disputes

     The Company is party to various collective bargaining agreements with local unions representing a significant amount of its respective employees. Typical agreements are three to five years in duration, and as such agreements expire, the Company expects to negotiate with the unions and to enter into new collective bargaining agreements. There can be no assurance, however, that agreements will be reached without work stoppages or other labor disputes. A prolonged work stoppage or other labor dispute could have a material adverse effect on the Company's business, results of operations and financial condition and on the market price of the Common Stock.

  Control by Principal Shareholders

     The Company's executive officers and directors beneficially own an aggregate of 43.67% of the Company's outstanding shares of Common Stock. Such shareholders, if voting together, would likely have sufficient voting power to elect a majority of the Board of Directors, exercise control over the business, policies and affairs of the Company and, in general, determine the outcome of any corporate transaction or other matter submitted to the shareholders for approval, such as (i) any amendment to the Company's Articles of Incorporation,
(ii) any merger, consolidation, sale of all or substantially all of the assets of the Company and (iii) any "going private" transaction, and, in general, prevent or cause a change of control of the Company, all of which may adversely affect the Company and its shareholders.

  Risk Related to Failure to Complete the Merger with Suiza

     Since the announcement of the proposed Merger with Suiza, the Company has devoted significant effort and resources towards completing that transaction. In anticipation of such Merger, the Company has also forgone certain planned expenditures and operational and structural changes. Failure to complete the transaction may adversely affect the Company's financial position and results of operations, at least on a short-term basis.

EMPLOYEES

     As of December 31, 1998, the Company had 832 full-time employees and 51 part-time employees. Of this number, 293 were employed by the Dairy Division and the general office, 108 worked in the Foods Division, 247 in the Southern Belle Division and 235 in the London's Farm Division. The Company also employs additional employees during its peak summer season and has not experienced difficulty in meeting its seasonal employment needs. Management believes that the Company's relations with its employees are good.

     The Company is party to several collective bargaining agreements with approximately 331 of its employees.

PROPERTIES

     The Company's executive offices are located in leased premises at 210 North Seventh Street, Marietta, Ohio. The Company has manufacturing facilities in Marietta, Ohio; Charleston, West Virginia; Somerset,

Kentucky; Port Huron, Michigan and Burton, Michigan. There are twenty-one dairy distribution centers: two in Marietta (in one location) and one in each of (i) Johnstown and Old Washington, Ohio; (ii) Charleston, Ripley and Clarksburg, West Virginia; (iii) Coleman and Bay City, Michigan; (iv) Ashland, Danville, Lexington, London, Morehead, Louisville and Russell Springs, Kentucky; and (v) Cookeville, Nashville, Knoxville, Chattanooga and Johnson City, Tennessee. In addition, the Company has an ice cream distribution branch in Dunbar, West Virginia. In March of 1999 the Company was advised of a change in ownership and the termination of its lease agreement for a warehousing and distribution facility in Charleston, West Virginia used by the Company's Foods Division. In March 1999 the Company consolidated its Bay City, Michigan operations into the Coleman facility.

     Prior to execution of the Merger Agreement, the Company had announced a proposed expansion of its Marietta, Ohio facility. The Merger Agreement and Amended Merger Agreement provide that the Company shall immediately cease work on that expansion and not enter into any additional commitments with respect to such expansion. Management of the Company has been advised that Suiza will undertake its own review of any expansion if the Merger is consummated. The Company has accordingly ceased such expansion pending the consummation of the Merger or termination of the Amended Merger Agreement. See "THE AMENDED MERGER AGREEMENT -- Conduct of Business by the Company Pending the Merger."

  Dairy Division

     The Dairy Division conducts its manufacturing and distribution operations from its Marietta, Ohio, plant and from eight distribution centers, one of which is owned and seven of which are leased.

  Foods Division

     The Foods Division conducts its manufacturing and distribution operations from its Charleston, West Virginia plant.

  Southern Belle Division

     The Southern Belle Division conducts its manufacturing and distribution operations from its Somerset, Kentucky plant and from eleven distribution centers, three of which are owned and eight of which are leased.

  London's Farm Division

     The London's Farm Division conducts manufacturing and distribution operations from its Port Huron and Burton, Michigan facilities. In addition, it performs distribution operations at an owned facility in Coleman, Michigan and a leased facility in Bay City, Michigan. The Division's Port Huron operation manufactures a full line of fresh milk and other products, while its Burton plant produces a variety of ice cream products. In March 1999, the Company consolidated its Bay City operations into the Coleman facility.

LEGAL PROCEEDINGS

  USDA

     The former Southern Belle Dairy Company received a Notice of Proposed Debarment dated June 1, 1994, from the USDA, in which the USDA proposed to debar the former Southern Belle Dairy Company from engaging in contracts and other transactions involving all federal agency procurement and nonprocurement programs for up to three years as a result of previously settled antitrust violations by such entity. On April 18, 1995, the former Southern Belle Dairy Company entered into a Compliance Agreement in Lieu of Debarment with the USDA (the "Southern Belle Compliance Agreement"). This agreement was for a three-year period and required the former Southern Belle Dairy Company to establish and maintain a compliance program which included, among other things, the establishment of an ethics committee and formal ethics and education training for all employees. Although the Southern Belle Compliance Agreement expired on April 18, 1998, the Southern Belle Division continued to operate under its terms until the debarment notification described below.

     By notice dated December 31, 1997, the USDA suspended the Southern Belle Division from federal procurement and nonprocurement programs and proposed to debar such division for a period that by regulation would not exceed three years, based on alleged breaches of the Southern Belle Compliance Agreement by the former Southern Belle Dairy Company, prior to its merger with the Company in early December 1997. The Company challenged the USDA action in an administrative proceeding. The USDA had proposed that the Southern Belle Division and the Company enter into a new Compliance Agreement in Lieu of Debarment as a means of resolving this matter and had indicated that Southern Belle could be subject to debarment and the Company subject to suspension and debarment if they failed to enter into such proposed agreement.

     On September 23, 1998, the USDA agreed to the Company's request that it separate the suspension and debarment proceedings against the Southern Belle Division and such similar threatened proceedings against the Company, and advised that it would pursue suspension and proposed debarment against the Southern Belle Division and the Company based on the Company's settlement of civil antitrust litigation independent of each other. Accordingly, the USDA withdrew its offer to the Company of the newly proposed Compliance Agreement in Lieu of Debarment. The USDA advised that a decision on Southern Belle's suspension and debarment would be rendered by October 15, 1998, unless good cause exists to extend the determination period. Since that date, the USDA extended that decision in successive 45-day periods.

     On April 7, 1999, the United States Department of Agriculture ("USDA") advised that it had debarred the Southern Belle Division of the Company from federal procurement and non-procurement programs for a period of three years, effective from December 31, 1997. During the period of debarment, Southern Belle is excluded generally from engaging in contracts and other transactions involving federal procurement and federal non-procurement programs governmentwide, unless an agency head or other authorized designee grants an exception with respect to a particular transaction.

     The USDA also notified the Company on April 7, 1999, by notice dated and effective March 31, 1999, that the USDA had suspended the Company, and is proposing to debar the Company from engaging in contracts and other transactions involving federal non-procurement transactions, with the effect that the Company is excluded generally from engaging in contracts and other transactions involving both federal non-procurement and federal procurement programs governmentwide during the period of the suspension. The proposed debarment of the Company, if ordered, would remain in effect for a period commensurate with the USDA's determination of the seriousness of the alleged cause, generally by regulation not to exceed three years. The suspension and proposed debarment is based upon the Company's delivery to several schools of half-pint containers of fluid milk which allegedly failed to contain the minimum required quantities of fluid milk, and the alleged failure of such containers of milk to meet net content labeling or content requirements.

     The Company intends to oppose the suspension and proposed debarment of the Company through the administrative process. The Company's management is unable at this time to predict the outcome of the USDA proceedings or their effect on the Company's financial position and results of operations. However, neither the Southern Belle Division debarment nor the Company suspension preclude the performance of contracts existing at the time of debarment or suspension. Further, under existing USDA regulations, neither debarment nor suspension preclude the Southern Belle Division or the Company from obtaining and performing contracts awarded under federal non-procurement programs administered by the USDA Food and Nutrition Service and valued under $100,000.

     Management is unable at this time to predict the outcome of this USDA proceeding; however, if unfavorably resolved, this USDA proceeding could have a material adverse effect on the Company's financial position and results of operations.

  DOJ

     On March 18, 1999 the United States Department of Justice Antitrust Division ("DOJ") filed a Motion for Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in the United States District Court for the Eastern District of Kentucky, London Division, seeking to enjoin the proposed acquisition of the Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction. Suiza and the Company independently concluded and agreed not to contest the motion for TRO. On March 18, 1999 the court entered a TRO enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, the proposed Merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control. By terms of the Court's order, the TRO remained in effect until such time as the Court addresses the DOJ's Motion for Preliminary Injunction.

     On April 28, 1999, DOJ, the Company and Suiza announced that they had reached an agreement, subject to court approval, to settle the civil antitrust lawsuit brought by DOJ against Suiza and the Company in March 1999 to enjoin the Merger. The proposed settlement will allow Suiza to complete the Merger, conditioned upon Suiza's agreement to later sell the business conducted at the Company's Southern Belle Dairy based in Pulaski County, Kentucky. The proposed settlement is subject to approval by the U.S. District Judge for the Eastern District of Kentucky London Division where the DOJ's antitrust lawsuit is currently pending. Before the settlement is approved by the court, it must be submitted for public comment for a period of 60 days, but the parties may close the Merger prior to final approval of the settlement. Pursuant to the proposed settlement, Suiza will agree to sell the Southern Belle Dairy to a buyer acceptable to the DOJ within six months of the filing of the proposed decree or five days after entry by the court of the Final Judgment, whichever is later.

  Other

     The Company is involved in or subject to certain other legal proceedings, including with respect to regulatory matters, which arise in the ordinary course of the Company's business. Although the Company cannot predict the outcomes of these legal proceedings, the Company's management does not believe that these actions will have a material adverse effect on the Company's financial position, results of operations or liquidity.

              CERTAIN INFORMATION CONCERNING SUIZA AND MERGER SUB

SUIZA

     Suiza is a leading manufacturer and distributor of fresh milk and related dairy products, shelf-stable and plastic packaging in the United States. Suiza also manufactures, distributes and markets refrigerated, shelf-stable and frozen food products. Each of Suiza's operating subsidiaries is a strong competitor in its market, with an established reputation for customer service and product quality. Suiza's dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. Suiza's customers in the plastic packaging business include regional dairy manufacturers, bottled water processors, other beverage manufacturers and consumer and industrial products companies. Suiza has grown primarily through a successful acquisition strategy. As a result of this strategy, Suiza increased net sales from $579.3 million in 1993 to $3,321 million in 1998.

MERGER SUB

     Merger Sub is a wholly owned subsidiary of Suiza, incorporated in Ohio, on September 8, 1998 for the purpose of effectuating the Merger and the other transactions contemplated by the Merger Agreement. Prior to the consummation of the Merger Sub, Merger Sub will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement.

                                   THE MERGER

BACKGROUND OF AND REASONS FOR THE MERGER

     In May 1998, at the invitation of Suiza, Marshall T. Reynolds, the Chairman of the Board of Directors of the Company, met with Gregg L. Engles, Chairman of the Board and Chief Executive Officer of Suiza, G. Irwin Gordon, President of Suiza, and Tracy L. Noll, Executive Vice President -- Corporate Development of Suiza, to discuss the possibility of a business transaction between Suiza and the Company. On May 28, 1998, the Company and Suiza executed a confidentiality agreement, providing for the confidentiality and nondisclosure of any nonpublic, confidential and proprietary information of the Company given to Suiza and its representatives in order to assist Suiza in evaluating the relative merits of a business transaction with the Company.

     On June 14, 1998, Mr. Noll met with Mr. Reynolds in Louisville, Kentucky to conduct discussions about the business and operations of the Company and that of its subsidiaries. On June 30, 1998, Mr. Noll met with Mr. Reynolds, Kirby J. Taylor, a Company director and Todd R. Fry, Chief Financial Officer of the Company, during which meeting Mssrs. Reynolds, Taylor and Fry gave a detailed presentation about the business and operations of the Company and that of its subsidiaries. On August 1, 1998, Mr. Noll again met with Mssrs. Reynolds and Taylor to conduct further business due diligence with respect to the Company and its subsidiaries.

     After extensive discussions regarding pricing of the potential business transaction, on July 22, 1998, Suiza advised the Company that it was prepared to offer $19.00 cash per share of Broughton Common Stock, subject to satisfactory due diligence. The Company agreed to continue discussions with respect to a potential business transaction with Suiza on that basis. On August 10, 1998, the Company engaged Chaffe to provide to the Company's Board of Directors its opinion as to whether or not the consideration of $19.00 cash per share of Broughton Common Stock would be fair from a financial point of view to the Company's shareholders.

     From mid-June 1998 to September 9, 1998, the Company provided Suiza, its representatives and advisors with certain business and financial information. During such time, Suiza and its representatives continued their business due diligence. From August 7 to August 9, 1998 Mr. Noll and another representative of Suiza met with Philip E. Cline, President of the Company, and toured the Company's plants in Burton and Port Huron, Michigan, Marietta, Ohio, Charleston, West Virginia, and Somerset, Kentucky. From August 1, 1998 to September 9, 1998, Suiza's advisors conducted accounting and legal due diligence.

     Suiza and the Company commenced negotiations on the Merger Agreement in early August 1998. The terms of the Merger Agreement were finalized on September 10, 1998, subject to approval by the respective boards of directors of Suiza and the Company. At a meeting of the Company's Board of Directors held on September 10, 1998, the Company's legal advisors reviewed key provisions of the Merger Agreement. Following discussions with respect to the Merger Agreement and after receiving Chaffe's fairness opinion, the Company's Board of Directors unanimously voted to approve the Merger and the Merger Agreement. On September 10, 1998, Suiza's board of directors also met and approved the Merger and the Merger Agreement. Later that evening, the parties executed the Merger Agreement, which was publicly announced on the morning of September 11, 1998 by a press release issued by each of the Company and Suiza before the opening of trading on NASDAQ and the New York Stock Exchange.

     The Merger Agreement was approved by Company shareholders at a special meeting held on December 4, 1998.

     On January 18, 1999 the Company announced that Suiza and the Company had executed an Amendment No. 1 to the Merger Agreement.

     Amendment No. 1 to the Merger Agreement, dated January 18, 1999, extended from December 31, 1998 to April 15, 1999 the date on which either party could terminate the Merger Agreement (as amended) if the Merger had not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, the Company and the Inside Shareholders provided that at completion of the Merger, those Inside Shareholders would sell Two Million (2,000,000) Company Shares to Suiza, and would receive, in lieu of the $19.00 per Share cash merger consideration, the cash sum of $10.00 per Share, without interest, plus the right to receive up to an additional $9.00 per Share if certain earnings and performance goals were met between the date of the Merger and March 31, 2000. The Inside Shareholders, all of whom are either Company directors or related parties, proposed this arrangement in response to Suiza's concern with Broughton's financial performance since the September 11, 1998 announcement of the proposed Merger, in an effort to ensure performance and consummation of the Merger Agreement by Suiza.

     On March 18, 1999 the DOJ filed a Motion for TRO, Motion for Preliminary Injunction and a Complaint in the United States District Court for the Eastern District of Kentucky, London Division, seeking to enjoin the proposed acquisition of the Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction. Suiza and the Company independently concluded and agreed not to contest the motion for TRO. On March 18, 1999 the court entered a TRO enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, the proposed Merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control. By terms of the Court's order, the TRO remained in effect until such time as the Court addresses the DOJ's Motion for Preliminary Injunction.

     On April 6, 1999, Mr. Engles and Mr. Noll met with Mr. Reynolds and Mr. Taylor in Huntington, West Virginia to discuss options available to Suiza and the Company in light of (i) the DOJ's lawsuit seeking to prevent the Merger; and
(ii) Suiza's concern with the Company's financial performance since the September 11, 1998 announcement of the proposed Merger.

     On April 7, 1999, the Company received notice of the USDA's debarment of the Southern Belle Division and suspension and proposed debarment of the Company. See "PARTIES TO THE MERGER -- Certain Information Concerning the Company -- Legal Proceedings".

     On April 13, 1999, Mr. Engles and Mr. Noll again met with Mr. Reynolds and Mr. Taylor in Huntington, West Virginia to discuss options available to Suiza and the Company in light of (i) the DOJ's lawsuit seeking to prevent the Merger;
(ii) the USDA's debarment of the Company's Southern Belle Division and suspension and proposed debarment of the Company; and (iii) Suiza's concern with the Company's financial performance since the September 11, 1998 announcement of the proposed Merger.

     Suiza and Broughton management each unilaterally determined that in view of the projected expense of contesting the DOJ's Motion for Preliminary Injunction and Complaint, the reasonably anticipated duration of such legal proceedings and the uncertainty as to the outcome of legal proceedings, the options available to Suiza and Broughton were to either terminate the Merger Agreement and abandon the Merger or to amend the Merger Agreement in such a manner as to permit consummation of the Merger. DOJ had indicated to both Suiza's and the Company's legal counsel that divestiture and sale of the Southern Belle Division would likely resolve the DOJ litigation. However, failure to obtain the Southern Belle Division in the Merger would deprive Suiza of the revenues it had anticipated from that unit, as well as the anticipated economies and synergies it had projected in incorporating the Southern Belle Division into its operations, both factors having been considered in establishing the $19.00 per Share Merger Consideration provided in the Merger Agreement.

     The anticipated expense to Suiza of contesting the USDA proceedings following the Merger, and the loss of revenue resulting from the suspension and proposed debarment of the Company as well as the financial performance of the Company since September 11, 1998 were also factors which had not existed in establishing the $19.00 Merger Consideration in the Merger Agreement.

     The required divestiture of the Southern Belle Division would likewise remove that entity from the contingent price earnout provisions of the Stock Purchase Agreement and invalidate the economic assumptions underlying the terms thereof.

     Accordingly, Mssrs. Engles, Noll, Reynolds and Taylor agreed at their April 13, 1999 meeting: (i) to negotiate with DOJ to effect a divestiture and sale of the Southern Belle Division on terms which would permit consummation of the Merger; (ii) to propose to the Broughton Board of Director's an adjustment of the Merger Consideration from $19.00 per Share to $16.50 per Share for all Company shareholders except the Inside Shareholders; (iii) to propose to the Inside Shareholders an adjustment of the consideration to be received by the Inside Shareholders from the $10 cash per Share plus $9.00 per Share contingent on earnings and performance goals as provided for in the Stock Purchase Agreement to $11.25 per Share, plus the contingent right to receive an additional $1.25 per share if certain conditions are satisfied.

     Both Suiza and the Company directed their legal counsel to commence negotiations with DOJ towards a mutually agreeable consent decree and to prepare an Amended Merger Agreement. On April 13, 1999, the Company advised Chaffe of the background of events since the December 4, 1998 special meeting of Company shareholders and of the terms of the proposed Amended Merger Agreement, and engaged Chaffe to provide to the Company's Board of Directors its opinion as to whether or not the Merger Consideration of $16.50 would be fair from a financial point of view to the Company's Shareholders (other than the Inside Shareholders).

     The terms of the Amended Merger Agreement and Amended Stock Purchase Agreement were finalized on April 27, 1999, subject to approval by the respective boards of directors of Suiza and the Company. At a meeting of the Company's Board of Directors held on April 28, 1999, the Company's legal advisors reviewed key provisions of the Amended Merger Agreement. The Company's Board of Directors unanimously approved the Amended Merger Agreement.

     Following discussions with respect to the Amended Merger Agreement and after receiving Chaffe's fairness opinion, the Company's Board of Directors unanimously voted to approve the Merger and the Amended Merger Agreement.

     In making its decision and concluding to recommend to holders of Company Common Stock that they vote their Shares in favor of the Amended Merger Agreement, the Board of Directors considered a number of factors, including, among others, the following material considerations:

        (a) the directors' familiarity with and review of the business, financial condition and results of operations of the Company and the Company's competitive position in its business, as well as other financial information and general economic conditions including but not limited to the DOJ institution of a lawsuit to enjoin the Merger, the significant uncertainties of the financial impact of the USDA's debarment of the Southern Belle Division and the USDA's suspension and proposed debarment of the Company;

        (b) the possible alternatives to the Merger including, among others, continuing to operate the Company as an independent entity and the risks associated therewith given the Company's net operating losses in the fourth quarter of 1998 and first quarter of 1999 and the uncertainties associated with the USDA's actions;

        (c) the market price of the Company's Common Stock, management's valuation of the Company's Common Stock relative to the value represented by the Merger Consideration to be received and the fact that the Merger Consideration to be received represented a premium over the market price of the Company's Common Stock since the announcement of the DOJ's lawsuit seeking to enjoin the Merger;

        (d) the anticipated costs associated with contesting the DOJ's lawsuit and the USDA proceedings;

        (e) the directors' belief that the Merger Consideration offered by Suiza represented the highest price per share that could be negotiated with Suiza given the required divestiture of Southern Belle by Suiza; the financial performance of the Company in the fourth quarter of 1998 and first quarter of 1999 and the suspension and debarment proceedings brought by the USDA;

        (f) the presentations by directors Marshall T. Reynolds and Kirby J. Taylor;

        (g) the presentation by Chaffe, including the Opinion of Chaffe to the effect that Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Inside Shareholders); and

        (h) the terms and conditions of the Amended Merger Agreement, including, among others, the right of the Board of Directors (A) in connection with the discharge of its fiduciary duties to the Company and the shareholders, to, in certain circumstances, withdraw, modify or amend its recommendation to the shareholders to accept the Merger and pursue a competing transaction with another party and (B) in certain circumstances to terminate the Amended Merger Agreement, and the financial consequences of such termination.

     The Board of Directors did not assign relative weights to the foregoing factors or determine that any factor was of specific importance as compared to any other factor. Rather, the Board of Directors viewed its position and recommendation as being based on the totality of the information presented to it and considered by it.

THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE AMENDED MERGER AGREEMENT ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

     The Board of Directors of the Company retained Chaffe on August 10, 1998 as its financial advisor to advise it as to the fairness, from a financial point of view, of the Merger Agreement's Merger Consideration to the Company shareholders.

     At the September 10, 1998 meeting of the Company's Board of Directors, Chaffe rendered its written Opinion dated September 9, 1998 that as of the date of such Opinion, the Merger Agreement's Merger Consideration was fair, from a financial point of view, to the holders of Shares of Company Common Stock.

     THE FULL TEXT OF CHAFFE'S SEPTEMBER 9, 1998 OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CHAFFE, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B-1 AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY.

     Chaffe's September 9, 1998 Opinion was directed to the Company's Board of Directors, and did not constitute a recommendation as to how any holder of Shares of Company Common Stock should vote on the Merger.

  Chaffe April 1999 Engagement and Opinion

     The Board of Directors of the Company retained Chaffe on April 20, 1999 as its financial advisor to advise it as to the fairness, from a financial point of view, of the Amended Merger Agreement's Merger Consideration to the Company shareholders other than the Inside Shareholders.

     At the April 28, 1999 meeting of the Company's Board of Directors, Chaffe rendered its oral opinion, and followed with its written opinion dated April 29, 1999 (the "April 29, 1999 Opinion"), that, as of such date, the Amended Merger Agreement's Merger Consideration was fair, from a financial point of view, to the holders of 3,774,335 shares of Company Stock subject to a cash price of $16.50 per share (the "Public Shares").

     THE FULL TEXT OF CHAFFE'S APRIL 29, 1999 OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CHAFFE, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B-2 AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     CHAFFE'S APRIL 29, 1999 OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS, AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF COMPANY COMMON STOCK SHOULD VOTE ON THE MERGER.

     The following discussion is a summary of the analysis underlying the conclusion expressed in the April 29, 1999 Opinion.

     In connection with its opinion, Chaffe reviewed, among other things, (i) the Agreement and Plan of the Merger, dated September 10, 1998; (ii) a draft of Amendment No. 2 to the Agreement and Plan of Merger; (iii) the Company's Annual Reports to Stockholders for the five years ended December 31, 1997; (iv) the Company's Annual Report on Form 10-K for the year ended December 31, 1998; (v) the initial public offering Prospectus of the Company; (vi) certain Company interim reports to stockholders and Quarterly Reports on Form 10-Q; (vii) certain publicly-available industry and company financial information; (viii) certain internal financial analyses and forecasts for the Company that were prepared by its management. Chaffe held discussions with members of the senior management of the Company regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition, and future prospects of the Company. In addition, Chaffe reviewed the reported price and trading activity for the Company's Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly-traded, reviewed the financial terms of certain recent business combinations in the dairy industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate. Chaffe relied upon the accuracy and completeness of all of the financial and other information reviewed by it and Chaffe assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Chaffe did not make any independent evaluation or appraisal of the assets and liabilities of the Company and Chaffe was not furnished with any such evaluation or appraisal. Chaffe's opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote with respect to such transaction.

     The following is a summary of certain of the financial analyses used by Chaffe in connection with providing its opinion to the Company Board of Directors.

  Terms of the Offer

     Chaffe reviewed the terms of the revised Suiza offer as set forth in the Amended Merger Agreement. Chaffe notes that the agreement calls for the Public Shares to be exchanged for $16.50 cash. The remaining 2,000,000 shares, held by five Company Directors and certain of their affiliates (the "Insider Shares"), are to be exchanged for $11.25 cash, plus the right to receive an additional $1.25 per share, contingent upon certain conditions being satisfied. Based on the total 5,774,335 shares of Company common stock outstanding, the aggregate merger consideration will be $84,776,528 to the holders of the Company Common Stock. The terms of the offer have been amended from the original offer of $19.00 per share for 5,774,335 shares, or an aggregate value of $109,712,365.

  Historical Stock Trading Analysis

     Chaffe reviewed the historical daily price and trading volume for the Company Common Stock (NASDAQ: MILK) for the period from December 9, 1997, the date of its initial public offering, to April 22, 1999. Chaffe notes that the closing price on December 9, 1997 was $16.63 per share and the closing price on April 22, 1999 was $13.19 per share. The high closing price during this period was $18.50 per share and the low was $9.50.

     Chaffe also reviewed the weighted average of the closing prices of the Company Common Stock for the three month period through April 22, 1999 (the "3 Month Average") and the period from December 9, 1997 through August 22, 1999 (the "Total Average"). Chaffe notes that the 3 Month Average and the Total Average were, respectively, $12.75 and $16.14 per share.

     Additionally, Chaffe reviewed the trading volume of the Company Common Stock as compared to a peer group of food companies comprised of Dean Foods Company ("DF"), Suiza, Dreyer's Grand Ice Cream, Inc. ("DRYR"), Michael Foods, Inc. ("MIKL") and Suprema Specialties, Inc. ("CHEZ") (collectively, the "Peer Group"). Chaffe compared the average daily volume, from December 9, 1997 through April 22, 1999, as a percentage of shares outstanding and notes that the Peer Group ranged from 0.30% to 1.02%, with a median of 0.48%, while the Company's number was 0.38%.

  Selected Companies Analysis

     Chaffe reviewed and compared certain financial information and ratios relating to the Company to corresponding financial information and ratios for the Peer Group. Chaffe reviewed the following: return on last 12 months ("LTM") sales; asset turnover (LTM sales divided by average assets); adjusted (by after-tax interest expense) net margin; adjusted return on assets ("AROA"); adjusted return on equity ("AROE"); leverage ratio (debt divided by debt plus equity); and current ratio (current assets divided by current liabilities).

     Chaffe analyses indicated the following median Peer Group ratios, compared to those of the Company: return on LTM sales of 2.75% compared to 1.07%; asset turnover of 2.05 compared to 2.96; adjusted net margin of 3.89% compared to 1.35%; AROA of 7.80% compared to 4.00%; AROE of 17.01% compared to 5.74%; leverage ratio of 52.31% compared to 36.91%; and current ratio of 1.53 compared to 2.22.

     Chaffe also reviewed certain market pricing multiples of the Peer Group, which multiples were calculated using the respective closing price per share, on April 22, 1999. Chaffe reviewed the following: (i) enterprise value as a multiple of LTM revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) price-to-estimated earnings multiples based on FYE 1998 and 1999 Zack's earnings estimates; and (iii) price as a multiple of LTM revenues, earnings, cash flow after tax ("CFAT") and equity.

     Chaffe analyses indicated the following median peer group multiples: (a) enterprise value as a multiple of LTM revenues of 0.62x; (b) enterprise value as a multiple of LTM EBITDA of 6.34x; (c) price-to-estimated 1998 and 1999 earnings multiples of 11.48x and 11.61x, respectively; (d) price-to-LTM earnings of 10.23x; (e) price-to-LTM revenues of 0.36x; (f) price-to-LTM CFAT of 6.70x; and
(g) price as a multiple of equity of 1.92x.

  Adjustments to Financials

     In performing its analysis, Chaffe made adjustments to the Company's financial statements for the year ended December 31, 1998 and the LTM through February 28, 1999, to account for non-recurring merger-related expenses, the mid-year acquisition by the Company of London's Farm Dairy ("LFD"), and the extraordinary increase in the cost of butterfat and raw milk.

     Merger-related expenses, including legal and consulting costs, totaled $493,000 for the twelve months through February 28, 1999. Chaffe increased the Company's earnings before interest and taxes ("EBIT") by this amount in performing its analysis.

     In May 1998, the Company acquired LFD. The acquisition was accounted for as a purchase; therefore, Company financial statements for the year ended December 31, 1998 included the operations of LFD only from the time of purchase. In adjusting the financial statements, Chaffe included revenues, gross profit and EBIT of LFD prior to the acquisition. Additionally, Chaffe considered the increased level of interest expense on long-term debt used to fund the acquisition.

     In the third and fourth quarters of 1998, butterfat and raw milk prices increased substantially. The effect on the Company was a reduction in gross profit, which led to several months of net losses. In adjusting the financials to normalize earnings, Chaffe determined an applicable gross margin of 21% and an EBIT margin of

3.6%, which are consistent with the Company's historical performance and management's expectations of future costs. The adjusted figures, which are used in the valuation models, are shown below.

                            ITEM                              ACTUAL 12/98     ADJUSTED
                            ----                              ------------   ------------
Revenue.....................................................  $179,432,029   $200,794,000
Net Income..................................................  $  1,925,093   $  3,572,743
EBIT........................................................  $  3,997,000   $  7,228,584
EBITDA......................................................  $  6,594,267   $ 10,380,167

  Discounted Cash Flow Analysis

     Chaffe performed discounted cash flow ("DCF") analyses based on projected free cash flow to the firm ("FCFF") of the Company and various growth rate assumptions. Chaffe based these assumptions on, among other factors, discussions with Company management, internal Company projections and industry analysts' reports.

     Chaffe calculated the FCFF, based on the Company's adjusted EBIT of $7,228,584, its tax rate of 39.16% and its depreciation expense of $3,151,583, to be $5,049,346. In this calculation, Chaffe assumes capital expenditures to be $2.5 million and no increase in the Company's net working capital. Chaffe discounted the FCFF at a weighted-average cost of capital ("WACC") of 13.67%. This rate is based on the firm's market value of common equity of $76.1 million at April 22, 1999, its market value of long-term of $19.9 million, the cost of equity of 16.11% (the median rate for the Dairy Product industry from Ibbotson Associates Cost of Capital Quarterly 1998 Yearbook) and the Company's after-tax cost of debt of 4.14%.

     In the two-stage model, Chaffe applied a four-year growth rate of 19% to the Company's projected FCFF, followed by a rate of 4% in perpetuity after the fourth year. This assumes the Company will initially continue to grow through acquisitions, and is based on industry analysts' projections. Chaffe discounted this cash flow at a rate of 13.67% and applied a control premium of 24.05% (Houlihan Howard Lokey & Zukin 1998 Control Premium Study), which results in a control value of $15.44 per share. Chaffe then performed an analysis of the sensitivity of the value indication to changes in the initial growth rate assumptions, and determined that initial four year growth ranging from 14% to 24% results in a range of control value between $12.73 and $18.49 per share.

     In the single-stage DCF scenario, Chaffe calculated the Company's sustainable growth rate to be 8.05%, based on its adjusted ROE and dividend payout rate. Chaffe applied this growth rate to the Company's projected FCFF in perpetuity, and discounted the result at a rate of 13.67%, resulting in a control value of $17.41 per share. Chaffe again performed a sensitivity analysis by applying perpetual growth rates ranging from 6.05% to 10.05% to the FCFF, which resulted in a range of control values between $11.65 and $29.54 per share.

  Merger Analysis

     Chaffe analyzed certain information relating to a group 16 selected transactions in the dairy industry (the "Dairy Merger Group") announced since 1992, and another group of 23 transactions in the food products industry (the "Food Merger Group") announced since 1997. Chaffe performed an analysis of the transactions to determine the following multiples: price-to-earnings, price-to-revenue, price-to-equity, total invested capital ("TIC")-to-EBIT, TIC-to-EBITDA, and TIC-to-revenue. The analyses, with certain data points not being publicly available, indicate the following median pricing multiples, and the indicated value per share as applied to the Company:

                                                           DAIRY MERGER GROUP     FOOD MERGER GROUP
                                                          --------------------   --------------------
                                                          MULTIPLE   PER SHARE   MULTIPLE   PER SHARE
                                                          --------   ---------   --------   ---------
Price/Earnings..........................................   17.68      $10.94      19.98      $12.36
Price/Revenue...........................................    0.48      $16.69       0.48      $16.69
Price/Equity............................................    6.31      $37.21       2.25      $13.27
TIC/EBIT................................................   16.44      $17.13      15.13      $15.49
TIC/EBITDA..............................................   15.14      $23.77      10.57      $15.55
TIC/Revenue.............................................    0.36      $ 9.07       0.64      $18.81

  Control Premium Analysis

     The extent or size of a control premium (consideration paid over the target's market value) is based upon relationships that exist in the public marketplace, as evidenced by price movements and price relationships before control bids are made (or known to be imminent) and the final prices at which control is secured by subsequent bids or tender offers made to the public shareholders. According to the Houlihan Lokey Howard & Zukin 1998 Control Premium Study, the prices after control or takeover bids were tendered for the food products industry, including the dairy industry, for transactions for the 18 months through December 31, 1998 represented premiums to the target's unaffected market value ranging from 6.50% to 87.20%, with a median of 24.05%.

     For comparison purposes, Chaffe calculated the control premium of the offer. Based on the Suiza offer for the Public Shares of $16.50 as compared to the current market price of the Company as of April 22, 1999 of $13.19 per share, the offer represents a 25.09% premium. Chaffe also determined the unaffected market price of the Company to be $10.50, on April 19, 1999. The Suiza offer for the Public Shares represents a premium of 57.14% over this unaffected market price. The control premiums calculated for the offer are in line with those cited in the study mentioned above.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Chaffe's opinion. In arriving at its fairness determination, Chaffe considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction. The analyses were prepared solely for purposes of Chaffe providing its opinion to the Company's Board of Directors as to the fairness of the Merger Consideration pursuant to the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Chaffe does not assume responsibility if future results are materially different from those forecast.

     Through its experience in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, Chaffe & Associates, Inc. states that it is competent to perform a fair market value of this transaction. Neither Chaffe nor any of its officers or employees has any interest in any securities of the Company or Suiza. Chaffe has, however, undertaken several assignments for entities in which Mr. Marshall
T. Reynolds, Chairman of the Board of Directors of the Company, has an interest, and has been an intermediary in transactions to which Mr. Reynolds was a party. Further, Chaffe currently is acting as the financial advisor in the merger of another institution in which Mr. Reynolds has a significant interest.

     Pursuant to a letter agreement dated August 10, 1998 (the "1998 Engagement Letter"), the Company engaged Chaffe to act as its financial advisor in connection with the Merger. Pursuant to the terms of the 1998 Engagement Letter, the Company paid Chaffe a fee of $25,000, plus $1,159 out-of-pocket expenses, for its services in connection with the September 9, 1998 Opinion. Further, the Company has paid Chaffe for certain other services, on an hourly basis, pertaining both to the Merger in general and the Opinion in particular. The fees received by Chaffe in connection with its services to the Company are not dependent or contingent upon the occurrence or lack thereof of any transaction, including the Merger.

     Pursuant to a letter agreement dated April 20, 1999 (the "1999 Engagement Letter"), the Company engaged Chaffe to act as its financial advisor in connection with the Amended Merger Agreement. Pursuant to the terms of the 1999 Engagement Letter, the Company has agreed to pay Chaffe a fee of $30,000, plus out-of-pocket expenses, for the April 29, 1999 Opinion. Further, the Company has agreed to pay Chaffe on an hourly basis (the "Advisory Services and Additional Services") for its work pertaining both to the Merger in general and the April 29, 1999 Opinion in particular. The fees received by Chaffe in connection with its services to the Company were not dependent or contingent upon the occurrence or lack thereof of any transaction, including the Merger.

     The Company has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, stockholders, employees, attorneys, agents and representatives, and the successors and assigns of each of the foregoing parties from and against any person claiming to have relied on Chaffe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinions or any other services performed by Chaffe, provided that Chaffe has not been grossly negligent or guilty of reckless or willful misconduct in connection with the opinions, or any other services.

     In summary, based on the Amended Merger Agreement's Merger Consideration of $16.50 per share for the Public Shares and the above analysis, it is Chaffe's opinion that the proposed transaction is fair, from a financial point of view, to the holders of the Public Shares of the Company's common stock as of the date of the opinion.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for by the Company using the purchase method of accounting in accordance with generally accepted accounting principles ("GAAP"). In the application of the purchase method of accounting, all assets and liabilities of the Company will be recorded at their fair value at the Effective Time, with a resulting adjustment to shareholders' equity in an amount equal to the difference between the price paid by Suiza and the fair value of the Company's assets minus its liabilities.

REGULATORY REQUIREMENTS APPLICABLE TO THE MERGER

     On April 28, 1999, Suiza, Broughton and DOJ entered into a stipulation and proposed consent decree to settle the action brought by DOJ to prevent consummation of the Merger. As soon as the stipulation is filed with and entered by the district court, Suiza and Broughton may consummate the Merger, assuming all other conditions to consummation are satisfied. The stipulation was entered by the district court on May 3, 1999. Pursuant to the stipulation, Suiza and Broughton have agreed to abide by the terms of the proposed consent decree until such time as that decree, in the form of a final judgment, shall be approved by the district court. Under the Antitrust Procedures and Penalties Act of 1974 (also known as the "Tunney Act"), 15 U.S.C. sec.16, the district court is required to undertake a careful review of the proposed consent decree to ensure that it is in the public interest. The statute requires that the proposed consent decree be placed on the public record for comment for a period of 60 days following its filing with the court, and that DOJ provide a "Competitive Impact Statement" explaining the proposed decree. Suiza and Broughton are required to make certain procedural filings during this period. At the conclusion of the comment period, the court shall review the proposed decree, along with the public comments, if any, and determine whether to enter the proposed decree as a final judgment. Suiza and Broughton have every expectation that the district court will enter the proposed decree at some time after the public comment period has expired.

     The stipulation and proposed decree requires Suiza to divest the Southern Belle Dairy and its associated assets to a buyer acceptable to DOJ within six months of the filing of the proposed consent decree or five days after the entry of the final judgment by the district court, whichever is later. After consummation of the Merger, but pending divestiture, Suiza is required to hold the Southern Belle Dairy separate from its other businesses and to take steps to insure that the Southern Belle Diary's business is maintained. Suiza is required to file certain reports with DOJ pending divestiture reporting on the steps it has taken to comply with these requirements.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger, the shareholders should be aware that certain officers and directors of the Company have the following interests in the Merger, separate from and in addition to their interests as shareholders of the Company generally. The Board of Directors was aware of these interests and took them into account in approving the Merger, the Merger Agreement, the Amended Merger Agreement and the transactions contemplated thereby.

     Pursuant to the Amended Merger Agreement, the Surviving Corporation and Suiza have agreed that they will indemnify, defend and hold harmless officers, directors and employees of the Company and its subsidiaries who were such at any time prior to the Effective Time from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by the Amended Merger Agreement to the fullest extent permitted or required under applicable law, and advance expenses to such indemnified parties subject to a customary reimbursement agreement. All indemnification rights of such officers, directors and employees existing prior to the Effective Time under the Company's Articles of Incorporation or Regulations shall survive the Merger and continue thereafter. The Surviving Corporation will maintain in effect, for not less than one year after the Effective Time, the current policies of directors' and officers' liability insurance with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation or Suiza may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are not materially less advantageous to the indemnified parties; and provided further, that the Surviving Corporation (or Suiza, if it shall substitute policies) will not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by the Company for its existing coverage.

                          THE AMENDED MERGER AGREEMENT

     On September 10, 1998, the Company, Suiza and Merger Sub entered into the Merger Agreement. On January 18, 1999, the Company, Suiza and Merger Sub entered into Amendment No. 1 to the Merger Agreement and Suiza and the Inside Shareholders entered into the Stock Purchase Agreement. On April 28, 1999, the Company, Suiza and Merger Sub entered into Amendment No. 2 to the Merger Agreement, which amends the Merger Agreement and supersedes Amendment No. 1 to the Merger Agreement. Suiza and the Inside Shareholders executed Amendment No. 1 to the Stock Purchase Agreement concurrently with execution of the Amended Merger Agreement. The following is a summary of the material provisions of the Amended Merger Agreement and the Amended Stock Purchase Agreement, a copy of the Amended Merger Agreement is attached hereto as Appendix A and a copy of the Amended Stock Purchase Agreement is attached hereto as Appendix D. Such summary is qualified in its entirety by reference to the Amended Merger Agreement and Amended Stock Purchase Agreement.

     THE MERGER. The Amended Merger Agreement provides that, at the Effective Time of the Merger, in accordance with the Amended Merger Agreement and the OGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation ("Surviving Corporation"). As a consequence, the Company will become a wholly owned subsidiary of Suiza. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Suiza, the Merger Sub or the holder of any Shares, each Share issued and outstanding (other than treasury shares, dissenting shares and Shares owned by any subsidiary of the Company) immediately prior to the Effective Time shall be converted into and become the right to receive $16.50 per Share, except that pursuant to the Amended Stock Purchase Agreement, with respect to 2,000,000 Shares of Common Stock held by the "Inside Shareholders", each of those 2,000,000 Shares will be purchased by Suiza for $11.25 in cash, without interest thereon, plus the contingent right to receive an additional $1.25 per Share if certain conditions are satisfied. All of the issued and outstanding shares of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall after the Merger be converted into and become 1,000 fully paid and nonassessable shares of the capital stock of the Surviving Corporation.

     EFFECTIVE TIME. Subject to the terms and conditions of the Amended Merger Agreement, the Merger shall become effective at the time a properly executed certificate of merger is filed with the Secretary of State of Ohio. The certificate of merger will be filed as soon as practicable following fulfillment of the conditions precedent of the Amended Merger Agreement. See "THE MERGER AGREEMENT -- Conditions Precedent."

     DIRECTORS AND OFFICERS. The persons appointed by Suiza in its sole discretion, to be the directors and officers of the Merger Sub shall be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Regulations.

     EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Surviving Corporation shall cause Wachovia Shareholder Services, (the "Exchange Agent") to mail to each holder of record of a certificate or certificates (the "Certificates") representing Shares that, in accordance with the Amended Merger Agreement, have been converted into the right to receive $16.50 in cash, without interest thereon (the "Merger Consideration"), (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. As soon as practicable after the Effective Time, an amount in immediately available funds equal to the aggregate Merger Consideration will be deposited in trust with the Exchange Agent. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with its terms, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration per Share multiplied by the number of Shares represented by such Certificate. Any Certificate so surrendered shall forthwith be canceled. In no event will the holder of any Certificate be entitled to receive interest on any funds to be received by reason of the Merger. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such taxes have been paid or are not applicable. Until surrendered as contemplated herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

     COMPANY SHAREHOLDERS SHOULD NOT SEND ANY OF THEIR SHARE CERTIFICATES REPRESENTING COMPANY SHARES TO THE COMPANY OR TO THE EXCHANGE AGENT UNTIL THEY ARE FORMALLY NOTIFIED THAT THE MERGER HAS BEEN CONSUMMATED AND THEY RECEIVE A LETTER OF TRANSMITTAL FORM. ANY CERTIFICATES SUBMITTED BEFORE THAT TIME WILL BE RETURNED TO THE SHAREHOLDER.

     Shareholders whose certificates have been lost, stolen or destroyed will be entitled to receive the applicable Merger Consideration in exchange therefor upon presentation of a satisfactory affidavit reciting such a loss, theft or destruction, and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct.

     REPRESENTATIONS AND WARRANTIES. In the Amended Merger Agreement, the Company has made customary representations and warranties to Suiza and Merger Sub. The representations and warranties of the Company relate, among other things, to the following: (i) the incorporation, existence, good standing and qualification to do business of the Company and its subsidiaries; (ii) the capitalization of the Company and its subsidiaries; (iii) its authorization, execution, delivery and performance and the enforceability of the Amended Merger Agreement and related matters; (iv) the absence of conflicts, violations and defaults under its Articles of Incorporation and Regulations and certain other agreements and documents; (v) the documents and reports filed by the Company with the Securities and Exchange Commission (the "SEC") and the accuracy and completeness of the information contained therein; (vi) the absence of certain changes or events since June 30, 1998; (vii) pending or threatened litigation;
(viii) employee benefits matters; (ix) vote required; (x) the Company's receipt of Chaffe's Opinion; (xi) compliance by the Company and its subsidiaries with applicable laws; (xii) tax matters; (xiii) certain material contracts of the Company and its subsidiaries; (xiv) labor relations; (xv) relationships with customers and suppliers; (xvi) intellectual property; (xvii) environmental matters; (xviii) insurance; (xix) real property leased or owned by the Company or its subsidiaries; (xx) Year 2000 compliance; (xxi) commitments with respect to the announced expansion of the Company's Marietta, Ohio facility; and (xxii) inapplicability of any takeover statute under the OGCL.

     Suiza and Merger Sub have also made customary representations and warranties to the Company. Representations and warranties of Suiza and Merger Sub relate, among other things, to: (i) their incorporation, existence, good standing and qualification to do business; (ii) their authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters. Suiza has made an additional representation and warranty with respect to its ability to have available sufficient funds to pay the aggregate Merger Consideration.

     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company has agreed that, prior to the Effective Time, unless Suiza otherwise agrees in writing or except as otherwise required by the Amended Merger Agreement: (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time; (ii) the Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and their books, accounts and records in the usual manner consistent with past practice; (B) comply in all material respects with all laws (including "social laws"), ordinances and regulations of governmental entities applicable to the Company and its subsidiaries; (C) maintain and keep their material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects their obligations under all material contracts and commitments to which any of them is a party or by which any of them is bound; (iii) the Company shall not and shall not propose or agree to (A) sell or pledge or agree to sell or pledge any of its capital stock or any capital stock owned by it in any of its subsidiaries or owned by any of its subsidiaries, (B) amend its Articles of Incorporation or Regulations, (C) split, combine or reclassify its outstanding stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of stock of the Company, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Common Stock; (iv) the Company shall not, nor shall it permit any of its subsidiaries to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective stock of any class, any indebtedness having the right to vote on any matter on which the Company's shareholders may vote or any option, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of stock; (B) other than finalization of the expansion of the hardening room at the Company's Marietta facility, incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business, it being understood, without limitation, that the Company and its subsidiaries shall immediately cease work on the proposed expansion of the Marietta facility and shall not enter into any additional commitments, understandings or agreements with respect to such expansion; (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (D) incur any additional material transaction fees, costs or expenses; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (v) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law and except as expressly provided in the Amended Merger Agreement, enter into any new (or amend any existing) Company employee benefit plan or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of current or former directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any director, officer or employee, except in any of the foregoing cases in accordance with pre-existing contractual provisions or in the ordinary course of business consistent with past practice;
(vi) settle or compromise any suit or claim or threatened suit or claim material to the transactions contemplated hereby or material to the Company and its subsidiaries, individually or in the aggregate; (vii) the Company shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal, preferential right, right of first offer or any other material right of the Company or any of its subsidiaries, except in the ordinary course of business; (viii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) create or permit any lien or other encumbrance affecting real property owned or leased by the Company or any of its subsidiaries (the "Real Estate"); (B) commit any waste or nuisance upon the Real Estate; (C) impose any easements, covenants, conditions or restrictions on the Real Estate; (D) institute or participate in any annexation, zoning, platting, or other governmental action regarding the Real Estate; or (E) enter into or modify any contract or other agreement that in any way affects the Real Estate and that will survive the Effective Time, unless such contract or agreement is cancelable, without cost, with thirty days prior written notice; (ix) the Company shall not, nor shall it permit any of its subsidiaries to, without the prior written consent of Parent, enter into any lease for the use or occupancy of the Real Estate with a term in excess of 12 months or amend, renew, modify or terminate any of the leases relating to Real Estate; (x) the Company shall cause at or prior to the Effective Time the release of all liens against the Real Estate; and (xi) the Company shall, and shall cause its subsidiaries to, perform all of the Company's (or its subsidiaries', as the case may be) obligations under any contracts pertaining to the Real Estate (including all leases) and promptly notify Suiza of any defaults thereunder.

     EMPLOYEE MATTERS. The Amended Merger Agreement provides that as of the Effective Time, the employees of the Company and each of its subsidiaries will continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and its subsidiaries will not be obligated to continue any employment relationship with any employee for any specific period of time. The Surviving Corporation will be the sponsor of the employee benefit plans sponsored by the Company immediately prior to the Effective Time, and Suiza will cause the Surviving Corporation and its subsidiaries to satisfy all existing obligations and liabilities under such employee benefit plans; provided, however, that except as contemplated by the Amended Merger Agreement, nothing contained in the Amended Merger Agreement will limit or restrict the Surviving Corporation's right on or after the Effective Time to amend, modify or terminate any of such employee benefit plans.

     INDEMNIFICATION. All rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Articles of Incorporation or Regulations, as in effect on the date of the Amended Merger Agreement, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect thereafter. The Surviving Corporation will maintain in effect for not less than one year after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring on or prior to the Effective Time. The Amended Merger Agreement further provides that the Surviving Corporation or Suiza may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are not materially less advantageous to the indemnified parties, provided that the Surviving Corporation (or Suiza, if it shall substitute policies) will not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by the Company for its existing coverage.

     In the event that any action, suit, proceeding or investigation relating to the Amended Merger Agreement or to the transactions contemplated thereby is commenced, whether before or after the Effective Time, the Company, Suiza and Merger Sub will cooperate and use their respective reasonable efforts to vigorously defend against and respond to the same.

     NO SOLICITATION. The Company has agreed (i) that neither it nor any of its subsidiaries will, and each of them will direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (iii) that it will notify Suiza immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its subsidiaries and will disclose to Suiza the material substance thereof.

     Notwithstanding the foregoing, the Amended Merger Agreement provides that if the Company receives a written proposal which the Board of Directors, in the exercise of its reasonable judgment, believes is likely to result in an Alternative Proposal, and such written proposal was not solicited by the Company, then the Company may directly or indirectly furnish information and access to, and may participate in discussions and negotiate with, the person or entity that has submitted such Alternative Proposal, but only if (i) the Board of Directors of the Company reasonably concludes that (A) all shareholders would receive Superior Consideration (meaning consideration consisting of cash and/or securities for all the shares of Common Stock then outstanding or for all or substantially all the assets of the Company that the Board of Directors determines in its good faith judgment (having received the advice of an unaffiliated reputable financial advisor) to be materially more favorable to shareholders than the Merger) if the Alternative Proposal is accepted and consummated, and (B) the proposed acquiror has the legal ability (including, without limitation, under antitrust laws) to complete such acquisition on a timely basis, and (C) such Alternative Proposal is not subject to a financing contingency, and (ii) the Board of Directors, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of such Board of Directors' fiduciary duties to the Company's shareholders.

     Neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Suiza, its approval or recommendation of the Amended Merger Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal, unless (x) the Alternative Proposal meets the requirements of the preceding paragraph, and the Board of Directors believes, in its good faith judgment, that such Alternative Proposal is more favorable to the Company's shareholders than the Merger and (y) the Board of Directors, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of its fiduciary duties to the Company's shareholders imposed by law; and (z) the Company has given Suiza two business days' prior notice of such action specifying the material terms of such Alternative Proposal.

     The Amended Merger Agreement provides that nothing in the Merger Agreement will prevent the Board of Directors from taking, and disclosing to its shareholders, a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, provided that such Board of Directors does not recommend that its shareholders tender their shares in connection with any such tender offer unless such recommendation is permitted as described above.

     INVESTIGATION; CONFIDENTIALITY. Pursuant to the Amended Merger Agreement, the Company has agreed to (i) provide Suiza and its representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its assets, properties, books and records, and (ii) furnish promptly to such persons (A) a copy of each report, statement, schedule, and other document filed or received by the Company pursuant to the requirements of federal or state securities laws or filed with any other governmental or regulatory authority, and (B) all other information and data (including, without limitation, copies of contracts, Company benefit plans and other books and records) concerning the business and operations of the Company as Suiza or any of such other persons reasonably may request.

     Suiza will hold, and will use its best efforts to cause its representatives to hold, in strict confidence, all such information pursuant to a Non-Disclosure Agreement dated May 27, 1998, between Suiza and the Company.

     CONDITIONS PRECEDENT. The Amended Merger Agreement provides that the respective obligations of the Company, Suiza and Merger Sub to effect the Merger are subject, among other things, to the fulfillment, or, where permissible, waiver of certain conditions, including, without limitation:

          (i) the approval of the Merger, the Amended Merger Agreement and the transactions contemplated thereby by the requisite vote of the shareholders;

          (ii) entry of a stipulation and filing of a proposed consent decree terminating the DOJ action on terms mutually agreeable to Suiza and the Company; and

          (iii) there has not been issued and in effect any preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction or other governmental entity which prevents the consummation of the Merger.

     The obligation of the Company to effect the Merger is also subject to the fulfillment of certain additional conditions, including:

          (i) the performance in all material respects of the agreements of Suiza and Merger Sub under the Amended Merger Agreement;

          (ii) the accuracy of the representations and warranties of Suiza and Merger Sub when made and on and as of the Effective Time, except as expressly contemplated or permitted by the Amended Merger Agreement; and

          (iii) the receipt of a certificate of the Chief Executive Officer, President or a Vice President of each of Suiza and Merger Sub to such effect.

     The obligations of Suiza and Merger Sub to effect the Merger are also subject to the fulfillment of certain additional conditions, including:

          (i) the performance in all material respects of the agreements of the Company under the Amended Merger Agreement;

          (ii) the accuracy of the representations and warranties of the Company when made and on and as of the Effective Time, except as expressly contemplated or permitted by the Amended Merger Agreement;

          (iii) the receipt of a certificate of the Chief Executive Officer, President or Vice President of the Company to such effect;

          (iv) Since June 30, 1998, there shall have been no change, occurrence or circumstance having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise), customer relations, supplier relations, business prospects, liabilities or results of operations (a "Company Material Adverse Effect"), and Suiza shall have received a certificate signed by the Chief Executive Officer, President or a Vice President of the Company to that effect ; however the Amended Merger Agreement further provides that Parent and Merger Sub agree to waive any right they may have under Section 9.3(b) of the Amended Merger

     Agreement to terminate the Amended Merger Agreement based on the financial operating performance of the Company between June 30, 1998 and March 31, 1999, so long as the Company's average monthly operating income for any calendar month after March 31, 1999 is not less than the average monthly operating income for the 3 months ended March 31, 1999, provided that such waiver shall not affect any right of Parent and Merger Sub to terminate such Agreement based on the failure of any other condition to their performance set forth therein;

          (v) The Company and its subsidiaries will take no action or agree to any resolution regarding the currently pending suspension, proposed debarment and related proceedings with the USDA without Suiza's prior written consent, and there will be no other suspension, debarment or similar proceedings pending or threatened against the Company or any of its subsidiaries;

          (vi) Holders of no more than 5% of the outstanding Shares of Company Common Stock shall have dissented and preserved their rights to seek appraisal in accordance with the OGCL; and

          (vii) Suiza's review of surveys, title commitments and responses to requests for verification of compliance with applicable laws will have revealed no facts or circumstances that may materially and adversely affect the value or use by Suiza or any of its subsidiaries of any of the Real Estate located at (i) Burton, Michigan, (ii) Port Huron, Michigan, (iii) Marietta, Ohio, (iv) Charleston, West Virginia, and (v) Somerset, Kentucky; provided that Suiza may not rely on such condition to terminate the Merger Agreement unless Suiza provides the Company reasonable notice of any such facts or circumstances that may materially and adversely affect the value or use by Suiza or any of its subsidiaries of any such Real Estate, and the Company has failed to cure within 20 days from the date of such notice.

     TERMINATION. The Amended Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after approval by shareholders of the Company, by mutual consent of the Company and Suiza.

     The Amended Merger Agreement further provides that it may be terminated and the Merger may be abandoned by action of the Company's Board of Directors or Suiza's board of directors if (a) the Merger has not been consummated by June 30, 1999 (provided that the terminating party shall not have breached in any material respect its obligations under the Amended Merger Agreement in a manner that would have contributed to the failure to consummate the Merger), or (b) the requisite approval of Company shareholders shall not have been obtained or (c) a federal or state court or other governmental entity shall have issued an injunction or other order which prevents consummation of the Merger, and such injunction order shall have become final and non-appealable; provided that the party seeking to terminate the Amended Merger Agreement has used all commercially reasonable efforts to remove such injunction, order or decree.

     The Amended Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time by action of the board of directors of Suiza if the Company's Board of Directors has withdrawn or modified in a manner adverse to Suiza its approval or recommendation of the Amended Merger Agreement or the Merger or has recommended an Alternative Proposal to the Company's Shareholders.

     The Amended Merger Agreement may further be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Company's Board of Directors if the Company's Board of Directors has withdrawn or modified in a manner adverse to Suiza its approval or recommendation of the Amended Merger Agreement or the Merger or has recommended an Alternative Proposal to the Company's shareholders.

     TERMINATION FEE. In the event that (i) Suiza terminates the Amended Merger Agreement following withdrawal or modification in a manner adverse to Suiza by the Company's Board of Directors of its approval or recommendation of the Amended Merger Agreement or the Merger, or following the Company's Board of Directors recommendation of an Alternative Proposal to the Company's shareholders, or (ii) the Company terminates the Amended Merger Agreement for a similar reason, then, in either such case, the Company shall, concurrently with such termination, pay Suiza a termination fee of $1,000,000 cash, which amount shall be payable by wire transfer of same day funds, and shall promptly reimburse Suiza for out of pocket costs and expenses incurred by Suiza in connection with the Merger, up to an aggregate of $400,000.

     FEES AND EXPENSES. Except as provided in the Amended Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs and expenses, except that regulatory filing fees, including those related to the HSR filing, will be paid one-half by each of Suiza and Company.

     AMENDMENT, EXTENSION AND WAIVER. The Amended Merger Agreement may be amended, supplemented or modified by action taken by or on behalf or the respective Boards of Directors of Suiza and Company at any time prior to the Effective Time, whether prior to or after the adoption of the Amended Merger Agreement at the Special Meeting, but after such adoption only to the extent no further shareholder approval is required. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by each party to the Amended Merger Agreement.

     The Amended Merger Agreement further provides that at any time prior to the Effective Time, the parties thereto, by action taken by or on behalf of their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Amended Merger Agreement or in any document delivered pursuant to the Amended Merger Agreement or (iii) waive compliance with any of the agreements or conditions of the other parties contained in the Amended Merger Agreement. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of the Amended Merger Agreement shall be deemed to be or construed as a waiver of the same or any other term or condition of the Amended Merger Agreement.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a general discussion of the material United States federal income tax consequences of the Merger. The discussion below with respect to the Company's shareholders does not deal with special classes of investors, such as holders who may be subject to the alternative minimum tax, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, tax-exempt organizations and regulated insurance companies. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

     A shareholder will recognize gain or loss upon receipt of the cash payable in exchange for his Shares in an amount equal to the difference between the aggregate amount received by him and such shareholder's aggregate tax basis in the Shares exchanged. A shareholder exercising dissenter's rights under the OGCL will also recognize gain or loss in an amount equal to the difference between the cash received by such shareholder in redemption of such shareholder's Shares and the shareholder's aggregate tax basis in such Shares. Recognized gain or loss will be capital gain or loss, assuming the Shares are held as a capital asset, and will be long-term capital gain or loss if such Shares are held for more than twelve months, and short-term capital gain or loss if such Shares are held for twelve months or less.

     THE FOREGOING PRESENTS THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND DOES NOT DISCUSS TAX CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS. ACCORDINGLY, SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND OF ANY STATE OR LOCAL INCOME TAX CONSEQUENCES, INCLUDING WITH RESPECT TO THE EXERCISE OF ANY DISSENTERS' RIGHTS.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company as of and for each of the five years ended December 31, 1998 and the three months ended March 31, 1998 and 1999. Such data as of and for each of the five years ended December 31, 1998, have been derived from the Company's audited consolidated financial statements. Such data for the three months ended March 31, 1998 and 1999 are derived from the Company's unaudited financial statements and, in the opinion of management, reflect all adjustments necessary (consisting of only normal recurring adjustments) to present fairly the financial results for such periods.

     The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the related notes thereto contained elsewhere in this Proxy Statement.

                                                                                            THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,                 ENDED MARCH 31,
                                       ------------------------------------------------   -----------------
                                        1994      1995      1996      1997       1998      1998      1999
                                       -------   -------   -------   -------   --------   -------   -------
                                                                                              UNAUDITED
STATEMENT OF OPERATIONS DATA:
  Net sales..........................  $73,552   $72,253   $83,919   $87,170   $179,432   $34,751   $49,704
  Cost of sales......................   59,238    58,992    68,669    69,292    142,343    27,130    41,250
                                       -------   -------   -------   -------   --------   -------   -------
  Gross profit.......................   14,314    13,261    15,250    17,878     37,089     7,621     8,454
                                       -------   -------   -------   -------   --------   -------   -------
  Operating costs and expenses:
    Selling and distribution.........   10,675    11,316    12,064    13,945     28,233     5,747     7,644
    General and administrative.......    2,328     2,294     2,453     2,080      5,451       888     1,762
                                       -------   -------   -------   -------   --------   -------   -------
  Operating income (loss)............    1,311      (349)      733     1,853      3,405       986      (952)
                                       -------   -------   -------   -------   --------   -------   -------
  Other income (expenses):
    Other income, net (1)............       72       132     3,244       230        592       159        93
    Interest (expense), net..........     (195)     (239)     (217)     (143)      (833)       (2)     (365)
                                       -------   -------   -------   -------   --------   -------   -------
  Income (loss) before income
    taxes............................    1,188      (456)    3,760     1,940      3,164     1,143    (1,224)
  Income tax expense (benefit).......      444      (149)    1,431       761      1,239       443      (477)
                                       -------   -------   -------   -------   --------   -------   -------
  Net income (loss)..................  $   744   $  (307)  $ 2,329   $ 1,179   $  1,925   $   700   $  (747)
                                       =======   =======   =======   =======   ========   =======   =======
  Basic earnings (loss) per share
    (2)..............................  $  0.18   $ (0.08)  $  0.59   $  0.28   $   0.33   $  0.12   $ (0.13)
                                       =======   =======   =======   =======   ========   =======   =======
  Diluted earnings (loss) per share
    (2)..............................  $  0.17   $ (0.08)  $  0.57   $  0.28   $   0.33   $  0.12   $ (0.13)
                                       =======   =======   =======   =======   ========   =======   =======
  Cash dividends per common share
    (2)..............................  $0.0267   $0.0267   $0.0267   $0.1133   $   0.15   $  0.05   $  0.00
                                       =======   =======   =======   =======   ========   =======   =======
  Book value per common share (2)....  $  2.07   $  2.02   $  2.53   $  5.71   $   5.90   $  5.78   $  5.77
                                       =======   =======   =======   =======   ========   =======   =======

                                                            DECEMBER 31,                            MARCH 31,
                                        ----------------------------------------------------   -------------------
                                          1994       1995       1996       1997       1998       1998       1999
                                        --------   --------   --------   --------   --------   --------   --------
                                                                                                    UNAUDITED
BALANCE SHEET DATA:
  Cash and cash equivalents...........  $   957    $   161    $ 2,308    $ 9,633    $ 4,278    $ 9,198    $ 5,611
  Working capital.....................  $ 5,561    $ 4,281    $ 7,315    $16,693    $16,901    $16,624    $   782
  Total assets........................  $16,319    $17,454    $18,538    $46,248    $75,176    $45,962    $75,787
  Total debt..........................  $ 1,782    $ 2,151    $ 1,856    $    58    $19,918    $    53    $19,863
  Shareholders' equity................  $ 8,692    $ 7,881    $10,428    $32,988    $34,047    $33,400    $33,300

---------------
(1) Other income for the year ended December 31, 1996 includes a $3.0 million pre-tax gain on the sale of an investment.

(2) On August 27, 1997, the Company's Board of Directors approved a 30-for-1 stock split in the form of a stock dividend. Retroactive restatement has been made to all share amounts to reflect the stock split.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS (ANNUAL)

OVERVIEW

     The Company is a leading manufacturer and distributor of fresh milk and related dairy products in Ohio, West Virginia, Kentucky, Tennessee, Michigan and parts of the eastern United States. The Company has grown primarily through internal growth and strategic acquisitions. Through such growth, the Company has realized regional economies of scale and operational efficiencies. The Company operates through four major divisions -- the Dairy Division based in Marietta, Ohio; the Foods Division based in Charleston, West Virginia; the Southern Belle Division based in Somerset, Kentucky; and the London's Farm Division based in Port Huron, Michigan.

     The Company completed an acquisition of Southern Belle Dairy Company of Somerset, Kentucky in December 1997. The Company has had an increase in sales, cost of sales and operating expenses for the year ended December 31, 1998 compared with the year ended December 31, 1997 due primarily to the Southern Belle and London's acquisitions. As a result of the Southern Belle acquisition, the Company has taken and expects to take a number of actions intended to integrate the operations of Southern Belle with the Company's existing operations and to reduce certain product costs and overall, selling, general and administrative expenses. The Company has successfully implemented synergy savings involving the utilization of butterfat, a raw material required in the production of many items within the Foods Division, including heavy whipping cream, table cream, aerosol whipped toppings and half-and-half. Southern Belle does not manufacture non-fluid dairy products and, therefore, does not utilize butterfat, a by-product of its fluid milk manufacturing processes and an integral raw material required in the production of non-fluid dairy products. Accordingly, as a result of the Southern Belle acquisition, the Company has received cost savings from less dependence on the "spot" market for its butterfat requirements. Southern Belle is also supplying the Dairy Division with orange juice and buttermilk, items which the Dairy Division previously manufactured. The Dairy Division is currently successfully manufacturing for the Southern Belle Division both plastic pints and soft-serve mixes. Southern Belle previously purchased soft-serve mixes from an outside supplier and had not initiated a plastic pint product within its market segment. In addition to the products that have been successfully integrated into the Company, additional cost savings are anticipated to be achieved through the further integration of ice cream, sour cream and cottage cheese production, all products that Southern Belle has historically purchased from outside suppliers and which will now be supplied by the Company. The Company's Foods Division is currently manufacturing for the Southern Belle Division a full complement of UHT products including heavy whipping cream, half-and-half and non-dairy creamers. The Company has been successful in integrating many of the cost saving synergies identified in the Southern Belle acquisition, however, there can be no assurance that the Company will be successful in integrating the remaining operations of Southern Belle and realizing additional cost savings in the future.

     The Company completed the acquisition of London's Farm Dairy on May 29, 1998. As a result of the London's acquisition, the Company had an increase in sales, cost of sales and operating expenses for the second, third and fourth quarters of 1998. As a result of the acquisition of London's, the Company expected to take a number of actions intended to integrate the operations of London's with the Company's existing operations and to reduce overall selling, general and administrative expenses. London's previously purchased certain products from outside suppliers, including UHT products, cottage cheese and plastic pints, each of which can be supplied by the Company at an anticipated savings. The acquisition is expected to provide the Company with an additional source of butterfat for the Company's Foods Division during certain peak periods of the year. London's operates an ice cream plant in Burton, Michigan, and it is anticipated that additional internal ice cream production needs will be converted to this plant for the Company as a whole, thereby better utilizing internal equipment and production capacity. There can be no assurance that the Company will be successful in integrating the operations of London's and realizing the anticipated cost savings. Among the factors that might affect the Company's ability to integrate the operations of London's and realize anticipated cost savings include the Company's ability to distribute London's products to other Company divisions in a cost-effective manner, London's ability to realize an increase in plastic pint sales and the Company's ability to develop uniform standards for ice cream production across its plants.

     The Company began discussions with Suiza in May 1998 regarding a possible business combination and as a result of the proposed merger with Suiza Foods, announced on September 11, 1998, the Company has been delayed in integrating the operations of London's and completing the integration of Southern Belle.

     Approximately $1.7 million of the purchase price for the Southern Belle acquisition has been recorded by the Company as goodwill. Goodwill will be amortized as a non-cash charge to the income statement over a period of 40 years. The impact of this amortization will result in a charge to earnings of approximately $43,400 annually. Approximately $11.9 million of the purchase price of the London's acquisition has been recorded by the Company as intangible assets to be amortized as a non-cash charge to the income statement over periods ranging from 23 to 40 years. The impact of this amortization will result in a charge to earnings of approximately $311,000 annually for the first 23 years of charges.

     The Company's net sales consist primarily of sales of products derived from raw milk, including fluid milk, frozen desserts, cultured products and UHT products. Revenues are recognized by the Company when the Company's products are received by the customer. The Company's revenues are subject to quarterly fluctuations caused by seasonal variations in the demand for milk and dairy products.

     The Company's cost of sales consists primarily of raw materials, including milk and items procured from outside parties, such as packaging material, and manufacturing costs, including direct labor and overhead. Significant factors affecting the Company's cost of sales include the costs of raw materials and labor and benefit rates.

     The Company's operating costs consist of selling, distribution, general and administrative components. These costs include salaries for sales and marketing personnel, certain administrative personnel and executive salaries as well as salary and related costs for transportation and distribution.

     The former Southern Belle Dairy Company received a Notice of Proposed Debarment dated June 1, 1994, from the USDA, in which the USDA proposed to debar the former Southern Belle Dairy Company from engaging in contracts and other transactions involving all federal agency procurement and nonprocurement programs for up to three years as a result of previously settled antitrust violations by such entity. On April 18, 1995, the former Southern Belle Dairy Company entered into a Compliance Agreement in Lieu of Debarment with the USDA (the "Southern Belle Compliance Agreement"). This agreement was for a three-year period and required the former Southern Belle Dairy Company to establish and maintain a compliance program which included, among other things, the establishment of an ethics committee and formal ethics and education training for all employees. Although the Southern Belle Compliance Agreement expired on April 18, 1998, the Southern Belle Division continued to operate under its terms until the debarment notification described below.

     By notice dated December 31, 1997, the USDA suspended the Southern Belle Division from federal procurement and nonprocurement programs and proposed to debar such division for a period that by regulation would not exceed three years, based on alleged breaches of the Southern Belle Compliance Agreement by the former Southern Belle Dairy Company, prior to its merger with the Company in early December 1997. The Company challenged the USDA action in an administrative proceeding. The USDA had proposed that the Southern Belle Division and the Company enter into a new Compliance Agreement in Lieu of Debarment as a means of resolving this matter and had indicated that Southern Belle could be subject to debarment and the Company subject to suspension and debarment if they failed to enter into such proposed agreement.

     On September 23, 1998, the USDA agreed to the Company's request that it separate the suspension and debarment proceedings against the Southern Belle Division and such similar threatened proceedings against the Company, and advised that it would pursue suspension and proposed debarment against the Southern Belle Division and the Company based on the Company's settlement of civil antitrust litigation independent of each other. Accordingly, the USDA withdrew its offer to the Company of the newly proposed Compliance Agreement in Lieu of Debarment. The USDA advised that a decision on Southern Belle's suspension and debarment would be rendered by October 15, 1998, unless good cause exists to extend the determination period. Since that date, the USDA extended that decision in successive 45-day periods.

     On April 7, 1999, the United States Department of Agriculture ("USDA") advised that it had debarred the Southern Belle Division of the Company from federal procurement and non-procurement programs for a period of three years, effective from December 31, 1997. During the period of debarment, Southern Belle is excluded generally from engaging in contracts and other transactions involving federal procurement and federal non-procurement programs governmentwide, unless an agency head or other authorized designee grants an exception with respect to a particular transaction.

     The USDA also notified the Company on April 7, 1999, by notice dated and effective March 31, 1999, that the USDA had suspended the Company, and is proposing to debar the Company from engaging in contracts and other transactions involving federal non-procurement transactions, with the effect that the Company is excluded generally from engaging in contracts and other transactions involving both federal non-procurement and federal procurement programs governmentwide during the period of the suspension. The proposed debarment of the Company, if ordered, would remain in effect for a period commensurate with the USDA's determination of the seriousness of the alleged cause, generally by regulation not to exceed three years. The suspension and proposed debarment is based upon the Company's delivery to several schools of half-pint containers of fluid milk which allegedly failed to contain the minimum required quantities of fluid milk, and the alleged failure of such containers of milk to meet net content labeling or contract requirements.

     The Company intends to oppose the suspension and proposed debarment of the Company through the administrative process. The Company's management is unable at this time to predict the outcome of the USDA proceedings or their effect on the Company's financial position and results of operations. However, neither the Southern Belle Division debarment nor the Company suspension preclude the performance of contracts existing at the time of debarment or suspension. Further, under existing USDA regulations, neither debarment nor suspension preclude the Southern Belle Division or the Company from obtaining and performing contracts awarded under federal non-procurement programs administered by the USDA Food and Nutrition Service and valued under $100,000.

     Management is unable at this time to predict the outcome of this USDA proceeding; however, if unfavorably resolved, this USDA proceeding could have a material adverse effect on the Company's financial position and results of operations.

     On September 11, 1998, the Company announced that it had executed the Merger Agreement, providing for the merger of the Company with Merger Sub, with each Company share being exchanged for the sum of Nineteen Dollars ($19.00) cash. Consummation of the Merger was conditioned upon satisfaction of all conditions contained in the Agreement. If the Merger is consummated, the Company will become a wholly-owned subsidiary of Suiza. On September 10, 1998, 5,774,335 shares of Company common stock were issued and outstanding. The Merger Agreement was approved by Company shareholders at a special meeting held on December 4, 1998.

     On January 18, 1999 the Company announced that Suiza and the Company had executed an Amendment No. 1 to the Merger Agreement.

     That Amendment No. 1 to the Merger Agreement, dated January 18, 1999, extended from December 31, 1998 to April 15, 1999 the date on which either party could terminate the Merger Agreement (as amended) if the Merger had not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, the Company and the Inside Shareholders provided that at completion of the Merger, those Inside Shareholders would sell Two Million (2,000,000) Company Shares to Suiza, and would receive, in lieu of the $19.00 per Share cash merger consideration, the cash sum of $10.00 per Share, without interest, plus the right to receive up to an additional $9.00 per share if certain earnings and performance goals were met between the date of the Merger and March 31, 2000. The Inside Shareholders, all of whom are either Company directors or related parties, proposed this arrangement in response to Suiza's concern with Broughton's financial performance since the September 11, 1998 announcement of the proposed Merger, in an effort to ensure performance and consummation of the Merger Agreement by Suiza.

     Subject to satisfaction of all conditions contained in the Merger Agreement, as amended, and the Stock Purchase Agreement, the parties agreed to complete the Merger on March 31, 1999.

     On March 18, 1999 the United States Department of Justice Antitrust Division ("DOJ") filed a Motion for Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in the United States District Court for the Eastern District of Kentucky, London Division, seeking to enjoin the proposed acquisition of the Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction. Suiza and the Company independently concluded and agreed not to contest the motion for TRO. On March 18, 1999 the court entered a TRO enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, the proposed Merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control. By terms of the Court's order, the TRO remained in effect until such time as the Court addresses the DOJ's Motion for Preliminary Injunction.

     On April 28, 1999, DOJ, the Company and Suiza announced that they had reached an agreement, subject to court approval, to settle the civil antitrust lawsuit brought by DOJ against Suiza and the Company in March 1999 to enjoin the Merger. The proposed settlement will allow Suiza to complete the Merger, conditioned upon Suiza's agreement to later sell the business conducted at Company's Southern Belle Dairy based in Pulaski County, Kentucky. The proposed settlement is subject to approval by the U.S. District Judge for the Eastern District of Kentucky London Division where the DOJ's antitrust lawsuit is currently pending. Before the settlement is approved by the court, it must be submitted for public comment for a period of 60 days, but the parties may close the Merger prior to final approval of the settlement. Pursuant to the proposed settlement, Suiza will agree to sell the Southern Belle Dairy to a buyer acceptable to the DOJ within six months after the settlement agreement is filed with the court, or five days after entry by the court of the Final Judgment, whichever is later.

RESULTS OF OPERATIONS

     The following table presents certain information concerning the Company's results of operations, including certain information presented as a percentage of net sales.

                                                1996                   1997                   1998
                                         -------------------    -------------------    -------------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
Net sales..............................  $83,919     100.0%     $87,170     100.0%     $179,432    100.0%
Cost of sales..........................   68,669      81.8       69,292      79.5       142,343     79.3
Gross profit...........................   15,250      18.2       17,878      20.5        37,089     20.7
Operating costs and expenses...........   14,517      17.3       16,025      18.4        33,684     18.8
Operating income.......................      733       0.9        1,853       2.1         3,405      1.9
Other income (expense), net............    3,027       3.6           87       0.1          (241)    (0.1)
Net income.............................  $ 2,329       2.8%     $ 1,179       1.4%     $  1,925      1.1%
Earnings per common share:
  Basic................................  $  0.59                $  0.28                $   0.33
                                         =======                =======                ========
  Diluted..............................  $  0.57                $  0.28                $   0.33
                                         =======                =======                ========
Shares used in computing
Earnings per common share:
  Basic................................    3,934                  4,206                   5,774
                                         =======                =======                ========
  Diluted..............................    4,114                  4,207                   5,774
                                         =======                =======                ========

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

  Net Sales

     Net sales for 1998 increased $92.3 million, or 105.8%, to $179.4 million from $87.2 million for 1997. Net sales increased primarily due to (i) the acquisition of Southern Belle for a full year in 1998 compared to 20 days' sales in 1997 and (ii) the acquisition of London's in May 1998.

  Cost of Sales

     Cost of sales for 1998 increased $73.1 million, or 105.4%, to $142.3 million from $69.3 million in 1997. Cost of sales as a percentage of net sales was 79.3% in 1998 compared to 79.5% in 1997. The Company's cost of sales in 1998 have been impacted by the following factors: (i) a significant change in customer mix resulting from the Southern Belle and London's acquisitions, (ii) less dependence on the spot market for the Company's internal butterfat requirements, (iii) the production of certain products by the Company which were previously purchased from outside suppliers, (iv) a change in customer mix toward customers requiring additional delivery service with such sales typically having a lower cost basis as a percentage of net sales, and (v) an overall increase in butterfat and raw milk costs and increased price competition.

  Operating Expenses

     Operating expenses for 1998 increased $17.7 million, or 110.2%, to $33.7 million from $16.0 million in 1997. Operating expenses as a percentage of net sales increased to 18.8% in 1998 from 18.4% in 1997. This percentage increase was primarily due to increased general and administrative expenses as a result of direct merger costs associated with the proposed merger with Suiza Foods of approximately $420,000.

  Other Income (Expense)

     Other income (expense), net for 1998 changed by $328,000 to an expense of ($241,000) from income of $87,000 in 1997. This was primarily due to increased interest expense resulting from the purchase of London's.

  Net Income

     For reasons set forth above, net income for 1998 increased $746,000 to $1.9 million, or $0.33 per share on a diluted basis, from $1.2 million for 1997, or $0.28 per share on a diluted basis.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Net Sales

     Net sales for 1997 increased $3.3 million or 3.9%, to 87.2 million from
83.9 million for 1996. The increase in net sales was primarily due to (i) favorable market conditions, (ii) the Company's pricing strategies with its current customers, (iii) a sales expansion into the northeast and (iv) the acquisition of Southern Belle for 20 days of 1997 and the acquisition of Johnson Dairy in May 1997. The increase in net sales for 1997 compared to 1996 would have been greater except for a one-time net sales increase in 1996 resulting from the Company entering into a co-packing arrangement with another dairy for the production of a nationally known brand product and the Company receiving certain one-time net sales from another dairy which had ceased operations due to a labor related work stoppage in the third quarter of 1996.

  Cost of Sales

     Cost of sales for 1997 increased $624,000, or 0.9%, to $69.3 million from $68.7 million in 1996. Cost of sales as a percentage of net sales, however, decreased to 79.5% in 1997 from 81.8% in 1996 primarily as a result of (i) reductions in raw material prices and changes in customer mix for certain sales in 1996 related to the Company entering into a co-packing arrangement with another dairy for the production of a nationally known brand product and (ii) the Company receiving certain one-time sales from another dairy which had ceased operations due to a labor related work stoppage in the third quarter of 1996, which sales had a higher cost basis as a percentage of sales.

  Operating Expenses

     Operating expenses for 1997 increased $1.5 million, or 10.4%, to $16.0 million from $14.5 million in 1996. Operating expenses as a percentage of net sales were 18.4% in 1997 compared to 17.3% in 1996. Operating expenses as a percentage of net sales increased primarily due to a shift in customer mix from customers who utilized the Company's dock pickup program in 1996 to customers requiring additional delivery services.

  Other Income

     Other income for 1997 was $87,000 compared to $3.0 million in 1996. The decrease in other income was due primarily to a pre-tax gain of $3.0 million on the sale of the Company's investment in the nonmarketable common stock of a privately held entity which was sold by the Company to enhance cash flow, which resulted in cash proceeds of $3.1 million in 1996. The decrease was also impacted by the additional income earned on life insurance proceeds in 1996 upon the death of the former Chairman.

  Net Income

     For the reasons set forth above, net income for 1997 decreased $1.2 million to $1.2 million, or $0.28 per share on a diluted basis, from $2.3 million, or $0.57 per share on a diluted basis in 1996. The 1996 net income per share was favorably impacted by a pre-tax gain of $3.0 million on the sale of an investment in the non-marketable common stock of a privately held entity.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically financed its capital expenditures and working capital requirements through cash generated from operating activities. The Company's working capital position increased to $16.9 million at December 31, 1998 from $16.7 million at December 31, 1997.

  Cash Flows Provided by (Used in) Operating Activities.

     Cash flows provided by (used in) operating activities for fiscal years 1996, 1997, and 1998 were $126,000; ($1,073,000) and ($129,000), respectively.

  Cash Flows Provided by (Used in) Investing Activities.

     Cash flows provided by (used in) investing activities for fiscal years 1996, 1997, and 1998 were $3.0 million; ($4.1) million and ($23.3) million, respectively.

     Cash flows used in investing activities have historically consisted of capital expenditures. The Company's capital expenditures for 1998 were $5.1 million, compared to $2.0 million for 1997. The Company's capital expenditures in 1998 consisted primarily of the addition of a water pre-treatment facility at the Southern Belle Division, computer and software upgrades and additions for the Company's corporate offices and Dairy Division and design, engineering, construction and equipment costs at the Dairy Division's plant in Marietta, Ohio.

     In May 1998, the Company expended $19.0 million for the cash consideration and related acquisition costs for the purchase of London's, net of cash acquired.

     In December 1997, the Company expended $2.2 million for the cash consideration and related acquisition costs for the purchase of Southern Belle, net of cash acquired.

     In May 1997, the Company acquired substantially all of the operating assets of Johnson's All-Star Dairy ("Johnson") for approximately $565,000 in cash. Johnson sells dairy products in West Virginia, eastern Kentucky and southeastern Ohio.

     In November 1996, the Company received approximately $3.1 million from the sale of an investment in the nonmarketable common stock of a privately held entity. The Company recorded a gain on the sale of such stock in the amount of $3.0 million.

  Cash Flows (Used in) Provided by Financing Activities.

     Cash flows (used in) provided by financing activities for fiscal years 1996, 1997 and 1998 were ($989,000), $12.5 million, and $18.0 million respectively. In 1997 as a result of an initial public offering, the Company received net proceeds in the aggregate amount of $19.7 million. As a result of the Offering, all debt was paid down, as of December 31, 1997 in the aggregate amount of $7.5 million with the exception of a capital lease obligation with an outstanding balance of $58,297 at December 31, 1997.

     On March 30, 1998, the Company finalized a loan commitment agreement with a bank that was entered into on February 16, 1998. The agreement provides for two additional credit facilities, in addition to the Company's $4.0 million line of credit agreement with another bank. The first facility provides for a $15.0 million line of credit with interest at either the bank's prime rate or LIBOR plus a margin. The borrowings under this agreement are uncollateralized and the Company pays a commitment fee on unused borrowings ranging from .20% to .35%. The second facility is a $5.0 million uncollateralized capital expenditure line of credit at either the bank's prime rate or LIBOR plus a margin. The borrowings under this commitment are uncollateralized and provide for monthly interest-only payments for one year, converting to term debt to be paid over seven years. As a result of the Company's acquisition of London's, approximately $19.3 million was drawn from the Company's available credit facility in May 1998 to finance the acquisition.

     The most restrictive covenants under these agreements are the maintenance of a maximum funded debt to Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA) ratio, a minimum tangible net worth, a minimum Earnings Before Interest and Taxes (EBIT) to interest expense ratio, a cashflow coverage ratio as well as other restrictive covenants which are included in the credit agreement dated March 30, 1998.

     The Company believes that current cash positions, expected cash flows from operating activities and cash flows from financing activities will be sufficient to fund the Company's capital requirements for at least the next 12 months. To the extent that the Company is successful in consummating acquisitions and/or implementing its expansion plans, it may be necessary to finance such acquisitions and/or expansion plans through the issuance of additional equity securities, incurrence of indebtedness or both.

YEAR 2000

     The Year 2000 problem can affect all software programs and physical devices with embedded computer chips or processors. The Company has been concerned with this problem and committed to limiting its exposure. The Company and its subsidiaries have put in place a plan to analyze all software and systems in order to isolate where Year 2000 problems will occur. This project is divided into two major sections; General Offices and Plants, and is being reviewed on a divisional basis.

     The analysis of the General Offices includes all systems and software, including, but not limited to, major business software and hardware; personal computers; telephone systems; and security systems. The Company's General Offices review is near completion. The major business application hardware and software for the Company's London's Farm Dairy Division, a commercial software package, is Year 2000 compliant; however, the software vendor is continuing its testing program. The Company's Dairy division hardware is compliant and a compliant software version of its business applications is to be supplied by the vendor in the second quarter of 1999. The Company's Foods division hardware is compliant and will commence conversion to the Company's Dairy division's commercial software package in the second quarter of 1999. The Company's Southern Belle division hardware and software is currently non-compliant. This division will commence conversion to the software utilized by the Company's Dairy division in the second quarter of 1999.

     The analysis of the Company Plants includes all systems and software, including, but not limited to, process control equipment (PLC) and software; personal computers; safety systems; telephone systems; and security systems. The Company Plants have been contacting their vendors to ensure Year 2000 compliance. A substantial portion of this section of the project has been completed. The analysis phase will be completed by the second quarter of 1999. All Company Plant systems are expected to be compliant by the third quarter of 1999.

     The Company is committed to remediate or replace any software or system that has been identified as being non-Year 2000 compliant. The review of the majority of software and systems is completed. As Year 2000 compliance issues are identified, they have been eliminated. For the past several years, all software and system purchases and/or upgrades were made with the understanding of Year 2000 compliance. An ownership change in November 1996 was a primary driver in the replacement of major business hardware and software. Although Year 2000 compliance was a consideration, it did not accelerate the conversion to the new systems. The remaining costs associated with Year 2000 compliance are not expected to significantly affect the operating cash flow, although such costs have not been completely quantified at this time.

     Contingency plans have been created in order for the Company to produce and distribute products in the event of non-compliance. The impact of these contingencies would not adversely affect the operation or financial condition of the Company.

     The Company is also concerned with the readiness of its suppliers and vendors with a material relationship to the Company. They are being contacted on the Company's behalf to verify that their systems also will be Year 2000 compliant and, if not, whether such non-compliance will have a material impact on the operations of the Company. The Company intends to develop, if needed, contingency plans to facilitate a supply of products to its customers and the receipt of products from suppliers and vendors if problems are discovered.

     Despite the Company's efforts in regards to this issue, there can be no assurance that partial or total systems interruptions, or the costs necessary to update hardware and software, would not have a material adverse effect upon the Company. The foregoing assessments of the impact on the Year 2000 compliance problem on the Company are based on management's best estimates at the present time and could change substantially. The Company's readiness program is an ongoing process and the estimated completion dates for various software and systems described above are subject to change.

INFLATION

     The impact of inflation on the Company's business has been insignificant to date and the Company believes that it will continue to be insignificant for the foreseeable future.

NEW ACCOUNTING PRONOUNCEMENTS

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP requires that certain external costs and internal payroll and payroll-related costs be capitalized during the application development and implementation stages of a software development project and amortized over the software's useful life. The SOP is effective in the first quarter of 1999 and the Company does not anticipate that this SOP will have an adverse effect on the Company's results of operations.

     Additionally, SOP 98-5, "Reporting on the Costs of Start-Up Activities", was issued in April 1998. The SOP requires that entities expense start-up costs and organization costs as they are incurred. The SOP is effective in the first quarter of 1999 and the Company does not anticipate that this SOP will have an adverse effect on the Company's results of operations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS (QUARTERLY)

     The following discussion is as of March 31, 1999 and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operation (Year End) and the Company's Unaudited Quarterly Consolidated Financial Statement and the related Notes thereto included elsewhere in this Proxy Statement.

RESULTS OF OPERATIONS

     The following tables present certain financial information concerning the Company's results of operations, including certain information presented as a percentage of net sales.

                          THREE MONTHS ENDED MARCH 31,
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

                                                           1998                  1999
                                                    ------------------    ------------------
Net Sales.........................................  $34,751    100.0%     $49,704    100.0%
Cost of sales.....................................   27,130     78.1       41,250     83.0
Gross profit......................................    7,621     21.9        8,454     17.0
Operating costs and expenses......................    6,635     19.1        9,406     18.9
Operating income (loss)...........................      986      2.8         (952)    (1.9)
Other income (expense), net.......................      158      0.5         (272)    (0.6)
Net income (loss).................................  $   700      2.0%     $  (747)    (1.5)%
                                                    =======               =======
Earnings (loss) per common share:
  Basic...........................................  $  0.12               $ (0.13)
                                                    =======               =======
  Diluted.........................................  $  0.12               $ (0.13)
                                                    =======               =======
Shares used in computing earnings (loss) per
  common share:
  Basic...........................................    5,774                 5,774
                                                    =======               =======
  Diluted.........................................    5,774                 5,774
                                                    =======               =======

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

  Net Sales

     Net sales for the first quarter 1999 increased $15.0 million or 43.0% to $49.7 million from $34.8 million for the first quarter 1998. The increase in net sales was primarily due to the acquisition of London's in May 1998. Therefore, a full quarter's sales for London's were reflected in the first quarter 1999 net sales amounts. The net sales increase is also attributable to higher raw product costs partially offset by volume reductions at divisions reporting in 1998.

  Cost of Sales

     Cost of sales for the first quarter 1999 increased $14.1 million or 52.1%, to $41.3 million from $27.1 million in the first quarter 1998. Cost of sales as a percentage of net sales, however increased to 83.0% in the first quarter 1999 from 78.1% in the first quarter 1998 primarily as a result of an overall increase in raw milk costs in the first quarter 1999 compared to the first quarter 1998 and increased price competition.

  Operating Expenses

     Operating expenses for the first quarter 1999 increased $2.8 million, or 41.8%, to $9.4 million from $6.6 million in the first quarter 1998. Operating expenses as a percentage of net sales were 18.9% for the first quarter 1999, compared to 19.1% for the first quarter 1998. Operating expenses as a percentage of net sales decreased primarily due to higher net sales resulting from record raw milk costs in January and February 1999. The Company incurred direct merger costs associated with the proposed merger with Suiza Foods of approximately $127,000 in the first quarter of 1999.

  Other Income (Expense)

     Other expense for the first quarter 1999 was ($272,000) compared to income of $158,000 for the first quarter 1998. The change was primarily the result of increased interest expense resulting from the purchase of London's.

  Net Income (Loss)

     Net income (loss) for the first quarter 1999 changed by $1,447,098, to a loss of ($747,000) or ($0.13) per share on a diluted basis from income of $700,000 or $0.12 per share on a diluted basis, for the first quarter 1998. The net loss is primarily attributed to record raw milk costs for two months in 1999, decreases in volume for divisions reporting in 1998 and increased price competition.

LIQUIDITY AND CAPITAL RESOURCES

     The company has historically financed its capital expenditures and working capital requirements through cash generated from operating activities. The Company's working capital position was $782,000 and $16.9 million at March 31, 1999 and December 31, 1998, respectively.

     The decrease in working capital position of $16.1 million resulted from certain components of the Company's credit facility becoming payable in full on March 30, 2000. It is the Company's intent to review options regarding its credit facilities which may include extensions of interest only payments or conversion to term debt. These events will be contingent on the final outcome of the proposed merger with Suiza.

     During the first quarter 1999 as compared to the first quarter 1998, capital expenditures decreased $519,000 to $595,000 from $1.1 million in the first quarter 1998.

     On March 30, 1998, the Company finalized a loan commitment agreement with a bank that was entered into on February 16, 1998. The agreement provides for two additional credit facilities, in addition to the Company's $4.0 million line of credit agreement with another bank. The first facility provides for a $15.0 million line of credit with interest at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this agreement are uncollateralized and the Company pays a commitment fee on unused borrowings ranging from .20% to .35%. The second facility is a $5.0 million uncollateralized capital expenditure line of credit at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this commitment are uncollateralized and provide for monthly interest-only payments for one year, converting to term debt to be paid over seven years.

     On February 23, 1999 the Company amended its credit agreement regarding the $15.0 million line of credit and $5.0 million uncollateralized capital expenditure line of credit. As a result of this amendment, certain terms and covenants in the credit agreement have been modified.

     The most restrictive covenants under these agreements are the maintenance of a maximum funded debt to Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA) ratio, a minimum tangible net worth, a minimum Earnings Before Interest and Taxes (EBIT) to interest expense ratio, a cashflow coverage ratio as well as other restrictive covenants which are included in the credit agreement dated March 30, 1998 and the amended credit agreement dated February 23, 1999.

YEAR 2000

     The Year 2000 problem can affect all software programs and physical devices with embedded computer chips or processors. The Company has been concerned with this problem and committed to limiting its exposure. The Company and its subsidiaries have put in place a plan to analyze all software and systems in order to isolate where Year 2000 problems will occur. This project is divided into two major sections; General Offices and Plants, and is being reviewed on a divisional basis.

     The analysis of the General Offices includes all systems and software, including, but not limited to, major business software and hardware; personal computers; telephone systems; and security systems. The Company's General Offices review is near completion. The major business application hardware and software for the Company's London's Farm Dairy Division, a commercial software package, is Year 2000 compliant; however, the software vendor is continuing its testing program. The Company's Dairy division hardware is compliant and a compliant software version of its business applications is to be supplied by the vendor in the second quarter of 1999. The Company's Foods division hardware is compliant and will commence conversion to the Company's Dairy division's commercial software package in the second quarter of 1999. The Company's Southern Belle division hardware and software is currently non-compliant. This division will commence conversion to the software utilized by the Company's Dairy division in the second quarter of 1999.

     The analysis of the Company Plants includes all systems and software, including, but not limited to, process control equipment (PLC) and software; personal computers; safety systems; telephone systems; and security systems. The Company Plants have been contacting their vendors to ensure Year 2000 compliance. A substantial portion of this section of the project has been completed. The analysis phase will be completed by the second quarter of 1999. All Company Plant systems are expected to be compliant by the third quarter of 1999.

     The Company is committed to remediate or replace any software or system that has been identified as being non-Year 2000 compliant. The review of the majority of software and systems is completed. As Year 2000 compliance issues are identified, they have been eliminated. For the past several years, all software and system purchases and/or upgrades were made with the understanding of Year 2000 compliance. An ownership change in November 1996 was a primary driver in the replacement of major business hardware and software. Although Year 2000 compliance was a consideration, it did not accelerate the conversion to the new systems. The remaining costs associated with Year 2000 compliance are not expected to significantly affect the operating cash flow, although such costs have not been completely quantified at this time.

     Contingency plans have been created in order for the Company to produce and distribute products in the event of non-compliance. The impact of these contingencies would not adversely affect the operation or financial condition of the Company.

     The Company is also concerned with the readiness of its suppliers and vendors with a material relationship to the Company. They are being contacted on the Company's behalf to verify that their systems also will be Year 2000 compliant and, if not, whether such non-compliance will have a material impact on the operations of the Company. The Company intends to develop, if needed, contingency plans to facilitate a supply of products to its customers and the receipt of products from suppliers and vendors if problems are discovered.

     Despite the Company's efforts in regards to this issue, there can be no assurance that partial or total systems interruptions, or the costs necessary to update hardware and software, would not have a material adverse effect upon the Company. The foregoing assessments of the impact on the Year 2000 compliance problem on the Company are based on management's best estimates at the present time and could change substantially. The Company's readiness program is an ongoing process and the estimated completion dates for various software and systems described above are subject to change.

INFLATION

     The impact of inflation on the Company's business has been insignificant to date and the Company believes that it will continue to be insignificant for the foreseeable future.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              ACTUAL
                                          FOR THE TWELVE        ACTUAL
                                           MONTHS ENDED     FOR THE PERIOD
                                           DECEMBER 31,      ENDED MAY 28,
                                               1998              1998           PRO FORMA      PRO FORMA
                                           THE COMPANY     LFD HOLDING CORP.   ADJUSTMENTS    AS ADJUSTED
                                          --------------   -----------------   -----------    -----------
Net Sales...............................     $179,432           $22,408                        $201,840
Cost of Sales...........................      142,343            18,447           $   8(2)      160,798
                                             --------           -------           -----        --------
Gross Profit............................       37,089             3,961              (8)         41,042
Operating costs and expenses:
     Selling and distribution...........       28,233             3,155             (69)(4)      31,426
                                                                                    107(2)
     General and administrative.........                          2,160             (44)(1)       7,708
                                                5,451                                11(2)
                                                                                    130(3)
                                             --------           -------           -----        --------
Operating income (loss).................        3,405            (1,354)           (143)          1,908
Other income (expenses):
     Other income, net..................          592                 2                             594
     Interest expense...................         (832)             (384)           (177)(5)      (1,393)
                                             --------           -------           -----        --------
Income (loss) before income taxes.......        3,165            (1,736)           (320)          1,109
Income tax expense (benefit)............        1,240              (677)           (148)(6)         415
                                             --------           -------           -----        --------
Net income (loss).......................     $  1,925           $(1,059)          $(172)       $    694
                                             ========           =======           =====        ========
Earnings per common share:
     Basic..............................     $   0.33                                          $   0.12
                                             ========                                          ========
     Diluted............................     $   0.33                                          $   0.12
                                             ========                                          ========
Shares used in computing earnings per
  common share:
     Basic..............................        5,774                                             5,774
                                             ========                                          ========
     Diluted............................        5,774                                             5,774
                                             ========                                          ========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS FOR LFD HOLDING, INC. (LFD)

     On May 29, 1998, the Company purchased LFD Holding Corp. and its wholly-owned subsidiary, London's Farm Dairy, Inc. (collectively referred to as London's or LFD) of Port Huron, Michigan. Total acquisition costs were $19,166,519. LFD is a wholly-owned subsidiary of the Company.

(1) To reflect the Pro forma adjustment as follows:

                                                              FOR THE PERIOD
                                                              ENDED 5/28/98
                                                              --------------
Amortization expense for write off of intangibles...........     $43,528
                                                                 =======

(2) To reflect additional depreciation due to write up in fair value of property, plant, equipment and land and fair value adjustment to LFD's inventory and cost of goods sold as follows:

                                                                               DEPRECIATION
                                                       FAIR VALUE    LIFE     FOR THE PERIOD
                                                       ADJUSTMENT   (YEARS)     ENDED 5/28
                                                       ----------   -------   --------------
Land.................................................     63,880
Building and improvements............................  1,045,635     10-40       $ 30,448
Machinery and equipment..............................  1,180,329      1-15        122,332
                                                       ---------     -----       --------
                                                       2,289,844                  152,780
Adjustment for inventory.............................                             (26,780)
                                                                                 --------
                                                                                 $126,000
                                                                                 ========
Recorded as:
  Cost of goods sold.................................                            $  8,190
  Selling and distribution...........................                             107,100
  General and administrative.........................                              10,710
                                                                                 --------
                                                                                 $126,000
                                                                                 ========

(3) To reflect Pro forma adjustments for the amortization of goodwill and other intangibles

                                                                                   PERIOD ENDED
                                                                AMOUNT      LIFE     5/28/98
                                                              -----------   ----   ------------
INTANGIBLES:
     Trade Name.............................................  $ 5,500,000    40      $ 57,293
     Distribution network...................................    2,700,000    40        28,125
     Workforce..............................................      760,000    23        13,768
     Goodwill...............................................    2,938,086    40        30,605
                                                              -----------            --------
                                                              $11,898,086            $129,791
                                                              ===========            ========
(4) To reflect Pro forma adjustments for the impact of unfavorable lease
    commitments, net.....................................................            $ 69,305
                                                                                     ========

(5) The purchase adjustments reflect the pay off of substantially all of LFD's debt and the utilization of the Company's line of credit to finance the acquisition.

                                                              INTEREST EXPENSE
                                                                 ADJUSTMENT
                                                               FOR THE PERIOD
                                                                   ENDED
                        THE COMPANY                               5/28/98
                        -----------                           ----------------
Revolving credit facility, with interest at either prime or
  LIBOR plus a margin. The interest rate at May 28, 1998 is
  approximately 7%..........................................      $523,527
LFD
---
Revolving loan..............................................      (148,012)
Term loan...................................................      (198,807)
                                                                  --------
          Total increase in interest expense................      $176,708
                                                                  ========

(6) To reflect the income tax provision based on applying the pro forma estimated effective tax rate of the combined companies.

                           PRICE RANGE OF THE SHARES

     Since the completion of the Company's initial public offering of Shares on December 12, 1997, the Shares have been traded on NASDAQ under the symbol "MILK." The following table sets forth the high and low sales prices for the Shares for the periods indicated as reported by NASDAQ:

                                                               SALE PRICE       AVERAGE
                                                            -----------------    DAILY
                                                             HIGH       LOW     VOLUME
                                                            -------   -------   -------
1997
     Fourth Quarter.......................................  $17.50    $16.00    49,637

1998
     First Quarter........................................  $17.25    $14.375   12,680
     Second Quarter.......................................  $17.50    $14.75     8,266
     Third Quarter........................................  $18.25    $14.50    19,017
     Fourth Quarter.......................................  $18.50    $17.688   31,976

1999
     First Quarter........................................  $18.063   $10.25    27,190
     Second Quarter (through April 29, 1999)..............  $17.50    $ 9.50    68,964

     On September 10, 1998, the last full trading day prior to the public announcement of the proposed Merger, the high and low sales prices of the Shares were $18.00 and $17.125, respectively and the closing sale price was $17.25. On April 27, 1999, the last full trading day prior to the public announcement of the resolution of the DOJ's lawsuit seeking to enjoin the Merger and the execution of the Amended Merger Agreement, the high and low sales prices of the Shares were $14.625 and $13.50, respectively, and the closing sale price was $13.875.

                                   DIVIDENDS

     The following table sets forth the quarterly dividends per share declared on Broughton Common Stock.

                                                               1996     1997     1998
                                                              ------   ------   ------
First Quarter(1)............................................  $.0067   $.0067   $.0500
Second Quarter(1)...........................................   .0067    .0067    .0500
Third Quarter(1)............................................   .0067    .0500    .0500
Fourth Quarter(1)...........................................   .0067    .0500    .0000(2)

---------------
     (1) On August 17, 1997, the Company's Board of Directors approved a 30-for-1 stock split in the form of a stock dividend. Retroactive restatement has been made to all share and per share amounts to reflect the stock split.

     (2) In the Merger Agreement, the Company agreed that it would not declare or pay any dividends other than the dividend payable on September 30, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is a table showing certain information with respect to those persons known to the Company to be the beneficial owners of more than 5% of the outstanding Shares, each director of the Company and all executive officers and directors of the Company as a group as of April 30, 1999. The address for each person listed below is c/o Broughton Foods Company, 210 North Seventh Street, Marietta, Ohio 45750.

                                                       NUMBER OF SHARES
                                                      BENEFICIALLY OWNED
                BENEFICIAL OWNER                   DIRECTLY OR INDIRECTLY(1)   PERCENT OF CLASS %
                ----------------                   -------------------------   ------------------
Marshall T. Reynolds(2)..........................          1,294,910                  22.4
Philip E. Cline(3)...............................            184,300                   3.2
George W. Broughton(4)...........................            128,250                   2.2
Ronald V. Arthur, II.............................              3,000                     *
Robert E. Evans..................................              3,000                     *
Charles R. Hooten, Jr.(5)........................            240,000                   4.2
Neal W. Scaggs(6)................................            234,000                   4.1
Martin P. Shearer................................             62,375                   1.1
Philip Todd Shell................................              9,600                     *
Kirby J. Taylor(7)...............................             32,000                     *
Paul T. Theisen..................................              3,000                     *
Thomas W. Wright(8)..............................            300,000                   5.2
All directors and executive officers as a group
  of 14..........................................          2,521,612                 43.67

---------------
      * Indicates beneficial ownership of less than 1% of the issued and outstanding common Shares.

     (1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of April 30, 1999, the Company had 5,774,335 common Shares issued and outstanding.

     (2) Includes 435,000 Shares held by Mr. Reynolds' wife and children, 4,050 Shares held by ADJ Corporation (an entity controlled by certain immediate family members of Mr. Reynolds), 6,150 Shares held by Champion Leasing Corporation (an entity which holds shares over which Mr. Reynolds effectively exercises sole voting and investment power) and 78,440 Shares held by The Harrah and Reynolds Corporation (an entity which holds shares over which Mr. Reynolds effectively exercises sole voting and investment power).

     (3) Does not include 12,000 shares held in trust, over which Mr. Cline disclaims beneficial ownership.

     (4) Includes 29,250 Shares held by Mr. Broughton's children.

     (5) Includes 12,000 Shares held by Mr. Hooten's children and 12,000 Shares held in trust or in other forms of indirect ownership over which Shares Mr. Hooten effectively exercises sole voting and investment power.

     (6) Includes 27,000 Shares held by Mr. Scaggs' family members and 12,000 Shares held in trust over which Shares Mr. Scaggs effectively exercises sole voting and investment power.

     (7) Includes 450 Shares held by Mr. Taylor's children.

     (8) These 300,000 Shares are held in trust over which Shares Mr. Wright effectively exercises sole voting and investment power.

                              INDEPENDENT AUDITORS

     The firm of PricewaterhouseCoopers LLP, independent certified public accountants, has audited the financial statements of the Company since 1969. A representative of PricewaterhouseCoopers LLP is expected to be present at the Special Meeting. That representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The audited consolidated financial statements of the Company included in this Proxy Statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report dated March 19, 1999 accompanying such financial statements.

     The consolidated financial statements of LFD Holding Corp. and Subsidiary as of December 31, 1997 and 1996 and for the years then ended, included in this Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report dated February 27, 1998 appearing herein.

     The audited consolidated financial statements of Southern Belle Dairy Company have been audited by PricewaterhouseCoopers LLP and Baird, Kurtz & Dobson, independent accountants, as set forth in their reports dated October 31, 1997 and July 25, 1996, respectively, accompanying such financial statements.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Company will hold a 1999 annual meeting of shareholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held any proposals of shareholders intended to be presented at the 1999 annual meeting must have been received by the Secretary of the Company no later than December 2, 1998 in order to be considered for inclusion in the proxy materials relating to such meeting. Any shareholder proposal to change the number of directors of the Company at any 1999 annual meeting must have been received by the Company on or before December 31, 1998. In addition, any proxy solicited by the Board of Directors for any 1999 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company was provided with notice of such proposal no later than February 17, 1999.

                                 OTHER MATTERS

     The Board of Directors does not expect or intend to bring any business before the Special Meeting other than pertaining to the subjects referred to in this Proxy Statement. Only items incident to the purpose for which the Special Meeting was called may be brought before the Special Meeting. However, in the event that other business does properly come before the Company's shareholders at the Special Meeting, it is intended that the persons voting such proxies will vote thereon according to their best judgment in the interest of the Company.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). All reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Company's Common Stock is authorized for trading on NASDAQ and traded under the symbol "MILK". Reports and other information concerning the Company can also be inspected at the offices of the

Nasdaq Stock Market, 1735 K Street, N.W. Washington, D.C. 20006. Upon consummation of the Merger, the Common Stock will cease to be authorized for trading on NASDAQ.

                                          By Order of the Board of Directors
                                          /s/ DAVID J. BROUGHTON

                                          DAVID J. BROUGHTON
                                          Corporate Secretary

May 20, 1999

                    INDEX TO FINANCIAL STATEMENTS -- COMPANY

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets as of December 31, 1997 and
  1998......................................................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1997 and 1998..........................  F-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1996, 1997 and 1998..............  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997 and 1998..........................  F-6
Notes to Consolidated Financial Statements..................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
  Broughton Foods Company and Subsidiaries

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Broughton Foods Company and Subsidiaries (the "Company") at December 31, 1997 and December 31, 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSE COOPERS LLP

                                          PricewaterhouseCoopers LLP

Columbus, Ohio
March 19, 1999

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 9,633,184   $ 4,278,208
  Accounts receivable, less allowance for doubtful accounts
    of $465,000 and $652,000 at December 31, 1997 and 1998,
    respectively............................................   12,767,043    18,437,190
  Inventories...............................................    3,551,281     5,982,717
  Prepaid expenses..........................................      897,017     1,249,943
  Refundable income taxes...................................      230,775       577,037
  Deferred income taxes.....................................      100,437       240,617
                                                              -----------   -----------
         Total current assets...............................   27,179,737    30,765,712
                                                              -----------   -----------
Property, plant and equipment, at cost:
  Buildings and land improvements...........................    5,958,861    11,051,586
  Machinery and equipment...................................   18,935,308    24,718,705
  Leasehold improvements....................................      464,156       198,760
  Assets under construction.................................      798,093     1,986,190
                                                              -----------   -----------
                                                               26,156,418    37,955,241
    Less accumulated depreciation and amortization..........   11,586,612    11,477,024
                                                              -----------   -----------
                                                               14,569,806    26,478,217
    Land....................................................    1,662,819     2,818,418
                                                              -----------   -----------
                                                               16,232,625    29,296,635
                                                              -----------   -----------
Cash surrender value of officer's life insurance, net of
  policy loans of $2,920 at December 31, 1997...............      197,775
Intangible assets, net of accumulated amortization of
  $39,228 and $332,770 at December 31, 1997 and 1998,
  respectively..............................................    2,034,577    13,739,121
Other assets................................................      261,812       770,026
Prepaid pension costs.......................................      341,968       604,361
                                                              -----------   -----------
                                                                2,836,132    15,113,508
                                                              -----------   -----------
         Total assets.......................................  $46,248,494   $75,175,855
                                                              ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 8,124,356   $10,627,996
  Accrued expenses and other................................    2,321,899     2,681,903
  Current installments on term debt.........................       21,767       554,420
  Income taxes payable......................................       18,536
                                                              -----------   -----------
         Total current liabilities..........................   10,486,558    13,864,319
                                                              -----------   -----------
Term debt, net of current installments......................       36,530    19,363,574
Deferred income taxes.......................................    2,423,385     5,933,973
Other.......................................................      314,016     1,967,476
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 10,000,000 shares authorized;
    6,314,575 shares issued at December 31, 1997 and 1998...    6,314,575     6,314,575
  Additional paid-in capital................................   20,482,702    20,482,702
  Retained earnings.........................................    6,698,452     7,756,960
                                                              -----------   -----------
                                                               33,495,729    34,554,237
    Less 540,240 shares at December 31, 1997 and 1998, of
     common stock in treasury, at cost......................      507,724       507,724
                                                              -----------   -----------
         Total shareholders' equity.........................   32,988,005    34,046,513
                                                              -----------   -----------
         Total liabilities and shareholders' equity.........  $46,248,494   $75,175,855
                                                              ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                         1996          1997           1998
                                                      -----------   -----------   ------------
Net sales...........................................  $83,918,822   $87,170,309   $179,432,029
Cost of sales.......................................   68,668,621    69,292,473    142,342,862
                                                      -----------   -----------   ------------
     Gross profit...................................   15,250,201    17,877,836     37,089,167
Operating costs and expenses:
  Selling and distribution..........................   12,064,418    13,945,123     28,232,809
  General and administrative expenses...............    2,453,106     2,080,157      5,451,180
                                                      -----------   -----------   ------------
                                                       14,517,524    16,025,280     33,683,989
                                                      -----------   -----------   ------------
Income from operations..............................      732,677     1,852,556      3,405,178
Other income (expense):
  Gain on sale of investment in stock...............    2,976,453
  Other income, net.................................      213,216        72,701        143,362
  Interest income...................................       54,469       156,856        448,260
  Interest expense..................................     (216,749)     (142,485)      (832,533)
                                                      -----------   -----------   ------------
                                                        3,027,389        87,072       (240,911)
                                                      -----------   -----------   ------------
Income before income taxes..........................    3,760,066     1,939,628      3,164,267
Income tax expense..................................    1,430,807       761,037      1,239,608
                                                      -----------   -----------   ------------
Net income..........................................    2,329,259     1,178,591      1,924,659
Preferred dividends.................................        1,986
                                                      -----------   -----------   ------------
Net income available to common shareholders.........  $ 2,327,273   $ 1,178,591   $  1,924,659
                                                      ===========   ===========   ============
Earnings per common share:
  Basic.............................................  $      0.59   $      0.28   $       0.33
                                                      ===========   ===========   ============
  Diluted...........................................  $      0.57   $      0.28   $       0.33
                                                      ===========   ===========   ============
Shares used in computing earnings per common share:
  Basic.............................................    3,934,320     4,205,536      5,774,335
                                                      ===========   ===========   ============
  Diluted...........................................    4,113,734     4,207,193      5,774,335
                                                      ===========   ===========   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                              NUMBER OF               NUMBER OF
                               SHARES     PREFERRED    SHARES       COMMON     ADDITIONAL
                              PREFERRED     STOCK      COMMON       STOCK        PAID-IN      RETAINED    TREASURY
                                STOCK      AMOUNT       STOCK       AMOUNT       CAPITAL      EARNINGS      STOCK        TOTAL
                              ---------   ---------   ---------   ----------   -----------   ----------   ---------   -----------
BALANCES, DECEMBER 31,
 1995.......................     331      $ 33,100    4,662,900   $4,662,900   $         0   $3,888,243   $(703,100)  $ 7,881,143
Net Income..................                                                                  2,329,259                 2,329,259
Cash dividends:
   Preferred stock, $6 per
     share..................                                                                     (1,986)                   (1,986)
   Common stock, $.0267 per
     share..................                                                                   (105,268)                 (105,268)
Proceeds from sale of
 229,500 shares of treasury
 stock under an incentive
 stock option plan,
 including tax benefits.....                                                       167,524      (33,095)    212,976       347,405
Cost of 15,000 shares of
 treasury stock purchased...                                                                                (20,000)      (20,000)
Cost of 21 shares of
 preferred stock purchased
 and retired................     (21)       (2,100)                                                                        (2,100)
                                ----      --------    ---------   ----------   -----------   ----------   ---------   -----------
BALANCES, DECEMBER 31,
 1996.......................     310        31,000    4,662,900    4,662,900       167,524    6,077,153    (510,124)   10,428,453
Net Income..................                                                                  1,178,591                 1,178,591
Common stock cash dividends,
 $.0633 per share...........                                                                   (262,505)                 (262,505)
Common stock cash dividends,
 $.05 per share.............                                                                   (288,717)                 (288,717)
Proceeds from sale of 3,000
 shares of treasury stock
 under an incentive stock
 option plan, including tax
 benefits...................                                                         2,194                    2,400         4,594
Cost of 310 shares of
 preferred stock purchased
 and retired................    (310)      (31,000)                                              (6,070)                  (37,070)
Proceeds from initial public
 offering of 1,495,000
 shares of common stock, net
 of initial public offering
 cost.......................                          1,495,000    1,495,000    18,119,534                             19,614,534
Issuance of 156,675 shares
 of common stock for an
 acquisition................                           156,675       156,675     2,193,450                              2,350,125
                                ----      --------    ---------   ----------   -----------   ----------   ---------   -----------
BALANCES, DECEMBER 31,
 1997.......................       0             0    6,314,575    6,314,575    20,482,702    6,698,452    (507,724)   32,988,005
Net income..................                                                                  1,924,659                 1,924,659
Common stock cash dividends,
 $.15 per share.............                                                                   (866,151)                 (866,151)
                                ----      --------    ---------   ----------   -----------   ----------   ---------   -----------
BALANCES, DECEMBER 31,
 1998.......................       0      $      0    6,314,575   $6,314,575   $20,482,702   $7,756,960   $(507,724)  $34,046,513
                                ====      ========    =========   ==========   ===========   ==========   =========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------
                                                                 1996          1997           1998
                                                              -----------   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,329,259   $ 1,178,591   $  1,924,659
  Adjustment to reconcile net income to net cash provided by
    (used in) operating activities:
    Depreciation and amortization...........................      890,482     1,030,981      2,596,764
    Bad debt expense........................................      402,105        32,000         62,750
    Gain on sale of investment in stock.....................   (2,976,453)
    (Gain)/Loss on disposal of property, plant and
      equipment.............................................     (170,591)      (35,452)        15,824
    Gain on life insurance proceeds.........................      (76,868)
    Deferred gain on sale of fixed assets...................                                   (36,387)
    Deferred income taxes...................................      (67,315)      197,792        373,290
    Change in assets and liabilities:
      Accounts receivable...................................     (437,892)   (1,452,784)    (1,363,739)
      Inventories...........................................      217,308      (252,681)       173,037
      Prepaid expenses......................................       43,274      (112,720)       (75,303)
      Refundable income taxes...............................      106,149       (62,124)      (251,262)
      Other assets..........................................       19,365      (363,774)      (398,958)
      Prepaid and accrued pension costs.....................      (27,401)      (77,367)      (262,393)
      Accounts payable......................................     (368,265)     (920,252)    (2,266,599)
      Accrued expenses and other............................        6,840        66,208       (491,958)
      Income taxes payable..................................      236,608      (218,072)       (29,177)
      Other long-term liabilities...........................         (381)      (83,535)       (99,662)
                                                              -----------   -----------   ------------
         Total adjustments..................................   (2,203,035)   (2,251,780)    (2,053,773)
                                                              -----------   -----------   ------------
  Net cash provided by (used in) operating activities.......      126,224    (1,073,189)      (129,114)
                                                              -----------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investment in stock.................    3,056,196
  Proceeds from disposal of property, plant and equipment...      299,835       109,282        625,685
  Purchases of property, plant and equipment................     (500,149)   (1,983,663)    (5,061,400)
  Proceeds from termination of officer's life insurance.....      598,239                      197,775
  Increase in cash surrender value of officer's life
    insurance policy........................................     (445,141)
  Business acquisitions, net of cash acquired...............                 (2,197,790)   (19,032,910)
                                                              -----------   -----------   ------------
  Net cash provided by (used in) investing activities.......    3,008,980    (4,072,171)   (23,270,850)
                                                              -----------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit, net.......................................     (911,650)                  19,336,230
  Payments on term debt.....................................     (294,980)   (7,487,295)      (136,374)
  Proceeds from term debt...................................                    565,000
  Purchase of treasury stock................................      (20,000)
  Issuance of treasury stock, including tax benefits........      347,405         4,594
  Purchases of preferred stock..............................       (2,100)      (37,070)
  Dividends paid............................................     (107,254)     (262,505)    (1,154,868)
  Proceeds from initial public offering, net of costs.......                 19,688,005
                                                              -----------   -----------   ------------
  Net cash (used in) provided by financing activities.......     (988,579)   12,470,729     18,044,988
                                                              -----------   -----------   ------------
  Net increase (decrease) in cash and cash equivalents......    2,146,625     7,325,369     (5,354,976)
                                                              -----------   -----------   ------------
Cash and cash equivalents, beginning of year................      161,190     2,307,815      9,633,184
                                                              -----------   -----------   ------------
  Cash and cash equivalents, end of year....................  $ 2,307,815   $ 9,633,184   $  4,278,208
                                                              ===========   ===========   ============
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest................................................  $   206,319   $   152,825   $    764,756
                                                              ===========   ===========   ============
    Income taxes............................................  $ 1,349,231   $ 1,025,085   $  1,227,422
                                                              ===========   ===========   ============
Supplemental disclosure of noncash financing activities:
  The Company issued 156,675 shares of common stock:........                $ 2,350,125
                                                                            ===========
  The Company declared a $.05 per share dividend on December
    19, 1997 for shareholders of record on December 29,
    1997, payable on January 9, 1998:.......................                $   288,717
                                                                            ===========
  The Company recorded a deferred gain in February 1998 as a
    result of a sale leaseback of certain equipment:........                              $    181,958
                                                                                          ============

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF ACCOUNTING POLICIES:

     A. BUSINESS AND PRINCIPLES OF CONSOLIDATION: Broughton Foods Company and its wholly owned subsidiaries (collectively referred to as the "Company") was organized in April 1933 under the laws of the state of Ohio. The Company is engaged primarily in the business of producing dairy and dairy-related food products for wholesale and retail distribution in Ohio, West Virginia, Kentucky, Tennessee, Michigan, and parts of the eastern United States. The Company also operates one limited service restaurant under the name "Broughton's." The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Somerset Computer Services, which became a subsidiary of the Company on December 12, 1997, concurrent with the Southern Belle merger and LFD Holding Corp and its wholly-owned subsidiary, London's Farm Dairy, Inc. All significant inter-company accounts and transactions have been eliminated.

     B. INVENTORIES: In connection with the Company's initial public offering, a new method for accounting for cost was adopted to make the Company's inventory values comparable to the predominate method used by public companies in its industry. Inventories are valued at the lower of cost or market with cost determined on the first-in, first-out ("FIFO") method using standard costs which approximate actual. The financial statements of all prior years have been restated to apply the new method retroactively. Before January 1, 1997, inventory had been valued with cost determined on the last-in, first-out method. For income tax purposes, the FIFO method has been adopted as of January 1, 1998.

     The major components of inventory at December 31, 1997 and 1998 were as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Raw products and finished goods.............................  $1,966,156   $3,458,923
Ingredients.................................................     450,480      679,726
Warehouse, packaging supplies and other.....................   1,134,645    1,844,068
                                                              ----------   ----------
                                                              $3,551,281   $5,982,717
                                                              ==========   ==========

     C. PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. The Company provides for depreciation and amortization principally on the straight-line method in amounts adequate to amortize costs over the estimated useful lives of the assets. Useful lives for major classes of property, plant and equipment are as follows:

Buildings...................................................   5 to 40 years
Machinery and equipment.....................................   3 to 20 years
Leasehold improvements......................................  15 to 20 years
Land improvements...........................................   5 to 30 years

     Upon sale or retirement, the Company removes the asset cost and related accumulated depreciation from the appropriate accounts and reflects any gain or loss in current operations. Depreciation expense was approximately $890,000 in 1996, $1,013,000 in 1997 and $2,266,000 in 1998 and has been recorded in the statements of operations.

     D. INVESTMENTS: The Company previously held various nonmarketable securities which were carried at cost. These investments were held as noncurrent assets in other assets. During 1996, the Company sold the shares of a privately held entity for $3,056,196. A pre-tax gain of $2,976,453 was recorded on this sale. At December 31, 1997 and 1998, the Company had no investments in nonmarketable securities.

     E. NET INCOME PER SHARE OF COMMON STOCK: Basic earnings per share were computed by dividing net income available to common shareholders (the numerator) by the weighted average number of common

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

shares outstanding (the denominator). Diluted earnings per share were computed by dividing the net income available to common shareholders (the numerator) by the sum of the weighted average number of shares outstanding and the dilutive effect of outstanding options as determined by the application of the treasury stock method (the denominator).

     F. CASH AND CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash balances primarily with one financial institution.

     G. REVENUE RECOGNITION: The Company recognizes revenue when products are received by the customer.

     The allowance for doubtful accounts approximated $140,000, $243,000, $465,000, and $652,000 at December 31, 1995, 1996, 1997 and 1998, respectively.
As a result of the Southern Belle acquisition, approximately $251,000 was recorded as an addition to the allowance for doubtful accounts in December 1997. As a result of the London's acquisition, approximately $261,000 was recorded as an addition to the allowance for doubtful accounts in May 1998.

     H. INCOME TAXES: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of the assets and liabilities using enacted tax rates.

     I. USE OF ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     J. FAIR VALUE OF FINANCIAL INSTRUMENTS: Fair value of long-term debt is based on the interest rate available to the Company on similar debt agreements. As the interest rates on the Company's long-term debt obligations are primarily variable rates for approximately $19.3 million of debt obligations, fair value approximates the carrying value.

     K. RECLASSIFICATIONS: Certain prior-year amounts have been reclassified to conform to the current-year financial statement presentation.

     L. SEGMENT INFORMATION: In 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 131 supersedes SFAS 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see "Segment Information" note).

     M. PENSION PLAN: In 1998, the Company adopted SFAS No. 132, "Employers' Disclosures About Pensions and Other Post-Retirement Benefits", which requires revisions of employers' disclosures about pension and other post-retirement plans. The adoption of SFAS No. 132 did not change the measurement or recognition of the Plan.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     N. REPORTING COMPREHENSIVE INCOME: In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The adoption of this standard did not affect the Company's financial statements.

     O. NEW ACCOUNTING PRONOUNCEMENTS: In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP requires that certain external costs and internal payroll and payroll-related costs be capitalized during the application development and implementation stages of a software development project and amortized over the software's useful life. The SOP is effective in the first quarter of 1999 and the Company does not anticipate that this SOP will have an adverse effect on the Company's results of operations.

     Additionally, SOP 98-5, "Reporting on the Costs of Start-Up Activities", was issued in April 1998. The SOP requires that entities expense start-up costs and organization costs as they are incurred. The SOP is effective in the first quarter of 1999 and the Company does not anticipate that this SOP will have an adverse effect on the Company's results of operations.

2. NOTE PAYABLE -- BANK:

     The Company has an uncollateralized line of credit of $4.0 million with a Bank. Interest on this line of credit is .25 percentage points under the highest prime rate as published by the Wall Street Journal.

     On March 30, 1998, the Company finalized an agreement with a Bank to provide for two additional credit facilities, in addition to the Company's $4.0 million line of credit agreement with another bank. The first facility provides for a $15.0 million line of credit with interest at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this agreement are uncollateralized and the Company pays a commitment fee on unused borrowings ranging from .20% to
 .35%. The principal is payable in full on March 30, 2000, with monthly interest-only payments. The second facility is a $5.0 million uncollateralized capital expenditure line of credit at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this commitment provide for monthly interest-only payments for one year, converting to term debt to be paid over seven years.

     The most restrictive covenants under these agreements are the maintenance of a maximum funded debt to Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA) ratio, a minimum tangible net worth, a minimum Earnings Before Interest and Taxes (EBIT) to interest expense ratio and a cashflow coverage ratio.

     The Company had $19,336,230 outstanding under its revolving credit facilities at December 31, 1998.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. TERM DEBT:

     Term debt as of December 31, 1997 and 1998 consisted of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997       1998
                                                              --------   ---------
Capital lease obligation....................................  $ 58,297   $  36,111
Note payable, due in monthly installments of $15,200 through
  March 1, 1999 plus interest at 9%.........................        --      60,803
Note Payable, due in monthly installments of $575 through
  March 1, 2003 plus interest at 8%.........................        --      27,180
Note Payable, due in annual installments of $264,321 through
  April 1, 1999 including interest at 9.14%.................        --     242,185
Zero coupon note maturing on April 1, 1999 with a face value
  of $235,187 and a yield of 9.14%..........................        --     215,485
                                                              --------   ---------
                                                                58,297     581,764
Less current installments...................................   (21,767)   (554,420)
                                                              --------   ---------
                                                              $ 36,530   $  27,344
                                                              ========   =========

4. LEASE COMMITMENTS:

     The Company leases certain property, plant and equipment (primarily delivery vehicles) under noncancellable operating lease agreements expiring through 2007. Certain of the leases include renewal options at terms similar to the initial lease terms. Minimum rentals in connection with these leases are as follows:

                                                    TOTAL       EQUIPMENT    REAL ESTATE
                                                 -----------   -----------   -----------
1999...........................................  $ 4,992,951   $ 4,599,115   $  393,836
2000...........................................    4,727,242     4,453,032      274,210
2001...........................................    4,307,915     4,104,965      202,950
2002...........................................    3,831,563     3,677,282      154,281
2003...........................................    3,232,726     3,104,326      128,400
Thereafter.....................................    2,490,797     2,096,547      394,250
                                                 -----------   -----------   ----------
                                                 $23,583,194   $22,035,267   $1,547,927
                                                 ===========   ===========   ==========

     Total rental expense for cancelable and noncancelable lease agreements approximated $2,238,600 in 1996, $2,800,200 in 1997 and $6,499,000 in 1998, of
which $393,000 in 1996, $546,000 in 1997, and $1,630,000 in 1998 were contingent rentals. Contingent rentals are based primarily on mileage.

5. PENSION PLAN:

     The Company has a noncontributory pension plan for all nonmanagement hourly employees not subject to a collective bargaining agreement and substantially all salaried employees for two of the Company's divisions. Benefits under the plan are based upon a social security offset formula. Total pension expense (benefit) was $132,600 in 1996, $64,492 in 1997 and ($60,138) in 1998. The Company funds contributions based upon normal cost under the projected unit credit method subject to Internal Revenue Service minimum

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and maximum limitations. The following table sets forth the plan's funded status and amount included in the Company's financial statements at December 31, 1997 and 1998.

                                                                1997          1998
                                                             -----------   -----------
Actuarial present value of benefit obligations, including
  vested benefits of $3,920,917 and $4,315,132,
  respectively.............................................  $(4,185,584)  $(4,530,095)
Benefit obligation due to assumptions about future
  compensation levels......................................     (361,243)     (413,722)
                                                             -----------   -----------
Projected benefit obligation...............................   (4,546,827)   (4,943,817)
Plan assets at fair value..................................    5,540,474     5,541,701
                                                             -----------   -----------
Plan assets in excess of projected benefit obligation......      993,647       597,884
Unrecognized transition asset at January 1, 1997 and 1998,
  being recognized over 16 years...........................      (46,880)      (41,251)
Unrecognized prior service cost............................      300,866       277,723
Unrecognized net gain from past experience.................     (905,665)     (229,995)
                                                             -----------   -----------
                                                                (651,679)        6,477
                                                             -----------   -----------
     Net pension asset.....................................  $   341,968   $   604,361
                                                             ===========   ===========

     Plan assets include investments in stock and bond common trust funds and U.S. Government and corporate bonds.

     Net periodic pension expense for the Company for 1996, 1997 and 1998 included the following:

                                                     1996         1997         1998
                                                   ---------   -----------   ---------
Service cost, benefits earned during the year....  $ 129,000   $   134,542   $ 119,158
Interest cost on projected benefit obligations...    322,200       317,337     328,273
Actual return on plan assets.....................   (485,200)   (1,139,519)   (111,667)
Net amortization and deferral of unrecognized
  transition asset at January 1, 1996, 1997 and
  1998, and the adjustment for unexpected asset
  gain (loss) for expected return on plan
  assets.........................................    166,600       752,132    (395,902)
                                                   ---------   -----------   ---------
     Net pension expense.........................  $ 132,600   $    64,492   $ (60,138)
                                                   =========   ===========   =========

Reconciliation of Projected Benefit Obligation

                                                                 1997         1998
                                                              ----------   ----------
1. Projected Benefit Obligation, previous December 31.......  $4,367,361   $4,546,827
2. Actuarial (Gain)/Loss....................................      28,035       (9,933)
3. Service Cost.............................................     134,542      119,158
4. Interest Cost............................................     317,337      328,273
5. Benefit Payments.........................................    (300,448)    (312,695)
6. (Gain)/Loss due to change in Discount Rate...............           0      272,187
                                                              ----------   ----------
7. December 31 Projected Benefit Obligation.................  $4,546,827   $4,943,817
                                                              ==========   ==========

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Reconciliation of Market Value of Assets

                                                                 1997         1998
                                                              ----------   ----------
1. Market Value of Assets, previous December 31.............  $4,559,544   $5,540,474
2. Expected Return on Assets................................     404,901      500,980
3. Contributions............................................     141,859      202,255
4. Benefit Payments.........................................    (300,448)    (312,695)
5. Asset Gain (Loss)........................................     734,618     (389,313)
                                                              ----------   ----------
6. Market Value of Assets as of December 31.................  $5,540,474   $5,541,701
                                                              ==========   ==========

     The following assumptions were used in the calculation of the actuarial present value of benefit obligations at December 31, 1996, 1997 and 1998:

                                                              1996      1997      1998
                                                              ----      ----      ----
Settlement rate.............................................  7.50%     7.50%     7.50%
Rate of compensation increase...............................  4.50%     4.50%     4.50%
Long-term rate of return on plan assets.....................  8.00%     9.00%     9.00%

     In addition, the Company participates in three multi-employer plans that provide defined benefits to substantially all the Company's unionized employees. Amounts charged to pension expense and contributed to the plans were $387,453 in 1996, $419,365 in 1997 and $493,202 in 1998.

6. DEFERRED SAVINGS PLAN:

     Salaried, nonunion, and certain union hourly employees are eligible to participate in a deferred savings plan and trust (401(k) plan) for two divisions. Under the plan, the Company is required to make contributions based on a percentage of the employee's payroll contribution, limited to a maximum of 1.5% of the employee's total compensation. The Company contributed $43,600 in 1996, $41,900 in 1997 and $46,175 in 1998.

     The Company has a defined contribution profit-sharing plan covering substantially all employees not covered in the plan discussed above, except for those covered by a collective bargaining agreement which requires the Company to contribute to a multiemployer pension retirement fund. This plan was carried forward from the Southern Belle acquisition. The plan allows eligible employees to contribute up to 15% of their compensation. The Company contributes 25% of the amount of each participant's contribution for the plan year, up to 1% of the participant's salary. For the years ended December 31, 1997 and 1998, $2,300 and $26,400 has been recorded, respectively, as pension expense under this defined contribution profit-sharing plan.

     The Company sponsors a defined contribution plan for employees not covered in the plans discussed above who meet certain eligibility requirements. This plan was carried forward from the London's acquisition. The Company may make discretionary contributions to the plan at the option of the Board of Directors. In addition, the Company may match employee contributions equal to a percentage of the participant's contribution to the plan. In 1998, the Company matched 100% of employee contributions, up to a maximum of 6% of the participant's annual compensation. The Company contributed $185,017 to the plan during the year ended December 31, 1998.

7. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN:

     The Company had a nonqualified benefit plan for certain key management employees. The plan provided for 50% of annual pay reduced for years less than 15 years, less benefits paid under the Company's qualified pension plan and social security. The Supplemental Executive Retirement Plan ("SERP") was terminated on

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

December 31, 1996, at which time the assets of the plan were distributed. The Company recognized a termination cost of approximately $232,700 associated with this transaction.

     The following details the net pension expense under SFAS No. 87 and SFAS No. 88 recorded in 1996. There was no pension expense in 1997 and 1998 as the plan had been terminated.

     The following table sets forth the SERP's funded status of the plan and amounts included in the Company's financial statements at December 31, 1996:

                                                                1996
                                                              --------
Service cost, benefits earned during the year...............  $  2,700
Interest cost...............................................    32,000
Net amortization and deferral of unrecognized transition
  obligation................................................    35,100
                                                              --------
Net periodic pension cost...................................    69,800
Termination cost............................................   232,700
                                                              --------
Net pension expense.........................................  $302,500
                                                              ========

8. STOCK OPTIONS:

     Certain shares of common stock were reserved for sale to certain officers and employees under an incentive stock option plan. There were no outstanding options at December 31, 1997 and 1998.

                                                            1996                 1997
                                                     ------------------   ------------------
                                                      NUMBER     OPTION    NUMBER     OPTION
                                                     OF SHARES   PRICE    OF SHARES   PRICE
                                                     ---------   ------   ---------   ------
Outstanding at beginning of year...................   247,500     $.80      3,000      $.80
  Exercises........................................  (229,500)    $.80     (3,000)     $.80
  Forfeited........................................   (15,000)    $.80
                                                     --------              ------
Outstanding at end of year.........................     3,000     $.80          0
                                                     ========              ======
Exercisable at end of year.........................     3,000     $.80          0
                                                     ========              ======

9. INCOME TAXES:

     A reconciliation of the federal corporate income tax rate and the effective tax rate on income taxes is summarized below for the years ended December 31, 1996, 1997 and 1998:

                                                              1996    1997    1998
                                                              -----   -----   -----
Statutory tax rate..........................................  34.00%  34.00%  34.00%
Increase (reduction) in tax rate resulting from:
  State income taxes, net of federal income tax benefit.....   4.44    3.61    1.94
  Permanent differences:
     Non-deductible meals and entertainment.................   0.49    1.18    1.41
     Other..................................................           0.50    0.59
     Fuel credit............................................          (1.48)  (0.86)
     Adjustments of deferred tax balances...................                   1.14
     Other..................................................  (0.88)   1.43    0.96
                                                              -----   -----   -----
Effective tax rate..........................................  38.05%  39.24%  39.18%
                                                              =====   =====   =====

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Components of the provision for income taxes are as follows:

                                                        1996        1997        1998
                                                     ----------   --------   ----------
Taxes currently payable............................  $1,498,122   $563,245   $  866,318
Deferred taxes.....................................     (67,315)   197,792      373,290
                                                     ----------   --------   ----------
Total provision for income taxes...................  $1,430,807   $761,037   $1,239,608
                                                     ==========   ========   ==========

     Deferred income taxes reflect the impact of "temporary differences" between the amounts of the assets and liabilities for financial reporting purposes and such amounts as determined by tax regulations. These temporary differences are determined in accordance with SFAS No. 109.

     The components of the net deferred tax liability at December 31, 1997 and 1998 are as follows:

                                                               1997             1998
                                                            -----------      -----------
Deferred tax assets:
  Accounts receivable allowance...........................                   $    36,874
  Vacation accrual........................................  $    82,037          147,840
  Net operating loss carryforwards........................       28,116          275,804
  Other...................................................        6,762           64,630
  AMT credit carry forward................................                       544,400
  Contributions...........................................                        29,760
  State taxes.............................................       18,400           23,460
                                                            -----------      -----------
     Gross deferred tax assets............................      135,315        1,122,768
                                                            -----------      -----------
Deferred tax liabilities:
  Depreciation............................................    2,240,574        3,970,210
  Pension.................................................      217,689          359,949
  Amortization of intangibles.............................                     2,484,296
  Other...................................................                         1,669
                                                            -----------      -----------
     Gross deferred tax liabilities.......................    2,458,263        6,816,124
                                                            -----------      -----------
     Net deferred tax liability...........................  $(2,322,948)     $(5,693,356)
                                                            ===========      ===========
Reflected on balance sheet as follows:
  Current deferred income taxes...........................  $   100,437      $   240,617
  Noncurrent deferred income taxes........................   (2,423,385)      (5,933,973)
                                                            -----------      -----------
     Net deferred tax liability...........................  $(2,322,948)     $(5,693,356)
                                                            ===========      ===========

     The Company had certain state net operating loss carryforwards of approximately $432,000 at December 31, 1997, as a result of the Southern Belle acquisition. These net operating losses were utilized in 1998.

     The Company had certain federal net operating loss carryforwards of approximately $811,000 at December 31, 1998 as a result of the London's acquisition. This net operating loss expires in 2018. The alternative minimum tax credit carryforwards have no expiration dates.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. EARNINGS PER SHARE OF COMMON STOCK:

     The Company adopted SFAS No. 128, "Earnings per Share" in the fourth quarter 1997. In accordance with the provisions of this statement, the following table sets forth the computation of earnings per share and earnings per share, assuming dilution.

                                                     FOR THE YEARS ENDED DECEMBER 31
                                                   ------------------------------------
                                                      1996         1997         1998
                                                   ----------   ----------   ----------
Numerator:
  Earnings:
     Net income..................................  $2,329,259   $1,178,591   $1,924,659
     Deduct dividends on preferred shares........       1,986
                                                   ----------   ----------   ----------
Net income available to common shareholders......  $2,327,273   $1,178,591   $1,924,659
                                                   ----------   ----------   ----------
Denominator:
  Shares computations:
     Weighted average common shares
       outstanding...............................   3,934,320    4,205,536    5,774,335
                                                   ==========   ==========   ==========
Basic earnings per share.........................  $     0.59   $     0.28   $     0.33
                                                   ==========   ==========   ==========
  Add: Dilutive effect of outstanding options, as
     determined by the application of the
     treasury stock method.......................     179,414        1,657            0
                                                   ----------   ----------   ----------
  Weighted average common shares outstanding
     assuming dilution...........................   4,113,734    4,207,193    5,774,335
                                                   ==========   ==========   ==========
  Diluted earnings per share.....................  $     0.57   $     0.28   $     0.33
                                                   ==========   ==========   ==========

11. SEGMENT INFORMATION:

     In 1998, the Company adopted SFAS No. 131. The accounting policies of the segments are the same as those described in the "Summary of Accounting Policies." Segment data includes intersegment revenues with the elimination of intercompany profit. In addition, the Company does not allocate interest or corporate general and administrative expenses to the specific operating segment. Thus, the Company evaluates the performance of its segment based on an operating profit basis prior to charges for corporate general and administrative expenses and interest. Prior to 1998, corporate general and administrative expenses were included in segment operating profit.

     The Company is organized primarily on an operating division basis based on historical operations, product sales and geographic location. The Company operates through four divisions--The Dairy Division, Foods Division, Southern Belle Division and London's Farm Dairy Division. All of the Company's four divisions are primarily engaged in the manufacture and distribution of dairy based products. Therefore, the Company reports under one segment referred to as "Dairy." (The Dairy Division is an operating division of the Dairy segment.) The Dairy Division, with its raw milk processing plant based in Marietta, Ohio manufactures and distributes a full line of fresh milk and related products and also distributes brand name dairy and non-dairy foods. The Foods Division, with an ultra high temperature ("UHT") plant based in Charleston, West Virginia, processes a variety of extended life products, including half-and-half, sour cream, dips, dressings, aerosol toppings, whipped cream, coffee cream, table cream, non-dairy creamers and whipped toppings. The Southern Belle Division with its raw milk processing plant in Somerset, Kentucky manufactures and distributes a full line of fresh milk and other products and also distributes dairy and non-dairy foods. The London's Farm Dairy Division, with its raw milk processing plant in Port Huron, Michigan manufactures and

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

distributes a full line of fresh milk and other products, while its Burton, Michigan plant produces a variety of ice cream products.

     The table below presents information about reported segments for the years ending December 31:

                                                                  DAIRY
                                                              --------------
                                                              (IN THOUSANDS)
1998:
     Sales..................................................     $188,689
     Operating profit.......................................     $  4,630

1997:
     Sales..................................................     $ 90,883
     Operating profit.......................................     $  1,853

1996:
     Sales..................................................     $ 87,675
     Operating profit.......................................     $    733

     A reconciliation of total segment sales to total consolidated sales and of total segment operating profit to total consolidated income before income taxes, for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                           1996       1997        1998
                                                          -------    -------    --------
                                                                  (IN THOUSANDS)
SALES:
     Total segment sales................................  $87,675    $90,883    $188,689
     Elimination of intersegment revenue................   (3,756)    (3,713)     (9,257)
                                                          -------    -------    --------
          Consolidated Sales............................  $83,919    $87,170    $179,432
                                                          =======    =======    ========

OPERATING INCOME:
     Total operating income for reportable segments.....  $   733    $ 1,853    $  4,630
     Corporate General and administrative...............       --         --      (1,225)
     Interest...........................................     (217)      (142)       (833)
     Other income.......................................    3,244        229         592
                                                          -------    -------    --------
          Consolidated income before income taxes.......  $ 3,760    $ 1,940    $  3,164
                                                          =======    =======    ========

12. COMMITMENTS AND CONTINGENCIES:

     The former Southern Belle Dairy Company received a Notice of Proposed Debarment dated June 1, 1994, from the USDA, in which the USDA proposed to debar the former Southern Belle Dairy Company from engaging in contracts and other transactions involving all federal agency procurement and nonprocurement programs for up to three years as a result of previously settled antitrust violations by such entity. On April 18, 1995, the former Southern Belle Dairy Company entered into a Compliance Agreement in Lieu of Debarment with the USDA (the "Southern Belle Compliance Agreement"). This agreement was for a three-year period and required the former Southern Belle Dairy Company to establish and maintain a compliance program which included, among other things, the establishment of an ethics committee and formal ethics and education training for all employees. Although the Southern Belle Compliance Agreement expired on April 18, 1998, the Southern Belle Division is still operating under its terms.

     By notice dated December 31, 1997, the USDA suspended the Southern Belle Division from federal procurement and nonprocurement programs and proposed to debar such division for a period that by

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

regulation would not exceed three years, based on alleged breaches of the Southern Belle Compliance Agreement by the former Southern Belle Dairy Company, prior to its merger with the Company in early December 1997. The Company has challenged the USDA action in an administrative proceeding. The USDA had proposed that the Southern Belle Division and the Company enter into a new Compliance Agreement in Lieu of Debarment as a means of resolving this matter and has indicated that Southern Belle could be subject to debarment and the Company subject to suspension and debarment if they fail to enter into such proposed agreement. The Company is currently engaged in discussions with USDA with respect to this matter.

     On September 23, 1998, the USDA agreed to the Company's request that it separate the suspension and debarment proceedings against the Southern Belle Division and such similar threatened proceedings against the Company, and advised that it will pursue suspension and proposed debarment against the Southern Belle Division and the Company's settlement of civil antitrust litigation independent of each other. Accordingly, the USDA withdrew its offer to the Company of the newly proposed Compliance Agreement in Lieu of Debarment. The USDA advised that a decision on Southern Belle's suspension and debarment would be rendered by October 15, 1998, unless good cause exists to extend the determination period. Since that date, the USDA has extended that decision in successive 45-day periods with the latest notification stating the USDA's decision on Southern Belle's suspension and debarment will be rendered by April 14, 1999, unless good cause exists to extend the determination period.

     Management is unable at this time to predict the outcome of this USDA proceeding; however, if unfavorably resolved, this USDA proceeding could have a material adverse effect on the Company's financial position and results of operations.

     The Company is involved in or subject to certain other legal proceedings, including with respect to regulatory matters, which arise in the ordinary course of the Company's business. Although the Company cannot predict the outcomes of these legal proceedings, the Company's management does not believe that these actions will have a material adverse effect on the Company's financial position, results of operations or liquidity.

13. SIGNIFICANT ESTIMATES AND CONCENTRATIONS:

     The Company maintains a self-insurance program for that portion of health care, dental and vision costs not covered by insurance. The Company is liable for claims ranging from $40,000 to $75,000 annually per employee or covered participant based on the division of employment. Self-insurance costs are accrued based upon an estimate of the liability for reported claims and for claims incurred but not reported. An accrual totaling $363,900 and $475,850 has been made at December 31, 1997 and 1998, respectively.

     During 1997, the Company entered into certain agreements obligating it to purchase labels and cartons over periods ranging from two to five years. At December 31, 1998, the Company was relieved of its carton purchase commitment. Based on the Company's historical production records, these quantities do not exceed expected product requirements.

     In September 1998 the Company acquired certain intangible assets of a milk distributor. As a result of this asset purchase, the Company has agreed to a contingent payment of $125,000 based on sales volume. The contingent payments, if earned, are due in the amounts of $50,000, $50,000 and $25,000 on May 14, 1999, January 9, 2000 and September 7, 2000, respectively.

     In 1998, the Company entered into an agreement to purchase certain refrigeration equipment at a cost of $319,500. At December 31, 1998 the Company had remaining purchase commitments of $286,567.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14. RELATED PARTY TRANSACTIONS:

     The Company's distribution center in Ashland, Kentucky is leased from the ADJ Corporation for $9,350 a month, subject to adjustment after April 1, 2002 based on a specified consumer price index. The lease expires on April 30, 2007. The ADJ Corporation is controlled by certain immediate family members of Mr. Marshall T. Reynolds, Chairman of the Company's Board of Directors. Lease expense was $74,800 and $112,200 for the years ended December 31, 1997 and 1998, respectively. There was no lease expense prior to May 2, 1997 for this property.

     The Company purchased office supplies from Garrison Brewer, a division of Champion Industries, controlled by Mr. Marshall T. Reynolds, Chairman of the Company's Board of Directors. Such purchases totaled $50,000 and $76,900 in 1997 and 1998, respectively. There were no purchases in 1996.

     The Company also purchased office supplies and printing services from Chapman Printing Company, another division of Champion Industries. Such purchases totaled $57,000 and $53,400 in 1997 and 1998, respectively. There were no purchases in 1996.

     The Company purchased equipment for plant and building repairs from Hooten Equipment. Mr. Charles R. Hooten, Jr., a member of the Company's Board of Directors, serves as President of Hooten Equipment Company. Such purchases totaled $32,000 and $108,100 in 1997 and 1998, respectively. There were no purchases in 1996.

     The Company received legal services from Theisen, Brock, Frye, Erb & Leeper Company. Mr. Paul Theisen, a member of the Company's Board of Directors was the President and director of the law firm prior to January 1, 1998. Mr. Theisen currently serves in an of counsel capacity. Such services totaled $23,000, $45,000 and $36,200 for the years ended December 31, 1996, 1997 and 1998, respectively.

     The Company leases certain property from members of the Broughton family and related trusts established by the Broughton family. Such rental expense totaled $36,100, $50,200 and $51,700 for the years ended December 31, 1996, 1997 and 1998, respectively.

15. EVENTS AFFECTING SHAREHOLDERS' EQUITY:

     The Company was authorized to issue two classes of common stock, designated nonvoting Class A and voting Class B common stock. In February 1997, the shareholders elected to convert all nonvoting common stock to one class of voting common stock. In August 1997, the Company increased the number of authorized shares of common stock to 10,000,000 shares and amended the Company's articles of incorporation to eliminate and delete all reference to and cease to authorize a class of cumulative preferred stock.

     On August 27, 1997, the Company's Board of Directors authorized a thirty-share-for-one-share common stock split in the form of a common stock dividend payable to shareholders of record on September 9, 1997. The effects of the above changes in the common stock of the Company have been applied to all periods presented.

     The Company had 310 shares of 6% cumulative preferred stock outstanding at December 31, 1996. These shares were subject to redemption by the Company at $110 per share. On May 28, 1997, the Company's Board of Directors authorized these shares to be redeemed at $110 per share plus accumulated dividends. All shares were redeemed by June 30, 1997.

16. ACQUISITIONS:

     In May 1997, the Company purchased substantially all of the operating assets of Johnson Dairy for $565,000. Johnson Dairy had sales of approximately $5,200,000 for the year ended December 31, 1996.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During the year ended December 31, 1997, the Company acquired Southern Belle. Total acquisition costs were $5,359,524 consisting of $3,009,399 cash and the issuance of 156,675 shares of the Company's stock valued at $2,350,125.

     The acquisition was accounted for by the purchase method, and accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon their fair values at the date of acquisition. The fair values of these assets are summarized as follows:

Current assets..............................................  $ 6,146,828
Property, plant and equipment...............................   10,064,205
Other assets................................................      319,936
Excess of cost over net assets..............................    1,736,805
Current liabilities.........................................   (6,959,126)
Debt, long-term portion.....................................   (4,088,853)
Deferred taxes, net.........................................   (1,860,271)
                                                              -----------
                                                              $ 5,359,524
                                                              ===========

     The Company is amortizing goodwill from the Southern Belle acquisition over a period of 40 years.

     The purchase price includes $5,000,000 of cash and stock paid to former Southern Belle shareholders and $359,524 of related acquisition costs.

     On May 29, 1998, the Company purchased LFD Holding Corp. and its wholly-owned subsidiary, London's Farm Dairy, Inc. (collectively referred to as "London's") of Port Huron, Michigan. Total acquisition costs were $19,166,519. LFD Holding Corp. is a wholly-owned subsidiary of the Company.

     The acquisition was accounted for by the purchase method, and accordingly, the acquisition costs have been allocated to the assets and liabilities acquired based upon their estimated fair values at the date of acquisition. The estimated fair values of these assets are summarized as follows:

Current assets..............................................  $ 7,479,863
Property, plant and equipment...............................   10,694,747
Other assets................................................      279,891
Excess of costs over net assets.............................   11,898,086
Current liabilities.........................................   (6,343,142)
Other liabilities...........................................   (1,607,551)
Debt, long-term portion.....................................     (238,257)
Deferred taxes, net.........................................   (2,997,118)
                                                              -----------
                                                              $19,166,519
                                                              ===========

     Tradename, distribution network, workforce and goodwill are being amortized over the following estimated useful lives on a straight-line basis:

                                                              LIFE        AMOUNT
                                                              ----      -----------
Tradename...................................................   40       $ 5,500,000
Distribution network........................................   40         2,700,000
Workforce...................................................   23           760,000
Goodwill....................................................   40         2,938,086
                                                                        -----------
                                                                        $11,898,086
                                                                        ===========

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited consolidated pro forma results of operations and pro forma earnings per share for the years ended December 31, 1997 and 1998 assuming the Southern Belle and London's acquisition had occurred at January 1, 1997.

                                                                1997       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Revenues....................................................  $203,471   $201,840
Net income..................................................       995        694
Diluted earnings per share..................................  $   0.23   $   0.12
Diluted weighted average shares outstanding.................     4,364      5,774

     The consolidated pro forma results of operations and pro forma earnings per share do not represent the Company's actual results of operations, nor do they purport to predict or indicate the Company's financial position or results of operations at any future date or for any future period, and they are not necessarily indicative of the results that would have been obtained had the companies been combined during the periods indicated.

17. PROPOSED MERGER WITH SUIZA FOODS CORPORATION

     On September 11, 1998, the Company announced that it had executed an Agreement and Plan of Merger with Suiza Foods Corporation ("Suiza") a Delaware corporation and Suiza Foods Acquisition Corp. ("Merger Sub"), an Ohio corporation and wholly owned subsidiary of Suiza dated September 10, 1998 (the "Agreement"), providing for the merger of the Company with Merger Sub, with each Company share being exchanged for the sum of Nineteen Dollars ($19.00) cash. Consummation of the merger is conditioned upon satisfaction of all conditions contained in the Agreement. If the merger is consummated, the Company will become a wholly-owned subsidiary of Suiza. On September 10, 1998, 5,774,335 shares of Company common stock were issued and outstanding. The Agreement was approved by Company shareholders at a special meeting held on December 4, 1998.

     On January 18, 1999 the Company announced that Suiza and the Company had executed an amendment to the Agreement.

     The amended Agreement, dated January 18, 1999, extends from December 31, 1998 to April 15, 1999 the date on which either party may terminate the amended Agreement if the merger has not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, the Company and eight shareholders of the Company provides that at completion of the merger, those shareholders will sell Two Million (2,000,000) Company shares to Suiza, and will receive, in lieu of the $19.00 per share cash merger consideration, the cash sum of $10.00 per Company share, without interest, plus the right to receive up to an additional $9.00 per share if certain earnings and performance goals are met between the date of the merger and March 31, 2000.

     Subject to satisfaction of all conditions contained in the Agreement and Plan of Merger, as amended, and the Stock Purchase Agreement, the parties agreed to complete the merger on March 31, 1999.

     On March 18, 1999 the United States District Court for the Eastern District of Kentucky, London Division, entered a temporary restraining order enjoining Suiza, the Company and all persons acting on their behalf from consummating, directly or indirectly, their proposed merger, or implementing any other plan or agreement by which Suiza and the Company, or any part of them would combine under common ownership or control. Suiza and the Company independently concluded and agreed not to contest the motion for TRO. Earlier the same day, the United States Department of Justice Antitrust Division ("DOJ") filed a Motion for Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in seeking to enjoin the proposed acquisition of the Company by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction.

          INDEX TO UNAUDITED QUARTERLY FINANCIAL STATEMENTS -- COMPANY

                                                              PAGE
                                                              ----
Consolidated Balance Sheets as of March 31, 1999
  (Unaudited)...............................................  F-22
Consolidated Statements of Operations for the three months
  ended March 31, 1998 and 1999 (Unaudited).................  F-23
Consolidated Statements of Cash Flows for the three months
  ended March 31, 1998 and 1999 (Unaudited).................  F-24
Notes to Consolidated Financial Statements (Unaudited)......  F-25

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              MARCH 31, 1999
                                                              ---------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 5,610,681
  Accounts receivable, less allowance for doubtful accounts
     of $721,000 at March 31, 1999..........................     17,330,234
  Inventories...............................................      6,721,399
  Prepaid expenses..........................................        980,555
  Refundable income taxes...................................        731,619
  Deferred income taxes.....................................        240,617
                                                                -----------
          Total current assets..............................     31,615,105
                                                                -----------
Property, plant and equipment, at cost:
  Buildings and land improvements...........................     11,066,416
  Machinery and equipment...................................     25,174,021
  Leasehold improvements....................................        198,760
  Assets under construction.................................      2,057,487
                                                                -----------
                                                                 38,496,684
     Less accumulated depreciation and amortization.........     12,145,789
                                                                -----------
                                                                 26,350,895
  Land......................................................      2,818,418
                                                                -----------
                                                                 29,169,313
                                                                -----------
Intangible assets, net of accumulated amortization of
  $439,283 at March 31, 1999................................     13,632,608
Other assets................................................        765,632
Prepaid pension costs.......................................        604,361
                                                                -----------
                                                                 15,002,601
                                                                -----------
          Total assets......................................    $75,787,019
                                                                ===========

                                                              MARCH 31, 1999
                                                              ---------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $11,919,144
  Accrued expenses and other................................      2,837,815
  Current installments on debt..............................     16,075,792
                                                                -----------
          Total current liabilities.........................     30,832,751
                                                                -----------
Term Debt, net of current installments......................      3,787,317
Deferred income taxes.......................................      5,933,973
Other.......................................................      1,933,168
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 10,000,000 shares authorized,
     6,314,575 shares issued at March 31, 1999..............      6,314,575
  Additional paid-in capital................................     20,482,702
  Retained earnings.........................................      7,010,257
                                                                -----------
                                                                 33,807,534
  Less 540,240 shares of common stock in treasury, at
     cost...................................................        507,724
                                                                -----------
Total shareholders' equity..................................     33,299,810
                                                                -----------
Total liabilities and shareholders' equity..................    $75,787,019
                                                                ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------
                                                                  1998            1999
                                                              -------------   -------------
Net sales...................................................   $34,751,119     $49,704,027
Cost of sales...............................................    27,130,177      41,250,214
                                                               -----------     -----------
     Gross profit...........................................     7,620,942       8,453,813
Operating costs and expenses:
  Selling and distribution..................................     5,747,480       7,643,927
  General and administrative expenses.......................       887,895       1,761,875
                                                               -----------     -----------
                                                                 6,635,375       9,405,802
                                                               -----------     -----------
Income (loss) from operations...............................       985,567        (951,989)
Other income (expense):
  Other income, net.........................................        13,964          14,172
  Interest income...........................................       145,517          78,327
  Interest expense..........................................        (1,626)       (364,611)
                                                               -----------     -----------
                                                                   157,855        (272,112)
                                                               -----------     -----------
Income (loss) before income taxes...........................     1,143,422      (1,224,101)
Total income tax expense (benefit)..........................       443,027        (477,398)
                                                               -----------     -----------
Net income (loss)...........................................   $   700,395     $  (746,703)
                                                               ===========     ===========
Earnings (loss) per common share:
  Basic.....................................................   $      0.12     $     (0.13)
                                                               ===========     ===========
  Diluted...................................................   $      0.12     $     (0.13)
                                                               ===========     ===========
Shares used in computing earnings (loss) per common share:
  Basic.....................................................     5,774,335       5,774,335
                                                               ===========     ===========
  Diluted...................................................     5,774,335       5,774,335
                                                               ===========     ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ---------------------------
                                                                 1998             1999
                                                              -----------      ----------
Cash flows from operating activities:
  Net income (loss).........................................  $   700,395      $ (746,703)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization.........................      434,416         851,644
      Bad debt expense......................................       12,000          73,004
      Gain on disposal of property, plant and equipment.....       (7,500)         (2,099)
      Change in deferred gain on sale of fixed assets.......       (9,099)         (9,096)
      Change in assets and liabilities:
         Accounts receivable................................      534,291       1,033,952
         Inventories........................................     (238,644)       (738,682)
         Prepaid expenses...................................      (39,909)        269,388
         Refundable income taxes............................      230,775        (154,582)
         Other assets.......................................     (140,938)        (32,594)
         Prepaid and accrued pension costs..................     (217,291)             --
         Accounts payable...................................   (1,002,935)      1,291,148
         Accrued expenses and other.........................      (43,466)        155,912
         Income taxes payable...............................      180,252              --
         Other long-term liabilities........................           --         (25,212)
                                                              -----------      ----------
           Total adjustments................................     (308,048)      2,712,783
                                                              -----------      ----------
Net cash provided by operating activities...................      392,347       1,966,080
                                                              -----------      ----------
Cash flows from investing activities:
  Proceeds from disposal of property, plant and equipment...      383,500          16,686
  Proceeds from termination of officer's life insurance
    policy..................................................      197,775              --
  Purchases of property, plant and equipment................   (1,114,903)       (595,408)
                                                              -----------      ----------
Net cash used in investing activities.......................     (533,628)       (578,722)
                                                              -----------      ----------
Cash flows from financing activities:
  Payments on term debt.....................................       (5,311)        (54,885)
  Dividends paid............................................     (288,717)             --
                                                              -----------      ----------
Net cash used in financing activities.......................     (294,028)        (54,888)
                                                              -----------      ----------
Net (decrease) increase in cash and cash equivalents........     (435,309)      1,332,473
Cash and cash equivalents, beginning of period..............    9,633,184       4,278,208
                                                              -----------      ----------
  Cash and cash equivalents, end of period..................  $ 9,197,875      $5,610,681
                                                              ===========      ==========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest................................................  $     1,643      $  364,611
                                                              ===========      ==========
    Income taxes............................................           --      $    9,831
                                                              ===========      ==========
Supplemental disclosure of noncash investing and financing
  activities:
  The Company declared a $.05 per share dividend on February
    25, 1998 to shareholders of record on March 27, 1998,
    payable on April 9, 1998................................  $   288,717
                                                              ===========
  The Company recorded a deferred gain in February 1998 as a
    result of a sale leaseback of certain equipment.........  $   181,958
                                                              ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BUSINESS OPERATIONS AND BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results are not necessarily indicative of results for a full year.

     A summary of the Company's significant accounting policies is presented on pages F-7 to F-9. Users of financial information produced for interim periods are encouraged to refer to the footnotes contained in the previous year audited financial statements when reviewing interim financial results. There has been no material change in the accounting policies followed by the Company during 1999, except as described below.

     In the opinion of management, the accompanying interim financial statements contain all material adjustments, consisting only of normal recurring adjustments, necessary to present fairly the unaudited consolidated financial position, results of operations and cash flows of Broughton Foods Company ("the Company" or "Broughton") and subsidiaries for interim periods.

     Effective January 1, 1999, the Company adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP requires that certain external costs and internal payroll and payroll-related costs be capitalized during the application development and implementation stages of a software development project and amortized over the software's useful life. Additionally, the Company adopted SOP 98-5, "Reporting on the Costs of Start-up Activities." The SOP requires that entities expense start-up costs and organization costs as they are incurred. The adoption of these pronouncements did not have a material impact on the Company's presentation of financial statements for the period ended March 31, 1999.

2. INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on the first-in, first-out ("FIFO") method using standard costs which approximate actual. The major components of inventory at December 31, 1998 and March 31, 1999 were as follows:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998          1999
                                                              ------------   ----------
Raw products and finished goods.............................   $3,458,923    $4,088,074
Ingredients.................................................      679,726       772,522
Warehouse, packaging supplies and other.....................    1,844,068     1,860,803
                                                               ----------    ----------
                                                               $5,982,717    $6,721,399
                                                               ==========    ==========

3. DEBT

     The Company has an uncollateralized line of credit of $4.0 million with a Bank. Interest on this line of credit is .25 percentage points under the highest prime rate as published by the Wall Street Journal.

     On March 30, 1998, the Company finalized an agreement with a Bank to provide for two additional credit facilities, in addition to the Company's $4.0 million line of credit agreement with another bank. The first facility provides for a $15.0 million line of credit with interest at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this agreement are uncollateralized and the Company pays a commitment fee on unused borrowings ranging from .20% to
 .35%. The principal is payable in full on March 30, 2000, with monthly interest-only payments. The second facility is a $5.0 million uncollateralized capital expenditure line of credit at either the Bank's prime rate or LIBOR plus a margin. The borrowings under this commitment provide for monthly interest-only payments for one year, converting to term debt to be paid over seven years.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

     On February 23, 1999, the Company amended its credit agreement regarding the $15.0 million line of credit and $5.0 million uncollateralized expenditure line of credit. As a result of this amendment, certain terms and covenants in the credit agreement have been modified.

     The most restrictive covenants under these agreements are the maintenance of a maximum funded debt to Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA) ratio, a minimum tangible net worth, a minimum Earnings Before Interest and Taxes (EBIT) to interest expense ratio and a cashflow coverage ratio.

     The Company had $19,336,230 outstanding under its revolving credit facilities at March 31, 1999.

4. SEGMENT INFORMATION:

     In 1998, the Company adopted SFAS No. 131. Segment data includes intersegment revenues with the elimination of intercompany profit. In addition, the Company does not allocate interest or corporate general and administrative expenses to the specific operating segment. Thus, the Company evaluates the performance of its segment based on an operating profit basis prior to charges for corporate general and administrative expenses and interest.

     The Company is organized primarily on an operating division basis based on historical operations, product sales and geographic location. The Company operates through four divisions -- The Dairy Division, Foods Division, Southern Belle Division and London's Farm Dairy Division. All of the Company's four divisions are primarily engaged in the manufacture and distribution of dairy based products. Therefore, the Company reports under one segment referred to as "Dairy." (The Dairy Division is an operating division of the Dairy segment.) The Dairy Division, with its raw milk processing plant based in Marietta, Ohio manufactures and distributes a full line of fresh milk and related products and also distributes brand name dairy and non-dairy foods. The Foods Division, with an ultra high temperature ("UHT") plant based in Charleston, West Virginia, processes a variety of extended life products, including half-and-half, sour cream, dips, dressings, aerosol toppings, whipped cream, coffee cream, table cream, non-dairy creamers and whipped toppings. The Southern Belle Division with its raw milk processing plant in Somerset, Kentucky manufactures and distributes a full line of fresh milk and other products and also distributes dairy and non-dairy foods. The London's Farm Dairy Division, with its raw milk processing plant in Port Huron, Michigan manufactures and distributes a full line of fresh milk and other products, while its Burton, Michigan plant produces a variety of ice cream products.

     The table below presents information about reported segments for the three months ended March 31, 1998 and 1999, respectively:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                                (IN THOUSANDS)
                                                              -------------------
                           DAIRY                                1998       1999
                           -----                              --------   --------
Sales.......................................................  $37,467    $52,134
Operating income (loss).....................................  $ 1,131    $  (578)

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

     A reconciliation of total segment sales to total consolidated sales and of total segment operating income (loss) to total consolidated income (loss) before income taxes, for the three months ended March 31, 1998 and 1999, respectively is as follows:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
SALES:
     Total segment sales....................................  $37,467    $52,134
     Elimination of intersegment revenue....................   (2,716)    (2,430)
                                                              -------    -------
          Consolidated Sales................................  $34,751    $49,704
                                                              =======    =======
OPERATING INCOME (LOSS):
     Total operating income (loss) from reportable
      segments..............................................  $ 1,131    $  (578)
     Corporate General and Administrative...................     (145)      (373)
     Interest...............................................       (2)      (365)
     Other Income...........................................      159         92
                                                              -------    -------
          Consolidated income (loss) before income taxes....  $ 1,143    $(1,224)
                                                              =======    =======

5. COMMITMENTS AND CONTINGENCIES

     The former Southern Belle Dairy Company received a Notice of Proposed Debarment dated June 1, 1994, from the USDA, in which the USDA proposed to debar the former Southern Belle Dairy Company from engaging in contracts and other transactions involving all federal agency procurement and nonprocurement programs for up to three years as a result of previously settled antitrust violations by such entity. On April 18, 1995, the former Southern Belle Dairy Company entered into a Compliance Agreement in Lieu of Debarment with the USDA (the "Southern Belle Compliance Agreement"). This agreement was for a three-year period and required the former Southern Belle Dairy Company to establish and maintain a compliance program which included, among other things, the establishment of an ethics committee and formal ethics and education training for all employees. Although the Southern Belle Compliance Agreement expired on April 18, 1998, the Southern Belle Division is still operating under its terms.

     By notice dated December 31, 1997, the USDA suspended the Southern Belle Division from federal procurement and nonprocurement programs and proposed to debar such division for a period that by regulation would not exceed three years, based on alleged breaches of the Southern Belle Compliance Agreement by the former Southern Belle Dairy Company, prior to its merger with the Company in early December 1997. The Company has challenged the USDA action in an administrative proceeding. The USDA had proposed that the Southern Belle Division and the Company enter into a new Compliance Agreement in Lieu of Debarment as a means of resolving this matter and has indicated that Southern Belle could be subject to debarment and the Company subject to suspension and debarment if they fail to enter into such proposed agreement. The Company is currently engaged in discussions with USDA with respect to this matter.

     On September 23, 1998, the USDA agreed to the Company's request that it separate the suspension and debarment proceedings against the Southern Belle Division and such similar threatened proceedings against the Company, and advised that it will pursue suspension and proposed debarment against the Southern Belle Division and the Company based on the Company's settlement of civil antitrust litigation independent of each other. Accordingly, the USDA withdrew its offer to the Company of the newly proposed Compliance Agreement in Lieu of Debarment. The USDA advised that a decision on Southern Belle's suspension and debarment would be rendered by October 15, 1998, unless good cause exists to extend the determination period. Since that date, the USDA has extended that decision in successive 45-day periods with the latest

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES notification stating the USDA's decision on Southern Belle's suspension and debarment will be rendered by April 14, 1999, unless good cause exists to extend the determination period.

     On April 7, 1999, the USDA advised that it had debarred the Southern Belle Division of Broughton from federal procurement and non-procurement programs for a period of three years, effective from December 31, 1997. During the period of debarment, Southern Belle is excluded generally from engaging in contracts and other transactions involving federal procurement and federal non-procurement programs governmentwide, unless an agency head or other authorized designee grants an exception with respect to a particular transaction.

     Broughton is currently considering its options with respect to the Southern Belle Division debarment, including whether or not to appeal the debarment decision.

     The USDA also notified Broughton on April 7, 1999, by notice dated and effective March 31, 1999, that the USDA had suspended Broughton, and is proposing to debar Broughton from engaging in contracts and other transactions involving federal non-procurement transactions, with the effect that Broughton is excluded generally from engaging in contracts and other transactions involving both federal non-procurement and federal procurement programs governmentwide during the period of the suspension. The proposed debarment of Broughton, if ordered, would remain in effect for a period commensurate with the USDA's determination of the seriousness of the alleged cause, generally by regulation not to exceed three years. The suspension and proposed debarment is based upon Broughton's delivery to several schools of half-pint containers of fluid milk which allegedly failed to contain the minimum required quantities of fluid milk, and the alleged failure of such containers of milk to meet net content labeling or contract requirements.

     Broughton intends to oppose the suspension and proposed debarment of Broughton through the administrative process. Broughton's management is unable at this time to predict the outcome of the USDA proceedings or their effect on Broughton's financial position and results of operations. However, neither the Southern Belle Division debarment nor the Broughton suspension preclude the performance of contracts existing at the time of debarment or suspension. Further, under existing USDA regulations, neither debarment nor suspension preclude the Southern Belle Division or Broughton from obtaining and performing contracts awarded under federal non-procurement programs administered by the USDA Food and Nutrition Service and valued under $100,000 unless an exception is granted by the agency.

     The Company is involved in or subject to certain other legal proceedings, including with respect to regulatory matters, which arise in the ordinary course of the Company's business. Although the Company cannot predict the outcomes of these legal proceedings, the Company's management does not believe that these actions will have a material adverse effect on the Company's financial position, results of operations or liquidity.

6. PROPOSED MERGER WITH SUIZA FOODS CORPORATION

     On September 11, 1998, the Company announced that it has executed an Agreement and Plan of Merger with Suiza Foods Corporation ("Suiza") a Delaware corporation and Suiza Foods Acquisition Corp. ("Merger Sub"), an Ohio corporation and wholly owned subsidiary of Suiza dated September 10, 1998 (the "Agreement"), providing for the merger of Broughton with Merger Sub, with each Broughton share being exchanged for the sum of Nineteen Dollars ($19.00) cash. Consummation of the merger is conditioned upon satisfaction of all conditions contained in the Agreement. If the merger is consummated, Broughton will become a wholly-owned subsidiary of Suiza. On September 10, 1998, 5,774,335 shares of Broughton common stock were issued and outstanding. The Agreement was approved by Broughton shareholders at a special meeting held on December 4, 1998.

     On January 18, 1999 Broughton announced that Suiza and Broughton had executed an amendment to the Agreement.

                    BROUGHTON FOODS COMPANY AND SUBSIDIARIES

     The amended Agreement, dated January 18, 1999, extends from December 31, 1998 to April 15, 1999 the date on which either party may terminate the amended Agreement if the merger has not been completed on such date. A related Stock Purchase Agreement dated January 18, 1999 between Suiza, Broughton and eight shareholders of Broughton provides that at completion of the merger, those shareholders will sell Two Million (2,000,000) Broughton shares to Suiza, and will receive, in lieu of the $19.00 per share cash merger consideration, the cash sum of $10.00 per Broughton share, without interest, plus the right to receive up to an additional $9.00 per share if certain earnings and performance goals are met between the date of the merger and March 31, 2000.

     Subject to satisfaction of all conditions contained in the Agreement and Plan of Merger, as amended, and the Stock Purchase Agreement, the parties agreed to complete the merger on March 31, 1999.

     On March 18, 1999 the United States District Court for the Eastern District of Kentucky, London Division, entered a temporary restraining order enjoining Suiza, Broughton and all persons acting on their behalf from consummating, directly or indirectly, their proposed merger, or implementing any other plan or agreement by which Suiza and Broughton, or any part of them would combine under common ownership or control. By terms of the Court's order, the TRO remained in effect until such time as the Court addresses the DOJ's Motion for Preliminary Injunction. Suiza and Broughton independently concluded and agreed not to contest the motion for TRO. Earlier the same day, the United States Department of Justice Antitrust Division ("DOJ") filed a Motion for Temporary Restraining Order ("TRO"), Motion for Preliminary Injunction and a Complaint in seeking to enjoin the proposed acquisition of Broughton by Suiza. The DOJ alleged that competition in the production and sale of school milk in certain South Central Kentucky school districts would be substantially lessened as a result of the proposed transaction.

     On April 28, 1999, Suiza, Broughton and DOJ entered into a stipulation and proposed consent decree resolving, subject to court approval, the civil antitrust lawsuit brought by the DOJ against the Company and Suiza. The proposed settlement will allow Suiza to complete its proposed merger with Broughton, conditioned upon Suiza's agreement to later sell the business conducted at Broughton's Southern Belle Dairy based in Pulaski County, Kentucky. The proposed settlement is subject to approval by the U.S. District Judge for the Eastern District of Kentucky London Division where the DOJ's antitrust lawsuit is currently pending. Before finally approving the settlement, the court must submit the proposed settlement for public comment for a period of 60 days, but the parties may close the merger prior to final approval of the settlement. Pursuant to the proposed settlement, Suiza will agree to sell the Southern Belle Dairy to a buyer acceptable to the DOJ within six months after the settlement agreement is filed with the court or five days after entry by the court of the final judgment, whichever is later.

     As a result of the requirements of the proposed settlement agreement, Suiza and Broughton have entered into an amendment to the September 1998 Agreement and Plan of Merger between Suiza and Broughton. The amendment lowers the consideration to be received by all Broughton stockholders (other than five directors of Broughton and certain of their affiliates who are parties to a separate stock purchase agreement with Suiza) from $19 cash per share to $16.50 cash per share. Pursuant to an amendment to the stock purchase agreement with the five Broughton directors and certain of their affiliates, the five Broughton directors and their affiliates will sell an aggregate of 2 million Broughton shares to Suiza for $11.25 per share, plus the contingent right to receive $1.25 per share if certain conditions are satisfied. The amendment to the Agreement and Plan of Merger is subject to the approval of Broughton's stockholders.

     Assuming all conditions to closing are satisfied, Suiza and Broughton anticipate closing the proposed acquisition on May 31, 1999. Either party may terminate the amended merger agreement if the transaction is not closed by June 30, 1999.

                      INDEX TO FINANCIAL STATEMENTS -- LFD

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-31
Consolidated Balance Sheets as of December 31, 1996 and
  1997......................................................  F-32
Consolidated Statements of Operations for the years ended
  December 31, 1996 and 1997................................  F-33
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1996 and 1997....................  F-34
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996 and 1997................................  F-35
Notes to Consolidated Financial Statements..................  F-36

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
LFD Holding Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of LFD Holding Corp. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LFD Holding Corp. and subsidiary at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Cleveland, Ohio
February 27, 1998

                        LFD HOLDING CORP. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1996           1997
                                                              ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $   358,105    $   251,648
  Accounts receivable, less allowance of $143,000 in 1996
    and $113,000 in 1997....................................    3,936,137      3,942,155
  Inventories:
    Finished product........................................      923,518        999,386
    Raw materials and supplies..............................    1,047,141      1,090,617
                                                              -----------    -----------
                                                                1,970,659      2,090,003
  Other current assets......................................      855,260        778,439
                                                              -----------    -----------
Total current assets........................................    7,120,161      7,062,245
Land, buildings and equipment:
  Land......................................................      664,762        717,070
  Buildings and improvements................................    4,195,070      4,336,568
  Machinery and equipment...................................    7,606,812      7,601,053
                                                              -----------    -----------
                                                               12,466,644     12,654,691
  Accumulated depreciation..................................   (3,415,907)    (3,937,681)
                                                              -----------    -----------
                                                                9,050,737      8,717,010
Notes receivable............................................      590,612        731,043
Goodwill and other intangible assets........................      953,527      1,043,601
                                                              -----------    -----------
TOTAL ASSETS................................................  $17,715,037    $17,553,899
                                                              ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................    4,922,085      4,842,589
  Current portion of long-term debt.........................    1,413,751      1,223,495
                                                              -----------    -----------
Total current liabilities...................................    6,335,836      6,066,084
Deferred revenue............................................       50,007         20,845
Deferred income taxes.......................................      371,000        296,000
Long-term debt..............................................    8,786,531      7,868,919
Redeemable preferred stock:
  12% Cumulative preferred stock -- par value $.01 per
    share; authorized, issued and outstanding, 2,783 shares
    in 1996 and 3,908 shares in 1997 (liquidating preference
    $1,000 per share).......................................    2,241,612      4,264,543
Shareholders' equity:
  Common stock -- par value $.01 per share:
    Class A -- authorized -- 150,000 shares; issued and
     outstanding -- 35,644 shares, including 4,961 of
     restricted shares......................................          356            356
    Class B Convertible -- authorized, issued and
     outstanding -- 75,490 shares in 1996 and 112,990 shares
     in 1997................................................          755          1,130
    Class C Convertible -- authorized, issued and
     outstanding -- 12,500 shares...........................           --            125
  Additional paid-in capital................................        2,288        376,788
  Treasury stock, at cost...................................      (23,787)       (23,787)
  Retained deficit..........................................           --     (1,267,543)
  Deferred compensation -- restricted performance shares not
    vested..................................................      (49,561)       (49,561)
                                                              -----------    -----------
Total shareholders' equity..................................      (69,949)      (962,492)
                                                              -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  $17,715,037    $17,553,899
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

                        LFD HOLDING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1996           1997
                                                              ------------   ------------
Net sales...................................................  $61,496,276    $56,078,939
Cost of sales...............................................   49,186,065     43,981,356
                                                              -----------    -----------
Gross profit................................................   12,310,211     12,097,583
Selling, general, administrative and delivery expense.......    9,095,641     10,340,629
                                                              -----------    -----------
Operating income............................................    3,214,570      1,756,954
Non-operating income (expense):
  Amortization..............................................     (422,163)      (241,386)
  Depreciation..............................................     (963,807)    (1,083,058)
  Management fees...........................................     (202,148)      (206,176)
  Michigan Single Business Tax..............................     (250,000)      (100,000)
  Interest expense..........................................     (932,925)      (879,581)
  Other income..............................................        6,991         68,634
                                                              -----------    -----------
                                                               (2,764,052)    (2,441,567)
                                                              -----------    -----------
Income (loss) before income taxes...........................      450,518       (684,613)
Income taxes (benefit)......................................      236,250       (315,000)
                                                              -----------    -----------
NET INCOME (LOSS)...........................................  $   214,268    $  (369,613)
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

                        LFD HOLDING CORP. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                COMMON STOCK
                                       ---------------------------------------------------------------
                                                                      CLASS B                CLASS C     TREASURY   TREASURY
                                       SHARES   CLASS A   SHARES    CONVERTIBLE   SHARES   CONVERTIBLE    SHARES     STOCK
                                       ------   -------   -------   -----------   ------   -----------   --------   --------
Balance at January 1, 1996...........  36,908    $369      75,490     $  755          --        --        (8,750)   $    (88)
  Net income.........................      --      --          --         --          --        --            --          --
  Preferred stock dividends..........      --      --          --         --          --        --            --          --
  Purchase of stock..................      --      --          --         --          --        --        (2,936)    (85,144)
  Sale of treasury stock.............      --      --          --         --          --        --         2,119      61,445
  Options canceled...................  (1,264)    (13)         --         --          --        --            --          --
  Adjustment of preferred stock
    accrued value....................      --      --          --         --          --        --            --          --
                                       ------    ----     -------     ------      ------      ----        ------    --------
Balance at December 31, 1996.........  35,644     356      75,490        755          --        --        (9,567)    (23,787)
  Net loss...........................      --      --          --         --          --        --            --          --
  Preferred stock dividends..........      --      --          --         --          --        --            --          --
  Issuance of stock..................      --      --      37,500        375      12,500      $125            --          --
  Adjustment of preferred stock
    accrued value....................      --      --          --         --          --        --            --          --
                                       ------    ----     -------     ------      ------      ----        ------    --------
Balance at December 31, 1997.........  35,644    $356     112,990     $1,130      12,500      $125        (9,567)   $(23,787)
                                       ======    ====     =======     ======      ======      ====        ======    ========


                                       ADDITIONAL    RETAINED
                                        PAID-IN      EARNINGS       DEFERRED
                                        CAPITAL      (DEFICIT)    COMPENSATION     TOTAL
                                       ----------   -----------   ------------   ---------
Balance at January 1, 1996...........   $ 14,915    $         0     $(62,188)    $ (46,237)
  Net income.........................         --        214,268           --       214,268
  Preferred stock dividends..........         --       (333,880)          --      (333,880)
  Purchase of stock..................         --             --           --       (85,144)
  Sale of treasury stock.............         --             --           --        61,445
  Options canceled...................    (12,627)            --       12,627           (13)
  Adjustment of preferred stock
    accrued value....................         --        119,612           --       119,612
                                        --------    -----------     --------     ---------
Balance at December 31, 1996.........      2,288              0      (49,561)      (69,949)
  Net loss...........................         --       (369,613)          --      (369,613)
  Preferred stock dividends..........         --       (345,128)          --      (345,128)
  Issuance of stock..................    374,500             --           --       375,000
  Adjustment of preferred stock
    accrued value....................         --       (552,802)          --      (552,802)
                                        --------    -----------     --------     ---------
Balance at December 31, 1997.........   $376,788    $(1,267,543)    $(49,561)    $(962,492)
                                        ========    ===========     ========     =========

See Notes to Consolidated Financial Statements.

                        LFD HOLDING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1996           1997
                                                              ------------   ------------
OPERATING ACTIVITIES:
Net income (loss)...........................................  $   214,268    $  (369,613)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.............................    1,385,970      1,324,444
  Loss on disposal of equipment.............................                      17,405
  Provision for deferred income taxes.......................       73,000        (75,000)
  Changes in operating assets and liabilities:
     Accounts and notes receivable..........................     (724,089)      (116,449)
     Inventories............................................     (139,108)       (42,415)
     Accounts payable and accrued expenses..................      469,755        (79,496)
     Other..................................................     (364,416)      (118,800)
                                                              -----------    -----------
Net cash provided by operating activities...................      915,380        540,076
                                                              -----------    -----------
INVESTING ACTIVITIES:
Expenditures for buildings and equipment....................     (994,517)      (701,736)
Acquisition of distributors.................................                    (236,929)
                                                              -----------    -----------
Net cash used in investing activities.......................     (994,517)      (938,665)
                                                              -----------    -----------
FINANCING ACTIVITIES:
Proceeds from long-term debt................................    1,166,739      1,132,777
Payments on debt............................................   (1,416,573)    (2,340,645)
Purchase of common and preferred stock......................     (148,727)
Issuance of common and preferred stock......................      125,015      1,500,000
Dividends paid..............................................     (166,940)
                                                              -----------    -----------
Net cash (used in) provided by financing activities.........     (440,486)       292,132
                                                              -----------    -----------
Decrease in cash and cash equivalents.......................     (519,623)      (106,457)
Cash and cash equivalents at beginning of year..............      877,728        358,105
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   358,105    $   251,648
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

                        LFD HOLDING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

A. ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS

LFD Holding Corp. and subsidiary ("the Company") is a processor of fluid milk, ice cream and other related dairy products. The Company distributes its dairy products principally to grocery store chains, independent supermarkets, retail outlets and institutional accounts located in Michigan, Indiana and Ohio. The Company records revenue when product is shipped.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of LFD Holding Corp. and its wholly-owned subsidiary, London's Farm Dairy, Inc. ("LFD, Inc."). Intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis.

BUILDINGS, MACHINERY AND EQUIPMENT

Buildings, machinery and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related depreciable assets.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets represent principally the excess of the purchase price over the fair value of net assets acquired and loan organization costs. These assets are being amortized on a straight-line basis over their respective useful lives (five to forty years). As described in Note B, during 1996 the Company refinanced certain outstanding debt, resulting in the accelerated amortization of previously capitalized amounts. Accumulated amortization at December 31, 1996 and 1997 was $1,926,000 and $2,140,000,
respectively. The Company reviews the recoverability of intangibles when circumstances indicate impairment may exist.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the accompanying financial statements and notes. Actual results could differ from those estimates.

                        LFD HOLDING CORP. AND SUBSIDIARY

B. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                    DECEMBER 31
                                                              ------------------------
                                                                 1996          1997
                                                              -----------   ----------
Revolving loan..............................................  $ 3,927,490   $3,310,189
Term loan...................................................    4,900,000    4,750,000
Promissory notes payable....................................    1,166,859      833,658
Zero coupon bond............................................      180,909      197,444
Other.......................................................       25,024        1,123
                                                              -----------   ----------
                                                               10,200,282    9,092,414
Less current portion........................................    1,413,751    1,223,495
                                                              -----------   ----------
                                                              $ 8,786,531   $7,868,919
                                                              ===========   ==========

On December 17, 1997 the Company amended and restated its existing financing and security agreement with a bank (the "New Agreement"). The New Agreement provides financing through a $4,750,000 term loan facility, a revolving credit facility with a maximum principal amount of $5,500,000 and a $500,000 to $750,000 over-advance facility. Under the New Agreement, the Company must exceed a minimum predefined current ratio, meet certain fixed charge coverage and tangible capital fund ratios, and limit capital expenditures to predefined amounts.

Principal payments on the term loan facility are due in quarterly installments of $250,000 through November 10, 2002, with the first payment due in May, 1998. Interest payments are due on the dates coinciding with principal payments at the prime rate plus 1/4%. The revolving credit facility is available through February 16, 2000, extending automatically for successive periods of one year (but in no event later than February 16, 2005) unless the lender or the Company notifies the other no later than November 1 of any year after February 16, 2000 of its intention to terminate the revolving credit facility as of the next February 16. Borrowings under the revolving credit facility bear interest at the LIBOR base rate plus 250 basis points or the prime rate, as selected by the Company. The over-advance may be used by the Company to increase the borrowing base by $750,000 (from December 17, 1997 through April 30, 1998 and January 1 of each year thereafter through April 30 of each such year) and $500,000 between May 1 and June 30 of each year. Borrowings under the New Agreement are secured by substantially all assets of LFD, Inc.

The Company has four promissory notes which aggregate $833,658 ($1,166,859 at December 31, 1996), bear interest at rates ranging from 8% to 12% and require various monthly payments through the maturity dates ranging from 1999 to 2003.

The Company assumed a non-negotiable zero coupon bond due April 1, 1999 for cash proceeds of $235,187. The bond is priced to yield 9.14% to maturity.

     Aggregate principal payments applicable to long-term debt at December 31, 1997 are as follows:

1998........................................................  $1,223,495
1999........................................................   1,528,748
2000........................................................   1,020,545
2001........................................................   1,006,783
2002........................................................   1,002,420
Thereafter..................................................   3,310,423
                                                              ----------
                                                              $9,092,414
                                                              ==========

                        LFD HOLDING CORP. AND SUBSIDIARY

B. LONG-TERM DEBT -- CONTINUED
Interest paid during the years ended December 31, 1996 and 1997 was $966,000 and $928,000, respectively.

C. OPERATING LEASES

The Company leases automotive, rolling stock, manufacturing equipment and a warehouse facility under operating leases which expire at various dates.

Future minimum payments under noncancelable operating leases with an initial term of one year or more consisted of the following at December 31, 1997:

1998........................................................  $1,208,292
1999........................................................   1,121,656
2000........................................................   1,020,801
2001........................................................     872,539
2002........................................................     721,140
Thereafter..................................................   1,624,403
                                                              ----------
                                                              $6,568,831
                                                              ==========

Rent expense for the years ended December 31, 1996 and 1997 was $1,533,600 and $1,593,200, respectively.

D. REDEEMABLE PREFERRED STOCK AND COMMON STOCK

In December, 1997, the Company issued 1,125 non-voting shares of 12% Cumulative Redeemable Preferred Stock ("preferred stock"), par value of $.01 per share, with a liquidation value of $1,000 per share, for proceeds of $1,125,000. In 1992, the Company had issued 3,000 shares of preferred stock. No other stock ranks senior to the preferred stock. Dividends are cumulative and payable quarterly. Cash dividends cannot be paid on stock junior to the preferred stock until dividends on the preferred stock are current. At December 31, 1996 and 1997 there were $333,880 and $679,010, respectively, of accumulated but unpaid dividends which are included in the Redeemable Preferred Stock caption on the balance sheet.

The Company must redeem the preferred stock at the liquidation value plus accrued dividends on July 31, 1998 unless the shareholders agree to an extended redemption date, and will accrete the recorded value of the preferred stock up to the liquidation value by July 31, 1998. The preferred stock is also subject to redemption by the Company at any time prior to July 31, 1998 at the liquidation value plus accrued dividends.

The preferred stock places certain restrictions on the repurchase of common stock by the Company. There also are certain restrictions on the purchasers regarding the sale and transfer of preferred and common stock.

The holders of Class A common stock are entitled to one vote per share on all matters to be voted on by the shareholders of the Company. The holders of Class B and Class C common stock have no voting rights, except in matters of merger or consolidation of the Company into another entity or entities.

Class B and Class C common stock is convertible into an equal number of shares of Class A common stock if certain conditions are met regarding limitations of total stock ownership. The Company is required to reserve such number of shares of Class A common stock issuable upon the conversion of all Class B and Class C common stock.

On July 1, 1992, the Company entered into an agreement with a certain shareholder whereby the shareholder has put options such that during certain periods beginning January 1, 1998 the Company would be required to repurchase all or any portion of the shareholder's common and/or preferred stock. The price at which the

                        LFD HOLDING CORP. AND SUBSIDIARY

D. REDEEMABLE PREFERRED STOCK AND COMMON STOCK -- CONTINUED common stock would be repurchased is based upon a formula as defined in the Stockholder's Agreement. The preferred stock would be repurchased at liquidation value plus accrued dividends.

E. RESTRICTED SHARES

In accordance with Stock Agreements entered into on July 1, 1992 between the Company and certain stockholders and management, the Company issued restricted shares of Class A common stock at a purchase price of $.01 per share. Through December 31, 1997, vesting of these shares was dependent on the Company's achievement of certain annual performance measures. Subsequent to December 31, 1997, vesting will only occur upon the sale of the Company, subject to certain provisions contained in the Stock Agreements. The performance and vesting requirements have been fulfilled on 3,862 of the outstanding shares as of December 31, 1997, and deferred compensation expense has been recorded as a reduction of shareholders' equity for the 4,961 outstanding restricted shares not vested. The non-vested shares are subject to certain restrictions as to sale and transfer.

F. INCOME TAXES

The provision for income taxes consists of the following:

                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                1996         1997
                                                              ---------   ----------
Federal:
  Current...................................................  $163,250    $(240,000)
  Deferred..................................................    73,000      (75,000)
                                                              --------    ---------
Total.......................................................  $236,250    $(315,000)
                                                              ========    =========

     The components of deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred tax assets:
     Alternative minimum tax credit and other
       carryforwards........................................  $488,000   $573,000
     Other..................................................    54,000     75,000
                                                              --------   --------
                                                               542,000    648,000
Deferred tax liabilities:
     Accelerated depreciation...............................   823,000    849,000
     Other..................................................    90,000     95,000
                                                              --------   --------
                                                               913,000    944,000
                                                              --------   --------
NET DEFERRED TAX LIABILITIES................................  $371,000   $296,000
                                                              ========   ========

The alternative minimum tax credit carryforwards have no expiration dates.

                        LFD HOLDING CORP. AND SUBSIDIARY

F. INCOME TAXES -- CONTINUED
A reconciliation of income taxes computed at the United States statutory rate to the effective income tax rate follows:

                                                                YEAR ENDED
                                                               DECEMBER 31
                                                              --------------
                                                              1996    1997
                                                              ----   -------
Income taxes at the United States statutory rate............  35.0%    (35.0)%
Non-deductible intangibles..................................  17.1       5.9
Adjustment of recorded accruals.............................           (21.2)
Other, net..................................................   0.3       4.3
                                                              ----   -------
                                                              52.4%    (46.0)%
                                                              ====   =======

The Company paid $265,000 and $120,000 of income taxes during the years ended December 31, 1996 and 1997, respectively.

G. 401(k) SAVINGS PLAN

The Company sponsors a defined contribution plan (the "Plan") for employees who meet certain eligibility requirements. The Company may make discretionary contributions to the Plan at the option of the Board of Directors. In addition, the Company may match employee contributions equal to a percentage of the participant's contribution to the Plan. In 1997, the Company matched 100% of employee contributions, up to a maximum of 6% of the participant's annual compensation. The Company contributed $264,000 and $310,000 to the Plan during the years ended December 31, 1996 and 1997, respectively.

H. IMPACT OF YEAR 2000 (UNAUDITED)

The Company has completed a preliminary assessment of its exposure to the Year 2000 problem. The Year 2000 problem results from older computer programs being written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Based on the Company's preliminary assessment, no critical software system will be impacted by this problem due to the implementation in 1997 of Year 2000 compliant application software for the majority of its accounting operations and the scheduled upgrades in 1998 to compliant versions for the remaining applications. The costs of the remaining upgrades are not expected to have a material adverse effect on the Company's operations.

                INDEX TO FINANCIAL STATEMENTS -- SOUTHERN BELLE

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-42
Independent Accountants' Report.............................  F-43
Consolidated Balance Sheets as of June 1, 1996 and May 31,
  1997......................................................  F-44
Consolidated Statements of Income for the years ended June
  1, 1996 and May 31, 1997..................................  F-45
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended June 1, 1996 and May 31, 1997.........  F-46
Consolidated Statements of Cash Flows for the years ended
  June 1, 1996 and May 31, 1997.............................  F-47
Notes to Consolidated Financial Statements..................  F-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Southern Belle Dairy Company

     We have audited the accompanying consolidated balance sheet of Southern Belle Dairy Company as of May 31, 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Belle Dairy Company as of May 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          COOPERS & LYBRAND L.L.P.

Lexington, Kentucky
October 31, 1997

                       [BAIRD, KURTZ & DOBSON LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Southern Belle Dairy Company
Somerset, Kentucky

     We have audited the accompanying consolidated balance sheet of SOUTHERN BELLE DAIRY COMPANY as of June 1, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SOUTHERN BELLE DAIRY COMPANY as of June 1, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ BAIRD, KURTZ & DOBSON

                                          BAIRD, KURTZ & DOBSON

Bowling Green, Kentucky
July 25, 1996

                          SOUTHERN BELLE DAIRY COMPANY

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 1,       MAY 31,
                                                                 1996          1997
                                                              -----------   -----------
                                        ASSETS
Current Assets:
  Cash......................................................  $    74,210   $    69,303
  Marketable securities available for sale..................           --       392,942
  Accounts receivable, less allowance for doubtful accounts;
    June 1, 1996 -- $377,749 and May 31, 1997 -- $220,000...    4,326,608     5,120,656
  Inventories...............................................    1,024,391     1,010,673
  Refundable income taxes...................................        9,301        77,454
  Prepaid expenses and other................................      153,877       152,195
  Deferred income taxes.....................................      510,000       221,000
                                                              -----------   -----------
         Total Current Assets...............................    6,098,387     7,044,223
                                                              -----------   -----------
Investments:
  Cash value of life insurance less policy loans of: June 1,
    1996 -- $2,920 and May 31, 1997 -- $2,920...............      172,013       197,775
  Held-to-maturity securities...............................      367,614            --
                                                              -----------   -----------
                                                                  539,627       197,775
                                                              -----------   -----------
Property and Equipment, at cost:
  Land and improvements.....................................      438,919       588,166
  Building and improvements.................................    2,790,486     3,015,261
  Plant and processing equipment............................    7,942,415     8,245,687
  Sales and delivery equipment..............................    3,497,919     3,529,111
  Office equipment..........................................    1,034,981     1,043,433
  Construction in progress..................................      140,241     1,315,776
                                                              -----------   -----------
                                                               15,844,961    17,737,434
  Less accumulated depreciation.............................   11,199,448    12,063,837
                                                              -----------   -----------
                                                                4,645,513     5,673,597
                                                              -----------   -----------
Other Assets................................................      362,594       436,979
                                                              -----------   -----------
                                                              $11,646,121   $13,352,574
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Checks outstanding in excess of bank balance..............  $ 1,717,155   $ 1,697,663
  Notes payable, related party..............................      130,000            --
  Notes payable, bank.......................................    1,000,000       378,722
  Current maturities of long-term debt......................      570,369     1,209,216
  Accounts payable:.........................................
    Trade...................................................    2,010,175     2,424,477
    Producer................................................    1,422,112     1,425,536
  Accrued expenses..........................................      794,074       906,706
                                                              -----------   -----------
         Total Current Liabilities..........................    7,643,885     8,042,320
                                                              -----------   -----------
Long-Term Debt..............................................    2,996,796     3,836,346
                                                              -----------   -----------
Deferred Income Taxes.......................................      380,000       156,000
                                                              -----------   -----------
Stockholders' Equity
  Preferred stock:
    8% A Series.............................................           --       258,525
    10% B Series............................................           --       130,000
    9% C Series.............................................           --       207,500
  Common stock..............................................    1,502,868     1,502,868
  Retained earnings (deficit)...............................     (139,690)      (43,247)
                                                              -----------   -----------
                                                                1,363,178     2,055,646
  Treasury common stock.....................................     (737,738)     (737,738)
                                                              -----------   -----------
                                                                  625,440     1,317,908
                                                              -----------   -----------
                                                              $11,646,121   $13,352,574
                                                              ===========   ===========

                 See Notes to Consolidated Financial Statements

                          SOUTHERN BELLE DAIRY COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                     YEARS ENDED
                                                              -------------------------
                                                                JUNE 1,       MAY 31,
                                                                 1996          1997
                                                              -----------   -----------
Net sales...................................................  $53,866,689   $63,897,633
                                                              -----------   -----------
Cost of goods sold:
  Raw materials.............................................   37,863,277    45,141,084
  Other manufacturing costs.................................    5,599,241     5,821,300
                                                              -----------   -----------
                                                               43,462,518    50,962,384
                                                              -----------   -----------
Gross profit................................................   10,404,171    12,935,249
                                                              -----------   -----------
Operating expenses:
  Selling...................................................    8,857,279     9,209,566
  General and administrative................................    2,320,964     3,168,902
                                                              -----------   -----------
                                                               11,178,243    12,378,468
                                                              -----------   -----------
(Loss) Income from operations...............................     (774,072)      556,781
                                                              -----------   -----------
Other income (expense):
  Interest expense..........................................     (404,081)     (373,942)
  Miscellaneous income......................................       25,853        11,078
                                                              -----------   -----------
                                                                 (378,228)     (362,864)
                                                              -----------   -----------
(Loss) income before income taxes...........................   (1,152,300)      193,917
(Credit) provision for income taxes.........................     (411,000)       64,000
                                                              -----------   -----------
Net (loss) income...........................................     (741,300)      129,917
Dividends paid on preferred stock...........................           --       (33,474)
                                                              -----------   -----------
Net (loss) income available to common shareholders..........  $  (741,300)  $    96,443
                                                              ===========   ===========
(Loss) earnings per common share............................  $    (17.71)  $      2.30
                                                              ===========   ===========

                 See Notes to Consolidated Financial Statements

                          SOUTHERN BELLE DAIRY COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   YEARS ENDED JUNE 1, 1996 AND MAY 31, 1997

                                                                RETAINED
                                         COMMON     PREFERRED   EARNINGS    TREASURY
                                         STOCK        STOCK     (DEFICIT)     STOCK       TOTAL
                                       ----------   ---------   ---------   ---------   ----------
Balance, June 3, 1995................  $1,502,868   $     --    $ 601,610   $(737,738)  $1,366,740
Net loss.............................          --         --     (741,300)         --     (741,300)
                                       ----------   --------    ---------   ---------   ----------
Balance, June 1, 1996................   1,502,868         --     (139,690)   (737,738)     625,440
Net income...........................          --         --      129,917          --      129,917
Issuance of 23,841 shares of
  preferred stock....................          --    596,025           --          --      596,025
Dividends paid on preferred stock....          --         --      (33,474)         --      (33,474)
                                       ----------   --------    ---------   ---------   ----------
Balance, May 31, 1997................  $1,502,868   $596,025    $ (43,247)  $(737,738)  $1,317,908
                                       ==========   ========    =========   =========   ==========

                 See Notes to Consolidated Financial Statements

                          SOUTHERN BELLE DAIRY COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED
                                                              ---------------------------
                                                                JUNE 1,        MAY 31,
                                                                  1996           1997
                                                              ------------   ------------
Cash flows from operating activities:
  Net (loss) income.........................................   $(741,300)    $   129,917
  Items not requiring (providing) cash:
       Depreciation and amortization........................     928,223         935,197
       Bad debt expense.....................................      72,000         587,897
       Gain on sale of property and equipment...............     (45,433)         (3,128)
       Deferred income taxes................................    (409,000)         65,000
  Changes in:
       Accounts receivable..................................    (179,403)     (1,381,945)
       Inventories..........................................     (12,860)         13,718
       Refundable income taxes..............................      83,878         (68,153)
       Prepaid expenses and other...........................     (33,021)          1,682
       Other assets.........................................     (40,749)         22,429
       Accounts payable and accrued expenses................     216,583         402,298
       Income taxes payable.................................     (50,000)             --
                                                               ---------     -----------
  Net cash (used in) provided by operating activities.......    (211,082)        704,912
                                                               ---------     -----------
Cash flows from investing activities:
  Purchase of property and equipment........................    (636,334)     (1,611,286)
  Proceeds from sale of property and equipment..............     167,292           9,045
  Increase in cash value of life insurance..................     (15,728)        (25,762)
                                                               ---------     -----------
       Net cash used in investing activities................    (484,770)     (1,628,003)
                                                               ---------     -----------
Cash flows from financing activities:
  Net increase (decrease) in checks outstanding in excess of
     bank balance...........................................     406,122         (19,492)
  Net borrowings (payments) under line-of-credit
     agreement..............................................     815,400        (621,278)
  Principal payments on debt................................    (525,848)     (1,544,554)
  Proceeds from issuance of debt............................          --       3,281,476
  Dividends paid............................................          --         (33,474)
  Loan fees paid............................................          --        (144,494)
                                                               ---------     -----------
       Net cash provided by financing activities............     695,674         918,184
                                                               ---------     -----------
Decrease in cash............................................        (178)         (4,907)
Cash, beginning of year.....................................      74,388          74,210
                                                               ---------     -----------
Cash, end of year...........................................   $  74,210     $    69,303
                                                               =========     ===========

                 See Notes to Consolidated Financial Statements

                          SOUTHERN BELLE DAIRY COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 1, 1996 AND MAY 31, 1997

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company's revenues are predominately earned from the processing and sale of fluid milk. Other sales are derived from items purchased for resale including ice cream. Products are sold primarily to grocery store chains in central and eastern Kentucky and Tennessee. Products are also sold to school districts and restaurants. Trade credit is normally extended to customers on an unsecured basis.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Americool Refrigeration and Fixtures, Inc. (99.55% owned) and Somerset Computer Services, Inc. (wholly owned). All significant intercompany accounts and transactions have been eliminated in consolidation.

FISCAL YEAR

     The Company's fiscal year ends on the Saturday closest to May 31. The years ended June 1, 1996 and May 31, 1997 each consisted of 52 weeks.

INVENTORY PRICING

     Most inventories are stated at the lower of cost (last-in, first-out method) or market. Certain supplies inventories are stated at the lower of cost (first-in, first-out method) or market.

MARKETABLE SECURITIES

     Debt securities which may be sold in the future are classified as available-for-sale and carried at fair value.

PROPERTY AND EQUIPMENT

     Property and equipment are depreciated over the estimated useful life of each asset. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using the straight-line method. Useful lives for major classes of property and equipment are as follows:

Land improvements...........................................   5 to 30 years
Building and improvements...................................  10 to 52 years
Plant and processing equipment..............................   5 to 10 years
Sales and delivery equipment................................   2 to 10 years
Office equipment............................................   3 to 10 years

                          SOUTHERN BELLE DAIRY COMPANY

     The Company capitalizes interest costs as a component of construction in progress, based on the weighted average rates paid for long-term borrowing. Total interest incurred each year was:

                                                                1996       1997
                                                              --------   --------
Interest costs capitalized..................................  $     --   $ 54,682
Interest costs charged to expense...........................   404,081    373,942
                                                              --------   --------
          Total interest incurred...........................  $404,081   $428,624
                                                              ========   ========

OTHER ASSETS

     Other assets consist of loan costs, which are being amortized on a straight-line basis over the terms of the loans to which they relate, and deposits. Also included in other assets are equipment repair parts inventories totaling $242,242 and $153,658 (net of allowance for obsolescence of $71,226) at June 1, 1996 and May 31, 1997, respectively, which are not expected to be used in the Company's operations within one year.

EARNINGS PER SHARE

     Earnings per share amounts are based on the 41,868 shares of common stock outstanding for all periods presented.

INCOME TAXES

     Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

NOTE 2: INVENTORIES

     Inventories at June 1, 1996 and May 31, 1997 consisted of the following:

                                                                JUNE 1,       MAY 31,
                                                                  1996          1997
                                                              ------------   ----------
Finished goods..............................................   $  637,487    $  627,053
Raw materials...............................................      162,801       125,134
Supplies and equipment......................................      455,702       482,468
                                                               ----------    ----------
                                                                1,255,990     1,234,655
Excess of current cost over LIFO............................     (231,599)     (223,982)
                                                               ----------    ----------
                                                               $1,024,391    $1,010,673
                                                               ==========    ==========

NOTE 3: INVESTMENT SECURITIES

     As a result of previously settled antitrust violations (see Note 13), the Company owns U.S. Treasury "strips" which have a maturity date of November 2002 and a carrying value of $367,614 and $392,942 at June 1, 1996 and May 31, 1997, respectively. During 1997 the Company determined it would liquidate the U.S. Treasury "strips" to pay off debt which became due October 16, 1997, and is collateralized by the "strips." Accordingly, the "strips" are reclassified from held-to-maturity in the prior fiscal year to available-for-sale in the current year. The carrying value approximates the fair value of marketable securities classified as available-for-sale. No unrealized holding gains or losses have been recognized as such amounts are immaterial.

                          SOUTHERN BELLE DAIRY COMPANY

NOTE 4: NOTE PAYABLE, BANK

                                                                 1996         1997
                                                              ----------   ----------
Trans Financial Bank, N.A...................................  $1,000,000   $  378,722

     Note consists of outstanding draws under a $1,000,000 line-of-credit agreement due April 30, 1998; interest payable monthly at prime plus 2.75% (11.25% at May 31, 1997); collateralized by real estate, accounts receivable and inventories.

NOTE 5: LONG-TERM DEBT

                                                                 1996         1997
                                                              ----------   ----------
Trans Financial Bank, N.A. (A)..............................  $1,789,912   $1,440,943
Trans Financial Bank, N.A...................................     542,391           --
Trans Financial Bank, N.A.(B)...............................          --    1,531,478
Trans Financial Bank, N.A.(C)...............................          --    1,178,864
Trans Financial Bank, N.A.(D)...............................     289,872      289,872
Litigation settlement payable (Note 13).....................     130,000       65,000
Debentures (Note 6).........................................     726,325      467,800
Capital lease obligation (E)................................      88,665       71,605
                                                              ----------   ----------
                                                               3,567,165    5,045,562
Less current maturities.....................................     570,369    1,209,216
                                                              ----------   ----------
                                                              $2,996,796   $3,836,346
                                                              ==========   ==========

     Aggregate annual maturities of long-term debt at May 31, 1997 were:

1998........................................................  $1,209,216
1999........................................................     651,104
2000........................................................     910,215
2001........................................................     491,748
2002........................................................     295,250
Thereafter..................................................   1,488,029
                                                              ----------
                                                              $5,045,562
                                                              ==========

---------------
     (A) Note payable; 85% guaranteed by the Farmers Home Administration; due October 1, 2002; payable in monthly installments of $39,092, including interest at 7.25%; collateralized by real estate and equipment.

     (B) Note payable; 80% guaranteed by the USDA Rural Economic and Community Development Agency; due February 1, 2012; interest only due monthly through August 1, 1997; beginning September 1, 1997, payable in 174 monthly installments of $20,900 including interest at prime plus 1.00% (9.50% at May 31, 1997); collateralized by real estate, equipment, accounts receivable and inventories.

     (C) Note payable; 80% guaranteed by the USDA Rural Economic and Community Development Agency; due November 15, 2003; payable in 84 monthly installments of $20,300 including interest at prime plus 1.00% (9.50% at May 31, 1997); collateralized by real estate, equipment, accounts receivable and inventories.

                          SOUTHERN BELLE DAIRY COMPANY

             The above loans are also collateralized by the personal guarantees and pledge of Company stock of the chairman of the board and the president and assignment of life insurance policies on certain officers and directors.

             The loan agreements with Trans Financial Bank, N.A. require the Company to comply with certain covenants principally relating to financial ratios, capital expenditures, payments to owners and officers and provision of financial information. At May 31, 1997, the Company was in noncompliance with covenants regarding submission of compiled quarterly and audited annual financial statements within specified time periods, minimum current ratio, minimum equity to total assets ratio, minimum tangible equity to minimum tangible business assets ratio, maximum total liabilities to tangible net worth ratio, maximum amount of capital expenditures and distributions to owners. The bank has formally approved noncompliance with these requirements through September 1, 1998.

     (D) Notes payable; due October 16, 1997; interest at prime plus 1.00% (9.50% at May 31, 1997) is payable quarterly; collateralized by original cost of U. S. Treasury "strips" (see Notes 3 and 13).

     (E) Capital lease for data processing equipment expiring May 8, 2000; payable in monthly installments of $2,312.

NOTE 6: DEBENTURES PAYABLE AND TREASURY STOCK

     The debentures, issued to purchase treasury stock, are general obligations of the Company. In 1997, the Company extended offers to the debenture holders to extend the maturity date of the debentures from June 1, 1997 to December 1, 1999. In exchange, the debenture holders will earn a fixed rate of 10% per annum on the outstanding debentures in lieu of the variable rate of interest, 8% to 10%, provided for in the original indenture agreement. Subsequent to this offer, debenture holders with $203,050 of obligations agreed to extend the maturity date to December 1, 1999. The remaining principal of $264,750 was due on June 1, 1997. Interest is payable quarterly, and the interest rate on the debentures was 8% at June 1, 1996 and May 31, 1997.

NOTE 7: CAPITAL STOCK

     Capital stock of the Company at June 1, 1996 and May 31, 1997 was as follows:

PREFERRED STOCK

     All preferred stock is $25 par value, nonparticipating and nonvoting with dividends payable at specified rates on cumulative quarterly basis. A total of 100,000 shares of preferred stock is authorized but not all authorized shares have been allocated to individual series. Details of the individual series of preferred stock are as follows:

          - 8% A Series -- 30,000 shares authorized, 0 and 10,341 shares issued and outstanding at June 1, 1996 and May 31, 1997, respectively.

          - 10% B Series -- 10,000 shares authorized, 0 and 5,200 shares issued and outstanding at June 1, 1996 and May 31, 1997, respectively.

          - 9% C Series -- 10,000 shares authorized, 0 and 8,300 shares issued and outstanding at June 1, 1996 and May 31, 1997, respectively.

     The preferred stock described above is redeemable at any time at the Company's option at a price equal to par value plus any accrued but unpaid dividends. Additionally, the 10% B Series and the 9% C Series stock are convertible, at the Company's option, to variable rate debentures due ten years from the date of conversion in an aggregate principal amount equal to the par value of the shares converted.

                          SOUTHERN BELLE DAIRY COMPANY

COMMON STOCK

     All common stock is no par value. A total of 100,000 shares is authorized with 71,715 shares issued and 41,868 shares outstanding.

TREASURY STOCK

     A total of 29,847 shares of common stock is held in treasury and is recorded at cost.

NOTE 8: EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit-sharing plan covering substantially all employees, except for those covered by a collective bargaining agreement which requires the Company to contribute to a multiemployer pension retirement fund. The plan allows eligible employees to contribute up to 15% of their compensation. The Company contributes 25% of the amount of each participant's contribution for the plan year, up to 1% of the participant's salary. For the years ended June 1, 1996 and May 31, 1997, $24,500 and $30,600, respectively, have been recorded as pension expense under this defined contribution profit-sharing plan. Contributions to the multiemployer pension retirement fund were $31,200 and $46,800, respectively, for the years ended June 1, 1996 and May 31, 1997.

NOTE 9: INCOME TAXES

     The provision (credit) for income taxes includes these components:

                                                                1996       1997
                                                              ---------   -------
Taxes currently payable (refundable)........................  $  (2,000)  $(1,000)
Deferred income taxes.......................................   (409,000)   65,000
                                                              ---------   -------
                                                              $(411,000)  $64,000
                                                              =========   =======

     The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                                                1996        1997
                                                              ---------   ---------
DEFERRED TAX ASSETS:
  Allowance for loss on stockholder receivable..............  $  87,000   $  87,000
  Accrued compensated absences..............................     46,000      57,000
  Allowance for doubtful accounts...........................    152,000      89,000
  Net operating loss carryforwards..........................    306,000     120,000
  Alternative minimum tax credits...........................    152,000     152,000
  Other.....................................................     81,000      72,000
                                                              ---------   ---------
                                                                824,000     577,000
DEFERRED TAX LIABILITIES:
  Accumulated depreciation..................................   (544,000)   (425,000)
                                                              ---------   ---------
Net deferred tax asset before valuation allowance...........    280,000     152,000
                                                              ---------   ---------
Valuation allowance:
  Beginning balance.........................................   (110,000)   (150,000)
  Decrease (increase) during the year.......................    (40,000)     63,000
                                                              ---------   ---------
  Ending balance............................................   (150,000)    (87,000)
                                                              ---------   ---------
Net deferred tax asset......................................  $ 130,000   $  65,000
                                                              =========   =========

                          SOUTHERN BELLE DAIRY COMPANY

     The above net deferred tax asset is presented on the balance sheets as follows:

                                                                1996        1997
                                                              ---------   ---------
Deferred tax asset -- current...............................  $ 510,000   $ 221,000
Deferred tax liability -- long term.........................   (380,000)   (156,000)
                                                              ---------   ---------
Net deferred tax asset......................................  $ 130,000   $  65,000
                                                              =========   =========

     A reconciliation of income tax expense (credit) at the statutory rate to income tax expense (credit) at the Company's effective rate is shown below:

                                                                1996        1997
                                                              ---------   --------
Tax expense at statutory rate (34%).........................  $(392,000)  $ 66,000
Increase (decrease) resulting from:
  State income taxes, net of federal tax benefit............    (64,000)    16,000
  Nondeductible life insurance and travel costs.............     19,000     19,000
  Change in deferred tax asset valuation allowance..........     40,000    (63,000)
  Adjustment applicable to prior returns....................         --         --
  Other.....................................................    (14,000)    26,000
                                                              ---------   --------
Actual tax provision (credit)...............................  $(411,000)  $ 64,000
                                                              =========   ========

     As of May 31, 1997, the Company had approximately $152,000 of alternative minimum tax credits available to offset future federal income taxes. The credits have no expiration date. The Company also has unused federal operating loss carryforwards of approximately $163,000 which expire in 2011 and unused state operating loss carryforwards of approximately $1,033,000 which expire between 2005 and 2011.

NOTE 10: OPERATING LEASES

     The Company leases vehicles, office equipment and distribution centers under noncancellable operating leases expiring in various years through 2007. The distribution center leases generally contain renewal options for periods ranging from five to 15 years and require the Company to pay all executory costs (property taxes, maintenance and insurance). Rental payments for vehicles include minimum rentals plus contingent rentals based on mileage.

     Future minimum lease payments at May 31, 1997 were:

1998........................................................  $  915,925
1999........................................................     819,172
2000........................................................     763,014
2001........................................................     674,792
2002........................................................     443,790
Later years.................................................     408,308
                                                              ----------
Future minimum lease payments...............................  $4,025,001
                                                              ==========

                          SOUTHERN BELLE DAIRY COMPANY

     Rental expense for all operating leases consisted of:

                                                                 1996         1997
                                                              ----------   ----------
Minimum rentals.............................................  $  890,983   $1,074,364
Contingent rentals..........................................     789,873      801,361
                                                              ----------   ----------
                                                              $1,680,856   $1,875,725
                                                              ==========   ==========

NOTE 11: RELATED PARTY TRANSACTIONS

     The Company had variable rate debentures (see Note 6) totaling $187,000 outstanding to a director of the Company at June 1, 1996. On August 29, 1996, these debentures were exchanged for 7,480 shares of 8% A Series Preferred Stock (see Note 7).

     This same director was also the holder of $130,000 of demand notes payable by the Company at June 1, 1996. On August 29, 1996, these notes were exchanged for 5,200 shares of 10% B Series Preferred Stock (see Note 7).

     Additionally, concurrently with the above transactions, this same director transferred to the Company a building with a fair value of $207,500, which was being leased by the Company for $25,500 annually, in exchange for 8,300 shares of 9% C Series Preferred Stock (see Note 7).

     The Company had variable rate debentures (see Note 6) totaling $71,525 outstanding to former stockholders of the Company at June 1, 1996. On January 1, 1997, these debentures were exchanged for 2,861 shares of 8% A Series Preferred Stock (see Note 7).

     The Company also paid $32,991 to a stockholder during each of the years ended June 1, 1996 and May 31, 1997 for consulting fees. No written agreement exists between the Company and the stockholder for these services.

NOTE 12: ADDITIONAL CASH FLOW INFORMATION

NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                1996       1997
                                                              --------   --------
Debentures converted to preferred stock.....................  $     --   $258,525
Building and land acquired in exchange for preferred
  stock.....................................................  $     --   $207,500
Capital lease obligation incurred for equipment.............  $106,141   $     --
Demand notes payable converted to preferred stock...........  $     --   $130,000
Accounts payable incurred for property and equipment........  $     --   $128,000

ADDITIONAL CASH PAYMENT INFORMATION

Interest paid (net of amount capitalized)...................  $415,554   $367,387
Income taxes paid...........................................  $ 51,619   $ 80,600

NOTE 13: SETTLEMENT OF LITIGATION

FEDERAL ACTION

     Pursuant to settlement of an antitrust action with the U. S. Department of Justice, the Company had an outstanding obligation of $130,000 and $65,000 at June 1, 1996 and May 31, 1997, respectively (see Note 5). The obligation is payable $65,000 annually plus interest at 3.25%.

                          SOUTHERN BELLE DAIRY COMPANY

STATE ACTIONS

     - Pursuant to settlement of antitrust actions with the states of Kentucky and Tennessee, the Company will pay, contingent upon availability of funds as defined by written agreement, a total of $173,375 over a period of five years to both the states of Kentucky and Tennessee. On the settlement date, $25,000 was paid to Kentucky and Tennessee, and contingent on the availability of funds as defined in the settlement, $29,675 will be paid to each state annually through 1997. No such contingent amounts are payable for 1996 or 1997.

     - Pursuant to settlement of the same antitrust actions, the Company purchased ten-year U.S. Treasury "strips" with a maturity value of approximately $575,000 and an original cost of approximately $292,000. The two states have collateral interests in the Treasury "strips" limited to their market value increase above the original cost. Kentucky and Tennessee will release their rights in the securities if full payment of the obligations has been made by the Company prior to September 30, 1997. On October 7, 1997, the Company sold the ten-year U.S. Treasury "strips" for $428,890. The proceeds were used to pay off debt which became due October 16, 1997, and was collateralized by the "strips." The remaining proceeds were paid equally to Kentucky and Tennessee.

NOTE 14: COMMITMENTS AND CONTINGENCIES

COMPLIANCE AGREEMENT

     The Company received a Notice of Proposed Debarment dated June 1, 1994 from the United States Department of Agriculture (USDA). The USDA proposed to debar the Company from engaging in contracts and other transactions involving all federal agency nonprocurement programs for up to three years as a result of previously settled antitrust violations (see Note 13). On April 18, 1995, the Company entered into a Compliance Agreement in Lieu of Debarment with the USDA. The agreement is for a three-year period and requires the Company to establish and maintain a compliance program which includes, among other things, the establishment of an Ethics Committee and formal ethics and education training for all employees.

LETTER OF CREDIT

     At May 31, 1997, the Company had a $100,000 letter-of-credit arrangement with Trans Financial Bank, N.A. outstanding for the purpose of securing credit terms with an equipment supplier.

EXAMINATION OF INCOME TAX RETURNS

     The Internal Revenue Service completed an examination of the Company's federal income tax returns for the years ended May 30, 1992, May 29, 1993 and May 28, 1994. Based on the terms of the agreement, the Company paid additional taxes and related interest for the years examined of approximately $50,000 during the fiscal year ended June 1, 1996 which was accrued and charged to expense in the June 3, 1995 financial statements.

PROPERTY AND EQUIPMENT

     On October 22, 1997, the Company entered into a contract to construct $345,000 of property and equipment.

                          SOUTHERN BELLE DAIRY COMPANY

NOTE 15: SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

LITIGATION

     The Company is the defendant in a lawsuit by a former employee which alleges unlawful termination of employment and seeks unspecified compensatory and punitive damages. Discovery has not yet commenced in this case, and the outcome is not determinable at this time. Management does not anticipate there will be any material effect on the consolidated financial statements for any adverse results from this litigation.

SELF-INSURANCE

     The Company maintains a self-insurance program for that portion of health care, dental and vision costs not covered by insurance. The Company is liable for claims up to $40,000 annually per employee. Self-insurance costs are accrued based upon an estimate of the liability for reported claims and for claims incurred but not reported. An accrual totaling $106,520 and $188,644 has been made at June 1, 1996 and May 31, 1997, respectively. Claim payments based on actual claims ultimately filed could differ materially from these estimates.

ALLOWANCE FOR INVENTORY OBSOLESCENCE

     At May 31, 1997, the Company had quantities in its parts inventory that were identified as incompatible for current maintenance and repair needs of its existing machinery and equipment. Management has recorded an allowance for inventory obsolescence of $71,226 which reduced the parts inventory to its estimated net realizable value.

MAJOR CUSTOMER

     Sales to one customer were approximately 21% and 20% of total sales for the fiscal years ended June 1, 1996 and May 31, 1997, respectively.

COLLECTIVE BARGAINING AGREEMENTS

     Approximately 42% of the Company's employees is covered by collective bargaining agreements, none of which expire within the next year.

PURCHASE COMMITMENTS

     During fiscal year 1997, the Company entered into two separate agreements obligating it to purchase 74,000,000 labels over a two-year period and 36,000,000 cartons annually over a five-year period. Minimum purchase commitments, at current prices, are approximately $805,000 over the next two years for labels and approximately $680,000 annually over each of the next five years for cartons. Purchases under the contracts were $382,854 in 1997. Based on the Company's historical production records, these quantities do not exceed expected product requirements. Actual label and carton costs and usage could differ materially from these estimates.

CLASSIFICATION OF FEDERAL ORDER

     Effective October 1, 1997, Federal Order 11 was terminated and, as a result, the Company qualified its raw milk producers in Federal Order 7 because of its sales volume and location. The Company has estimated that the move to Federal Order 7 will not have a material impact on the financial statements.

                          SOUTHERN BELLE DAIRY COMPANY

YEAR 2000 COMPLIANCE

     The Company is currently in the process of evaluating its computer software and databases to determine the extent to which modifications will be required to prevent problems related to the year 2000. These problems could cause malfunctions in certain software and databases with respect to dates on or after January 1, 2000, unless corrected. At this time, the Company has not yet determined the cost of evaluating its computer software and databases or of making any modifications required to correct any "Year 2000" problems.

NOTE 16: DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods were used to estimate the fair value of financial instruments:

INVESTMENT SECURITIES

     Fair value is based on quoted market prices.

NOTES PAYABLE AND LONG-TERM DEBT

     Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

                                                     JUNE 1, 1996              MAY 31, 1997
                                                -----------------------   -----------------------
                                                 CARRYING       FAIR       CARRYING       FAIR
                                                  AMOUNT       VALUE        AMOUNT       VALUE
                                                ----------   ----------   ----------   ----------
Financial assets:
     Cash.....................................  $   74,210   $   74,210   $   69,303   $   69,303
     Investment Securities....................     367,614      375,300      392,942      407,160
Financial liabilities:
     Notes payable............................   1,130,000    1,130,000      378,722      378,722
     Long-term debt...........................   3,478,500    3,418,420    4,973,957    4,879,022

NOTE 17: PENDING MERGER

     On September 29, 1997, the Company executed an agreement with Broughton Foods Company whereby the Company will be merged into Broughton Foods Company, which will be the surviving corporation. Broughton Foods Company has agreed to pay the stockholders of the Company an aggregate consideration of approximately $5.0 million of which $2,650,000 will be paid in cash and $2,350,000 in shares of restricted common stock. The acquisition is conditioned on the concurrent consummation of a public offering by Broughton Foods Company, the shareholders of the Company approving the transaction and standard closing conditions.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            SUIZA FOODS CORPORATION,
                             A DELAWARE CORPORATION

                         SUIZA FOODS ACQUISITION CORP.
                              AN OHIO CORPORATION

                                      AND

                            BROUGHTON FOODS COMPANY,
                              AN OHIO CORPORATION

                                  DATES AS OF

                               SEPTEMBER 10, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I. THE MERGER
SECTION 1.1    The Merger..................................................   A-1
SECTION 1.2    Effective Time of the Merger................................   A-1
ARTICLE II. THE SURVIVING CORPORATION
SECTION 2.1    Certificate of Incorporation................................   A-1
SECTION 2.2    Code of Regulations.........................................   A-1
SECTION 2.3    Board of Directors; Officers................................   A-1
SECTION 2.4    Effects of Merger...........................................   A-2
ARTICLE III. CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
SECTION 3.1    Effect of the Merger on Capital Stock.......................   A-2
SECTION 3.2    Cancellation of Treasury Stock..............................   A-2
SECTION 3.3    Capital Stock of Merger Sub.................................   A-2
SECTION 3.4    Dissenting Shares...........................................   A-2
SECTION 3.5    Exchange of Certificates....................................   A-2
SECTION 3.6    Stockholders' Meeting.......................................   A-3
SECTION 3.7    Closing of the Company's Transfer Books.....................   A-3
SECTION 3.8    Closing.....................................................   A-4
SECTION 3.9    Transfer Taxes..............................................   A-4
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT
SECTION 4.1    Organization and Qualification..............................   A-4
SECTION 4.2    Authority Relative to this Agreement........................   A-4
SECTION 4.3    Financing...................................................   A-5
SECTION 4.4    Information for Proxy Statement.............................   A-5
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 5.1    Organization and Qualification..............................   A-5
SECTION 5.2    Capitalization..............................................   A-5
SECTION 5.3    Subsidiaries................................................   A-5
SECTION 5.4    Authority Relative to this Agreement........................   A-6
SECTION 5.5    Reports and Financial Statements............................   A-6
SECTION 5.6    Absence of Certain Changes or Events........................   A-7
SECTION 5.7    Litigation..................................................   A-7
SECTION 5.8    Employee Benefit Plans......................................   A-7
SECTION 5.9    Company Action; Vote Required...............................   A-9
SECTION 5.10   Financial Advisors..........................................  A-10
SECTION 5.11   Compliance with Applicable Laws.............................  A-10
SECTION 5.12   Taxes.......................................................  A-10
SECTION 5.13   Certain Material Contracts..................................  A-11
SECTION 5.14   Labor Relations.............................................  A-12
SECTION 5.15   Relationship with Customers and Suppliers...................  A-12
SECTION 5.16   Intellectual Property.......................................  A-12
SECTION 5.17   Environmental Matters.......................................  A-12
SECTION 5.18   Insurance...................................................  A-13
SECTION 5.19   Properties..................................................  A-14
SECTION 5.20   Year 2000 Compliance........................................  A-15
SECTION 5.21   No Commitments..............................................  A-15
SECTION 5.22   Takeover Statutes...........................................  A-15
SECTION 5.23   Information for Proxy Statement.............................  A-15

ARTICLE VI. REPRESENTATIONS AND WARRANTIES REGARDING MERGER SUB
SECTION 6.1    Organization................................................  A-16
SECTION 6.2    Capitalization..............................................  A-16
SECTION 6.3    Authority Relative to this Agreement........................  A-16
ARTICLE VII. CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 7.1    Conduct of Business by the Company Pending the Merger.......  A-16
ARTICLE VIII. ADDITIONAL AGREEMENTS
SECTION 8.1    Access and Information......................................  A-17
SECTION 8.2    Proxy Statement; Stockholders' Meeting......................  A-18
SECTION 8.3    Employee Matters............................................  A-18
SECTION 8.4    Rights to Indemnification...................................  A-18
SECTION 8.5    HSR Act and Foreign Acts....................................  A-19
SECTION 8.6    Additional Agreements.......................................  A-19
SECTION 8.7    No Shop.....................................................  A-19
SECTION 8.8    Advice on Changes; SEC Filings..............................  A-20
SECTION 8.9    Takeover Statutes...........................................  A-20
SECTION 8.10   Surveys; Title Commitments..................................  A-20
SECTION 8.11   Estoppel Certificates.......................................  A-21
ARTICLE IX. CONDITIONS PRECEDENT
               Conditions to Each Party's Obligation to Effect the
SECTION 9.1    Merger......................................................  A-21
               Conditions to Obligation of the Company to Effect the
SECTION 9.2    Merger......................................................  A-21
               Conditions to Obligations of Parent and Merger Sub to Effect
SECTION 9.3    the Merger..................................................  A-21
ARTICLE X. TERMINATION, AMENDMENT AND WAIVER
SECTION 10.1   Termination by Mutual Consent...............................  A-22
SECTION 10.2   Termination by Either Parent or the Company.................  A-22
SECTION 10.3   Other Termination Rights....................................  A-22
SECTION 10.4   Effect of Termination and Abandonment.......................  A-23
ARTICLE XI. MISCELLANEOUS
               Non-Survival of Representations, Warranties and
SECTION 11.1   Agreements..................................................  A-23
SECTION 11.2   Notices.....................................................  A-23
SECTION 11.3   Fees and Expenses...........................................  A-24
SECTION 11.4   Publicity...................................................  A-24
SECTION 11.5   Specific Performance........................................  A-24
SECTION 11.6   Assignment; Binding Effect..................................  A-24
SECTION 11.7   Entire Agreement............................................  A-24
SECTION 11.8   Amendment...................................................  A-25
SECTION 11.9   Governing Law...............................................  A-25
SECTION 11.10  Counterparts................................................  A-25
SECTION 11.11  Headings and Table of Contents..............................  A-25
SECTION 11.12  Interpretation..............................................  A-25
SECTION 11.13  Waivers.....................................................  A-25
SECTION 11.14  Severability................................................  A-25
SECTION 11.15  Subsidiaries................................................  A-25
EXHIBITS.
Exhibit A      Form of Inducement Agreement................................  AA-1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 1998, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), Suiza Foods Acquisition Corp., an Ohio corporation and subsidiary of Parent ("Merger Sub"), and Broughton Foods Company, an Ohio corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, each of Parent and the Company has concluded that a business combination between Parent and the Company represents a strategic combination of their complementary businesses and operational and long term vision and is in the best interests of the stockholders of Parent and the Company, respectively, and accordingly, Parent and the Company desire to effect a business combination by means of the merger of Merger Sub with and into the Company (the "Merger");

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into an Inducement Agreement with Parent, the form of which is attached hereto as Exhibit A, pursuant to which, among other things, such stockholders have granted Parent an irrevocable proxy to vote their shares of the Company's common stock in favor of the Merger and have granted Parent certain rights in connection with certain dispositions of such common stock, on the terms and conditions set forth therein;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                 I. THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Ohio.

     1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the date and time (the "Effective Time") when a properly executed Certificate of Merger is filed with the Secretary of State of the State of Ohio, which Certificate shall be filed as soon as practicable following fulfillment of the conditions set forth in Article IX hereof.

                         II. THE SURVIVING CORPORATION

     2.1 CERTIFICATE OF INCORPORATION. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

     2.2 CODE OF REGULATIONS. The Code of Regulations (the "Regulations") of the Company as in effect at the Effective Time shall be the Regulations of the Surviving Corporation and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

     2.3 BOARD OF DIRECTORS; OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     2.4 EFFECTS OF MERGER.  The Merger shall have the effects set forth in
Section 1701.82 of the Ohio General Corporation Law (the "OGCL").

              III. CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     3.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any common stock, par value $1.00 per share, of the Company (the "Company Stock"), each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.4)) shall be canceled and retired and converted automatically into the right to receive $19.00 in cash (the "Merger Consideration") payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share of Company Stock. All such shares of Company Stock, when so converted, shall no longer be held by the holders of certificates representing such shares prior to the Effective Time, and each such holder shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration.

     3.2 CANCELLATION OF TREASURY STOCK. All shares of Company Stock and all other shares of capital stock of the Company that are owned by the Company as treasury stock or otherwise immediately prior to the Effective Time and any shares of Company Stock and other shares of capital stock of the Company owned by any subsidiary of the Company shall, as of the Effective Time, be canceled and retired and shall cease to exist, and no Merger consideration or other consideration shall be delivered or deliverable in exchange therefor.

     3.3 CAPITAL STOCK OF MERGER SUB. At the Effective Time, all of the issued and outstanding shares of stock of Merger Sub shall be converted into and become, in the aggregate, 1,000 fully paid and nonassessable shares of capital stock of the Surviving Corporation.

     3.4 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary but only in the circumstances and to the extent provided by the OGCL, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly made a demand in writing to obtain payment for such shares of Company Stock in accordance with Section 1701.85 of the OGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment from the Company of the value of such shares of Company Stock held by them in accordance with the provisions of such Section 1701.85; provided, however, that Dissenting Shares held by stockholders who shall have failed to perfect or who have effectively withdrawn or lost their rights to appraisal under such Section 1701.85 shall be deemed to have been converted into and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares, in the manner provided for in Section 3.5. The Company shall give Parent and Merger Sub (i) prompt notice received by the Company of any demands to obtain payment pursuant to Section 1701.85 of the OGCL, withdrawals of such demands and of any other instruments served upon the Company pursuant to the OGCL in respect of Dissenting Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to any demands to obtain payment under the OGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands to obtain payment in respect of Dissenting Shares or settle or offer to settle any such demands.

     3.5. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. The Company shall designate Wachovia Bank, N.A. or such other bank or trust company reasonably satisfactory to Parent and Merger Sub to act as agent (the "Exchange Agent") in connection with the Merger to hold the funds to which holders of shares of Company Stock shall become entitled pursuant to Section 3.1. At or as soon as practicable after the Effective Time, Parent or Merger Sub, as applicable, shall deposit in trust with the Exchange Agent an amount in immediately available funds equal to the product of (i) the number of shares of Company Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares) and (ii) the Merger Consideration. The Exchange Agent shall agree to hold such funds (together with earnings thereon, the "Exchange

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     Fund") for delivery as contemplated by this Section 3.5 and upon such additional terms as may be agreed upon by the Exchange Agent, Parent or Merger Sub, as applicable, and the Surviving Corporation before the Effective Time.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of shares of Company Stock entitled to receive the Merger Consideration pursuant to Section 3.1 a form of letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the certificates evidencing such shares (the "Certificates") will pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with its instructions, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such taxes have been paid or are not applicable.

          (c) Termination of Exchange Fund. At any time following the third month after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any funds made available to the Exchange Agent and not disbursed to holders of shares of Company Stock (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, none of Parent, Merger Sub or the Surviving Corporation shall be liable to any holder of shares of Company Stock for any Merger Consideration delivered in respect of such stock to a public official pursuant to any abandoned property, escheat or similar law.

          (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall disburse the applicable Merger Consideration as provided in this Section 3.5 in exchange for such lost, stolen or destroyed Certificate.

     3.6 STOCKHOLDERS' MEETING. The Company shall take all action necessary in accordance with applicable law, its Articles of Incorporation and its Regulations to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval by the holders of at least two-thirds of the shares of Company Stock outstanding and entitled to vote thereon of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely and promptly mailing the Proxy Statement (as defined in Section 8.2); provided, however, that such recommendation is subject to Section 8.7 hereof.

     3.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Stock shall be made thereafter. In the event that Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent after the Effective

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Time, they shall be canceled in return for the payment of the applicable Merger
Consideration relating thereto, as provided in this Article III, subject to applicable law in the case of Dissenting Shares.

     3.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Huddleston, Bolen, Beatty, Porter & Copen, 611 Third Avenue, Huntington, West Virginia 25722-2185, at 9:00 a.m. local time on the day which is not more than one business day after satisfaction (or waiver) of the conditions set forth in Article IX (other than those conditions that can be satisfied only at the Effective Time) or at such other time and place as Parent and the Company shall agree in writing.

     3.9 TRANSFER TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to the fourth sentence of Section 3.5(b) (collectively, "Transfer Taxes"). From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Stock, all Transfer Taxes.

                  IV. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows (which representations and warranties as well as other provisions of this Agreement are qualified by the matters identified, with references to the appropriate Section and, if applicable, subsection, on a disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company prior to execution of this Agreement):

     4.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary. Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of Parent have been delivered to the Company as Section 4.1 of the Parent Disclosure Schedule.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. Except as described in Section 4.2 of the Parent Disclosure Schedule, Parent is not subject to or obligated under (i) any charter or bylaw provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), similar pre-acquisition notification or approval requirements applicable to the Company's foreign operations (the "Foreign Acts"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality,
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

domestic or foreign and including foreign, national, regional, state, provincial and municipal authorities (each, a "Governmental Entity"), is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement.

     4.3 FINANCING. Parent shall have at the Effective Time sufficient funds available to it to consummate the transactions contemplated by this Agreement, including the payment of the Merger Consideration.

     4.4 INFORMATION FOR PROXY STATEMENT. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the stockholders" meeting to vote on the approval of this Agreement and the transactions contemplated hereby or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows (which representations and warranties as well as other provisions of this Agreement are qualified by the matters identified, with references to the appropriate Section and, if applicable, subsection, on a disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to execution of this Agreement):

     5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies as of the date hereof of the Articles of Incorporation and Regulations of the Company have been delivered to Parent as Section 5.1 of the Company Disclosure Schedule.

     5.2 CAPITALIZATION. The authorized stock of the Company consists of 10,000,000 shares of Company Stock of which, as of the date of this Agreement,
(i) 5,774,335 shares were issued and outstanding, and (ii) 540,240 shares were held in treasury. All of the issued and outstanding and treasury shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote. There are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Since December 31, 1997, the Company has not issued any shares of its capital stock. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan (as defined in Section 5.8).

     5.3 SUBSIDIARIES. Each subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Section 5.3 of the Company Disclosure Schedule contains, with respect to each subsidiary of the Company, its name and jurisdiction of organization and, with respect to each subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or share capital and the number of shares of capital stock or share capital owned by the Company or subsidiary thereof. All the outstanding shares of capital stock or share capital of each subsidiary of the Company are validly issued, fully paid and nonassessable, and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible

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

securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or any Company SEC Report (as defined in Section 5.5) filed subsequent to such date and prior to the date hereof, or as set forth in Section 5.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

     5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the shares of Company Stock outstanding and entitled to vote thereon as described in Section 3.6, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Except as described in Section 5.4 of the Company Disclosure Schedule, the Company is not subject to or obligated under
(i) any charter or regulations provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the HSR Act, the Foreign Acts, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Agreement.

     5.5 REPORTS AND FINANCIAL STATEMENTS. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since September 30, 1997 and (iv) all other reports or registration statements filed by the Company with the Commission since September 30, 1997, except for preliminary material in the case of clauses (iii) and (iv) above, which are all the documents that the Company was required to file with the Commission since September 30, 1997 (the documents in clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes thereto and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and
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

the rules promulgated thereunder; (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended; and (iii) are in all material respects in accordance with the books of account and records of the Company and its subsidiaries. As of June 30, 1998, there was no basis for any claim or liability of any nature against the Company or any of its subsidiaries, whether absolute, accrued, contingent or otherwise, which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect, other than as reflected in the Company SEC Report filed prior to the date of this Agreement. For the purposes of this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise), customer relations, supplier relations, business prospects, liabilities or results of operations of the Company and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.6 of the Company Disclosure Schedule, since June 30, 1998, the Company and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would have, a Company Material Adverse Effect;
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the stock of the Company or any of its subsidiaries (other than dividends or distributions between the Company and its wholly owned subsidiaries and the normal and customary quarterly dividends to the Company"s stockholders in an amount not exceeding $.05 per share in any fiscal quarter); (iv) any material change in the Company's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its stock; (vi) any stock split, combination or reclassification of any of the Company's stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock; (vii) any adoption of any option or similar plan to purchase shares of stock of the Company; (viii) any granting by the Company or any of its subsidiaries to any director, officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation (other than in the ordinary course of business consistent with past practice in the case of employees who are not officers or directors of the Company or a subsidiary thereof), (B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits; (ix) any entry by the Company or any of its subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of its subsidiaries; or
(x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

     5.7 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.7 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which, alone or in the aggregate, has had or would have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, alone or in the aggregate, has had, or would have, any such Company Material Adverse Effect. In addition, the aggregate reasonable estimate of uninsured exposures or losses under all claims and judgments pending, or, to the best knowledge of the Company, threatened, does not exceed $125,000. For purposes of this Agreement, the phrases "the Company's knowledge" and "knowledge of the Company" and other phrases of like import shall mean the actual knowledge of any officer or director of the Company or of any subsidiary of the Company.

     5.8 EMPLOYEE BENEFIT PLANS.

          (a) Section 5.8(a) of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any subsidiary of the Company or any Company ERISA Affiliate (as defined below) or to which the Company, any subsidiary of the Company or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company, any subsidiary of the Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

          (b) Except as set forth in Section 5.8(b) of the Company Disclosure Schedule, none of the Company Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and since December 31, 1995, neither the Company nor any Company ERISA Affiliate has contributed or contributes, or has been or is required to contribute, to any such plan. With respect to any Multiemployer Plan that the Company or any Company ERISA Affiliate are required or have been required in the past to contribute to:

             (i) the Company and each Company ERISA Affiliate has or will have, as of the date of the Closing, made all contributions to the Multiemployer Plan required by the terms of such Multiemployer Plan or any collective bargaining agreement;

             (ii) neither the Company nor Parent would be subject to any material withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date of the Closing, the Company or any Company ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section
        4205) from the Multiemployer Plan; and

             (iii) the Company has made available to Parent current, accurate, and complete copies of the Multiemployer Plan and of all collective bargaining agreements requiring contributions to be made to such Multiemployer Plan.

          (c) Except as set forth in Section 5.8(c) of the Company Disclosure Schedule, neither the Company nor any of it subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee, officer or director or former employee, officer or director upon his retirement or termination of employment, and neither the Company nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee, officer or director or former employee, officer or director that such benefits would be provided.

          (d) Except as set forth in Section 5.8(d) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director of the Company or any of its subsidiaries. The only severance agreements or severance policies applicable to the Company or its subsidiaries in the event of a change of control of the Company are the agreements and policies specifically referred to in Section 5.8 of the Company Disclosure Schedule.

          (e) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (i) the Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) the Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

          (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) the Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code,
     (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, (iv) the Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and (v) except as set forth in Section 5.8(f) of the Company Disclosure Statement, each Company Employee Benefit Plan could be terminated as of the date of the Closing with no liability to the Company, Parent or any Company ERISA Affiliate.

          (g) Neither the Company nor any Company ERISA Affiliate has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), which would subject the Company or any Company ERISA Affiliate to any taxes, penalties or other liabilities resulting from such prohibited transaction, and no condition exists that would subject the Company or any Company ERISA Affiliate to any excise tax, penalty tax or fine related to any Company Employee Benefit Plans.

          (h) With respect to each Company Employee Benefit Plan, the Company has furnished or made available to Parent true, correct and complete copies of the following (to the extent applicable): (i) the plan documents and summary plan descriptions; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports to be filed for the three most recent plan years of each such plan; (iv) all related trust agreements, insurance contracts or other funding agreements that implement such plans; and (v) all other documents, records or other materials related thereto reasonably requested by Parent.

          (i) Each Company Employee Benefit Plan covering any employee residing or working outside the United States or sponsored or maintained by a foreign subsidiary of the Company (i) complies in all material respects with applicable law; and (ii) could be terminated on the date of the Closing without any material liability to Parent, the Surviving Corporation or any subsidiary of the Company.

     For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414 (b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     5.9 COMPANY ACTION; VOTE REQUIRED. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors present (a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 1701.78 of the OGCL, and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the meeting of stockholders contemplated by Section
3.6. The affirmative vote of two-thirds of the outstanding shares of Company Stock entitled to vote at such meeting of the Company's stockholders is required to approve the Agreement and the Merger.

     5.10 FINANCIAL ADVISORS. The Company has received the opinion of Chaffe & Associates, Inc., financial advisor to the Company, which financial advisor is not an affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended) of the Company, to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Company Stock, a copy of which opinion has been delivered to Parent and Merger Sub. Except for Chaffe & Associates, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent a copy of the engagement letter executed on August 10, 1998 between the Company and Chaffe & Associates, Inc. In addition to any such fee and commission arrangements, the Company has previously delivered to Parent a good faith estimate of all additional fees, costs and expenses to be incurred by the Company and its subsidiaries in connection with this Agreement.

     5.11 COMPLIANCE WITH APPLICABLE LAWS. The Company and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business (the "Company Permits"). The Company and each of its subsidiaries is in compliance with the terms of the Company Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not have, a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any material Law (as defined below), including, with respect to the operations of the Company's foreign subsidiaries, any "social law" (as defined below). Without limitation, any mandated or voluntary plant closing or product recall due to an actual or potential violation of any health or safety law, ordinance or regulation shall be deemed to cause a Company Material Adverse Effect. To the Company's knowledge, during the past five years, none of the Company's or any of its subsidiaries' directors, officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Law, including, without limitation, the Foreign Corrupt Practices Act. "Law" means any statute, law, ordinance, decree, order, rule or regulation of any Governmental Entity. "Social law" means any foreign, national, regional, state, provincial and municipal laws, regulations, ordinances and decisions and any collective bargaining agreements agreed on any level, affecting the employment of labor, including but not limited to social security, wages, hours, discrimination, plant closing notices, working conditions, health and safety in the work place, works council information and consultation of the work force, the organization of participation by the work force, internal regulations, maternity and sickness leave, etc.

     5.12 TAXES. Except as set forth in Section 5.12 of the Company Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any tax that are required to be filed by or with respect to the Company and each of its subsidiaries have been filed; (ii) neither the Company nor any of its subsidiaries has requested or been granted an extension of time for filing any Tax Return that has not yet been filed; (iii) the Company and each of its subsidiaries has paid all taxes that are due from or with respect to it; (iv) the Company and each of its subsidiaries has withheld and paid all taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (v) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any of its subsidiaries for any taxable period; (vi) no audit, action, proceeding, investigation, dispute or claim by any court, governmental or regulatory authority or similar person is pending or, to the Company's knowledge, threatened in regard to any taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by or with respect to the Company or any of its subsidiaries; (vii) no claim has been made by a taxing authority in a jurisdiction in which neither the Company nor any of its subsidiaries files Tax Returns that the Company or any subsidiary is required to file Tax Returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim; (viii) no assessment of any deficiency for taxes is proposed against the Company or any of its subsidiaries or any of their assets; (ix) there are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company; (x) the Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent; (xi) neither the Company nor any subsidiary has any obligation or liability for the payment of taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company or any such subsidiary assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise; (xii) the Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) a change in method of accounting for a taxable period ending prior to the Effective Time, (B) any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time, (C) any sale reported on the installment method that occurred prior to the Effective Time or (D) any prepaid amount received prior to the Effective Time; (xiii) all taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements contained in the Company SEC Reports; and (xiv) except as described in Section
5.12 of the Company Disclosure Schedule, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

     5.13 CERTAIN MATERIAL CONTRACTS.

          (a) Section 5.13(a) of the Company Disclosure Schedule lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which the Company or any of its subsidiaries is a party or a beneficiary or by which the Company or any of its subsidiaries is bound that is material, directly or indirectly, to the business of the Company (collectively, the "Material Contracts"), including without limitation (i) any supply, distribution or other agreements or arrangements pursuant to which third parties are or will be entitled or obligated to purchase or use any of the assets of Company or any of its subsidiaries with an aggregate per contract purchase price in excess of $100,000; (ii) any warranty agreements or arrangements (including any bonds) with any party under which the Company or any of its subsidiaries has any liability, in any individual agreement or arrangement or in the aggregate under all agreements or arrangements with such party, with a value in excess of $25,000; (iii) any capital or operating leases or conditional sales agreements relating to vehicles or equipment with a value in excess of $100,000; (iv) any supply or manufacturing agreements or arrangements pursuant to which the Company or any of its subsidiaries is entitled or obligated to acquire any assets from a third party in excess of $500,000;
     (v) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (vi) any agreement evidencing, securing or otherwise relating to any indebtedness for which the Company or any of its subsidiaries has any liability, (vii) any agreement with or for the benefit of any stockholder, director, officer or employee of the Company or any of its subsidiaries, or any affiliate or family member thereof; and (viii) any other agreement, arrangement or lease of real or personal property pursuant to which the Company or any of its subsidiaries could be required to make or be entitled to receive aggregate payments in excess of $100,000 and which is not cancelable within 30 days notice without penalty.

          (b) The Company and, as applicable, each subsidiary of the Company, has performed in all material respects all of its obligations under each Material Contract, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default), whether or not such default has been waived, under any Material Contract.

          (c) On the date hereof and on the Closing Date, each Material Contract will be valid, binding and in full force and effect and enforceable in accordance with its respective terms. There has been no termination or, to the Company's knowledge, threatened termination or notice of default under any Material Contract. The Company has delivered to Parent a copy of each written Material Contract.

          (d) Except as set forth in Section 5.13(d) of the Company Disclosure Schedule, no consent of any person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Company or any of its subsidiaries under, or to prevent any disadvantage to the Company or any of its subsidiaries in respect of, any Material Contract after the Effective Time.

     5.14 LABOR RELATIONS. Except as set forth in Section 5.14 of the Company Disclosure Schedule, there is (i) no unfair labor practice, complaint, grievance or arbitration pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company and (iii) to the best knowledge of the Company, no labor union organizing campaign in progress with respect to any employees of the Company or any subsidiary of the Company.

     5.15 RELATIONSHIP WITH CUSTOMERS AND SUPPLIERS.  Except as disclosed in
Section 5.15 of the Company Disclosure Schedule, in the last 12 months, none of
(i) the ten largest customers of the Company and each of its operating subsidiaries as determined by the dollar volume of sales for the year ended December 31, 1997 and for the six months ended June 30, 1998, and (ii) the ten largest suppliers of the Company and each of its operating subsidiaries as determined by the dollar volume of purchases for the year ended December 31, 1997 and for the six months ended June 30, 1997, has canceled or otherwise terminated, or, to the Company's knowledge, threatened to cancel or otherwise terminate, its relationship with the Company or any of its subsidiaries, and, to the Company's knowledge, there has not been any material dispute with any such customer or supplier. Except as described in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, and, to the Company's knowledge, no director or officer of the Company or any subsidiary of the Company, owns, directly or indirectly, an interest in any entity that is a competitor, customer or supplier of the Company or any of its subsidiaries or that otherwise has material business dealings with the Company or any of its subsidiaries.

     5.16 INTELLECTUAL PROPERTY.

          (a) The Company has made available to Parent a list of the following (collectively, the "Company Intellectual Property"): (i) each trademark, trade name, brand name, service mark or other trade designation owned or licensed by or to the Company or any of its subsidiaries, each patent, copyright and similar intellectual property owned or licensed to or by the Company or any of its subsidiaries and each license, royalty, assignment or other similar agreement and each registration and application relating to the foregoing that is material to the conduct of the business of the Company and its subsidiaries taken as a whole, which list is set forth in
     Section 5.16(a) of the Company Disclosure Schedule; and (ii) each agreement relating to Company Intellectual Property or any technology, know-how or processes that the Company or any of its subsidiaries is licensed or authorized to use, or which the Company or any of its subsidiaries licenses or authorizes others to use, that is material to the conduct of the business of the Company and its subsidiaries taken as a whole.

          (b) The Company and its subsidiaries own the Company Intellectual Property, or have the right to use the same without infringing or violating the rights of any third parties. No consent of third parties will be required for the use of the Company Intellectual Property after the Effective Time. No claim has been asserted by any person against the Company or any of its subsidiaries regarding the ownership of or the right to use any Company Intellectual Property or challenging the rights of the Company or any of its subsidiaries with respect to any of the Company Intellectual Property.

          (c) To the Company's knowledge, no person or entity has asserted any claim that any product, activity or operation of the Company or any of its subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of such person or entity. No proceedings have been instituted, are pending or, to the Company's knowledge, are threatened that challenge the rights of the Company or any of its subsidiaries with respect thereto.

     5.17 ENVIRONMENTAL MATTERS. Except for matters disclosed in Section 5.17 of the Company Disclosure Schedule, to the knowledge of the Company, after due inquiry, (a) the properties, operations and activities of the Company and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined); (b) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the Company's knowledge, threatened action, suit, claim, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law; (c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or any of its subsidiaries, including without limitation, those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (d) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Law, and neither the Company nor any of its subsidiaries has received any notice of noncompliance with any such financial responsibility requirements; (e) there are no physical or environmental conditions existing on any property of the Company or any of its subsidiaries or resulting from the Company's or any such subsidiary's operations or activities, past or present, at any location, that would give rise to any material on-site or off-site remedial obligations under any Environmental Laws or that would impact the soil, groundwater, surface water or human health; (f) since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company or any of its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (g) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or any of its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and (h) the Company has delivered to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company relating to any of the current or former properties or operations of the Company and its subsidiaries.

     For purposes of this Agreement, the term "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company or any of its subsidiaries owned or owns property or has conducted or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCB's, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     5.18. INSURANCE. Section 5.18(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company, its subsidiaries and their businesses, properties and assets (or their directors, officers, salespersons, agents or employees). Section 5.18(a) of the Company Disclosure Schedule also sets forth the following information with respect to each insurance policy or bond listed therein: coverage, limits, carrier, deductibles, annual premium, policy term, special provisions and any estimated losses. All such policies are in full force and effect. Neither the Company nor any of its subsidiaries has received a notice of default under any such policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Section 5.18(b) of the Company Disclosure Schedule sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company and its subsidiaries, and no letters of credit have been posted and no cash has been restricted to support any reserves for insurance. The insurance policies of the Company and its subsidiaries are issued by insurers of recognized responsibility and insure the Company, its subsidiaries and their businesses, properties and assets against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

     5.19 PROPERTIES.

          (a) Section 5.19(a) of the Company Disclosure Schedule sets forth a description (including the street address) of all real property owned or leased by the Company or any of its subsidiaries (the "Real Estate"). No lease agreement, letter of intent or proposal (whether written or oral) has been entered into by the Company or any of its subsidiaries relating to the Real Estate except as specified on Section 5.19(a) of the Company Disclosure Schedule. No premises other than the Real Estate are used in the business of the Company.

          (b) Except for properties and assets disposed of in the ordinary course of business consistent with past practices after June 30, 1998, the Company and its subsidiaries have good and marketable title to, or hold by valid and enforceable lease or license, free and clear of all liens, all properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's latest Quarterly Report on Form 10-Q for the period ended June 30, 1998 or purported to be owned by the Company and its subsidiaries. The equipment of the Company and its subsidiaries in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

          (c) The Real Estate is zoned for a classification that permits its continued use in the manner currently used by the Company and its subsidiaries, and the occupancy, operation and use of the Real Estate conforms in all material respects to all applicable Laws, covenants, conditions and restrictions applicable thereto. Improvements to the Real Estate were constructed in compliance with, and remain in compliance with, all applicable Laws, covenants, conditions or restrictions, and except for current construction in process, to the extent required or applicable, final certificates of occupancy have been issued for such improvements permitting the existing use of such improvements. There are no actions pending or, to the Company's knowledge, threatened that would alter the current zoning classification of the Real Estate or alter any applicable Laws, covenants, conditions or restrictions that would adversely affect the use of the Real Estate in the business of the Company and its subsidiaries. To the Company's knowledge, no insurance company or Governmental Entity has given notice of any defects or inadequacies in the Real Estate or the improvements thereon that would adversely affect the insurability or usability of the Real Estate or such improvements or prevent the issuance of new insurance policies thereon at rates not materially higher than present rates. To the Company's knowledge, no fact or condition exists that would result in the discontinuation of necessary utilities or services to the Real Estate or the termination of current access to and from the Real Estate.

          (d) There is no litigation or proceeding pending or, to the Company's knowledge, threatened against or relating to any of the Real Estate, and there is no pending or, to the Company's knowledge, threatened or contemplated condemnation actions or special assessments with respect to the Real Estate. Neither the Company nor any of its subsidiaries has received a request (written or otherwise) from any Governmental Entity with respect to the dedication of any of the Real Estate. To the Company"s knowledge, there is no pending or contemplated change in any regulation or private restriction applicable to the Real Estate.

          (e) None of the Real Estate is situated in a special flood hazard area according to any of the applicable city maps or flood insurance rate maps, or the flood hazard boundary maps issued by the Department of Housing and Urban Development, the Federal Insurance Administration or the Federal Emergency Management Agency.

          (f) No person has, or at the Effective Time will have, any right or option to acquire all or any portion of the Real Estate.

          (g) Except for the tenants under the leases described in Section 5.19(a) of the Company Disclosure Schedule (the "Leases"), there are no parties in possession of, or that have the right to possess, any portion of the Real Estate as lessees, tenants at sufferance or trespassers. The Company and each of its subsidiaries have performed and complied with all of their respective obligations under the Leases as and when required, and there exists no fact or circumstance that, with or without notice or passage of time, or both, could constitute a default of the landlord or lessor under any of the Leases, or entitle any tenant thereunder to any offset or defenses against the prompt and current payment of rent or the performance of any other obligation of tenant thereunder. As of the date of execution of this Agreement, there are no rental or other concessions of any nature granted to tenants under the Leases except as set forth therein. There are no Leases or other agreements with respect to the Real Estate that give any tenant the right to purchase the Real Estate or any part thereof. The rentals and other sums due or to become due under the Leases have not been, and will not be, assigned, encumbered or subjected to any liens as of the Effective Time. To the Company's knowledge, no tenant under any of the Leases is in default thereunder, nor is there any fact or circumstance that, with or without notice or the passage of time, or both, would constitute a default of any tenant under any of the Leases.

     5.20 YEAR 2000 COMPLIANCE. Except as described in Section 5.20 of the Company Disclosure Schedule, the disclosure contained in the Company's SEC Reports with respect to the Company's "Year 2000 Compliant" (as hereinafter defined) status is correct in all material respects. To the extent that the hardware, software and computer systems of the Company and its subsidiaries are not "Year 2000 Compliant", such failure has not had and would not have a Company Material Adverse Effect. As used herein, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems of the Company and its subsidiaries (a) will completely and accurately address, produce, store and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward-or regression-dated based functions; and (b) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

     5.21. NO COMMITMENTS. Except as described in Section 5.21 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has entered into any commitments, understandings or agreements of any kind with respect to the proposed expansion of the Marietta facility.

     5.22 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation to which the Company or its subsidiaries or operations is subject (a "Takeover Statute") is applicable to the transactions contemplated by this Agreement or the Inducement Agreement.

     5.23 INFORMATION FOR PROXY STATEMENT. None of the information supplied or to be supplied by the Company and its subsidiaries and included or incorporated by reference in the Proxy Statement will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the stockholders' meeting to vote on the approval of this Agreement and the transactions contemplated hereby or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by the Company or any of its subsidiaries for inclusion in the Proxy Statement, shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the Commission and, as required by law, distributed to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company or its subsidiaries or other information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the regulations promulgated thereunder.

            VI. REPRESENTATIONS AND WARRANTIES REGARDING MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     6.1 ORGANIZATION. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Merger Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

     6.2 CAPITALIZATION. The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $.01 per share, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent or by a subsidiary of Parent free and clear of all liens, claims and encumbrances.

     6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Merger Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Except as disclosed in Section 4.2 of the Parent Disclosure Schedule or as required by the HSR Act, the Foreign Acts, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Merger Sub of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which would not prevent the consummation of the transactions contemplated hereby.

                  VII. CONDUCT OF BUSINESS PENDING THE MERGER

     7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. After the date of this Agreement and prior to the Effective Time, unless Parent shall otherwise agree in writing or except as otherwise required by this Agreement:

     (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time;

     (ii) the Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and their books, accounts and records in the usual manner consistent with past practice; (B) comply in all material respects with all Laws (including "social laws"), ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep their material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects their obligations under all material contracts and commitments to which any of them is a party or by which any of them is bound;

     (iii) the Company shall not and shall not propose or agree to (A) sell or pledge or agree to sell or pledge any of its capital stock or any capital stock owned by it in any of its subsidiaries or owned by any of its subsidiaries, (B) amend its Articles of Incorporation or Regulations, (C) split, combine or reclassify its outstanding stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of stock of the Company, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock or property, provided that the Company may pay that declared dividend of $0.05 per share of Company Stock payable on September 30, 1998 to stockholders of record as of September 18, 1998, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company stock;

     (iv) the Company shall not, nor shall it permit any of its subsidiaries to,
(A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective stock of any class, any indebtedness having the right to vote on any matter on which the Company's stockholders may vote or any option, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of stock; (B) other than finalization of the expansion of the hardening room at the Company's Marietta facility (the total cost of which is estimated to be approximately $1.6 million less approximately $400,000 incurred for refrigeration equipment as set forth in Section 5.21(2) of the Company Disclosure Schedule), incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business, it being understood, without limitation, that the Company and its subsidiaries shall immediately cease work on the proposed expansion of the Marietta facility and shall not enter into any additional commitments, understandings or agreements with respect to such expansion; (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (D) incur any material transaction fees, costs or expenses in addition to those disclosed or referenced pursuant to Section 5.10; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (v) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable Law and except as provided in
Section 8.5 hereof, enter into any new (or amend any existing) Company Employee Benefit Plan or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of current or former directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any director, officer or employee, except in any of the foregoing cases in accordance with pre-existing contractual provisions or in the ordinary course of business consistent with past practice;

     (vi) settle or compromise any suit or claim or threatened suit or claim material to the transactions contemplated hereby or material to the Company and its subsidiaries, individually or in the aggregate;

     (vii) the Company shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal, preferential right, right of first offer or any other material right of the Company or any of its subsidiaries, except in the ordinary course of business;

     (viii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) create or permit any lien or other encumbrance affecting the Real Estate; (B) commit any waste or nuisance upon the Real Estate; (C) impose any easements, covenants, conditions or restrictions on the Real Estate; (D) institute or participate in any annexation, zoning, platting, or other governmental action regarding the Real Estate; or (E) enter into or modify any contract or other agreement that in any way affects the Real Estate and that will survive the Effective Time, unless such contract or agreement is cancelable, without cost, with thirty days prior written notice;

     (ix) the Company shall not, nor shall it permit any of its subsidiaries to, without the prior written consent of Parent, enter into any lease for the use or occupancy of the Real Estate with a term in excess of 12 months or amend, renew, modify or terminate any of the Leases;

     (x) the Company shall cause at or prior to the Effective Time the release of all liens against the Real Estate; and

     (xi) the Company shall, and shall cause its subsidiaries to, perform all of the Company's (or its subsidiaries", as the case may be) obligations under any contracts pertaining to the Real Estate (including all leases) and promptly notify Parent of any defaults thereunder.

                          VIII. ADDITIONAL AGREEMENTS

     8.1 ACCESS AND INFORMATION. The Company and Parent shall afford to each other and to each other's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments, records and personnel, as applicable, subject to existing confidentiality obligations, and, during such period, the Company and Parent shall furnish promptly to each other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Parent, Merger Sub, their agents and representatives shall have the right, during normal business hours prior to the Effective Time, to physically inspect all buildings, improvements, mechanical and other equipment and fixtures to evaluate the operating condition thereof, and to conduct surveys, test borings, soil tests and other tests and inspections on the Real Estate. The Company and Parent shall hold, and shall cause their respective employees, agents and representatives to hold, in confidence all such information in accordance with the terms of the Non-Disclosure Agreement dated as of May 27, 1998 between Parent and the Company (the "Non-Disclosure Agreement").

     8.2 PROXY STATEMENT; STOCKHOLDERS' MEETING. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the Commission a proxy statement (the "Proxy Statement") relating to the merger and this Agreement. The Company shall notify Parent promptly upon the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or for additional information, and shall supply Parent with copies of all written correspondence and details of all oral correspondence between the Company and the Commission relating to the Proxy Statement. Upon the occurrence of any event that is required to be described in an amendment or supplement to the Proxy Statement, the Company shall, upon learning of such event, promptly prepare, file and clear with the Commission and mail to its stockholders such amendment or supplement; provided, however, that prior to such mailing the Company shall consult with Parent with respect to such amendment or supplement and afford Parent a reasonable opportunity to comment thereon.

     8.3 EMPLOYEE MATTERS. As of the Effective Time, the employees of the Company and each of its subsidiaries shall continue employment with the Surviving Corporation and such subsidiaries in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable Law or any contract, the Surviving Corporation and its subsidiaries shall not be obligated to continue any employment relationship with any employee for any specific period of time. The Surviving Corporation shall be the sponsor of the Company Employee Benefit Plans sponsored by the Company immediately prior to the Effective Time, and Parent shall cause the Surviving Corporation and the subsidiaries to satisfy all existing obligations and liabilities under such Company Employee Benefit Plans; provided, however, that except as hereafter provided in this Section 8.3 or in the Company Disclosure Schedule, nothing contained in this Agreement shall limit or restrict the Surviving Corporation's right on or after the Effective Time to amend, modify or terminate any of the Company Employee Benefit Plans.

     8.4 RIGHTS TO INDEMNIFICATION.

          (a) All rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Articles of Incorporation or Regulations, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect thereafter. The Surviving Corporation shall maintain in effect for not less than one year after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation or Parent may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are not materially less advantageous to the Indemnified Parties; and provided, further, that the Surviving Corporation (or Parent, if it shall substitute policies) shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by the Company for its existing coverage.

          (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time,

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

     the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond to the same.

     8.5 HSR ACT AND FOREIGN ACTS. The Company and Parent shall use their best efforts to file as soon as practicable notifications under the HSR Act and any applicable Foreign Acts in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries for additional information or documentation received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") or any other applicable Governmental Entities. Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation to comply with any request or requirement imposed by the FTC, the DOJ or any such other Governmental Entity in connection with the HSR Act or any Foreign Act, including without limitation any request or requirement (i) to disclose confidential information about Parent or its affiliates; (ii) to dispose of any assets or operations of Parent or its affiliates; or (iii) to comply with any restriction on the manner in which Parent or its affiliates conduct their operations.

     8.6 ADDITIONAL AGREEMENTS.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

          (b) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     8.7 NO SHOP.

          (a) The Company agrees (i) that neither it nor any of its subsidiaries shall, and each of them shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (iii) that it will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its subsidiaries and will disclose to Parent the material substance thereof.

          (b) Notwithstanding the foregoing, if the Company receives a written proposal which the Board of Directors of the Company, in the exercise of its reasonable judgment, believes is likely to result in an Alternative Proposal, and such written proposal was not solicited by the Company and did not result from a breach of this Section 8.7 (an "Unsolicited Proposal"), the Company may directly or indirectly furnish information and access to, and may participate in discussions and negotiate with, the person or entity that has submitted such Unsolicited Proposal, but only if
     (i) the Board of Directors of the Company reasonably concludes that (A) all holders of Company Stock would receive Superior Consideration (as

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

     defined below) if the Alternative Proposal is accepted and consummated, and
     (B) the proposed acquiror has the legal ability (including, without limitation, under antitrust laws) to complete such acquisition on a timely basis, and (C) such Alternative Proposal is not subject to a financing contingency, and (ii) the Board of Directors of the Company, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of such Board of Directors' fiduciary duties to the Company's stockholders imposed by law. For purposes of this Agreement, "Superior Consideration" means consideration consisting of cash and/or securities for all the shares of Company Stock then outstanding or for all or substantially all the assets of the Company that the Company's Board of Directors determines in its good faith judgment (having received the advice of an unaffiliated reputable financial advisor) to be materially more favorable to holders of the Company Stock than the Merger.

          (c) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal, unless (x) as a result of actions taken in compliance with Section 8.7(b), the Company has received an Unsolicited Proposal concerning an Alternative Proposal that meets the requirements set forth in clauses (A), (B) and (C) of the preceding paragraph, and (y) the Board of Directors of the Company, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of such Board of Directors' fiduciary duties to the Company's stockholders imposed by law, and (z) the Company has given Parent two business days' prior notice of such action specifying the material terms of such Unsolicited Proposal.

          (d) Nothing herein shall prevent the Board of Directors of the Company from taking, and disclosing to its stockholders, a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with any such tender offer unless such recommendation is permitted by Section 8.7(c).

     8.8 ADVICE OF CHANGES; SEC FILINGS. The Company shall confer on a regular basis with Parent on operational matters. Parent and the Company shall promptly advise each other orally and in writing of any change or event that has had, or could have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. For the purposes of this Agreement, a "Parent Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, condition (financial or otherwise), customer relations, supplier relations, business prospects, liabilities or results of operations of Parent and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions. The Company and Parent shall promptly provide each other (or their respective counsel) with copies of all filings made by such party with the Commission or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby other than any filing by the Company pursuant to the HSR Act or any Foreign Act.

     8.9 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated hereby or by the Inducement Agreement, the Company's Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise shall act to eliminate the effects of any Takeover Statute on any of such transactions.

     8.10 SURVEYS; TITLE COMMITMENTS. Within 45 days from the date of this Agreement, the Company shall have obtained and delivered to Parent surveys and irrevocable title commitments for standard owner's policies of title insurance (which surveys and title commitments must be in form and substance reasonably satisfactory to Parent) for the following Real Estate: (i) Burton, Michigan,
(ii) Port Huron, Michigan, (iii) Marietta, Ohio, (iv) Charleston, West Virginia and (v) Somerset, Kentucky. The surveys shall (A) be current "as-built" metes and bounds surveys of the land covered by the title commitments, including easements which benefit such land, (B) be made in accordance with the "Minimum Standard Detail Requirements" for

ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1997 and meet the accuracy requirements of an "Urban" survey as defined therein, (C) contain Optional Survey Responsibilities and Specifications 1, 2, 3, 6, 7(a), 7(b), 8, 9, 10, 11, and 13 as specified in Table A of the Minimum Standard Detail Requirements and (D) be certified to the title companies and Parent.

     8.11 ESTOPPEL CERTIFICATES. Within 30 days after the date of this Agreement, the Company shall deliver to Parent a consent and estoppel certificate, in form and substance reasonably satisfactory to Parent, from the owner of each of the following parcels of Real Estate leased by the Company or any of its subsidiaries: (i) Huntington, Cabell County, West Virginia, (ii) Dunbar, Kanawha County, West Virginia, (iii) Ashland, Boyd County, Kentucky,
(iv) Charleston, West Virginia (MacCorkle Avenue); (v) Goodlettsville, Tennessee; (vi) Marietta, Ohio (Seventh Street, Peoples Banking and Trust Company and Elizabeth S. Broughton, lessors); (vii) Charleston, West Virginia (Washington Street) and (viii) Bay City, Bay County, Michigan.

                            IX. CONDITIONS PRECEDENT

     9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Stock.

          (b) The waiting period and any other requirements applicable to the consummation of the Merger under the HSR Act and any applicable Foreign Acts shall have expired or been terminated.

          (c) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction or other Governmental Entity which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction removed).

     9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following condition, unless waived by the Company:

          (a) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement. The Company shall have received a certificate of the Chief Executive Officer, President or a Vice President of each of Parent and Merger Sub to that effect.

     9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement. Parent and Merger Sub shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company to that effect.

          (b) Since June 30, 1998, there shall have been no change, occurrence or circumstance having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and

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

     Parent shall have received a certificate signed by the Chief Executive Officer, President or a Vice President of the Company to that effect.

          (c) The Company and its subsidiaries shall take no action or agree to any resolution regarding the currently pending suspension, proposed debarment and related proceedings with the U.S. Department of Agriculture without the prior written consent of Parent, which consent may be withheld by Parent in its sole discretion, and there shall be no other suspension, debarment or similar proceedings pending or threatened against the Company or any of its subsidiaries.

          (d) At the time of Closing, holders of no more than 5% of the outstanding shares of Company Stock shall have dissented and preserved their rights to seek appraisal in accordance with the OGCL.

          (e) Parent's review of surveys, title commitments and responses to requests for verification of compliance with applicable Laws shall have revealed no facts or circumstances that may materially and adversely affect the value or use by Parent or any of its subsidiaries of any of the Real Estate located at (i) Burton, Michigan, (ii) Port Huron, Michigan, (iii) Marietta, Ohio, (iv) Charleston, West Virginia, and (v) Somerset, Kentucky; provided that neither Parent nor Merger Sub may rely on the condition described in this paragraph to terminate the Agreement unless Parent shall have provided the Company reasonable notice of any such facts or circumstances that may materially and adversely affect the value or use by Parent or any of its subsidiaries of any such Real Estate, and the Company shall have failed to cure within 20 days from the date of such notice (and any party may delay the Closing until completion of such 20-day period).

                      X. TERMINATION, AMENDMENT AND WAIVER

     10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after approval by the stockholders of the Company, by the mutual consent of Parent and the Company.

     10.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by December 31, 1998, or (b) the approval of the Company's stockholders required by Section 3.6 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) a federal or state court of competent jurisdiction or other Governmental Entity shall have issued an injunction or other order which prevents consummation of the Merger, and such injunction or order shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (c) above shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure to consummate the Merger.

     10.3 OTHER TERMINATION RIGHTS.

          (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders.

          (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company, if, in compliance with Section 8.7(c), the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders.

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

     10.4 EFFECT OF TERMINATION AND ABANDONMENT.

          (a) In the event that (i) Parent shall have terminated this Agreement pursuant to Section 10.3(a) or (ii) the Company shall have terminated this Agreement pursuant to Section 10.3(b), then, in either such case, the Company shall, concurrently with such termination, pay Parent a fee of $1,000,000 (a "Termination Fee"), which amount shall be payable by wire transfer of same day funds, and shall promptly reimburse Parent for all substantiated out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors (collectively, "Expenses"), up to an aggregate of $400,000. The Company acknowledges that the agreements contained in this
     Section 10.4(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.4(a), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee and expenses set forth in this Section 10.4(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit.

          (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.4 and Sections 8.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7,
     11.8, 11.9, 11.10, 11.11, 11.12, 11.13 and 11.14. Moreover, in the event of termination of this Agreement pursuant to Section 10.2(a), nothing herein shall prejudice the ability of the non-breaching party to pursue any remedy at law or in equity, including an action seeking damages from any other party for the breach of this Agreement.

                               XI. MISCELLANEOUS

     11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in this Agreement shall terminate at the Effective Time. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     11.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given by delivery (and shall be deemed to have been duly given upon delivery) in person, by telegram, telex or telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

       Broughton Foods Company
        210 North Seventh Street
        P.O. Box 656
        Marietta, Ohio 45750
        Attention: Philip E. Cline
        Telecopy No. (710) 376-9301

     With a copy to:

       Huddleston, Bolen, Beatty, Porter & Copen
        611 Third Avenue
        P.O. Box 2185
        Huntington, West Virginia 25722-2185
        Attention: Thomas Murray, Esq.
        Telecopy No. (304) 522-4312

     If to Parent or Merger Sub:

       Suiza Foods Corporation
        3811 Turtle Creek Boulevard
        Suite 1300
        Dallas, Texas 75219
        Attention: Gregg L. Engles
        Telecopy No.: (214) 529-9929

     With a copy to:

       Hughes & Luce, L.L.P.
        1717 Main Street, Suite 2800
        Dallas, Texas 75201
        Attention: William A. McCormack, Esq.
        Telecopy No.: (214) 939-5849

or to such other address (or telecopy number) as any party may have furnished to the other parties in writing in accordance with this Section.

     11.3 FEES AND EXPENSES. Whether or not the Merger is consummated, except as provided in Section 10.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the allocable share of Parent and Merger Sub on the one hand and the Company on the other hand for regulatory filing fees (including those related to the HSR Act and any applicable Foreign Acts) shall be one-half each.

     11.4 PUBLICITY. So long as this Agreement is in effect, Parent, Merger Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with the New York Stock Exchange.

     11.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the third parties referenced in Sections 8.3 and 8.4 shall be third-party beneficiaries of Parent's agreement contained in such Sections.

     11.7 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Parent Disclosure Schedule, the Company Disclosure Schedule, the Non-Disclosure Agreement and any documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11.8 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger to the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

     11.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.11 HEADINGS AND TABLE OF CONTENTS. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     11.12 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     11.13 WAIVERS. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.15 SUBSIDIARIES. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL

                                            ------------------------------------
                                            Tracy L. Noll, Executive Vice
                                              President-
                                            Corporate Development

                                          SUIZA FOODS ACQUISITION CORP.

                                          By:       /s/ TRACY L. NOLL

                                            ------------------------------------
                                            Tracy L. Noll, Vice President

                                          BROUGHTON FOODS COMPANY

                                          By:   /s/ MARSHALL T. REYNOLDS

                                            ------------------------------------
                                            Title: Chairman of the Board of
                                              Directors

                          COMPANY DISCLOSURE SCHEDULE
                        TO AGREEMENT AND PLAN OF MERGER

SECTION 5.1   Organization and Qualification
SECTION 5.3   Subsidiaries
SECTION 5.4   Authority Relative to this Agreement
SECTION 5.6   Absence of Certain Changes or Events
SECTION 5.7   Litigation
SECTION 5.8   Employee Benefit Plans
SECTION 5.10  Financial Advisors
SECTION 5.12  Taxes
SECTION 5.13  Certain Material Contracts
SECTION 5.14  Labor Relations
SECTION 5.15  Relationship with Customers and Suppliers
SECTION 5.16  Intellectual Property
SECTION 5.17  Environmental Matters
SECTION 5.18  Insurance
SECTION 5.19  Properties
SECTION 5.20  Year 2000 Compliance
SECTION 5.21  No Commitments

                           SUIZA DISCLOSURE SCHEDULE
                        TO AGREEMENT AND PLAN OF MERGER

SECTION 4.1   Certificate of Incorporation and Bylaws of Parent
SECTION 4.2   Authority

                                   EXHIBIT A

                              INDUCEMENT AGREEMENT

     This Inducement Agreement (the "Agreement"), dated as of September 10, 1998, is entered into by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), and the stockholders of Broughton Foods Company, an Ohio corporation (the "Company"), listed on the signature page hereof (each such stockholder being referred to herein as a "Stockholder" and, collectively with each other Stockholder, the "Stockholders").

                                  WITNESSETH:

     WHEREAS, each Stockholder, as of the date hereof, is the owner of or has the sole right to vote with respect to certain shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company (together with any shares of Common Stock acquired by a Stockholder after the date hereof, the "Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, Parent and Suiza Foods Acquisition Corp., an Ohio corporation and a subsidiary of Parent ("Merger Sub"), will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with the Company that provides, among other things, that upon the terms and subject to the conditions thereof, Merger Sub shall be merged (the "Merger") with and into the Company and the Company shall become a subsidiary of Parent; and

     WHEREAS, to induce Parent and Merger Sub to enter into the Merger Agreement and to incur the obligations set forth therein, the Stockholders are entering into this Agreement pursuant to which each Stockholder is granting an irrevocable proxy to Parent to vote in favor of the Merger and to make certain agreements with respect to such Stockholder's Shares, upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Parent, Gregg L. Engles and Tracy L. Noll, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, to vote all of such Stockholder's Shares at any meeting of the Company's stockholders (whether annual or special and whether or not an adjourned or postponed meeting), or, if applicable, to take action by written consent (i) for adoption and approval of the Merger Agreement and otherwise in favor of the Merger and any other transaction contemplated by the Merger Agreement, as such Merger Agreement may be modified or amended from time to time, and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Merger. Each Stockholder acknowledges and agrees that this proxy is coupled with an interest and constitutes, among other things, an inducement for Parent and Merger Sub to enter into the Merger Agreement and, accordingly, this proxy is irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of such Stockholder. This proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by any Stockholder. This Proxy has been executed in accordance with Section 1701.48 of the Ohio General Corporation Law. Notwithstanding the foregoing, this proxy shall terminate on the earlier of (A) the Effective Time (as defined in the Merger Agreement) or
(B) the date on which the Merger Agreement is terminated (the earlier thereof being hereinafter referred to as the "Merger Termination Date").

     2. Covenants of Stockholders. Except as set forth in Schedule 2 hereto, each Stockholder covenants and agrees for the benefit of Parent that, until the Merger Termination Date, such Stockholder will not:

     (a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of such Stockholder's Shares or any interest therein;

     (b) other than as expressly contemplated by this Agreement, grant any powers of attorney or proxies or consents in respect of any of such Stockholder's Shares, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict or take any action adversely affecting the ability of such Stockholder freely to exercise all voting rights with respect thereto; or

     (c) except as permitted by Section 8.7(b) of the Merger Agreement, directly, or indirectly through his or her agents and representatives, initiate, solicit or encourage, any inquiries or the making or implementation of any Alternative Proposal (as defined in the Merger Agreement) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and such Stockholder shall (i) immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this Section 2(c), and (ii) notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her.

     3. Covenants of Parent. Parent covenants and agrees for the benefit of the Stockholders that, provided that the board of directors of the Company shall have approved the Merger Agreement and the transactions contemplated thereby,
(a) immediately upon execution of this Agreement, Parent shall enter into the Merger Agreement, and (b) until the Merger Termination Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 3, Section 12 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict Parent's or Merger Sub's right or ability to exercise any of its rights under the Merger Agreement.

     4. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent and Merger Sub that: (a) the execution, delivery and performance by such Stockholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is bound; (b) such Stockholder has full right, power and authority to execute and deliver this Agreement and to perform such Stockholder"s obligations hereunder; (c) the proxy granted pursuant to Section 1 does not constitute a proxy appointed for or in connection with the stockholder authorization of a control share acquisition pursuant to section 1701.831 of the Ohio General Corporation Law, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; (d) such Stockholder is the sole owner of or has the right to vote with respect to such Stockholder's Shares, and such Stockholder's Shares represent all shares of Common Stock of or with respect to which such Stockholder is the sole owner or has the right to vote at the date hereof, and such Stockholder does not have any right to acquire, nor is he or she the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company; and (e) such Stockholder owns his Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies and voting agreements of any nature whatsoever (each an "Encumbrance") other than as provided by this Agreement, and good and valid title to its Shares, free and clear of any Encumbrance, will pass to Parent upon Closing (as defined in the Merger Agreement). The representations and warranties contained herein shall be made as of the date hereof and as of the Closing.

     5. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Merger) recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Common Stock or (b) that any Stockholder shall become the owner of, or otherwise obtain the right to vote with respect to, any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents that the Stockholders own or have the right to vote immediately following the effectiveness of the events described in clause
(a) or any Stockholder becoming the owner of or obtaining the right to vote with respect to any Common Stock or other securities as described in clause (b), as though, in either case, they were Shares hereunder.

     6. Specific Performance. Each Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent and Merger Sub would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him of the provisions of this Agreement. Accordingly, the Stockholders each agree that the obligations of the Stockholders hereunder shall be specifically enforceable and they shall not take any action to impede Parent from seeking to enforce such right of specific performance.

     7. Notices. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to any Stockholder at the address listed on the signature page hereof, and to Parent at 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219, Attention: Gregg L. Engles, telecopy number 214-528-9929, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

     8. Binding Effect; Survival. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without giving effect to conflicts of laws principles.

     10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     11. Effect of Headings; Gender. The Section headings herein are for convenience of reference only and shall not affect the construction hereof. Any references to male, female and neuter genders shall be deemed to refer to each other gender, as applicable.

     12. Additional Agreements; Further Assurance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Stockholders will provide Parent with all documents which may reasonably be requested by Parent and will take reasonable steps to enable Parent to obtain all rights and benefits provided it hereunder.

     13. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Parent and all affected Stockholders, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                          SUIZA FOODS CORPORATION

                                          By:      /s/ TRACY L. NOLL
                                            ------------------------------------
                                                       Tracy L. Noll,
                                                Vice President -- Corporate
                                                         Development

STOCKHOLDERS:

                          /s/ MARSHALL T. REYNOLDS
------------------------------------------------------
                              Marshall T. Reynolds

                             /s/ PHILIP E. CLINE
------------------------------------------------------
                                Philip E. Cline

                           /s/ GEORGE W. BROUGHTON
------------------------------------------------------
                              George W. Broughton

                           /s/ DAVID J. BROUGHTON
------------------------------------------------------
                               David J. Broughton

                          /s/ RONALD V. ARTHUR, II
------------------------------------------------------
                              Ronald V. Arthur, II

                             /s/ ROBERT E. EVANS
------------------------------------------------------
                                Robert E. Evans

                               /s/ TODD R. FRY
------------------------------------------------------
                                  Todd R. Fry

                         /s/ CHARLES R. HOOTEN, JR.
------------------------------------------------------
                             Charles R. Hooten, Jr.

                             /s/ NEAL W. SCAGGS
------------------------------------------------------
                                 Neal W. Scaggs

                            /s/ MARTIN P. SHEARER
------------------------------------------------------
                               Martin P. Shearer

                            /s/ PHILIP TODD SHELL
------------------------------------------------------
                               Philip Todd Shell

                             /s/ KIRBY J. TAYLOR
------------------------------------------------------
                                Kirby J. Taylor

                             /s/ PAUL T. THEISEN
------------------------------------------------------
                                Paul T. Theisen
WRIGHT FAMILY PARTNERSHIP

By:                           /s/ THOMAS W. WRIGHT
    -----------------------------------------------------
                             Thomas W. Wright, Partner

CHAMPION LEASING CORPORATION

By:                         /s/ MARSHALL T. REYNOLDS
    -----------------------------------------------------
                          Marshall T. Reynolds, President

THE HARRAH AND REYNOLDS CORPORATION

By:                         /s/ MARSHALL T. REYNOLDS
    -----------------------------------------------------
                          Marshall T. Reynolds, President

ADJ CORP.

By:                           /s/ JACK M. REYNOLDS
    -----------------------------------------------------
                                  Jack M. Reynolds
    Title:  Secretary/Treasurer

                            /s/ JACK M. REYNOLDS
------------------------------------------------------
                                Jack M. Reynolds

                           /s/ DOUGLAS V. REYNOLDS
------------------------------------------------------
                              Douglas V. Reynolds

                           /s/ SHIRLEY A. REYNOLDS
------------------------------------------------------
                              Shirley A. Reynolds

                               AMENDMENT NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 2 (this "Amendment No. 2"), dated as of April 28, 1999, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 10, 1998, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), Suiza Foods Acquisition Corp., an Ohio corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Broughton Foods Company, an Ohio corporation (the "Company"), as amended by Amendment No. 1 to Agreement and Plan of Merger ("Amendment No. 1"), dated as of January 18, 1999, by and among Parent, Merger Sub, and the Company, is entered into by and among Parent, Merger Sub and the Company.

     WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, certain stockholders of the Company entered into an Inducement Agreement, dated as of September 10, 1998, with Parent;

     WHEREAS, Parent, Merger Sub and the Company thereupon entered into the Merger Agreement;

     WHEREAS, in order to induce Parent and Merger Sub to enter into Amendment No. 1, certain stockholders of the Company entered into a Stock Purchase Agreement, dated as of January 18, 1999, with Parent and the Company;

     WHEREAS, Parent, Merger Sub and the Company thereupon entered into Amendment No. 1;

     WHEREAS, in order to induce Parent and Merger Sub to enter into this Amendment No. 2, certain stockholders of the Company are contemporaneously herewith entering into an Amendment to Inducement Agreement, the form of which is attached hereto as Exhibit A, and certain stockholders of the Company are contemporaneously herewith entering into an Amendment to Stock Purchase Agreement, the form of which is attached hereto as Exhibit B; and

     WHEREAS, the parties wish to further amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1. Termination of Amendment No. 1. Amendment No. 1 is hereby terminated and shall have no force and effect after the date hereof.

     2. Merger Consideration. Section 3.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "3.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any common stock, par value $1.00 per share, of the Company (the "Company Stock"), each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.4)) shall be canceled and retired and converted automatically into the right to receive $16.50 in cash (the "Merger Consideration") payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share of Company Stock. All such shares of Company Stock, when so converted, shall no longer be held by the holders of certificates representing such shares prior to the Effective Time, and each such holder shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration."

     3. Closing. Section 3.8 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "3.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Huddleston, Bolen, Beatty, Porter & Copen, 611 Third Avenue, Huntington, West Virginia 25722-2185, at 9:00 a.m. local time on May 31, 1999 or at such other time and place as Parent and the Company shall agree in writing, in either case upon satisfaction (or waiver)

                                      AAA-1
     of the conditions set forth in Article IX (other than those conditions that can be satisfied only at the Effective Time.)"

     4. New Disclosure Schedule. The Company Disclosure Schedule to the Merger Agreement is hereby deleted in its entirety and replaced with the Amended Company Disclosure Schedule attached hereto and made a part hereof.

     5. Waiver of Condition. Parent, Merger Sub and the Company acknowledge that Parent and Merger Sub believe the Company suffered certain reversals in its business between June 30, 1998 and December 31, 1998 that may constitute a Company Material Adverse Effect, but that the Company believes that the reversals identified by Parent and Merger Sub may not constitute a Company Material Adverse Effect. Parent and Merger Sub agree to waive any right they may have under Section 9.3(b) of the Merger Agreement to terminate such Agreement based on the financial operating performance of the Company between June 30, 1998 and March 31, 1999, provided that (i) so long as the Company"s average monthly operating income, as determined in accordance with generally accepted accounting principles, consistently applied, for any calendar month after March 31, 1999 is not less than the average monthly operating income, as likewise determined, for the three months ended March 31, 1999, the financial operating performance of the Company shall not be deemed to have suffered a Company Material Adverse Effect, and (ii) such waiver shall not affect any right of Parent and Merger Sub to terminate such Agreement based on the failure of any other condition to their performance set forth therein.

     6. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. Section 9.3 of the Merger Agreement is hereby amended by the addition at the end thereof of the following:

          "(f) In the lawsuit and action styled United States of America, Plaintiff vs. Suiza Foods Corporation, d/b/a Louis Trauth Dairy, Land O'Sun Dairy, and Flav-O-Rich Dairy, and Broughton Foods Company, d/b/a/ Southern Belle Dairy, Defendants, Civil Action No. 99-CV-130, pending in the United States District Court for the Eastern District of Kentucky, there shall have been filed with the Court by attorneys for the United States a stipulation and order and proposed final judgment containing terms and conditions acceptable to Parent in its sole discretion and permitting the consummation of the Merger prior to entry of the final judgment.

     7. Termination of Merger Agreement by Either Parent or the
Company. Section 10.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          ". . . (a) the Merger shall not have been consummated by June 30, 1999, or . . ."

     8. Authority Relative to this Amendment No. 2. The execution, delivery and performance of the Merger Agreement, Amendment No. 1 and this Amendment No. 2 and the consummation of the transactions contemplated thereby and hereby have been duly and effectively authorized by all necessary corporate action of the parties except for the approval by the holders of two-thirds of the shares of Company Stock outstanding and entitled to vote as contemplated by Section 5.9, and the Merger Agreement, as amended by Amendment No. 1 and this Amendment No. 2, constitutes the valid and binding obligations of the parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     9. Reference to and Effect on the Merger Agreement.

     (a) Upon execution of this Amendment No. 2, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Merger Agreement as amended by Amendment No. 1 and this Amendment No. 2, and the Merger Agreement, Amendment No. 1 and Amendment No. 2 shall be read together and construed as one single instrument.

     (b) Except as specifically amended by Amendment No. 1 and this Amendment No. 2, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.
                                      AAA-2

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment No. 2 to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL
                                            ------------------------------------
                                                  Tracy L. Noll, Executive
                                                Vice President -- Corporate
                                                         Development

                                          SUIZA FOODS ACQUISITION CORP.

                                          By:       /s/ TRACY L. NOLL
                                            ------------------------------------
                                               Tracy L. Noll, Vice President

                                          BROUGHTON FOODS COMPANY

                                          By:   /s/ MARSHALL T. REYNOLDS
                                            ------------------------------------
                                              Title:  Chairman of the Board of
                                                          Directors

                                      AAA-3

                                   EXHIBIT A

                                  AMENDMENT TO
                              INDUCEMENT AGREEMENT

     This Amendment (this "Amendment"), dated as of April 28, 1999, to the Inducement Agreement (the "Inducement Agreement"), dated as of September 10, 1998, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), and the stockholders of Broughton Foods Company, an Ohio corporation (the "Company"), listed on the signature pages hereof (each such stockholder being referred to herein as a "Stockholder" and, collectively with each other Stockholder, the "Stockholders"), is entered into by and among Parent, the Company and the Stockholders.

     WHEREAS, in order to induce Parent and Merger Sub to enter into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 10, 1998, by and among Parent, Suiza Foods Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Stockholders entered into the Inducement Agreement;

     WHEREAS, Parent, Merger Sub and the Company thereupon entered into the Merger Agreement;

     WHEREAS, in order to induce Parent and Merger Sub to enter into Amendment No. 1 to the Merger Agreement ("Amendment No. 1"), dated as of January 18, 1999, by and among Parent, Merger Sub and the Company, certain stockholders of the Company entered into a Stock Purchase Agreement, dated as of January 18, 1999, with Parent and the Company;

     WHEREAS, Parent, Merger Sub and the Company thereupon entered into Amendment No. 1;

     WHEREAS, in order to induce Parent and Merger Sub to enter into Amendment No. 2 to the Merger Agreement ("Amendment No. 2"), the Stockholders are entering into this Amendment; and

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1. Authority Relative to this Amendment. Each Stockholder represents and warrants to Parent and Merger Sub that: (a) the execution, delivery and performance by such Stockholder of the Inducement Agreement and this Amendment does not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is bound; (b) such Stockholder has full right, power and authority to execute and deliver the Inducement Agreement and this Amendment and to perform such Stockholder's obligations thereunder and hereunder; (c) the Inducement Agreement and this Amendment have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms; (d) such Stockholder is the sole owner of or has the right to vote with respect to such Stockholder's Shares, and such Stockholder's Shares represent all shares of Common Stock of or with respect to which such Stockholder is the sole owner or has the right to vote at the date hereof, and such Stockholder does not have any right to acquire, nor is it the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company; and (e) such Stockholder owns its Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies and voting agreements of any nature whatsoever (each an "Encumbrance") other than as provided by the Inducement Agreement and this Amendment, and good and valid title to its Shares, free and clear of any Encumbrance, will pass to Parent upon Closing (as defined in the Merger Agreement). The representations and warranties contained herein and in the Inducement Agreement shall be made as of the date hereof and as of the Closing.

     2. Reference to and Effect on the Inducement Agreement.

     (a) Upon execution of this Amendment, each reference in the Inducement Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any document

                                     AAAA-1
related thereto, or executed in connection therewith, shall mean and be a reference to the Inducement Agreement as amended by this Amendment, and the Inducement Agreement and this Amendment shall be read together and construed as one single instrument. In addition, each reference in the Inducement Agreement to "the Merger Agreement," "thereunder," "thereof," "therein" or words of like import, and each reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Merger Agreement as amended by Amendment No. 1 and Amendment No. 2, and the Merger Agreement, Amendment No. 1 and Amendment No. 2 shall be read together and construed as one single instrument.

     (b) Except as specifically amended by this Amendment, the Inducement Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto all as of the day and year first above written.

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL
                                            ------------------------------------
                                                       Tracy L. Noll,
                                                Vice President -- Corporate
                                                         Development

                                     AAAA-2

STOCKHOLDERS:

                          /s/ MARSHALL T. REYNOLDS
------------------------------------------------------
                              Marshall T. Reynolds

                             /s/ PHILIP E. CLINE
------------------------------------------------------
                                Philip E. Cline

                           /s/ GEORGE W. BROUGHTON
------------------------------------------------------
                              George W. Broughton

                           /s/ DAVID J. BROUGHTON
------------------------------------------------------
                               David J. Broughton

                          /s/ RONALD V. ARTHUR, II
------------------------------------------------------
                              Ronald V. Arthur, II

                             /s/ ROBERT E. EVANS
------------------------------------------------------
                                Robert E. Evans

                               /s/ TODD R. FRY
------------------------------------------------------
                                  Todd R. Fry

                         /s/ CHARLES R. HOOTEN, JR.
------------------------------------------------------
                             Charles R. Hooten, Jr.

                             /s/ NEAL W. SCAGGS
------------------------------------------------------
                                 Neal W. Scaggs

                            /s/ MARTIN P. SHEARER
------------------------------------------------------
                               Martin P. Shearer

                            /s/ PHILIP TODD SHELL
------------------------------------------------------
                               Philip Todd Shell

                             /s/ KIRBY J. TAYLOR
------------------------------------------------------
                                Kirby J. Taylor

                             /s/ PAUL T. THEISEN
------------------------------------------------------
                                Paul T. Theisen
WRIGHT FAMILY PARTNERSHIP

By:                           /s/ THOMAS W. WRIGHT
    -----------------------------------------------------
                             Thomas W. Wright, Partner

CHAMPION LEASING CORPORATION

By:                         /s/ MARSHALL T. REYNOLDS
    -----------------------------------------------------
                          Marshall T. Reynolds, President

THE HARRAH AND REYNOLDS CORPORATION

By:                         /s/ MARSHALL T. REYNOLDS
    -----------------------------------------------------
                          Marshall T. Reynolds, President

ADJ CORP.

By:                           /s/ JACK M. REYNOLDS
    -----------------------------------------------------
                                  Jack M. Reynolds
                           Title: Secretary/Treasurer

                            /s/ JACK M. REYNOLDS
------------------------------------------------------
                                  Jack M. Reynolds

                           /s/ DOUGLAS V. REYNOLDS
------------------------------------------------------
                              Douglas V. Reynolds

                           /s/ SHIRLEY A. REYNOLDS
------------------------------------------------------
                              Shirley A. Reynolds

                                     AAAA-3

                                                                    APPENDIX B-1

                                                               September 9, 1998

The Board of Directors
Broughton Foods Company
210 North Seventh Street
Marietta, OH 45750

Attention: Mr. Marshall T. Reynolds
           Chairman

Gentlemen:

     We understand that Broughton Foods Company ("Broughton") and Suiza Foods Corporation ("Suiza") are contemplating entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, for the merger of Broughton into Suiza (the "Merger"). Pursuant to the Merger Agreement, each share of Broughton common stock, par value $1.00 per share ("Broughton Common Stock") shall be exchanged for $19.00 cash ("Merger Consideration").

     You have asked our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of Broughton.

     Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for corporate and other purposes, states that it is competent to provide the opinion as to the fairness of the Merger Consideration. Neither Chaffe nor any of its officers or employees has an interest in Broughton Common Stock or in Suiza. Chaffe has, however, undertaken several assignments for entities in which Mr. Marshall T. Reynolds, Chairman of the Board of Directors of Broughton, has an interest, and has been an intermediary in transactions to which Mr. Reynolds was a party. Further, Chaffe currently is acting as the financial advisor in the merger of another institution in which Mr. Reynolds has a significant interest. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed a draft copy of the Merger Agreement, dated September 7, 1998; (ii) reviewed and analyzed certain publicly-available financial statements and other information of Broughton; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Broughton, prepared by the management of Broughton, including budget projections; (iv) discussed the past and current operations and financial condition, and the prospects of Broughton with senior executives of Broughton; (v) reviewed the historical prices and trading volumes of the shares of Broughton Common Stock; (vi) compared the financial performance of Broughton, and the prices and trading activity of the Broughton Common Stock, with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the dairy industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (viii) considered a number of valuation methodologies, including among others, those that incorporate capitalization of earnings; and (ix) performed such valuations and such other studies and analyses as we deemed appropriate to this opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review of Broughton's assets or liabilities, nor was Chaffe furnished with any such appraisals. With respect to Broughton's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Broughton of future financial performance of Broughton. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the

                                     B-1(i)

The Board of Directors                                         September 9, 1998
Broughton Foods Company                                                   Page 2

effect of any tax consequences on the value to be received by the holders of Broughton Common Stock. Further, Chaffe is making no recommendation to shareholders as to how they should vote on this transaction.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of Broughton Common Stock.

Very truly yours,
/s/ CHAFFE & ASSOCIATES, INC.

CHAFFE & ASSOCIATES, INC.

                                     B-1(ii)

                                                                    APPENDIX B-2

                                                                  April 29, 1999

The Board of Directors
Broughton Foods Company
210 North Seventh Street
Marietta, OH 45750

Attention: Mr. Marshall T. Reynolds
           Chairman

Gentlemen:

     We understand that Broughton Foods Company (the "Company") and Suiza Foods Corporation ("Suiza") are contemplating entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, for the merger of the Company into Suiza (the "Merger"). We further understand that the Merger Agreement was revised by Amendment No. 2 to the Agreement and Plan of Merger (the "Amendment"). Pursuant to the Amendment, 3,774,335 shares of Company common stock, par value $1.00 per share (the "Public Shares") shall be exchanged for $16.50 per share cash and the remaining 2,000,000 shares of Company common stock (the "Inside Shares"), which are held by five directors and their affiliates, shall be exchanged for $11.25 per share cash, with the right to receive an additional $1.25 per share cash contingent upon certain conditions being satisfied ("Merger Consideration").

     You have asked our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of the Public Shares.

     Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for corporate and other purposes, states that it is competent to provide the opinion as to the fairness of the Merger Consideration. Neither Chaffe nor any of its officers or employees has an interest in the Company's Common Stock or in Suiza. Chaffe has, however, undertaken several assignments for entities in which Mr. Marshall T. Reynolds, Chairman of the Board of Directors of the Company, has an interest, and has been an intermediary in transactions to which Mr. Reynolds was a party. Further, Chaffe currently is acting as the financial advisor in the merger of another institution in which Mr. Reynolds has a significant interest. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Merger Agreement, dated September 10, 1998; (ii) reviewed the Amendment; (iii) reviewed and analyzed certain publicly-available financial statements and other information of the Company; (iv) reviewed and analyzed certain internal financial statements and other financial and operating data concerning the Company, prepared by the management of the Company, including budget projections; (v) discussed the past and current operations and financial condition, and the prospects of the Company with senior executives of the Company; (vi) reviewed the historical prices and trading volumes of the shares of the Company's common stock; (vii) compared the financial performance of the Company, and the prices and trading activity of the Company's common stock, with that of certain other comparable publicly-traded companies and their securities;
(viii) reviewed the financial terms of business combinations in the dairy industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (ix) considered a number of valuation methodologies, including among others, those that incorporate capitalization of earnings; and (x) performed such valuations and such other studies and analyses as we deemed appropriate to this opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review of the Company's assets or liabilities, nor was Chaffe furnished with any such appraisals. With respect to the Company's projected financial results, Chaffe

                                     B-2(i)

The Board of Directors                                            April 29, 1999
Broughton Foods Company                                                   Page 2

has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of future financial performance of the Company. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the holders of the Company's common stock. Further, Chaffe is making no recommendation to shareholders as to how they should vote on this transaction.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of the Public Shares of the Company.

Very truly yours,
/s/ CHAFFE & ASSOCIATES, INC.

CHAFFE & ASSOCIATES, INC.

SGB:mb

                                     B-2(ii)

                                                                      APPENDIX C

                               OHIO REVISED CODE
                     TITLE XVII. CORPORATIONS--PARTNERSHIPS
                     CHAPTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION

     Section 1701.84 Dissenting shareholders entitled to relief. The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

     (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

     (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

     (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

     (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

     (E) Shareholders of a domestic subsidiary corporation into which is being merged one or more domestic or foreign corporations pursuant to section 1701.801 of the Revised Code.

     Section 1701.85 Relief For Dissenting Shareholders; Qualification; Procedures.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

          (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

          (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division
     (A)(2) of this section.

          (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

          (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court there upon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

             (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

             (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

             (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

             (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

          (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX D

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 18, 1999, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), Broughton Foods Company, an Ohio corporation (the "Company"), and certain stockholders of the Company listed on the signature pages hereto (the "Stockholders").

                                  WITNESSETH:

     WHEREAS, on September 10, 1998, Parent, Suiza Foods Acquisition Corp., an Ohio corporation and subsidiary of Parent ("Merger Sub"), and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub would be merged with and into the Company (the "Merger") and the Company would be the surviving corporation (the "Surviving Corporation") in the Merger;

     WHEREAS, under the Merger Agreement, the obligations of Parent and Merger Sub to effect the Merger are subject to the fulfillment at or prior to the effective time of the Merger (the "Effective Time") of certain conditions, including the following: (i) the waiting period and any other requirements applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable Foreign Acts (as defined in the Merger Agreement) shall have expired or been terminated (Section 9.1(b) of the Merger Agreement); (ii) since June 30, 1998, there shall not have been any change, occurrence or circumstance having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement) (Section 9.3(b)); and (iii) the representations and warranties of the Company contained in the Merger Agreement shall be true in all material respects when made and on and as of the Effective Time (Section 9.3(a)).

     WHEREAS, the Merger Agreement further provides that, subject to certain conditions, it may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if, among other things, the Merger shall not have been consummated by December 31, 1998 (the "Original Termination Date");

     WHEREAS, to induce Parent and Merger Sub to enter into the Merger Agreement and to incur the obligations set forth therein, certain stockholders of the Company (including certain of the "Stockholders" hereunder) entered into an Inducement Agreement (the "Inducement Agreement") with Parent and the Company pursuant to which such stockholders granted an irrevocable proxy to Parent to vote in favor of the Merger and made certain other agreements with respect to such stockholders' shares of the common stock, par value $1.00 per share, of the Company (the "Company Stock");

     WHEREAS, the waiting period and other requirements applicable to the consummation of the Merger under the HSR Act had not expired or been terminated by December 31, 1998;

     WHEREAS, Parent and Merger Sub believe that the Company has suffered certain reversals in its business since June 30, 1998 that may constitute a Company Material Adverse Effect;

     WHEREAS, the Company believes that the reversals identified by Parent and Merger Sub may not constitute a Company Material Adverse Effect;

     WHEREAS, on December 29, 1998, management of Parent advised the Company that management was considering a recommendation to the Board of Directors of Parent that the Board terminate the Merger Agreement and abandon the Merger under the terms of the Merger Agreement;

     WHEREAS, to induce Parent and Merger Sub not to terminate the Merger Agreement and abandon the Merger as described, the Stockholders and the Company are entering into this Agreement and making certain agreements with respect to 2,000,000 shares of Company Stock owned by the Stockholders (the "Shares"), and other matters; and

     WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into an amendment to the Merger Agreement (the "Amendment") to establish a closing thereunder on March 31, 1999, to extend the Original Termination Date to April 15, 1999 and to address the effect on the Merger Agreement of the possible reversals in the Company"s business, subject to all other terms and conditions set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                       I. SALE AND PURCHASE OF THE SHARES

     1.1 SALE AND PURCHASE. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, at the Closing (as defined in Section 1.2), the Stockholders agree to sell, assign and deliver to Parent, and Parent agrees to purchase and accept, the Shares, free and clear of any Encumbrance (as defined in Section 6.1). Each of the Stockholders agrees to sell, assign and deliver to Parent the number of Shares set forth opposite the name of such Stockholder on Exhibit A. As consideration in full for the Shares, Parent shall pay the Purchase Consideration (as defined in Section 2.1) to the Stockholders.

     1.2 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon as practicable following fulfillment of the conditions set forth in Article VIII hereof and immediately prior to the Effective Time of the Merger.

                           II. PURCHASE CONSIDERATION

     2.1 PURCHASE CONSIDERATION. The purchase consideration (the "Purchase Consideration") payable by Parent to the Stockholders for each of the Shares shall be as follows:

          (a) Cash Portion. Parent shall pay to the Stockholders ten dollars ($10.00) in immediately available funds for each of the Shares (the "Cash Portion").

          (b) Contingent Portion. In addition, Parent agrees to pay to the Stockholders in immediately available funds for each of the Shares the additional amounts, when, as and if due, determined in accordance with the terms and conditions of Exhibit B (the "Contingent Portion").

                        III. CLOSING EXCHANGE PROCEDURES

     3.1 DELIVERY OF CERTIFICATES.

          (a) Exchange Agent. At the Closing, Parent shall deposit in trust with Harris Trust Company of New York (the "Exchange Agent") an amount in immediately available funds equal to the product of (i) the number of Shares held by the Stockholders immediately prior to the Closing as set forth on Exhibit A and (ii) the Cash Portion per share. The Exchange Agent shall agree to hold such funds (together with earnings thereon, the "Exchange Fund") for delivery as contemplated by this Article III and upon such additional terms as may be agreed upon by the Exchange Agent, Parent, the Company and the Stockholders before the Closing.

          (b) Exchange Procedures. Prior to the Closing, Parent shall cause the Exchange Agent to mail or deliver to each of the Stockholders entitled to receive the Cash Portion pursuant to Section 2.1 a form of letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") will pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with its instructions, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled upon the Closing to receive in exchange therefor the Cash Portion per share for each of the Shares evidenced by such Certificate. No interest shall accrue or be paid on the Cash Portion payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Cash Portion is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Cash Portion to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such taxes have been paid or are not applicable.

          (c) Termination of Exchange Fund. At any time following the third month after the Closing, Parent shall be entitled to require the Exchange Agent to deliver to Parent any funds representing the Cash Portion made available to the Exchange Agent and not disbursed to the Stockholders (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it) and, thereafter, such Stockholders shall be entitled to look to Parent only as general creditors thereof with respect to any Cash Portion that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, Parent shall not be liable to any of the Stockholders for any Cash Portion delivered in respect of any Shares to a public official pursuant to any abandoned property, escheat or similar law.

          (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall disburse the applicable Cash Portion as provided in this Article III in exchange for such lost, stolen or destroyed Certificate.

     3.2 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Closing, the stock transfer books of the Company shall be closed, and no transfer of any shares of Company Stock shall be made thereafter. In the event that Certificates are presented to Parent, the Company or the Exchange Agent after the Closing, they shall be canceled in return for the payment of the applicable Purchase Consideration relating thereto.

     3.3 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Huddleston, Bolen, Beatty, Porter & Copen, 611 Third Avenue, Huntington, West Virginia 25722-2185, at 9:00 a.m. local time on the day which is not more than one business day after satisfaction (or waiver) of the conditions set forth in
Article VIII (other than those conditions that can be satisfied only at the Closing) or at such other time and place as Parent and the Company shall agree in writing.

                  IV. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Stockholders as follows (which representations and warranties as well as other provisions of this Agreement are qualified by the matters identified, with references to the appropriate Section and, if applicable, subsection, on the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Stockholders prior to execution of the Merger Agreement, as such Parent Disclosure Schedule may be amended or supplemented by agreement of the Company, Parent and Merger Sub):

     4.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary. Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of Parent have been delivered to the Stockholders as Section 4.1 of the Parent Disclosure Schedule.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Except as described in Section 4.2 of the Parent Disclosure Schedule, Parent is not subject to or obligated under (i) any charter or bylaw provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement or the Merger Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the HSR Act, similar pre-acquisition notification or approval requirements applicable to the Company's foreign operations (the "Foreign Acts"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign and including foreign, national, regional, state, provincial and municipal authorities (each, a "Governmental Entity"), is necessary for the consummation by Parent of the Merger, the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement.

     4.3 FINANCING. Parent shall have at the Closing sufficient funds available to it to consummate the transactions contemplated by this Agreement, including the payment of the Purchase Consideration.

             V. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                           AND THE COMPANY TO PARENT

     The Stockholders and the Company jointly and severally represent and warrant to Parent as follows (which representations and warranties as well as other provisions of this Agreement are qualified by the matters identified, with references to the appropriate Section and, if applicable, subsection, on the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to execution of the Merger Agreement, as such Company Disclosure Schedule may be amended or supplemented by agreement of Parent, Merger Sub and the Company):

     5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies as of the date hereof of the Articles of Incorporation and Regulations of the Company have been delivered to Parent as Section 5.1 of the Company Disclosure Schedule.

     5.2 CAPITALIZATION. The authorized stock of the Company consists of 10,000,000 shares of Company Stock of which, as of the date of this Agreement,
(i) 5,774,335 shares were issued and outstanding, and (ii) 540,240 shares were held in treasury. All of the issued and outstanding and treasury shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote. There are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Since December 31, 1997, the Company has not issued any shares of its capital stock. After the Closing and the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan (as defined in Section 5.8).

     5.3 SUBSIDIARIES. Each subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Section 5.3 of the Company Disclosure Schedule contains, with respect to each subsidiary of the Company, its name and jurisdiction of organization and, with respect to each subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or share capital and the number of shares of capital stock or share capital owned by the Company or subsidiary thereof. All the outstanding shares of capital stock or share capital of each subsidiary of the Company are validly issued, fully paid and nonassessable, and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or any Company SEC Report (as defined in Section 5.5) filed subsequent to such date and prior to the date hereof, or as set forth in Section 5.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

     5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Except as described in Section 5.4 of the Company Disclosure Schedule, the Company is not subject to or obligated under (i) any charter or regulations provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement or the Merger Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the HSR Act, the Foreign Acts, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger, the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement.

     5.5 REPORTS AND FINANCIAL STATEMENTS. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since September 30, 1997 and (iv) all other reports or registration statements filed by the Company with the Commission since September 30, 1997, except for preliminary material in the case of clauses (iii) and (iv) above, which are all the documents that the Company was required to file with the Commission since September 30, 1997 (the documents in clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes thereto and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended; and (iii) are in all material respects in accordance with the books of account and records of the Company and its subsidiaries. As of June 30, 1998, there was no basis for any claim or liability of any nature against the Company or any of its subsidiaries, whether absolute, accrued, contingent or otherwise, which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect, other than as reflected in the Company SEC Report filed prior to the date of this Agreement. For the purposes of this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise), customer relations, supplier relations, business prospects, liabilities or results of operations of the Company and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.6 of the Company Disclosure Schedule, since June 30, 1998, the Company and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would have, a Company Material Adverse Effect;
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the stock of the Company or any of its subsidiaries (other than dividends or distributions between the Company and its wholly owned subsidiaries and the normal and customary quarterly dividends to the Company"s stockholders in an amount not exceeding $.05 per share in any fiscal quarter); (iv) any material change in the Company's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its stock; (vi) any stock split, combination or reclassification of any of the Company's stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock; (vii) any adoption of any option or similar plan to purchase shares of stock of the Company; (viii) any granting by the Company or any of its subsidiaries to any director, officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation (other than in the ordinary course of business consistent with past practice in the case of employees who are not officers or directors of the Company or a subsidiary thereof), (B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits; (ix) any entry by the Company or any of its subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of its subsidiaries; or
(x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

     5.7 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.7 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which, alone or in the aggregate, has had or would have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, alone or in the aggregate, has had, or would have, any such Company Material Adverse Effect. In addition, the aggregate reasonable estimate of uninsured exposures or losses under all claims and judgments pending, or, to the best knowledge of the Company, threatened, does not exceed $125,000. For purposes of this Agreement, the phrases "the Company's knowledge" and "knowledge of the Company" and other phrases of like import shall mean the actual knowledge of any officer or director of the Company or of any subsidiary of the Company.

     5.8 EMPLOYEE BENEFIT PLANS.

          (a) Section 5.8(a) of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any subsidiary of the Company or any Company ERISA Affiliate (as defined below) or to which the Company, any subsidiary of the Company or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company, any subsidiary of the Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

          (b) Except as set forth in Section 5.8(b) of the Company Disclosure Schedule, none of the Company Employee Benefit Plans is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and since December 31, 1995, neither the Company nor any Company ERISA Affiliate has contributed or contributes, or has been or is required to contribute, to any such plan. With respect to any Multiemployer Plan that the Company or any Company ERISA Affiliate are required or have been required in the past to contribute to:

             (i) the Company and each Company ERISA Affiliate has or will have, as of the date of the Closing, made all contributions to the Multiemployer Plan required by the terms of such Multiemployer Plan or any collective bargaining agreement;

             (ii) neither the Company nor Parent would be subject to any material withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date of the Closing, the Company or any Company ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section
        4205) from the Multiemployer Plan; and

             (iii) the Company has made available to Parent current, accurate, and complete copies of the Multiemployer Plan and of all collective bargaining agreements requiring contributions to be made to such Multiemployer Plan.

          (c) Except as set forth in Section 5.8(c) of the Company Disclosure Schedule, neither the Company nor any of it subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee, officer or director or former employee, officer or director upon his retirement or termination of employment, and neither the Company nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee, officer or director or former employee, officer or director that such benefits would be provided.

          (d) Except as set forth in Section 5.8(d) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise),
                                       D-7
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     acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director of the Company or any of its subsidiaries. The only severance agreements or severance policies applicable to the Company or its subsidiaries in the event of a change of control of the Company are the agreements and policies specifically referred to in Section 5.8 of the Company Disclosure Schedule.

          (e) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (i) the Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) the Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

          (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) the Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code,
     (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, (iv) the Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and (v) except as set forth in Section 5.8(f) of the Company Disclosure Statement, each Company Employee Benefit Plan could be terminated as of the date of the Closing with no liability to the Company, Parent or any Company ERISA Affiliate.

          (g) Neither the Company nor any Company ERISA Affiliate has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), which would subject the Company or any Company ERISA Affiliate to any taxes, penalties or other liabilities resulting from such prohibited transaction, and no condition exists that would subject the Company or any Company ERISA Affiliate to any excise tax, penalty tax or fine related to any Company Employee Benefit Plans.

          (h) With respect to each Company Employee Benefit Plan, the Company has furnished or made available to Parent true, correct and complete copies of the following (to the extent applicable): (i) the plan documents and summary plan descriptions; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports to be filed for the three most recent plan years of each such plan; (iv) all related trust agreements, insurance contracts or other funding agreements that implement such plans; and (v) all other documents, records or other materials related thereto reasonably requested by Parent.

          (i) Each Company Employee Benefit Plan covering any employee residing or working outside the United States or sponsored or maintained by a foreign subsidiary of the Company (i) complies in all material respects with applicable law; and (ii) could be terminated on the date of the Closing without any material liability to Parent, the Surviving Corporation or any subsidiary of the Company.

     For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414 (b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     5.9 COMPANY ACTION; VOTE REQUIRED. The Board of Directors of the Company, at meetings duly called and held, has by the unanimous vote of all directors present (a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 1701.78 of the OGCL, (c) recommended the approval of the Merger Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the meeting of stockholders contemplated by the Merger Agreement, and (d) approved this Agreement. The Company's stockholders approved the Merger Agreement and the Merger by the affirmative vote of two-thirds of the outstanding shares of Company Stock entitled to vote at a meeting of stockholders duly called and held for the purpose of considering the Merger.

     5.10 FINANCIAL ADVISORS. The Company has received the opinion of Chaffe & Associates, Inc., financial advisor to the Company, which financial advisor is not an affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended) of the Company, to the effect that, the Merger Consideration (as defined in the Merger Agreement) is fair from a financial point of view to the holders of Company Stock, a copy of which opinion has been delivered to Parent and Merger Sub. Except for Chaffe & Associates, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, the transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Stockholders. The Company has previously delivered to Parent a copy of the engagement letter executed on August 10, 1998 between the Company and Chaffe & Associates, Inc. In addition to any such fee and commission arrangements, the Company has previously delivered to Parent a good faith estimate of all additional fees, costs and expenses to be incurred by the Company and its subsidiaries in connection with the Merger Agreement.

     5.11 COMPLIANCE WITH APPLICABLE LAWS. The Company and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business (the "Company Permits"). The Company and each of its subsidiaries is in compliance with the terms of the Company Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not have, a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any material Law (as defined below), including, with respect to the operations of the Company's foreign subsidiaries, any "social law" (as defined below). Without limitation, any mandated or voluntary plant closing or product recall due to an actual or potential violation of any health or safety law, ordinance or regulation shall be deemed to cause a Company Material Adverse Effect. To the Company's knowledge, during the past five years, none of the Company's or any of its subsidiaries' directors, officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Law, including, without limitation, the Foreign Corrupt Practices Act. "Law" means any statute, law, ordinance, decree, order, rule or regulation of any Governmental Entity. "Social law" means any foreign, national, regional, state, provincial and municipal laws, regulations, ordinances and decisions and any collective bargaining agreements agreed on any level, affecting the employment of labor, including but not limited to social security, wages, hours, discrimination, plant closing notices, working conditions, health and safety in the work place, works council information and consultation of the work force, the organization of participation by the work force, internal regulations, maternity and sickness leave, etc.

     5.12 TAXES. Except as set forth in Section 5.12 of the Company Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any tax that are required to be filed by or with respect to the
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

Company and each of its subsidiaries have been filed; (ii) neither the Company nor any of its subsidiaries has requested or been granted an extension of time for filing any Tax Return that has not yet been filed; (iii) the Company and each of its subsidiaries has paid all taxes that are due from or with respect to it; (iv) the Company and each of its subsidiaries has withheld and paid all taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (v) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any of its subsidiaries for any taxable period;
(vi) no audit, action, proceeding, investigation, dispute or claim by any court, governmental or regulatory authority or similar person is pending or, to the Company's knowledge, threatened in regard to any taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by or with respect to the Company or any of its subsidiaries; (vii) no claim has been made by a taxing authority in a jurisdiction in which neither the Company nor any of its subsidiaries files Tax Returns that the Company or any subsidiary is required to file Tax Returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim; (viii) no assessment of any deficiency for taxes is proposed against the Company or any of its subsidiaries or any of their assets; (ix) there are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company; (x) the Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent; (xi) neither the Company nor any subsidiary has any obligation or liability for the payment of taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company or any such subsidiary assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise; (xii) the Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) a change in method of accounting for a taxable period ending prior to the Effective Time, (B) any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time, (C) any sale reported on the installment method that occurred prior to the Effective Time or (D) any prepaid amount received prior to the Effective Time; (xiii) all taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements contained in the Company SEC Reports; and (xiv) except as described in Section 5.12 of the Company Disclosure Schedule, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

     5.13 CERTAIN MATERIAL CONTRACTS.

          (a) Section 5.13(a) of the Company Disclosure Schedule lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which the Company or any of its subsidiaries is a party or a beneficiary or by which the Company or any of its subsidiaries is bound that is material, directly or indirectly, to the business of the Company (collectively, the "Material Contracts"), including without limitation (i) any supply, distribution or other agreements or arrangements pursuant to which third parties are or will be entitled or obligated to purchase or use any of the assets of Company or any of its subsidiaries with an aggregate per contract purchase price in excess of $100,000; (ii) any warranty agreements or arrangements (including any bonds) with any party under which the Company or any of its subsidiaries has any liability, in any individual agreement or arrangement or in the aggregate under all agreements or arrangements with such party, with a value in excess of $25,000; (iii) any capital or operating leases or conditional sales agreements relating to vehicles or equipment with a value in excess of $100,000; (iv) any supply or manufacturing agreements or arrangements pursuant to which the Company or any of its subsidiaries is entitled or obligated to acquire any assets from a third party in excess of $500,000;
     (v) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (vi) any agreement evidencing, securing or otherwise relating to any indebtedness for which the Company or any of its subsidiaries has any liability, (vii) any agreement with or for the benefit of any stockholder, director, officer or employee of the Company or any of its subsidiaries, or any affiliate or family member thereof; and (viii) any other agreement, arrangement or lease of real or personal property pursuant to which the Company or any of its subsidiaries could be required to make or be entitled to receive aggregate payments in excess of $100,000 and which is not cancelable within 30 days notice without penalty.

          (b) The Company and, as applicable, each subsidiary of the Company, has performed in all material respects all of its obligations under each Material Contract, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default), whether or not such default has been waived, under any Material Contract.

          (c) On the date hereof and at the Effective Time, each Material Contract will be valid, binding and in full force and effect and enforceable in accordance with its respective terms. There has been no termination or, to the Company's knowledge, threatened termination or notice of default under any Material Contract. The Company has delivered to Parent a copy of each written Material Contract.

          (d) Except as set forth in Section 5.13(d) of the Company Disclosure Schedule, no consent of any person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Company or any of its subsidiaries under, or to prevent any disadvantage to the Company or any of its subsidiaries in respect of, any Material Contract after the Effective Time.

     5.14 LABOR RELATIONS. Except as set forth in Section 5.14 of the Company Disclosure Schedule, there is (i) no unfair labor practice, complaint, grievance or arbitration pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company and (iii) to the best knowledge of the Company, no labor union organizing campaign in progress with respect to any employees of the Company or any subsidiary of the Company.

     5.15 RELATIONSHIP WITH CUSTOMERS AND SUPPLIERS.  Except as disclosed in
Section 5.15 of the Company Disclosure Schedule, in the last 12 months, none of
(i) the ten largest customers of the Company and each of its operating subsidiaries as determined by the dollar volume of sales for the year ended December 31, 1997 and for the six months ended June 30, 1998, and (ii) the ten largest suppliers of the Company and each of its operating subsidiaries as determined by the dollar volume of purchases for the year ended December 31, 1997 and for the six months ended June 30, 1997, has canceled or otherwise terminated, or, to the Company's knowledge, threatened to cancel or otherwise terminate, its relationship with the Company or any of its subsidiaries, and, to the Company's knowledge, there has not been any material dispute with any such customer or supplier. Except as described in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, and, to the Company's knowledge, no director or officer of the Company or any subsidiary of the Company, owns, directly or indirectly, an interest in any entity that is a competitor, customer or supplier of the Company or any of its subsidiaries or that otherwise has material business dealings with the Company or any of its subsidiaries.

     5.16 INTELLECTUAL PROPERTY.

          (a) The Company has made available to Parent a list of the following (collectively, the "Company Intellectual Property"): (i) each trademark, trade name, brand name, service mark or other trade designation owned or licensed by or to the Company or any of its subsidiaries, each patent, copyright and similar intellectual property owned or licensed to or by the Company or any of its subsidiaries and each license, royalty, assignment or other similar agreement and each registration and application relating to the foregoing that is material to the conduct of the business of the Company and its subsidiaries taken as a whole, which list is set forth in
     Section 5.16(a) of the Company Disclosure Schedule; and (ii) each agreement relating to Company Intellectual Property or any technology, know-how or processes that the Company or any of its subsidiaries is licensed or authorized to use, or which the Company or any of its subsidiaries licenses or authorizes others to use, that is material to the conduct of the business of the Company and its subsidiaries taken as a whole.

          (b) The Company and its subsidiaries own the Company Intellectual Property, or have the right to use the same without infringing or violating the rights of any third parties. No consent of third parties will be required for the use of the Company Intellectual Property after the Effective Time. No claim has been asserted by any person against the Company or any of its subsidiaries regarding the ownership of or the right to use any Company Intellectual Property or challenging the rights of the Company or any of its subsidiaries with respect to any of the Company Intellectual Property.

          (c) To the Company's knowledge, no person or entity has asserted any claim that any product, activity or operation of the Company or any of its subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of such person or entity. No proceedings have been instituted, are pending or, to the Company's knowledge, are threatened that challenge the rights of the Company or any of its subsidiaries with respect thereto.

     5.17 ENVIRONMENTAL MATTERS. Except for matters disclosed in Section 5.17 of the Company Disclosure Schedule, to the knowledge of the Company, after due inquiry, (a) the properties, operations and activities of the Company and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined); (b) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the Company's knowledge, threatened action, suit, claim, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law; (c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or any of its subsidiaries, including without limitation, those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (d) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Law, and neither the Company nor any of its subsidiaries has received any notice of noncompliance with any such financial responsibility requirements; (e) there are no physical or environmental conditions existing on any property of the Company or any of its subsidiaries or resulting from the Company's or any such subsidiary's operations or activities, past or present, at any location, that would give rise to any material on-site or off-site remedial obligations under any Environmental Laws or that would impact the soil, groundwater, surface water or human health; (f) since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company or any of its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (g) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or any of its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and (h) the Company has delivered to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company relating to any of the current or former properties or operations of the Company and its subsidiaries.

     For purposes of this Agreement, the term "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company or any of its subsidiaries owned or owns property or has conducted or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the

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meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCB's, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     5.18 INSURANCE. Section 5.18(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company, its subsidiaries and their businesses, properties and assets (or their directors, officers, salespersons, agents or employees). Section 5.18(a) of the Company Disclosure Schedule also sets forth the following information with respect to each insurance policy or bond listed therein: coverage, limits, carrier, deductibles, annual premium, policy term, special provisions and any estimated losses. All such policies are in full force and effect. Neither the Company nor any of its subsidiaries has received a notice of default under any such policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Section 5.18(b) of the Company Disclosure Schedule sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company and its subsidiaries, and no letters of credit have been posted and no cash has been restricted to support any reserves for insurance. The insurance policies of the Company and its subsidiaries are issued by insurers of recognized responsibility and insure the Company, its subsidiaries and their businesses, properties and assets against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

     5.19 PROPERTIES.

          (a) Section 5.19(a) of the Company Disclosure Schedule sets forth a description (including the street address) of all real property owned or leased by the Company or any of its subsidiaries (the "Real Estate"). No lease agreement, letter of intent or proposal (whether written or oral) has been entered into by the Company or any of its subsidiaries relating to the Real Estate except as specified on Section 5.19(a) of the Company Disclosure Schedule. No premises other than the Real Estate are used in the business of the Company.

          (b) Except for properties and assets disposed of in the ordinary course of business consistent with past practices after June 30, 1998, the Company and its subsidiaries have good and marketable title to, or hold by valid and enforceable lease or license, free and clear of all liens, all properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's latest Quarterly Report on Form 10-Q for the period ended September 30, 1998 or purported to be owned by the Company and its subsidiaries. The equipment of the Company and its subsidiaries in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

          (c) The Real Estate is zoned for a classification that permits its continued use in the manner currently used by the Company and its subsidiaries, and the occupancy, operation and use of the Real Estate conforms in all material respects to all applicable Laws, covenants, conditions and restrictions applicable thereto. Improvements to the Real Estate were constructed in compliance with, and remain in compliance with, all applicable Laws, covenants, conditions or restrictions, and except for current construction in process, to the extent required or applicable, final certificates of occupancy have been issued for such improvements permitting the existing use of such improvements. There are no actions pending or, to the Company's knowledge, threatened that would alter the current zoning classification of the Real Estate or alter any applicable Laws, covenants, conditions or restrictions that would adversely affect the use of the Real Estate in the business of the Company and its subsidiaries. To the Company's knowledge, no insurance company or Governmental Entity has given notice of any defects or inadequacies in the Real Estate or the improvements thereon that would adversely affect the insurability or usability of the Real Estate or such improvements or prevent the issuance of new insurance policies thereon at rates not materially higher than present rates. To the Company's knowledge, no fact or condition exists that would result in the discontinuation of necessary utilities or services to the Real Estate or the termination of current access to and from the Real Estate.

          (d) There is no litigation or proceeding pending or, to the Company"s knowledge, threatened against or relating to any of the Real Estate, and there is no pending or, to the Company's knowledge, threatened or contemplated condemnation actions or special assessments with respect to the Real Estate. Neither the Company nor any of its subsidiaries has received a request (written or otherwise) from any Governmental Entity with respect to the dedication of any of the Real Estate. To the Company's knowledge, there is no pending or contemplated change in any regulation or private restriction applicable to the Real Estate.

          (e) None of the Real Estate is situated in a special flood hazard area according to any of the applicable city maps or flood insurance rate maps, or the flood hazard boundary maps issued by the Department of Housing and Urban Development, the Federal Insurance Administration or the Federal Emergency Management Agency.

          (f) No person has, or at the Effective Time will have, any right or option to acquire all or any portion of the Real Estate.

          (g) Except for the tenants under the leases described in Section 5.19(a) of the Company Disclosure Schedule (the "Leases"), there are no parties in possession of, or that have the right to possess, any portion of the Real Estate as lessees, tenants at sufferance or trespassers. The Company and each of its subsidiaries have performed and complied with all of their respective obligations under the Leases as and when required, and there exists no fact or circumstance that, with or without notice or passage of time, or both, could constitute a default of the landlord or lessor under any of the Leases, or entitle any tenant thereunder to any offset or defenses against the prompt and current payment of rent or the performance of any other obligation of tenant thereunder. As of the date of execution of this Agreement, there are no rental or other concessions of any nature granted to tenants under the Leases except as set forth therein. There are no Leases or other agreements with respect to the Real Estate that give any tenant the right to purchase the Real Estate or any part thereof. The rentals and other sums due or to become due under the Leases have not been, and will not be, assigned, encumbered or subjected to any liens as of the Effective Time. To the Company's knowledge, no tenant under any of the Leases is in default thereunder, nor is there any fact or circumstance that, with or without notice or the passage of time, or both, would constitute a default of any tenant under any of the Leases.

     5.20 YEAR 2000 COMPLIANCE. Except as described in Section 5.20 of the Company Disclosure Schedule, the disclosure contained in the Company's SEC Reports with respect to the Company's "Year 2000 Compliant" (as hereinafter defined) status is correct in all material respects. To the extent that the hardware, software and computer systems of the Company and its subsidiaries are not "Year 2000 Compliant," such failure has not had and would not have a Company Material Adverse Effect. As used herein, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems of the Company and its subsidiaries (a) will completely and accurately address, produce, store and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward-or regression-dated based functions; and (b) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

     5.21 NO COMMITMENTS. Except as described in Section 5.21 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has entered into any commitments, understandings or agreements of any kind with respect to the proposed expansion of the Marietta facility.

     5.22 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation to which the Company or its subsidiaries or operations is subject (a "Takeover Statute") is applicable to the transactions contemplated by this Agreement or the Inducement Agreement.

     5.23 INFORMATION FOR PROXY STATEMENT. None of the information supplied or to be supplied by the Company and its subsidiaries and included or incorporated by reference in the proxy statement relating to the Merger and the Merger Agreement (the "Proxy Statement") will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the stockholders' meeting to vote on the approval of the Merger Agreement and the transactions contemplated thereby or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by the Company or any of its subsidiaries for inclusion in the Proxy Statement, shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the Commission and, as required by law, distributed to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company or its subsidiaries or other information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the regulations promulgated thereunder.

                     VI. REPRESENTATIONS AND WARRANTIES OF
                   THE STOCKHOLDERS TO PARENT AND THE COMPANY

     The Stockholders jointly and severally represent and warrant to Parent and the Company as follows:

     6.1 AUTHORITY, ENFORCEABILITY AND TITLE. The execution, delivery and performance by each of the Stockholders of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which any such Stockholder is bound. Each such Stockholder has full right, power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Each Stockholder is the sole owner of and has the right to vote with respect to such Stockholder's Shares listed in Exhibit A subject only to the Inducement Agreement, and such Stockholder does not have any right to acquire, nor is it the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. Each Stockholder owns its Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies and voting agreements of any nature whatsoever (each an "Encumbrance") other than as provided by this Agreement and the Inducement Agreement, and good and valid title to such Stockholder's Shares, free and clear of any Encumbrance, will pass to Parent upon the Closing.

     6.2 REPRESENTATION BY COUNSEL. Each of the Stockholders has been represented by counsel in connection with the transactions contemplated by this Agreement and is not in an unequal bargaining position relative to Parent and Merger Sub in connection therewith. Each of the Stockholders has relied wholly on such Stockholder's own judgment and knowledge in entering into this Agreement and has not been influenced to any extent whatsoever in entering into this Agreement by any representations or statements of Parent or Merger Sub (or anyone acting on their behalf), except as is expressly set forth herein.

                    VII. ADDITIONAL AGREEMENTS AND COVENANTS

     7.1 ADDITIONAL AGREEMENTS OF THE PARTIES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals.

     7.2 ADDITIONAL COVENANTS OF STOCKHOLDERS. Each of the Stockholders covenants and agrees for the benefit of Parent that, until any termination of this Agreement in accordance with the terms hereof, such Stockholder will not:
(a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of such Stockholder's Shares or any interest therein; (b) grant any powers of attorney or proxies or consents in respect of any of such Stockholder's Shares, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict or take any action adversely affecting the ability of such Stockholder freely to exercise all voting rights with respect thereto; or (c) except as permitted by Section 8.7(b) of the Merger Agreement, directly, or indirectly through his or her agents and representatives, initiate, solicit or encourage, any inquiries or the making or implementation of any Alternative Proposal (as defined in the Merger Agreement) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Alternative Proposal, or otherwise facilitates any effort or attempt to make or implement an Alternative Proposal; and such Stockholder shall (i) immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this Section, and (ii) notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it.

     7.3 WAIVER AND ASSIGNMENT BY STOCKHOLDERS. Upon the Closing and the consummation of the Merger, each of the Stockholders waives, covenants not to sue, and releases and forever discharges Parent, Merger Sub and their respective directors, officers, employees, attorneys, accountants, agents and representatives from any and all claims, liabilities, demands, controversies, actions, causes of action, obligations, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, attorneys' fees and costs of investigation), at law or in equity, whether now known or unknown that may be asserted against Parent and Merger Sub and their respective directors, officers, employees, attorneys, accountants, agents and representatives, and against the Company (and its directors, officers, employees, attorneys, accountants, agents and representatives) arising from or in any way related to the Merger, the Merger Agreement and any rights that any such Stockholder has or may have thereunder, the Proxy Statement and the Inducement Agreement (collectively, the "Claims"), provided that such Stockholder shall retain all of its rights under this Agreement. Additionally, each of the Stockholders hereby transfers and assigns to Parent any and all of such Claims.

     7.4 ACKNOWLEDGMENT BY THE COMPANY AND THE STOCKHOLDERS. The Company and each of the Stockholders hereby acknowledge and agree that no provision in this Agreement shall be deemed or construed as a waiver by Parent or Merger Sub of any of the conditions set forth in Article IX of the Merger Agreement to such parties" obligations to effect the Merger except as otherwise agreed in the Amendment.

                           VIII. CONDITIONS PRECEDENT

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) The Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of the Company Stock.

          (b) The waiting period and any other requirements applicable to the consummation of the Merger and the transactions contemplated by this Agreement under the HSR Act and any applicable Foreign Acts shall have expired or been terminated.

          (c) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction or other Governmental Entity which prevents the consummation of the Merger or the transactions contemplated by this Agreement shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction removed).

     8.2 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by the Company:

          (a) Parent shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing, and the representations and warranties of Parent contained in this Agreement shall be true and correct when made and on and as of the Closing as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement. The Company shall have received a certificate of the Chief Executive Officer, President or a Vice President of Parent to that effect.

          (b) The conditions set forth in Section 9.2 of the Merger Agreement shall have been fulfilled, unless waived by the Company.

     8.3 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Parent. In addition, unless waived by Parent:

          (a) The Company and the Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing, and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement. Parent shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company to that effect.

          (b) The conditions set forth in Section 9.3 of the Merger Agreement shall have been fulfilled, unless waived by Parent.

          (c) Counsel to the Company and the Stockholders shall have delivered to Parent an opinion or opinions in form and substance satisfactory to Parent regarding the enforceability of this Agreement under Ohio law.

                     IX. TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of Parent, the Company and the Stockholders.

     9.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by any of the parties hereto if (a) the transactions contemplated by this Agreement or the Merger shall not have been consummated by April 15, 1999, or at any adjournment or postponement thereof, or (b) a federal or state court of competent jurisdiction or other Governmental Entity shall have issued an injunction or other order which prevents consummation of the transactions contemplated by this Agreement or the Merger, and such injunction or order shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (b) above shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement or the Merger Agreement in any manner that shall have approximately contributed to the failure to consummate the transactions contemplated by this Agreement or the Merger.

     9.3 OTHER TERMINATION RIGHTS.

          (a) This Agreement may be terminated at any time prior to the Closing, by action of the Board of Directors of Parent, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement, the Merger Agreement or the Merger or shall have recommended an Alternative Proposal (as defined in the Merger Agreement) to the Company's stockholders.

          (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, by action of the Board of Directors of the Company, if, in compliance with
     Section 8.7(c) of the Merger Agreement, the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement, the Merger Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders.

     9.4 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 10.4 of the Merger Agreement and Sections 10.2 through 10.14 inclusive of this Agreement. Moreover, in the event of termination of this Agreement pursuant to
Section 9.2(a), nothing herein shall prejudice the ability of the non-breaching party to pursue any remedy at law or in equity, including an action seeking damages from any other party for the breach of this Agreement.

                                X. MISCELLANEOUS

     10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in this Agreement except for those set forth in Article VI shall terminate at the Closing. The representations and warranties set forth in Article VI shall survive until expiration of the applicable statutes of limitation. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     10.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given by delivery (and shall be deemed to have been duly given upon delivery) in person, by telegram, telex or telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

       Broughton Foods Company
        210 North Seventh Street
        P.O. Box 656
        Marietta, Ohio 45750
        Attention: Philip E. Cline
        Telecopy No. (710) 376-9301

     With a copy to:

       Huddleston, Bolen, Beatty, Porter & Copen
        611 Third Avenue
        P.O. Box 2185
        Huntington, West Virginia 25722-2185
        Attention: Thomas Murray, Esq.
        Telecopy No. (304) 522-4312

     If to the Stockholders:

       Marshall T. Reynolds
        as Representative of the Stockholders
        c/o Broughton Foods Company
        210 North Seventh Street
        P. O. Box 656
        Marietta, Ohio 45750
        Telecopy No. (710) 376-9301

     If to Parent:

       Suiza Foods Corporation
        2525 McKinney Avenue
        Suite 1200
        Dallas, Texas 75201
        Attention: Gregg L. Engles
        Telecopy No.: (214) 303-3499

     With a copy to:

       Hughes & Luce, L.L.P.
        1717 Main Street, Suite 2800
        Dallas, Texas 75201
        Attention: William A. McCormack, Esq.
        Telecopy No.: (214) 939-5849

or to such other address (or telecopy number) as any party may have furnished to the other parties in writing in accordance with this Section.

     10.3 FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, except as provided in Section 9.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

     10.4 PUBLICITY. So long as this Agreement is in effect, Parent, the Company and the Stockholders agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with the New York Stock Exchange.

     10.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.7 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Parent Disclosure Schedule, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, provided that the Merger Agreement, the Inducement Agreement, the Non-Disclosure Agreement and any documents delivered by the parties in connection therewith shall remain in full force and effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     10.8 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors and by the Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

     10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.11 HEADINGS AND TABLE OF CONTENTS. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.12 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     10.13 WAIVERS. At any time prior to the Closing, the parties hereto, by or pursuant to action taken by their Boards of Directors of Parent or the Company or by the Stockholders, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     10.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.15 SUBSIDIARIES. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     10.16 ADJUSTMENTS; ADDITIONAL SHARES. In the event (i) of any stock dividend, stock split, merger (other than the Merger) recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Company Stock or (ii) that any Stockholder shall become the owner of, or otherwise obtain the right to vote with respect to, any additional shares of Company Stock or other securities entitling the holder thereof to vote or give consent, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents that the Stockholders own or have the right to vote immediately following the effectiveness of the events described in clause (i) or any Stockholder becoming the owner of or obtaining the right to vote with respect to any Company Stock or other securities as described in clause (ii), as though, in either case, they were Shares hereunder, provided that this Section 10.16 shall only apply to any additional shares of Company Stock or other securities, instruments or documents attributable to the Shares owned by such Stockholder listed in Exhibit A.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL

                                            ------------------------------------
                                            Tracy L. Noll, Executive Vice
                                              President-
                                            Corporate Development

                                          BROUGHTON FOODS COMPANY

                                          By:   /s/ MARSHALL T. REYNOLDS

                                            ------------------------------------
                                            Title: Chairman of the Board of
                                              Directors

                                          STOCKHOLDERS:

                                               /s/ MARSHALL T. REYNOLDS

                                          --------------------------------------
                                          Marshall T. Reynolds

                                                  /s/ PHILIP E. CLINE

                                          --------------------------------------
                                          Philip E. Cline

                                              /s/ CHARLES R. HOOTEN, JR.

                                          --------------------------------------
                                          Charles R. Hooten, Jr.

                                                  /s/ NEAL W. SCAGGS

                                          --------------------------------------
                                          Neal W. Scaggs

                                          WRIGHT FAMILY PARTNERSHIP

                                          By:     /s/ THOMAS W. WRIGHT

                                            ------------------------------------
                                            Thomas W. Wright, Partner

                                          THE HARRAH AND REYNOLDS
                                          CORPORATION

                                          By:   /s/ MARSHALL T. REYNOLDS

                                            ------------------------------------
                                            Marshall T. Reynolds, President

                                                /s/ DOUGLAS V. REYNOLDS

                                          --------------------------------------
                                          Douglas V. Reynolds

                                                /s/ SHIRLEY A. REYNOLDS

                                          --------------------------------------
                                          Shirley A. Reynolds

                                                                     APPENDIX DD

                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     THIS AMENDMENT (this "Amendment"), dated as of April 28, 1999, to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 18, 1999, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), Broughton Foods Company, an Ohio corporation (the "Company"), and certain stockholders of the Company listed on the signature pages hereto (the "Stockholders"), is entered into by and among Parent, the Company and the Stockholders;

     WHEREAS, in order to induce Parent and Merger Sub to enter into Amendment No. 1 ("Amendment No. 1"), dated as of January 18, 1999, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 10, 1998, by and among Parent, Suiza Foods Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Stockholders entered into the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 18, 1999, with Parent and the Company;

     WHEREAS, Parent, Merger Sub and the Company thereupon entered into Amendment No. 1; and

     WHEREAS, in order to induce Parent and Merger Sub to enter into Amendment No. 2 ("Amendment No. 2") to the Merger Agreement, certain stockholders of the Company are contemporaneously herewith entering into an Amendment to Inducement Agreement (the "Inducement Agreement"), dated as of September 10, 1998, with Parent, and the Stockholders are entering into this Amendment;

     NOW, THERFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

     1. PURCHASE CONSIDERATION. Section 2.1 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          "2.1 Purchase Consideration. The purchase consideration (the "Purchase Consideration") payable by Parent to the Stockholders for each of the Shares shall be as follows:

             (a) Cash Portion. Parent shall pay to the Stockholders eleven dollars and twenty-five cents ($11.25) in immediately available funds for each of the Shares.

             (b) Contingent Cash Portion. In addition, Parent agrees to pay to the Stockholders for each of the Shares an additional dollar and twenty-five cents ($1.25) in immediately available funds if, at or prior to the Closing, the Company shall provide to Parent a copy of a contract or contracts between the Company and Save-A-Lot Ltd. or other documentation in form and substance acceptable to Parent in its sole discretion verifying that the Company is supplying (or is reasonably projected to be supplying within 90 days after the Closing) at least a majority of the aggregate volume of milk purchases by Save-A-Lot Ltd. for its warehouses located in Macon, Georgia, Holt, Michigan, and Columbus, Ohio (the "Specified Volume") or for some combination of such warehouses and additional warehouses of Save-A-Lot Ltd. so long as the total volume of milk purchases from the Company is equal to or exceeds a majority of the Specified Volume.

     The total amount payable by Parent to the Stockholders for each of the Shares, as determined in accordance with this Section 2.1, is referred to herein as the "Cash Portion"."

     2. COMPANY ACTION; VOTE REQUIRED. Section 5.9 of the Stock Purchase Agreement is hereby amended by the deletion of the last sentence thereof.

     3. AUTHORITY, ENFORCEABILITY AND TITLE. The execution, delivery and performance by each of the Stockholders of the Stock Purchase Agreement and this Amendment does not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is bound. Each such Stockholder has full right, power and authority to execute and deliver the Stock Purchase Agreement and this Amendment and to perform such Stockholder's obligations thereunder and hereunder. The Stock Purchase Agreement and this Amendment have been duly executed and delivered by such Stockholder and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms. Each Stockholder is the sole owner of and has the right to vote with respect to such Stockholder's Shares subject only to the Inducement Agreement as amended, and such Stockholder does not have any right to acquire, nor is it the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. Each Stockholder owns its Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies and voting agreements of any nature whatsoever (each an "Encumbrance") other than as provided by the Stock Purchase Agreement and this Amendment and the Inducement Agreement as amended, and good and valid title to such Stockholder's Shares, free and clear of any Encumbrance, will pass to Parent upon the Closing.

     4. REPRESENTATION BY COUNSEL. Each of the Stockholders has been represented by counsel in connection with the transactions contemplated by the Stock Purchase Agreement and this Amendment and is not in an unequal bargaining position relative to Parent and Merger Sub in connection therewith. Each of the Stockholders has relied wholly on such Stockholder's own judgment and knowledge in entering into the Stock Purchase Agreement and this Amendment and has not been influenced to any extent whatsoever in entering into the Stock Purchase Agreement and this Amendment by any representations or statements of Parent or Merger Sub (or anyone acting on their behalf), except as is expressly set forth herein.

     5. REFERENCE TO AND EFFECT ON THE STOCK PURCHASE AGREEMENT.

          (a) Upon execution of this Amendment, each reference in the Stock Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Stock Purchase Agreement as amended by this Amendment, and the Stock Purchase Agreement and this Amendment shall be read together and construed as one single instrument. In addition, each reference in the Stock Purchase Agreement to the "Merger Agreement," "thereunder," "thereof," "therein" and words of like import, and each reference in any document related to the Merger Agreement, or executed in connection therewith, shall mean and be a reference to the Merger Agreement as amended by Amendment No. 1 and Amendment No. 2, and the Merger Agreement, Amendment No. 1 and Amendment No. 2 and shall be read together and construed as one single instrument.

          (b) Except as specifically amended by this Amendment, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto all as of the day and year first above written.

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL

                                            ------------------------------------
                                            Tracy L. Noll, Executive Vice
                                              President-
                                            Corporate Development

                                          SUIZA FOODS CORPORATION

                                          By:       /s/ TRACY L. NOLL

                                            ------------------------------------
                                            Tracy L. Noll, Executive Vice
                                              President-
                                            Corporate Development

                                          BROUGHTON FOODS COMPANY

                                          By:   /s/ MARSHALL T. REYNOLDS

                                            ------------------------------------
                                            Title: Chairman of the Board of
                                              Directors

                                          STOCKHOLDERS:

                                               /s/ MARSHALL T. REYNOLDS

                                          --------------------------------------
                                          Marshall T. Reynolds

                                                  /s/ PHILIP E. CLINE

                                          --------------------------------------
                                          Philip E. Cline

                                              /s/ CHARLES R. HOOTEN, JR.

                                          --------------------------------------
                                          Charles R. Hooten, Jr.

                                                  /s/ NEAL W. SCAGGS

                                          --------------------------------------
                                          Neal W. Scaggs

                                          WRIGHT FAMILY PARTNERSHIP

                                          By:     /s/ THOMAS W. WRIGHT

                                            ------------------------------------
                                            Thomas W. Wright, Partner

                                          THE HARRAH AND REYNOLDS
                                          CORPORATION

                                          By:   /s/ MARSHALL T. REYNOLDS

                                            ------------------------------------
                                            Marshall T. Reynolds, President

                                                /s/ DOUGLAS V. REYNOLDS

                                          --------------------------------------
                                          Douglas V. Reynolds

                                                /s/ SHIRLEY A. REYNOLDS

                                          --------------------------------------
                                          Shirley A. Reynolds

                             BROUGHTON FOODS COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                ON JUNE 10, 1999

The undersigned hereby appoints Philip E. Cline and Todd R. Fry, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Broughton Foods Company ("Broughton") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on June
10, 1999, at 10:00 a.m., local time, at the Lafayette Hotel, 101 Front Street, Marietta, Ohio 45750, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon other business that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows on the reverse side, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ON THE REVERSE SIDE.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON JUNE 10, 1999. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

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Please sign exactly as your name or names appear hereon.  For more than one owner as shown hereon, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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